FOURTH AMENDED AND RESTATED CREDIT AGREEMENT

Dated as of March 11, 2014

among

LOWER LAKES TOWING LTD.,
as Cdn. Borrower,

LOWER LAKES TRANSPORTATION COMPANY,
as US Revolving Borrower,

GRAND RIVER NAVIGATION COMPANY, INC.
and
BLACK CREEK SHIPPING COMPANY, INC.,
as US Term Borrowers,

THE OTHER CREDIT PARTIES SIGNATORY HERETO,
as Credit Parties,

THE LENDERS SIGNATORY HERETO
FROM TIME TO TIME,
as Lenders,

GENERAL ELECTRIC CAPITAL CORPORATION,
as Agent and Documentation Agent,

and

PNC BANK, NATIONAL ASSOCIATION,
as Co-Syndication Agent

GE CAPITAL MARKETS, INC.,
as Lead Arranger, Bookrunner and Co-Syndication Agent

TABLE OF CONTENTS

Page

1.	AMOUNT AND TERMS OF CREDIT		2
	1.1	Credit Facilities	2
	1.2	Letters of Credit	11
	1.3	Prepayments	11
	1.4	Use of Proceeds	14
	1.5	Interest and Applicable Margins	15
	1.6	Eligible Accounts	18
	1.7	Cash Management Systems	20
	1.8	Fees	20
	1.9	Receipt of Payments	21
	1.10	Application and Allocation of Payments	22
	1.11	Loan Account and Accounting	23
	1.12	Indemnity	24
	1.13	Access and Audits	24
	1.14	Taxes	25
	1.15	Illegality	28
	1.16	Increased Costs and Reduction of Return	28
	1.17	Funding Losses	30
	1.18	Inability to Determine Rates	31
	1.19	Reserves on LIBOR Loans	31
	1.20	Certificates of Lenders	31
	1.21	Currency Matters	31
	1.22	Replacement of Lender	32
	1.23	Joint and Several Liability of US Term Borrowers; Waivers; Extent of Liability; Contribution; Joint Enterprise; Subordination	32

2.	CONDITIONS PRECEDENT		35
	2.1	Conditions to the Initial Loans	35
	2.2	Further Conditions to Each Loan	36

3.	REPRESENTATIONS AND WARRANTIES		37
	3.1	Corporate Existence; Compliance with Law	37
	3.2	Executive Offices, Collateral Locations	38
	3.3	Corporate Power, Authorization, Enforceable Obligations	38
	3.4	Financial Statements and Projections	38
	3.5	Material Adverse Effect	39
	3.6	Ownership of Property; Liens	39
	3.7	Labor Matters	40
	3.8	Ventures, Subsidiaries and Affiliates; Outstanding Stock and Indebtedness	40
	3.9	Government Regulation	41
	3.10	Margin Regulations	41
	3.11	Taxes	41

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	3.12	No Litigation	42
	3.13	Canadian Pension Plans, Canadian Benefit Plans and ERISA Plans	42
	3.14	Brokers	43
	3.15	Intellectual Property	43
	3.16	Full Disclosure	44
	3.17	Environmental Matters	44
	3.18	Insurance	45
	3.19	Deposit and Disbursement Accounts	45
	3.20	Government Contracts	45
	3.21	Customer and Trade Relations	45
	3.22	Bonding; Licenses	45
	3.23	Solvency	46
	3.24	Material Contracts	46
	3.25	Citizen of the United States	46
	3.26	Vessels	46
	3.27	Permitted Intercompany Indebtedness	46
	3.28	Time Charter Agreements	46
	3.29	Bareboat Charter Agreements	47
	3.30	Foreign Assets Control Regulations and Anti-Money Laundering	47
	3.31	Patriot Act	48
	3.32	Second Lien Debt	48

4.	FINANCIAL STATEMENTS AND INFORMATION		48
	4.1	Reports and Notices	48
	4.2	Communication with Accountants	49

5.	AFFIRMATIVE COVENANTS		49
	5.1	Maintenance of Existence and Conduct of Business	49
	5.2	Payment of Charges	49
	5.3	Books and Records	50
	5.4	Insurance; Damage to or Destruction of Collateral	50
	5.5	Compliance with Laws	51
	5.6	Supplemental Disclosure	52
	5.7	Intellectual Property	53
	5.8	Environmental Matters	53
	5.9	Landlords' Agreements, Mortgagee Agreements, Bailee Letters and Real Estate Purchases	54
	5.10	Further Assurances	54
	5.11	Vessels	54
	5.12	Interest Rate Protection	57
	5.13	OFAC; Counter-Terrorism; Patriot Act	57
	5.14	Depository Banks	58
	5.15	LaLandia Swan	58

6.	NEGATIVE COVENANTS		58
	6.1	Amalgamations, Mergers, Subsidiaries, Etc	58

	6.2	Investments; Loans and Advances	58
	6.3	Indebtedness	58
	6.4	Employee Loans and Affiliate Transactions	59
	6.5	Capital Structure and Business	59
	6.6	Guaranteed Indebtedness	59
	6.7	Liens	60
	6.8	Operating Leases	60
	6.9	Sale of Stock and Assets	60
	6.10	Pension and Benefit Plans; ERISA Plans	61
	6.11	Financial Covenants	61
	6.12	Hazardous Materials	61
	6.13	Sale Leasebacks	61
	6.14	Restricted Payments	61
	6.15	Change of Corporate Name or Location; Change of Fiscal Year	62
	6.16	No Impairment of Intercompany Transfers	63
	6.17	Real Estate Purchases	63
	6.18	Material Contracts and Second Lien Loan Documents	63
	6.19	Lower Lakes Guarantee and Lower Lakes Mortgages	63
	6.20	Salt Water Operation	63
	6.21	Time Charters	64
	6.22	Bareboat Charter Agreements	64
	6.23	Capital/Corporate Structure	64
	6.24	Acquisitions	64

7.	TERM		64
	7.1	Termination	64
	7.2	Survival of Obligations Upon Termination of Financing Arrangements	64

8.	EVENTS OF DEFAULT; RIGHTS AND REMEDIES		65
	8.1	Events of Default	65
	8.2	Remedies	68
	8.3	Waivers by Credit Parties	68

9.	ASSIGNMENT AND PARTICIPATIONS; APPOINTMENT OF AGENT		68
	9.1	Assignment and Participations	68
	9.2	Appointment of Agent	70
	9.3	Agents' Reliance, Etc	72
	9.4	GE Capital and Affiliates	72
	9.5	Lender Credit Decision	73
	9.6	Indemnification	73
	9.7	Successor Agent	73
	9.8	Setoff and Sharing of Payments	74
	9.9	Advances; Payments; Non-Funding Lenders; Information; Actions in Concert	75
	9.10	Release of Collateral or Guarantors	79

10.	SUCCESSORS AND ASSIGNS		79
	10.1	Successors and Assigns	79

11.	MISCELLANEOUS		80
	11.1	Complete Agreement; Modification of Agreement	80
	11.2	Amendments and Waivers	80
	11.3	Fees and Expenses	81
	11.4	No Waiver	82
	11.5	Remedies	83
	11.6	Severability	83
	11.7	Conflict of Terms	83
	11.8	Confidentiality	83
	11.9	Governing Law; Submission to Jurisdiction	84
	11.10	Notices	85
	11.11	Section Titles	85
	11.12	Counterparts	85
	11.13	Press Releases and Related Matters	85
	11.14	Reinstatement	86
	11.15	Advice of Counsel	86
	11.16	No Strict Construction	86
	11.17	Judgment Currency	86
	11.18	Joint and Several Obligations (Canada)	87
	11.19	Waiver of Jury Trial	87
	11.20	USA PATRIOT Act Notice	87
	11.21	Anti-Money Laundering Legislation	87
	11.22	Existing Credit Agreement	88
	11.23	Keepwell	89

12.	COLLATERAL ALLOCATION MECHANISM		89
	12.1	Implementation of CAM	89
	12.2	Letters of Credit	90
	12.3	Net Payments Upon Implementation of CAM Exchange	91

INDEX OF APPENDICES

Annex A (Recitals)	-	Definitions
Annex B (Section 1.2A)	-	Letters of Credit
Annex C (Section 1.7)	-	Cash Management System
Annex D-1 (Section 2.1(a))	-	Closing Checklist
Annex D-2 (Section 5.16)	-	Post-Closing Checklist
Annex E (Section 4.1(a))	-	Financial Statements and Projections -- Reporting
Annex F (Section 4.1(b))	-	Collateral Reports
Annex G (Section 6.10)	-	Financial Covenants
Annex H (Section 11.10)	-	Notice Addresses
Annex I (from Annex A- Commitments definition)	-	Commitments as of Restatement Closing Date
Annex J	-	Collateral
Annex K (Section 5.4)	-	Insurance
Exhibit 1.1(a)(i)	-	Form of Notice Revolving Credit Advance
Exhibit 1.1(a)(iii)	-	Form of Cdn. Revolving Note
Exhibit 1.1(b)	-	Form of Cdn. Term Note
Exhibit 1.1(c)(iii)	-	Form of US Revolving Note
Exhibit 1.1(d)(i)	-	Form of US Term Note
Exhibit 1.1(f)(ii)	-	Form of Cdn. Swing Line Note
Exhibit 1.1(g)(ii)	-	Form of US Swing Line Note
Exhibit 1.5(e)(ii)	-	Form of Notice of Conversion/Continuation - LIBOR
Exhibit 1.5(e)(iii)		Form of Notice of Conversion/Continuation – BA RATE
Exhibit 4.1(b)	-	Form of Borrowing Base Certificate, Accounts Receivable Reconciliation and Accounts Payable Rollforward and Reconciliation
Exhibit 6.14	-	Form of Subordination Provisions
Exhibit 9.1(a)	-	Form of Assignment Agreement
Schedule 1.1	-	Agent's Representatives
Disclosure Schedule 3.1	-	Type of Entity; Jurisdiction of Organization
Disclosure Schedule 3.2	-	Executive Offices, Collateral Locations
Disclosure Schedule 3.4(c)	-	Fair Salable Balance Sheet
Disclosure Schedule 3.6	-	Real Estate and Leases
Disclosure Schedule 3.7	-	Labor Matters
Disclosure Schedule 3.8	-	Ventures, Subsidiaries and Affiliates; Outstanding Stock
Disclosure Schedule 3.11	-	Tax Matters
Disclosure Schedule 3.12	-	Litigation
Disclosure Schedule 3.13	-	Pension and Benefit Plans
Disclosure Schedule 3.14	-	Brokers
Disclosure Schedule 3.15	-	Intellectual Property
Disclosure Schedule 3.17	-	Hazardous Materials
Disclosure Schedule 3.18	-	Insurance

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Disclosure Schedule 3.19	-	Deposit and Disbursement Accounts
Disclosure Schedule 3.20	-	Government Contracts
Disclosure Schedule 3.22	-	Bonds; Patent, Trademark, Industrial Design Licenses
Disclosure Schedule 3.24	-	Material Contracts
Disclosure Schedule 3.27	-	Permitted Intercompany Indebtedness
Disclosure Schedule 5.1	-	Trade Names
Disclosure Schedule 6.3	-	Indebtedness
Disclosure Schedule 6.4(a)	-	Transactions with Affiliates
Disclosure Schedule 6.4(b)	-	Employee Loans
Disclosure Schedule 6.6	-	Guaranteed Indebtedness
Disclosure Schedule 6.7	-	Existing Liens

This FOURTH AMENDED AND RESTATED CREDIT AGREEMENT (this "Agreement"), dated as of March 11, 2014 among Lower Lakes Towing Ltd., a Canadian corporation, Lower Lakes Transportation Company, a Delaware corporation, Grand River Navigation Company, Inc, a Delaware corporation, Black Creek Shipping Company, Inc., a Delaware corporation, the other Credit Parties signatory hereto, General Electric Capital Corporation (in its individual capacity, "GE Capital") as Agent and as Documentation Agent, PNC Bank, National Association, as a Lender and as Co-Syndication Agent and the other Lenders signatory hereto from time to time.

RECITALS

WHEREAS, Lower Lakes, LLTC, Grand River, Black Creek, Agent and the lenders signatory thereto are parties to a Third Amended and Restated Credit Agreement dated as of August 30, 2012 and amended as of March 29, 2013 (as in effect on the date hereof immediately prior to giving effect to this Agreement, the "Existing Credit Agreement") pursuant to which the parties amended and restated the Original Credit Agreement;

WHEREAS, the parties hereto desire to enter into this Agreement to, among other things, (i) amend and restate in its entirety the Existing Credit Agreement, without constituting a novation of the obligations, liabilities and indebtedness of the Borrowers thereunder, (ii) consolidate the existing US term loans into a single term loan, (iii) advance certain new loans, (iv) reflect the issuance of certain new second lien loans by the Borrowers and (v) continue to provide working capital financing, funds for other general corporate purposes and funds for other purposes permitted hereunder;

WHEREAS, the Borrowers have agreed to continue to secure all of their respective obligations under the Loan Documents by providing a grant or confirming their existing grant, as applicable, to Agent, for the benefit of Agent and other Secured Parties, of a security interest in and lien upon, all of their existing and after-acquired personal, real, movable and immovable property; and

WHEREAS, capitalized terms used in this Agreement shall have the meanings ascribed to them in Annex A and, for purposes of this Agreement and the other Loan Documents, the rules of construction set forth in Annex A shall govern.  All Annexes, Disclosure Schedules, Exhibits and other attachments (collectively, "Appendices") hereto, or expressly identified to this Agreement, are incorporated herein by reference, and taken together with this Agreement, shall constitute but a single agreement.  These Recitals shall be construed as part of the Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, and for other good and valuable consideration, the parties hereto agree that the Existing Credit Agreement is hereby amended and restated as follows:

1.	AMOUNT AND TERMS OF CREDIT

1.1           Credit Facilities.

(a)           Cdn. Revolving Credit Facility.

(i)           Subject to the terms and conditions hereof, each Cdn. Revolving Lender agrees to make available to Lower Lakes from time to time until the Commitment Termination Date its Pro Rata Share of Canadian Dollar advances (each, a "Cdn. Revolving Credit Advance") under the Cdn. Revolving Loan Commitment (the "Cdn. Revolving Credit Facility").  The Pro Rata Share of the Cdn. Revolving Loan of any Cdn. Revolving Lender shall not at any time exceed its separate Cdn. Revolving Loan Commitment.  Immediately prior to the effectiveness of this Agreement, the outstanding principal balance of "Cdn. Revolving Loans" under the Existing Credit Agreement is Cdn. $2,000,000.  Such "Cdn. Revolving Loans" under the Existing Credit Agreement shall be deemed to be, and hereby are converted into, on the Restatement Closing Date, outstanding Cdn. Revolving Loans hereunder.  Each Cdn. Revolving Lender with a Cdn. Revolving Loan Commitment hereunder shall make such payments among themselves and/or shall fund Cdn. Revolving Loans requested by Lower Lakes on the date hereof as are necessary to ensure that such converted Cdn. Revolving Loans and all Cdn. Revolving Loans requested by Lower Lakes on the Restatement Closing Date are funded by the Cdn. Revolving Lenders holding Cdn. Revolving Loan Commitments hereunder pro rata based on their respective shares of the Cdn. Revolving Loan Commitment.  In addition, there is one letter of credit issued and outstanding under the Existing Credit Agreement with a face amount of  Cdn. $100,000, which shall constitute a Letter of Credit hereunder as of the Restatement Closing Date.  The obligations of each Cdn. Revolving Lender hereunder shall be several and not joint.  Until the Commitment Termination Date, Lower Lakes may from time to time borrow, repay and reborrow under this Section 1.1(a); provided, that the Canadian Dollar amount of any Cdn. Revolving Credit Advance to be made at any time shall not exceed Cdn. Borrowing Availability at such time.  Each Cdn. Revolving Credit Advance shall be made on notice by Lower Lakes to one of the representatives of Agent identified in Schedule 1.1 at the address specified therein.  Any such notice must be given no later than 11:00 a.m. (New York time) on the Business Day of the proposed Cdn. Revolving Credit Advance. Each such notice (a "Cdn. Notice of Revolving Credit Advance") must be given in writing (by electronic mail or overnight courier) substantially in the form of Exhibit 1.1(a)(i), and shall include the information required in such Exhibit.

(ii)           For the period from March 31 through June 30 of each calendar year, the Cdn. Revolving Lenders shall establish (on a several and not joint or joint and several basis) in favor of Lower Lakes a seasonal overadvance revolving credit facility (the "Cdn. Seasonal Facility") which shall be subject to the terms contained herein that are applicable to the Cdn. Revolving Loan.  For greater certainty, the Cdn. Seasonal Facility is a sub-facility of the Cdn. Revolving Credit Facility and shall not be subject to the limits of the Cdn. Borrowing Base but shall be subject to the Cdn. Maximum Amount.  The Cdn. Seasonal Facility shall be in an amount not to exceed (all as determined in Cdn. Dollars using, where applicable, the Cdn. Dollar Equivalent Amount) the lesser of: (A) US $17,000,000 less the principal amount outstanding under the US Seasonal Facility, or (B) 85% of the aggregate Orderly Liquidation Value of the Cdn. Vessels and the US Owned Vessels (based upon the most recent appraisal received by the Agent) less the aggregate of (i) the principal amount outstanding under the Cdn. Term Loan and the principal amount outstanding under the US Term Loan, (ii) the aggregate amount of the obligations secured by Liens attaching to the Cdn. Vessels and the US Owned Vessels that have priority to the Liens securing the Obligations, and (iii) the principal amount outstanding under the US Seasonal Facility; provided, that if Lower Lakes has certified to the Agent in the applicable Cdn. Notice of Revolving Credit Advance that all or a portion of the proceeds of the related Cdn. Revolving Credit Advance will be directly applied to retire any obligation described in clause (ii) above, then such obligation will not be counted in determining availability for such Advance.  The aggregate of all Cdn. Revolving Credit Advances (including Advances under the Cdn. Seasonal Facility) shall at no time exceed the Cdn. Maximum Amount.  Notwithstanding the foregoing, during calendar year 2014, the period referenced above shall be extended through July 31; provided, that for the period from July 1, 2014 through July 31, 2014, the reference to “US$17,000,000” shall be deemed to be a reference to “US$5,000,000”

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(iii)           Except as provided in Section 1.11, Lower Lakes shall execute and deliver to each Cdn. Revolving Lender a Canadian Dollar note to evidence the Cdn. Revolving Loan Commitment of that Cdn. Revolving Lender.  Each note shall be in the principal amount of the Cdn. Revolving Loan Commitment of the applicable Cdn. Revolving Lender, dated the Restatement Closing Date and substantially in the form of Exhibit 1.1(a)(iii) (each, a "Cdn. Revolving Note" and, collectively, the "Cdn. Revolving Notes").  Each Cdn. Revolving Note shall represent the obligation of Lower Lakes to pay the amount of the Cdn. Revolving Lender's Cdn. Revolving Loan Commitment or, if less, such Cdn. Revolving Lender's Pro Rata Share of the aggregate unpaid principal amount of all outstanding Cdn. Revolving Credit Advances to Lower Lakes together with interest thereon as prescribed in Section 1.5.  The entire unpaid balance of the Cdn. Revolving Loan and all other non-contingent Obligations owing by Lower Lakes shall be immediately due and payable in full in immediately available funds on the Commitment Termination Date.  All Cdn. Revolving Notes issued under the Existing Credit Agreement shall be deemed replaced as of the Restatement Closing Date with the notes issued pursuant to this Agreement (without effecting a novation with respect to any "Obligations" as defined in the Existing Credit Agreement).

(b)           Cdn. Term Loan.

(i)           The Cdn. Term Lenders have previously made term loans denominated in Canadian Dollars (collectively, the "Existing Cdn. Term Loan") to Lower Lakes, and Lower Lakes acknowledges and agrees that, immediately prior to the effectiveness of this Agreement, the aggregate outstanding principal balance of the "Existing Cdn. Term Loan" under the Existing Credit Agreement is Cdn. $50,992,287.54, which amount shall be deemed to have been, and hereby is, on the Restatement Closing Date, converted into the outstanding principal balance of the Cdn. Term Loan hereunder, without constituting a novation.  Subject to the terms and conditions hereof, each Cdn. Term Lender increasing its respective Cdn. Term Loan Commitment agrees to make an additional term loan denominated in Cdn. Dollars (collectively with the Existing Cdn. Term Loan, the "Cdn. Term Loan") on the Restatement Closing Date to Lower Lakes in its Pro Rata Share of the amount of Cdn. $3,889,535.28.  The principal balance of the Cdn. Term Loan as of the Restatement Closing Date is Cdn. $54,881,822.82.  The Cdn. Term Loan shall be evidenced by promissory notes substantially in the form of Exhibit 1.1(b) (each, a "Cdn. Term Note" and, collectively, the "Cdn. Term Notes"), and, except as provided in Section 1.12, Lower Lakes shall execute and deliver each Cdn. Term Note to the applicable Cdn. Term Lender.  Each Cdn. Term Lender that holds a portion of the Existing Cdn. Term Loan under the Existing Credit Agreement that is converted into a portion of the Cdn. Term Loan hereunder pursuant to the preceding sentence shall be deemed to have satisfied all of its Cdn. Term Loan funding obligations hereunder to the extent the Existing Cdn. Term Loan held by such Cdn. Term Lender under the Existing Credit Agreement is converted to outstanding principal under the Cdn. Term Loan hereunder in accordance with the foregoing provisions of this Section 1.1(b).  Each Cdn. Term Note shall represent the obligation of Lower Lakes to pay the amount of the applicable Cdn. Term Lender's Cdn. Term Loan Commitment, together with interest thereon as prescribed in Section 1.5.  All Cdn. Term Notes issued under the Existing Credit Agreement shall be deemed replaced as of the Restatement Closing Date with the notes issued pursuant to this Agreement (without effecting a novation with respect to any "Obligations" as defined in the Existing Credit Agreement).

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(ii)           Lower Lakes shall repay the principal amount of the Cdn. Term Loan in an annual amount equal to 1% of the initial principal amount thereof in equal quarterly installments on the first day of each March, June, September and December of each year, commencing September 1, 2014.  The final installment due on the Commitment Termination Date shall be the remaining principal balance of the Cdn. Term Loans and any accrued and unpaid interest thereon.

(iii)           Notwithstanding Section 1.1(b)(ii), the aggregate outstanding principal balance of the Cdn. Term Loan shall be due and payable in full in immediately available funds on the Commitment Termination Date, if not sooner paid in full.  No payment with respect to the Cdn. Term Loan may be reborrowed.

(iv)           Each payment of principal with respect to the Cdn. Term Loan shall be paid to Agent for the ratable benefit of each Cdn. Term Lender, ratably in proportion to each such Cdn. Term Lender's respective Cdn. Term Loan Commitment.

(c)           US Revolving Credit Facility.

(i)           Subject to the terms and conditions hereof, each US Revolving Lender agrees to make available to LLTC from time to time until the Commitment Termination Date its Pro Rata Share of US Dollar advances (each, a "US Revolving Credit Advance") under the US Revolving Loan Commitment (the "US Revolving Credit Facility").  Immediately prior to the effectiveness of this Agreement, the outstanding principal balance of "US Revolving Loans" under the Existing Credit Agreement is US $2,500,000.  Such "US Revolving Loans" under the Existing Credit Agreement shall be deemed to be, and hereby are converted into, on the Restatement Closing Date, outstanding US Revolving Loans hereunder.  Each US Revolving Lender with a US Revolving Loan Commitment hereunder shall make such payments among themselves and/or shall fund US. Revolving Loans requested by LLTC on the date hereof as are necessary to ensure that such converted US Revolving Loans and all US Revolving Loans requested by LLTC on the Restatement Closing Date are funded by the US Revolving Lenders holding US Revolving Loan Commitments hereunder pro rata based on their respective shares of the US Revolving Loan Commitment.  The Pro Rata Share of the US Revolving Loan of any US Revolving Lender shall not at any time exceed its separate US Revolving Loan Commitment.  The obligations of each US Revolving Lender hereunder shall be several and not joint.  Until the Commitment Termination Date, LLTC may from time to time borrow, repay and reborrow under this Section 1.1(c); provided, that the US Dollar amount of any US Revolving Credit Advance to be made at any time shall not exceed the US Borrowing Availability at such time.  Each US Revolving Credit Advance shall be made on notice by LLTC to one of the representatives of Agent identified in Schedule 1.1 at the address specified therein.  Any such notice must be given no later than (1) 10:00 a.m. (New York time) on the Business Day of the proposed US Revolving Credit Advance, in the case of a US Base Rate Loan, or (2) 10:00 a.m. (New York time) on the date which is three (3) Business Days prior to the proposed Revolving Credit Advance, in the case of a LIBOR Loan. Each such notice (a "US Notice of Revolving Credit Advance") must be given in writing (by electronic mail or overnight courier) substantially in the form of Exhibit 1.1(a)(i), and shall include the information required in such Exhibit.  If LLTC desires to have a Revolving Credit Advance bear interest by reference to the LIBOR Rate, it must comply with Section 1.5(e).

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(ii)           For the period from March 31 through June 30 of each calendar year, the US Revolving Lenders shall establish (on a several and not joint or joint and several basis) in favor of LLTC a seasonal overadvance revolving credit facility (the "US Seasonal Facility") which shall be subject to the terms contained herein that are applicable to the US Revolving Loan.  For greater certainty, the US Seasonal Facility is a sub-facility of the US Revolving Credit Facility and shall not be subject to the limits of the US Borrowing Base but shall be subject to the US Maximum Amount.  The  amount outstanding under the US Seasonal Facility shall be in an amount not to exceed (all as determined in US Dollars using, where applicable, the US Dollar Equivalent Amount) the lesser of: (A) US $17,000,000 less the principal amount outstanding under the Cdn. Seasonal Facility, or (B) 85% of the aggregate Orderly Liquidation Value of the Cdn. Vessels and the US Owned Vessels (based upon the most recent appraisal received by the Agent) less the aggregate of (i) the principal amount outstanding under the Cdn. Term Loan and the principal amount outstanding under the US Term Loan, (ii) the aggregate amount of the obligations secured by Liens attaching to the Cdn. Vessels and the US Owned Vessels that have priority to the Liens securing the Obligations, and (iii) the principal amount outstanding under the Cdn. Seasonal Facility; provided, that if LLTC has certified to the Agent in the applicable US Notice of Revolving Credit Advance that all or a portion of the proceeds of the related US Revolving Credit Advance will be directly applied to retire any obligation described in clause (ii) above, then such obligation will not be counted in determining availability for such Advance.  The aggregate principal amount of all US Revolving Credit Advances (including Advances under the US Seasonal Facility) shall at no time exceed the US Maximum Amount.  Notwithstanding the foregoing, during calendar year 2014, the period referenced above shall be extended through July 31; provided, that for the period from July 1, 2014 through July 31, 2014, the reference to “US$17,000,000” shall be deemed to be a reference to “US$5,000,000.

(iii)           Except as provided in Section 1.11, LLTC shall execute and deliver to each US Revolving Lender a US Dollar note to evidence the US Revolving Loan Commitment of that US Revolving Lender.  Each note shall be in the principal amount of the US Revolving Loan Commitment of the applicable US Revolving Lender, dated the Restatement Closing Date and substantially in the form of Exhibit 1.1(c)(iii) (each, a "US Revolving Note" and, collectively, the "US Revolving Notes").  Each US Revolving Note shall represent the obligation of LLTC to pay the amount of the US Revolving Lender's Revolving Loan Commitment or, if less, such US Revolving Lender's Pro Rata Share of the aggregate unpaid principal amount of all US Revolving Credit Advances to LLTC together with interest thereon as prescribed in Section 1.5.  The entire unpaid balance of the US Revolving Loan and all other non-contingent Obligations shall be immediately due and payable in full in immediately available funds on the Commitment Termination Date.  All US Revolving Notes issued under the Existing Credit Agreement shall be deemed replaced as of the Restatement Closing Date with the notes issued pursuant to this Agreement (without effecting a novation with respect to any "Obligations" as defined in the Existing Credit Agreement).

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(d)           US Term Loan.

(i)           The US BC Term Lenders previously made term loans denominated in US Dollars to Black Creek, and Black Creek acknowledges and agrees that, immediately prior to the effectiveness of this Agreement, the aggregate outstanding principal balance of the "BC Term Loan" under the Existing Credit Agreement is US $27,848,332.02, all of which amount shall be deemed to have been, and hereby is, on the Restatement Closing Date, converted into the outstanding principal balance of the US Term Loan hereunder, without constituting a novation.  The US GR Term Lenders previously made term loans denominated in US Dollars (collectively, the "Existing US GR Term Loan") to Grand River, and Grand River acknowledges and agrees that, immediately prior to the effectiveness of this Agreement, the aggregate outstanding principal balance of the "Existing US GR Term Loan" under the Existing Credit Agreement is US $61,722,164.29 (less US $34,324,949.58, which amount is concurrently being repaid by a portion of the Second Lien Debt), which amount shall be deemed to have been, and hereby is, on the Restatement Closing Date, converted into the outstanding principal balance of the US Term Loan hereunder as a joint and several obligation of the US Term Borrowers, without constituting a novation.  Each US GR Term Lender that holds a portion of the Existing US GR Term Loan under the Existing Credit Agreement that is converted into a portion of the US Term Loan hereunder pursuant to the preceding sentence shall be deemed to have satisfied all of its US Term Loan funding obligations hereunder to the extent the Existing US GR Term Loan held by such US GR Term Lender under the Existing Credit Agreement is converted to outstanding principal under the US Term Loan hereunder in accordance with the foregoing provisions of this Section 1.1(d).  Subject to the terms and conditions hereof, each US Term Lender increasing its respective US Term Loan Commitment agrees to make an additional term loan denominated in US Dollars (collectively with the Existing US GR Term Loan, the "US Term Loan") on the Restatement Closing Date to the US Term Borrowers in its Pro Rata Share of the amount of US $7,675,000.00.  The principal balance of the US Term Loan as of the Restatement Closing Date is US $55,245,546.73.  The US Term Loan shall be evidenced by promissory notes substantially in the form of Exhibit 1.1(d) (each, a "US Term Note" and, collectively, the "US Term Notes"), and, except as provided in Section 1.12, LLTC shall execute and deliver each US Term Note to the applicable US Term Lender.  Each US Term Note shall represent the obligation of the US Term Borrowers to pay the amount of the applicable US Term Lender's US Term Loan Commitment, together with interest thereon as prescribed in Section 1.5.  All US Term Notes issued under the Existing Credit Agreement shall be deemed replaced as of the Restatement Closing Date with the notes issued pursuant to this Agreement (without effecting a novation with respect to any "Obligations" as defined in the Existing Credit Agreement).

(ii)           The US Term Borrowers shall repay the principal amount of the US Term Loan in an annual amount equal to 1% of the initial principal amount thereof in equal quarterly installments on the first day of each March, June, September and December of each year, commencing September 1, 2014. The final installment due on the Commitment Termination Date shall be the remaining principal balance of the US Term Loan and any accrued and unpaid interest.

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(iii)             Notwithstanding Section 1.1(d)(ii), the aggregate outstanding principal balance of the US Term Loans shall be due and payable in full in immediately available funds on the Commitment Termination Date, if not sooner paid in full.  No payment with respect to the US Term Loans may be reborrowed.

(iv)           Each payment of principal with respect to the US Term Loan shall be paid to Agent for the ratable benefit of each US Term Lender, ratably in proportion to each such US Term Lender's respective US Term Loan Commitment.

(e)           Cdn. Swing Line Loan.

(i)           Agent shall notify the Cdn. Swing Line Lender upon Agent's receipt of any Cdn. Notice of Revolving Credit Advance.  Subject to the terms and conditions hereof, the Cdn. Swing Line Lender may, in its discretion, make available from time to time until the Commitment Termination Date advances (each, a "Cdn. Swing Line Advance") in accordance with any such notice. The provisions of this Section 1.1(e) shall not relieve Cdn. Revolving Lenders of their obligations to make Cdn. Revolving Credit Advances under Section 1.1(a); provided that if the Cdn. Swing Line Lender makes a Cdn. Swing Line Advance pursuant to any such notice, such Cdn. Swing Line Advance shall be in lieu of any Cdn. Revolving Credit Advance that otherwise may be made by Cdn. Revolving Credit Lenders pursuant to such notice.  The aggregate amount of Cdn. Swing Line Advances outstanding shall not exceed at any time the lesser of (A) the Cdn. Swing Line Loan Commitment and (B) the lesser of the Cdn. Maximum Amount and Cdn. Borrowing Availability, in each case, less the outstanding balance of the Cdn. Revolving Loans at such time ("Cdn. Swing Line Availability").  Until the Commitment Termination Date, Lower Lakes may from time to time borrow, repay and reborrow under this Section 1.1(e).  Each Cdn. Swing Line Advance shall be made pursuant to a Cdn. Notice of Revolving Credit Advance delivered to Agent by Lower Lakes in accordance with Section 1.1(a).  Any such notice must be given no later than 11:00 a.m. (New York time) on the Business Day of the proposed Cdn. Swing Line Advance.  Unless the Cdn. Swing Line Lender has received at least one Business Day's prior written notice from Requisite Lenders instructing it not to make a Cdn. Swing Line Advance, the Cdn. Swing Line Lender shall, notwithstanding the failure of any condition precedent set forth in Section 2.2, be entitled to fund that Cdn. Swing Line Advance, and to have each Cdn. Revolving Lender make Cdn. Revolving Credit Advances in accordance with Section 1.1(e)(iii) or purchase participating interests in accordance with Section 1.1(e)(iv).  Notwithstanding any other provision of this Agreement or the other Loan Documents, the Cdn. Swing Line Loan shall constitute a Canadian Prime Rate Loan.  Lower Lakes shall repay the aggregate outstanding principal amount of the Cdn. Swing Line Loan upon demand therefor by Agent.

(ii)           Lower Lakes shall execute and deliver to the Cdn. Swing Line Lender a promissory note to evidence the Cdn. Swing Line Loan Commitment.  Each note shall be in the principal amount of the Cdn. Swing Line Loan Commitment of the Cdn. Swing Line Lender, dated the Restatement Closing Date and substantially in the form of Exhibit 1.1(e)(ii)  (each a "Cdn. Swing Line Note" and, collectively, the "Cdn. Swing Line Notes"). Each Cdn. Swing Line Note shall represent the obligation of Lower Lakes to pay the amount of the Cdn. Swing Line Loan Commitment or, if less, the aggregate unpaid principal amount of all Cdn. Swing Line Advances made to Lower Lakes together with interest thereon as prescribed in Section 1.5.  The entire unpaid balance of the Cdn. Swing Line Loan and all other noncontingent Obligations shall be immediately due and payable in full in immediately available funds on the Commitment Termination Date if not sooner paid in full.

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(iii)           The Cdn. Swing Line Lender, at any time and from time to time no less frequently than once weekly shall on behalf of Lower Lakes (and Lower Lakes hereby irrevocably authorizes the Cdn. Swing Line Lender to so act on its behalf) request each Cdn. Revolving Lender (including the Cdn. Swing Line Lender) to make a Cdn. Revolving Credit Advance to Lower Lakes (which shall be a Canadian Prime Rate Loan) in an amount equal to that Cdn. Revolving Lender's Pro Rata Share of the principal amount of Lower Lakes' Cdn. Swing Line Loan (the "Cdn. Refunded Swing Line Loan") outstanding on the date such notice is given.  Unless any of the events described in Sections 8.1(j) or 8.1(k) has occurred (in which event the procedures of Section 1.1(e)(iv) shall apply) and regardless of whether the conditions precedent set forth in this Agreement to the making of a Cdn. Revolving Credit Advance are then satisfied, each Cdn. Revolving Lender shall disburse directly to Agent, its Pro Rata Share of a Cdn. Revolving Credit Advance on behalf of the Cdn. Swing Line Lender prior to 3:00 p.m. (New York time) in immediately available funds on the Business Day next succeeding the date that notice is given.  The proceeds of those Cdn. Revolving Credit Advances shall be immediately paid to the Cdn. Swing Line Lender and applied to repay the Cdn. Refunded Swing Line Loan of Lower Lakes.

(iv)           If, prior to refunding a Cdn. Swing Line Loan with a Cdn. Revolving Credit Advance pursuant to Section 1.1(e)(iii), one of the events described in Sections 8.1(j) or 8.1(k) has occurred, then, subject to the provisions of Section 1.1(e)(v) below, each Cdn. Revolving Lender shall, on the date such Cdn. Revolving Credit Advance was to have been made for the benefit of Lower Lakes, purchase from the Cdn. Swing Line Lender an undivided participation interest in the Cdn. Swing Line Loan to Lower Lakes in an amount equal to its Pro Rata Share of such Cdn. Swing Line Loan.  Upon request, each Cdn. Revolving Lender shall promptly transfer to the Cdn. Swing Line Lender, in immediately available funds, the amount of its participation interest.

(v)           Each Cdn. Revolving Lender's obligation to make Cdn. Revolving Credit Advances in accordance with Section 1.1(e)(iii) and to purchase participation interests in accordance with Section 1.1(e)(iv) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right that such Cdn. Revolving Lender may have against the Cdn. Swing Line Lender, any Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of any Default or Event of Default; (C) any inability of any Borrower to satisfy the conditions precedent to borrowing set forth in this Agreement at any time or (D) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.  If any Cdn. Revolving Lender does not make available to Agent or the Cdn. Swing Line Lender, as applicable, the amount required pursuant to Sections 1.1(e)(iii) or 1.1(e)(iv), as the case may be, the Cdn. Swing Line Lender shall be entitled to recover such amount on demand from such Cdn. Revolving Lender, together with interest thereon for each day from the date of non-payment until such amount is paid in full at the Federal Funds Rate for the first two Business Days and at the BA Rate thereafter.

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(f)           US Swing Line Loan.

(i)           Agent shall notify the US Swing Line Lender upon Agent's receipt of any US Notice of Revolving Credit Advance.  Subject to the terms and conditions hereof, the US Swing Line Lender may, in its discretion, make available from time to time until the Commitment Termination Date advances (each, a "US Swing Line Advance") in accordance with any such notice. The provisions of this Section 1.1(f) shall not relieve US Revolving Lenders of their obligations to make US Revolving Credit Advances under Section 1.1(c); provided that if the US Swing Line Lender makes a US Swing Line Advance pursuant to any such notice, such US Swing Line Advance shall be in lieu of any US Revolving Credit Advance that otherwise may be made by US Revolving Credit Lenders pursuant to such notice.  The aggregate amount of US Swing Line Advances outstanding shall not exceed at any time the lesser of (A) the US Swing Line Loan Commitment and (B) the lesser of the US Maximum Amount and US Borrowing Availability, in each case, less the outstanding balance of the US Revolving Loans at such time ("US Swing Line Availability").  Until the Commitment Termination Date, LLTC may from time to time borrow, repay and reborrow under this Section 1.1(f).  Each US Swing Line Advance shall be made pursuant to a US Notice of Revolving Credit Advance delivered to Agent by LLTC in accordance with Section 1.1(c).  Any such notice must be given no later than 11:00 a.m. (New York time) on the Business Day of the proposed US Swing Line Advance.  Unless the US Swing Line Lender has received at least one Business Day's prior written notice from Requisite Lenders instructing it not to make a US Swing Line Advance, the US Swing Line Lender shall, notwithstanding the failure of any condition precedent set forth in Sections 2.2, be entitled to fund that US Swing Line Advance, and to have each US Revolving Lender make US Revolving Credit Advances in accordance with Section 1.1(f)(iii) or purchase participating interests in accordance with Section 1.1(f)(iv).  Notwithstanding any other provision of this Agreement or the other Loan Documents, the US Swing Line Loan shall constitute a US Base Rate Loan.  LLTC shall repay the aggregate outstanding principal amount of the US Swing Line Loan upon demand therefor by Agent.

(ii)           LLTC shall execute and deliver to the US Swing Line Lender a promissory note to evidence the US Swing Line Loan Commitment.  Each note shall be in the principal amount of the US Swing Line Loan Commitment of the US Swing Line Lender, dated the Restatement Closing Date and substantially in the form of Exhibit 1.1(f)(ii)  (each a "US Swing Line Note" and, collectively, the "US Swing Line Notes"). Each US Swing Line Note shall represent the obligation of Lower Lakes to pay the amount of the US Swing Line Loan Commitment or, if less, the aggregate unpaid principal amount of all US Swing Line Advances made to LLTC together with interest thereon as prescribed in Section 1.5.  The entire unpaid balance of the US Swing Line Loan and all other noncontingent Obligations shall be immediately due and payable in full in immediately available funds on the Commitment Termination Date if not sooner paid in full.

(iii)           The US Swing Line Lender, at any time and from time to time no less frequently than once weekly shall on behalf of LLTC (and LLTC hereby irrevocably authorizes the US Swing Line Lender to so act on its behalf) request each US Revolving Lender (including the US Swing Line Lender) to make a US Revolving Credit Advance to LLTC (which shall be a US Base Rate Loan) in an amount equal to that US Revolving Lender's Pro Rata Share of the principal amount of LLTC's US Swing Line Loan (the "US Refunded Swing Line Loan") outstanding on the date such notice is given.  Unless any of the events described in Sections 8.1(j) or 8.1(k) has occurred (in which event the procedures of Section 1.1(f)(iv) shall apply) and regardless of whether the conditions precedent set forth in this Agreement to the making of a US Revolving Credit Advance are then satisfied, each US Revolving Lender shall disburse directly to Agent, its Pro Rata Share of a US Revolving Credit Advance on behalf of the US Swing Line Lender prior to 3:00 p.m. (New York time) in immediately available funds on the Business Day next succeeding the date that notice is given.  The proceeds of those US Revolving Credit Advances shall be immediately paid to the US Swing Line Lender and applied to repay the US Refunded Swing Line Loan of LLTC.

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(iv)           If, prior to refunding a US Swing Line Loan with a US Revolving Credit Advance pursuant to Section 1.1(f)(iii), one of the events described in Sections 8.1(j) or 8.1(k) has occurred, then, subject to the provisions of Section 1.1(f)(v) below, each US Revolving Lender shall, on the date such US Revolving Credit Advance was to have been made for the benefit of LLTC, purchase from the US Swing Line Lender an undivided participation interest in the US Swing Line Loan to LLTC in an amount equal to its Pro Rata Share of such US Swing Line Loan.  Upon request, each US Revolving Lender shall promptly transfer to the US Swing Line Lender, in immediately available funds, the amount of its participation interest.

(v)           Each US Revolving Lender's obligation to make US Revolving Credit Advances in accordance with Section 1.1(f)(iii) and to purchase participation interests in accordance with Section 1.1(f)(iv) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right that such US Revolving Lender may have against the US Swing Line Lender, any Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of any Default or Event of Default; (C) any inability of any Borrower to satisfy the conditions precedent to borrowing set forth in this Agreement at any time or (D) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.  If any US Revolving Lender does not make available to Agent or the US Swing Line Lender, as applicable, the amount required pursuant to Sections 1.1(f)(iii) or 1.1(f)(iv), as the case may be, the US Swing Line Lender shall be entitled to recover such amount on demand from such US Revolving Lender, together with interest thereon for each day from the date of non-payment until such amount is paid in full at the Federal Funds Rate for the first two Business Days and at the US Base Rate thereafter.

(g)           Reliance on Notices.  Agent shall be entitled to rely upon, and shall be fully protected in relying upon, any Cdn. Notice of Revolving Credit Advance, US Notice of Revolving Credit Advance, Notice of Conversion/Continuation – LIBOR or similar notice believed by Agent to be genuine.  Agent may assume that each Person executing and delivering any notice in accordance herewith was duly authorized, unless the responsible individual acting thereon for Agent has actual knowledge to the contrary.

(h)           Calculation of Amount of Indebtedness Secured by Liens on Vessels.  LLTC and Lower Lakes shall, with the delivery of each Borrowing Base Certificate and as may be more frequently requested by the Agent acting reasonably, provide to the Agent an itemized list (certified by the Chief Financial Officer of Lower Lakes) of all payables owing to Persons in connection with work performed or services provided by such Persons on the Cdn. Vessels and the US Owned Vessels.  The Borrowers acknowledge that such payables list shall be utilized by the Agent in determining the amount of obligations which has priority to the Liens securing the Obligations for the purposes of Sections 1.1(a)(ii) and 1.1(c)(ii).

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(i)           Failure to Deliver Borrowing Base Certificate.  If a Borrower fails to deliver a Borrowing Base Certificate as required pursuant to the terms hereof, the applicable Revolving Lenders shall have no obligation to make any further Advances to such Borrower until its receipt of such a Borrowing Base Certificate.

1.2           Letters of Credit.  Subject to and in accordance with the terms and conditions contained herein and in Annex B, Lower Lakes shall have the right to request, and Cdn. Revolving Lenders agree to incur, or purchase participations in, Letter of Credit Obligations in respect of Lower Lakes.

1.3           Prepayments.

(a)           Voluntary Prepayments; Reductions in Revolving Loan Commitments.  A Borrower may at any time on at least five (5) days' prior written notice to Agent (i) voluntarily prepay all or part of the Term Loans advanced and/or (ii) permanently reduce (but not terminate) the Revolving Loan Commitment extended to it; provided that (A) any such prepayment or reduction shall be in a minimum amount of Cdn.$1,000,000 or US$1,000,000, as applicable, and integral multiples of Cdn.$250,000 and US$250,000, as applicable, in excess of such amount (unless the outstanding amounts thereof are less than such minimum payment threshold), (B) no Revolving Loan Commitment shall be reduced without the agreement of the applicable Revolving Lenders, and (C) after giving effect to such reductions, each Borrower shall comply with Section 1.3(b)(i).  A Borrower may at any time on at least ten (10) days' prior written notice to Agent terminate the Revolving Loan Commitment extended to it, provided, that upon any termination of either Revolving Loan Commitment, all other Commitments shall immediately terminate and all Loans and other Obligations owing by all Borrowers shall be immediately due and payable in full and all Letter of Credit Obligations shall be cash collateralized or otherwise satisfied in accordance with Annex B hereto.  Any voluntary prepayment and any reduction or termination of a Revolving Loan Commitment must be accompanied by payment of any LIBOR funding breakage costs in accordance with Section 1.13(b), as applicable.  Upon any such reduction or termination of a Revolving Loan Commitment, a Borrower's right to request a Revolving Credit Advance or a Swing Line Advance or request that Letter of Credit Obligations be incurred on Lower Lakes' behalf, shall simultaneously be permanently reduced or terminated, as the case may be and to the extent applicable.  Each notice of partial prepayment shall designate the Loan or other Obligations to which such prepayment is to be applied; provided that any partial prepayments of any Term Loan shall be applied to prepay the scheduled installments of such Term Loan in the inverse order of maturity.  A permanent reduction of the Cdn. Revolving Loan Commitment shall not require a corresponding pro rata reduction in the L/C Sublimit, although any reduction resulting in the Cdn. Revolving Loan Commitment being less than the L/C Sublimit shall require a corresponding reduction in the L/C Sublimit.

(b)           Mandatory Prepayments.

(i)           If at any time the aggregate outstanding balance of all Cdn. Revolving Loans (including, for greater certainty, all Advances under the Cdn. Seasonal Facility) and Cdn. Swing Line Loans exceeds the lesser of (A) the Cdn. Maximum Amount and (B) the Cdn. Borrowing Base, Lower Lakes shall immediately repay the aggregate outstanding Cdn. Revolving Credit Advances to the extent required to eliminate such excess.  If at any time the aggregate outstanding balance of all US Revolving Loans (including, for greater certainty, all Advances under the US Seasonal Facility) and US Swing Line Loans exceeds the lesser of (A) the US Maximum Amount and (B) the US Borrowing Base, LLTC shall immediately repay the aggregate outstanding US Revolving Credit Advances to the extent required to eliminate such excess.  Notwithstanding the foregoing, during the period from March 31 through June 30 of each calendar year (or through July 31 for calendar year 2014), Advances under the Seasonal Facilities shall not be subject to the applicable Borrowing Bases and as such, neither Lower Lakes nor LLTC, as applicable, shall be required to repay Advances to eliminate any excess of Advances over the related Borrowing Base arising from Advances under a Seasonal Facility during such period of time; provided, that if there exists as of June 30 of any calendar year (other than calendar year 2014) any excess of Advances over the related Borrowing Base arising from Advances under a Seasonal Facility, Lower Lakes or LLTC, as applicable, shall prepay such excess amount no later than July 15 of such calendar year; provided, further, that if there exists as of July 31, 2014 any excess of Advances over the related Borrowing Base arising from Advances under a Seasonal Facility, Lower Lakes or LLTC, as applicable, shall prepay such excess amount no later than August 15, 2014.  If on any day, the aggregate outstanding balance of all Cdn. Revolving Loans (including, for greater certainty, all Advances under the Canadian Seasonal Facility) and Cdn. Swing Line Loans, exceeds the lesser of (A) the Cdn. Revolving Loan Commitment and (B) the Canadian Borrowing Base, Lower Lakes shall immediately repay such excess, and if on any day, the aggregate outstanding balance of the US Revolving Loans (including, for greater certainty, all Advances under the US Seasonal Facility) and US Swing Line Loans exceeds the lesser of (A) the US Revolving Loan Commitment and (B) the US Borrowing Base, LLTC shall immediately repay such excess.  The preceding sentence shall not derogate from the ability of the Borrowers to borrow under the Seasonal Facilities in excess of the Borrowing Bases in accordance with the terms of this Agreement.

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(ii)           As soon as reasonably possible and in any event within two (2) Business Days, upon receipt by any Credit Party of any cash proceeds of any asset disposition in excess of $100,000 for each disposition or series of related dispositions, except for those dispositions permitted pursuant to the terms of Section 6.9(a), (b), (c) or (d), the Borrowers shall, in accordance with the provisions of Section 1.3(c), prepay the Loans (and cash collateralize Letter of Credit Obligations) in an amount equal to all such proceeds (including the first $100,000 of proceeds), net of (A) commissions and other reasonable and customary transaction costs, fees and expenses properly attributable to such transaction and payable by such Credit Party in connection therewith (in each case, paid to non-Affiliates), and (B) goods and services taxes, sales taxes and transfer taxes, as applicable.  Any such prepayment shall be applied in accordance with the provisions of Section 1.3(c).

(iii)           If a Credit Party issues Stock for cash, other than issuances whose proceeds are used exclusively for purposes described in Sections 6.14(l) and (m), for acquisition and construction costs and expenses in accordance with Section 5.15, and the proviso with respect to Section 6.24, no later than the Business Day following the date of receipt of the proceeds thereof, the Borrowers shall prepay the Loans (and cash collateralize Letter of Credit Obligations) in an amount equal to all such proceeds, net of underwriting discounts and commissions and other reasonable costs and expenses paid to non-Affiliates in connection therewith.  Any such prepayment shall be applied in accordance with Section 1.3(c).

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(iv)           If a Credit Party incurs any Indebtedness other than Indebtedness expressly permitted under this Agreement (and for greater certainty, the provisions of this Section 1.3(b)(iv) shall not constitute approval for the incurrence of any such Indebtedness), the Borrowers shall prepay the Loans (and cash collateralize Letter of Credit Obligations) in an amount equal to the proceeds of all of such Indebtedness.  Any such prepayment shall be applied in accordance with the provisions of Section 1.3(c).

(v)           If at any time (a) the aggregate of the outstanding principal amount of (i) the Term Loans plus the principal amount of all Outstanding Advances under the Seasonal Facilities (all as determined in US Dollars using, where applicable, the US Dollar Equivalent Amount) exceeds (b) the sum of (i) 85% of the Orderly Liquidation Value of the Cdn. Vessels and the US Owned Vessels (based on the most recent appraisal obtained by the Agent) less (ii) the obligations secured by the Liens attaching to the Cdn. Vessels and the US Owned Vessels that have priority to the Liens securing the Obligations (such amount referred to as the "Excess Amount"), then within ten (10) days after delivery of a written notice by Agent to such effect, the Borrowers shall prepay the Loans (and cash collateralize Letter of Credit Obligations) in such manner that the Borrowers see fit in an amount equal to such Excess Amount; provided, that if an Event of Default shall be continuing at the time of any such payment, the Required Lenders shall determine the manner in which such prepayment shall be applied against the Loans.

(vi)           Until the Termination Date, Borrowers shall prepay the Obligations on the date that is ten (10) days after the earlier of (A) the date on which Borrowers' annual audited Financial Statements for the immediately preceding Fiscal Year are delivered pursuant to Annex E or (B) the date on which such annual audited Financial Statements were required to be delivered pursuant to Annex E, in an amount equal to (x) seventy-five percent (75%) of the Excess Cash Flow for the immediately preceding Fiscal Year, (y) fifty percent (50%) of the Excess Cash Flow for the immediately preceding Fiscal Year if the Senior Funded Debt to EBITDA Ratio as of the last day of such preceding Fiscal Year is less than 3.00 to 1.00 or (z) twenty-five percent (25%) of the Excess Cash Flow for the immediately preceding Fiscal Year if the Senior Funded Debt to EBITDA Ratio as of the last day of such preceding Fiscal Year is less than 2.00 to 1.00;  Any prepayments from Excess Cash Flow paid pursuant to this clause (vi) shall be applied in accordance with Section 1.3(c).  Each such prepayment shall be accompanied by a certificate signed by Parent's chief financial officer certifying the manner in which Excess Cash Flow and the resulting prepayment were calculated, which certificate shall be in form and substance reasonably satisfactory to Agent. Notwithstanding the foregoing, if the Required Lenders elect in their sole discretion to waive any prepayment from Excess Cash Flow for any Fiscal Year, such waiver shall not be effective unless the Second Lien Lenders also waive the corresponding prepayment from Excess Cash Flow for such Fiscal Year required under the Second Lien Credit Agreement.

(c)           Application of Certain Mandatory Prepayments.  Any prepayments required to be made pursuant to Section 1.3(b)(ii), (b)(iii), (b)(iv), (b)(v) or (b)(vi)  above shall be applied as follows: first, to reimbursable expenses of Agent and to Fees then due and payable pursuant to any of the Loan Documents; second, on a pro rata basis, to interest then due and payable on the Term Loans; third, on a pro rata basis, to prepay the scheduled principal installments of the Term Loans in inverse order of maturity, until the Term Loans shall have been paid in full; fourth, to interest then due and payable on the Swing Line Loans; fifth, to the principal balance of the Swing Line Loans outstanding until the same has been repaid in full; sixth, on a pro rata basis, to interest then due and payable on the Revolving Credit Advances; seventh, as set forth below, to the outstanding principal balance of Revolving Credit Advances until the same have been paid in full, and eighth, to any Letter of Credit Obligations, to provide cash collateral therefor in the manner set forth in Annex B, until all such Letter of Credit Obligations have been fully cash collateralized in the manner set forth in Annex B; provided, that any such proceeds arising from a sale of a Vessel shall be applied first to the principal and interest of the Term Loan of the Borrower owning such Vessel in inverse order of maturity, until such Term Loan has been paid in full, and then ratably to the other Term Loans.   Neither the Revolving Loan Commitments nor the Swing Line Loan Commitments shall be permanently reduced by the amount of any such prepayments, except with respect to the Revolving Loan Commitments for prepayments pursuant to Section 1.3(b)(ii) from the proceeds of dispositions of Vessels.  The Borrowers shall determine which Revolving Credit Advances are to be repaid pursuant to proceeds derived pursuant to Section 1.3(b) and Section 1.3(d); provided, that notwithstanding anything contained in this Section 1.3 to the contrary, if an Event of Default shall have occurred and be continuing at the time of any such prepayment, then the amounts to be applied pursuant to Section 1.3(b) and Section 1.3(d) shall be applied by the Required Lenders as they deem appropriate.

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(d)           Application of Prepayments from Insurance Proceeds and Condemnation and Expropriation Proceeds.  Prepayments from insurance, expropriation or condemnation proceeds, whether received in accordance with Section 5.4(c) or otherwise, shall be applied to scheduled installments of the Term Loans in accordance with Section 5.4(c).  Neither a Revolving Loan Commitment nor a Swing Line Loan Commitment shall be permanently reduced by the amount of any such prepayments.  If the precise amount of insurance, expropriation or condemnation proceeds allocable to Inventory as compared to Equipment, Fixtures, Vessels and Real Estate are not otherwise determined, the allocation and application of those proceeds shall be determined by Agent, subject to the approval of the Requisite Lenders acting reasonably.

(e)           No Implied Consent.  Nothing in this Section 1.3 shall be construed to constitute Agent's or any Lender's consent to any transaction that is not permitted by other provisions of this Agreement or the other Loan Documents.

1.4           Use of Proceeds.  The Borrowers shall utilize the proceeds of the Loans for the financing of the Borrowers' ordinary working capital and general corporate needs.

1.5           Interest and Applicable Margins.

(a)           Interest.  Each Borrower shall pay interest to Agent, for the ratable benefit of Lenders in accordance with the various Loans being made by each Lender, in arrears on each applicable Interest Payment Date, at the following rates: (i) with respect to Cdn. Revolving Credit Advances, Cdn. Swing Line Advances and the Cdn. Term Loan, the BA Rate plus four percent (4.00%) per annum or the Canadian Prime Rate plus three percent (3.00%) per annum and (ii) with respect to US Revolving Credit Advances, US Swing Line Advances and the US Term Loan, the US Base Rate plus three percent (3.00%) per annum or the applicable LIBOR Rate plus four percent (4.00%) per annum, as applicable.

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(b)           If any payment on any Loan becomes due and payable on a day other than a Business Day, the maturity thereof will be extended to the next succeeding Business Day (except as set forth in the definition of LIBOR Period, as applicable) and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate(s) during such extension.

(c)           All computations of Fees and interest in this Agreement or in any other Loan Document shall be made by Agent on the basis of a 365-day year (or 366 days in the case of a leap year), except for LIBOR Loans, which shall be calculated on the basis of a 360-day year, and unless expressly stated herein to the contrary, in each case for the actual number of days occurring in the period for which such interest and Fees are payable.  Each of the Canadian Prime Rate and the US Base Rate is a daily rate and is adjusted daily.  Each determination by Agent of an interest rate and Fees hereunder and under any other Loan Document shall, absent manifest error, be presumptive evidence of the correctness of such rates and Fees.

(d)           If (i) an Event of Default has occurred and is continuing under Section 8.1(a), (j) or (k), or (ii) any other Event of Default has occurred and is continuing, and at the election of Agent (or upon the written request of Requisite Lenders) confirmed by written notice from Agent to the Borrowers, the interest rates applicable to the Loans and the Letter of Credit Fee shall, subject to the Interest Act (Canada) and applicable law in the United States, be increased by two percentage points (2%) per annum above the rates of interest or the rate of such Fees otherwise applicable hereunder unless Agent or Requisite Lenders elect to impose a smaller increase (the "Default Rate"), and all outstanding Obligations shall bear interest at the Default Rate applicable to such Obligations.  Interest and Letter of Credit Fees at the Default Rate shall accrue from the initial date of such Event of Default until that Event of Default is cured or waived and shall be payable upon demand.

(e)           (1)           Subject to the conditions precedent set forth in Section 2.2, each Cdn. Revolving Credit Advance and each Cdn. Term Loan shall be made as a BA Rate Loan or Canadian Prime Rate Loan.  Each BA Rate Loan and Canadian Prime Rate Loan must be in a minimum amount of Cdn.$1,000 and integral multiples of Cdn.$1,000 thereafter.

(ii)           Subject to the conditions precedent set forth in Section 2.2, each US Borrower shall have the option to (A) request that any US Revolving Credit Advance be made as a LIBOR Loan, (B) convert at any time all or any part of outstanding Loans (other than the US Swing Line Loans) that are denominated in US Dollars from US Base Rate Loans to LIBOR Loans, (C) convert any LIBOR Loan to a US Base Rate Loan, upon payment of an administrative fee of $250 and subject to payment of LIBOR breakage costs in accordance with Section 1.13(c) if such conversion is made prior to the expiration of the LIBOR Period applicable thereto, or (D) continue all or any portion of any Loan (other than the US Swing Line Loans) denominated in US Dollars as a LIBOR Loan upon the expiration of the applicable LIBOR Period and the succeeding LIBOR Period of that continued Loan shall commence on the first day after the last day of the LIBOR Period of the Loan to be continued.  Any Loan or group of Loans having the same proposed LIBOR Period to be made or continued as, or converted into, a LIBOR Loan must be in a minimum amount of US$1,000,000 and integral multiples of US$500,000 in excess of such amount.  Each US Base Rate Loan must be in a minimum amount of US$1,000 and integral multiples of US$1,000 thereafter.  Any such election must be made by 10:00 a.m. (New York time) on the third Business Day prior to (1) the date of any proposed Advance which is to bear interest at the LIBOR Rate, (2) the end of each LIBOR Period with respect to any LIBOR Loans to be continued as such, or (3) the date on which the applicable US Borrower wishes to convert any US Base Rate Loan to a LIBOR Loan for a LIBOR Period designated by such US Borrower in such election.  If no election is received with respect to a LIBOR Loan by 11:00 a.m. (New York time) on the third Business Day prior to the end of the LIBOR Period with respect thereto (or if a Default or an Event of Default has occurred and is continuing or the additional conditions precedent set forth in Section 2.2 shall not have been satisfied), that LIBOR Loan shall be converted to a US Base Rate Loan at the end of its LIBOR Period.  Each US Borrower must make such election by notice to Agent in writing, by electronic mail or overnight courier.  In the case of any conversion or continuation, such election must be made pursuant to a written notice (a "Notice of Conversion/Continuation - LIBOR") in the form of Exhibit 1.5(e)(ii).  Following the occurrence of a Default or an Event of Default, at the sole discretion of the US Revolving Lenders, none of the US Borrowers shall be entitled to obtain LIBOR Loans.  In the event that none of the US Borrowers are entitled to obtain LIBOR Loans, on the maturity of any outstanding LIBOR Loan such Loan shall automatically be converted into a US Base Rate Loan.  The agreement to any subsequent conversion of a US Base Rate Loan into a LIBOR Loan shall be at the sole discretion of the US Lenders.

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(iii)           Subject to the conditions precedent set forth in Section 2.2, Lower Lakes shall have the option to (A) request that any Cdn. Revolving Credit Advance or any Cdn. Term Loan be made as a BA Rate Loan or Canadian Prime Rate Loan, (B) convert any BA Rate Loan to a Canadian Prime Rate Loan upon the expiration of the applicable BA Period and the converted Loan shall commence as a Canadian Prime Rate Loan on the first day after the last day of the BA Period of the BA Rate Loan to be converted, (C) convert any Canadian Prime Rate Loan to a BA Rate Loan for a BA Period designated by Lower Lakes in such election or (D) continue all or any portion of any BA Rate Loan as a BA Rate Loan upon the expiration of the applicable BA Period and the succeeding BA Period of that continued Loan shall commence on the first day after the last day of the BA Period of the Loan to be continued.  Each Canadian Prime Rate Loan must be in a minimum amount of Cdn.$1,000 and integral multiples of Cdn.$1,000 thereafter.  Any such election must be made by 10:00 a.m. (New York time) on the third Business Day prior to (1) the date of any proposed Advance which is to bear interest at the BA Rate, (2) the end of each BA Period with respect to any BA Rate Loans to be continued as such, or (3) the date on which Lower Lakes wishes to convert any Canadian Prime Rate Loan to a BA Rate Loan for a BA Period designated by Lower Lakes in such election.  Lower Lakes must make such election by notice to Agent in writing, by electronic mail or overnight courier.  In the case of any conversion, such election must be made pursuant to a written notice (a "Notice of Conversion / Continuation – BA Rate") in the form of Exhibit 1.5(e)(iii).  For a  BA Rate Loan that Lower Lakes wishes to convert, if no election is received by 10:00 a.m. (New York time) on the third Business Day prior to the end of the BA Period with respect thereto, that BA Rate Loan shall be continued as a BA Rate Loan at the BA Rate applicable for the next succeeding BA Period and for a BA Period of one month.  If a Default or an Event of Default has occurred and is continuing or the additional conditions precedent set forth in Section 2.2 shall not have been satisfied, each BA Rate Loan shall be converted to a Canadian Prime Rate Loan at the end of its BA Period.  Following the occurrence of a Default or an Event of Default, at the sole discretion of the Cdn. Revolving Lenders or the Cdn. Term Lenders, as applicable, Lower Lakes shall not be entitled to obtain BA Rate Loans.  In the event that Lower Lakes is not entitled to obtain BA Rate Loans, on the maturity of any outstanding BA Rate Loan such Loan shall automatically be converted into a Canadian Prime Rate Loan.  The agreement to any subsequent conversion of a Canadian Prime Rate Loan into a BA Rate Loan shall be at the sole discretion of the Cdn. Lenders.

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(f)           Limitation on Interest. If any provision of this Agreement or of any of the other Loan Documents would obligate any Borrower or any other Credit Party to make any payment of interest or other amount payable to any Lender in an amount or calculated at a rate which would be prohibited by law or would result in a receipt by such Lender of interest at a criminal rate (as such terms are construed under the Criminal Code (Canada) or any equivalent legislation of the United States of America) then, notwithstanding such provisions, such amount or rate shall be deemed to have been adjusted with retroactive effect to the maximum amount or rate of interest, as the case may be, as would not be so prohibited by law or so result in a receipt by such Lender of interest at a criminal rate, such adjustment to be effected, to the extent necessary, as follows: (1) firstly, by reducing the amount or rate of interest required to be paid to such Lender under this Section 1.5, and (2) thereafter, by reducing any fees, commissions, premiums and other amounts required to be paid to such Lender which would constitute "interest" for purposes of Section 347 of the Criminal Code (Canada).  Notwithstanding the foregoing, and after giving effect to all adjustments contemplated thereby, if a Lender shall have received an amount in excess of the maximum permitted by that section of the Criminal Code (Canada), Lower Lakes shall be entitled, by notice in writing to such Lender, to obtain reimbursement from such Lender in an amount equal to such excess and, pending such reimbursement, such amount shall be deemed to be an amount payable by such Lender to Lower Lakes.  Any amount or rate of interest referred to in this Section 1.5(f) shall be determined in accordance with generally accepted actuarial practices and principles as an effective annual rate of interest over the term that the applicable Loan remains outstanding on the assumption that any charges, fees or expenses that fall within the meaning of "interest" (as defined in the Criminal Code (Canada)) shall, if they relate to a specific period of time, be pro-rated over that period of time and otherwise be pro-rated over the period from the Restatement Closing Date to the Termination Date and, in the event of a dispute, a certificate of a Fellow of the Canadian Institute of Actuaries appointed by Agent shall be conclusive for the purposes of such determination.

(g)           Interest Act (Canada).  For purposes of disclosure pursuant to the Interest Act (Canada), the annual rates of interest or fees to which the rates of interest or fees provided in this Agreement and the other Loan Documents (and stated herein or therein, as applicable, to be computed on the basis of a 365 day year (except for LIBOR Loans which shall be calculated on the basis of a 360 day year) or any other period of time less than a calendar year) are equivalent are the rates so determined multiplied by the actual number of days in the applicable calendar year and divided by 365 (or 360, as applicable) or such other period of time, respectively.

(h)           Notwithstanding anything to the contrary contained herein or in the Existing Credit Agreement, the Borrowers shall pay in full all interest accrued under the Existing Credit Agreement immediately prior to the effectiveness of this Agreement to the applicable Lender entitled thereto.  All LIBOR Loans and BA Rate Loans, as applicable, under the Existing Credit Agreement shall be "broken" immediately prior to the effectiveness of this Agreement (without the Borrowers incurring any costs under Section 1.8(c) of the Existing Credit Agreement or this Agreement as a result thereof), and any "Loans" under the Existing Credit Agreement being converted into and continuing as Loans hereunder shall constitute US Base Rate Loans or Canadian Prime Rate Loans, as applicable, hereunder.

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1.6           Eligible Accounts.  All Accounts of Borrowers shall be "Eligible Accounts" for purposes of this Agreement, except any Account to which any of the exclusionary criteria set forth below applies.  Agent shall have the right to establish, modify or eliminate Reserves against Eligible Accounts from time to time in its reasonable credit judgment.  In addition, Agent reserves the right, at any time and from time to time after the Restatement Closing Date, to adjust any of the criteria set forth below and to establish new criteria, and to adjust advance rates with respect to Eligible Accounts, in its reasonable credit judgment, reflecting changes in the collectibility or realization values of such Accounts arising or discovered by Agent after the Restatement Closing Date subject to the approval of the Requisite Lenders in the case of adjustments or new criteria or changes in advance rates or the elimination of Reserves which have the effect of making more credit available.  Eligible Accounts of any Borrower shall not include any Account:

(a)           that does not arise from the sale of goods or the performance of services by such Borrower in the ordinary course of its business;

(b)           (i) upon which such Borrower's right to receive payment is not absolute or is contingent upon the fulfillment of any condition whatsoever or (ii) as to which such Borrower is not able to bring suit or otherwise enforce its remedies against the Account Debtor through judicial process, or (iii) if the Account represents a progress billing consisting of an invoice for goods sold or used or services rendered pursuant to a contract under which the Account Debtor's obligation to pay that invoice is subject to Borrower's completion of further performance under such contract or is subject to the equitable lien of a surety bond issuer;

(c)           to the extent that any defense, counterclaim, set-off or dispute is asserted as to such Account;

(d)           that is not a true and correct statement of bona fide indebtedness incurred in the amount of the Account for services rendered and accepted by the applicable Account Debtor;

(e)           with respect to which an invoice, reasonably acceptable to Agent in form and substance, has not been sent to the applicable Account Debtor;

(f)           that (i) is not owned by such Borrower or (ii) is subject to any Lien of any other Person, other than Immaterial Liens;

(g)           that arises from a sale to any director, officer, other employee or Affiliate of such Borrower, or to any entity that has any common officer or director with any Credit Party;

(h)           that is the obligation of an Account Debtor that is the Canadian government (Her Majesty The Queen in Right of Canada) or a political subdivision thereof, or any province or territory, or any municipality or department, agency or instrumentality thereof, or that is the United States government or a political subdivision thereof, or any state, county or municipality or department, agency or instrumentality thereof unless (i) Agent, in its sole discretion, has agreed to the contrary in writing, (ii) the Account is assignable by way of security and is subject to a first priority security interest in favor of the Agent and (iii) the Credit Party, if necessary or desirable, has complied with the Financial Administration Act (Canada) and any amendments thereto, with the Federal Assignment of Claims Act of 1940 (31 U.S.C. Section 3727) or any applicable state, provincial, county or municipal law of similar purpose and effect restricting the assignment thereof with respect to such obligation;

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(i)           that is the obligation of an Account Debtor located in a country other than Canada or the United States of America unless payment thereof is assured by a letter of credit assigned and delivered to Agent, satisfactory to Agent as to form, amount and issuer;

(j)           to the extent the applicable Borrower is liable for goods sold or services rendered by the applicable Account Debtor to such Borrower but only to the extent of the potential offset;

(k)           that arises with respect to goods that are delivered on a bill-and-hold, cash-on-delivery basis or placed on consignment, guaranteed sale or other terms by reason of which the payment by the Account Debtor is or may be conditional;

(l)           that is in default; provided, that, without limiting the generality of the foregoing, an Account shall be deemed in default upon the occurrence of any of the following:

(i)           the Account is not paid within the earlier of: sixty (60) days following its due date or ninety (90) days following its original invoice date;

(ii)           the Account Debtor obligated upon such Account suspends business, makes a general assignment for the benefit of creditors or fails to pay its debts generally as they come due or is otherwise insolvent; or

(iii)           if any assignment or petition is filed by or against any Account Debtor obligated upon such Account or any application for an order to stay proceedings against such Account Debtor is filed in any case or proceeding under any Insolvency Laws;

(m)           that is the obligation of an Account Debtor if fifty percent (50%) or more of the Dollar amount of all Accounts owing by that Account Debtor are ineligible under the other criteria set forth in this Section 1.6;

(n)           as to which Agent's Lien thereon, on behalf of the Secured Parties, is not a first priority perfected Lien or Lien that is not registered in first priority but has obtained first priority status because any prior ranking secured creditor has subordinated and postponed its Lien in form and substance acceptable to the Secured Parties (subject to Immaterial Liens);

(o)           as to which any of the representations or warranties in the Loan Documents are untrue;

(p)           to the extent such Account is evidenced by a judgment, Instrument or Chattel Paper;

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(q)           to the extent such Account exceeds any credit limit established by Agent, in its reasonable credit judgment;

(r)           to the extent that such Account, together with all other Accounts owing by such Account Debtor and its Affiliates as of any date of determination exceed 20% of all Eligible Accounts; provided, that Accounts of Borrowers owing by Essar Steel Algoma Inc. and its Affiliates which exceed 20% of all Eligible Accounts (but only to the extent of an amount up to and including 30% of all Eligible Accounts) shall be treated as “Eligible Accounts”; provided further, that during the period from January 1 through April 30 of each calendar year, Accounts of Borrowers owing by a Specified Customer which exceed 20% of all Eligible Accounts (and, to the extent in excess of 20% of all Eligible Accounts, the lesser of (i) an amount up to and including 25% of all Eligible Accounts and (ii) $2,000,000 for any Specified Customer) shall be treated as “Eligible Accounts”;

(s)           that is payable in any currency other than Canadian Dollars or US Dollars; or

(t)           that is otherwise unacceptable to Agent in its reasonable credit judgment.

For the purpose of valuing Eligible Accounts of any Borrower denominated in Canadian Dollars (if any), the amount of such Eligible Accounts shall be converted into the Equivalent Amount thereof in US Dollars as of the last Business Day of each Fiscal Month; provided, that Agent reserves the right to adjust, at any time in its reasonable credit judgment, the value of US Dollars of such Eligible Accounts to take into account currency rate exchange fluctuations since the last valuation thereof.

1.7           Cash Management Systems.  On or prior to the Restatement Closing Date, the Credit Parties will establish and will maintain until the Termination Date, the cash management systems described in Annex C (the "Cash Management Systems").

1.8           Fees.

(a)           The Borrowers shall pay, on a joint and several basis, to GE Capital the Fees specified in the GE Capital Fee Letter at the times specified for payment therein.

(b)           As additional compensation for the Cdn. Revolving Lenders, Lower Lakes shall pay to Agent, for the ratable benefit of such Lenders, in arrears, on the first Business Day of each month prior to the Commitment Termination Date and on the Commitment Termination Date (beginning on April 1, 2014 for all amounts accrued from and after the Restatement Closing Date), a Fee for Lower Lakes' non-use of available funds in an amount equal to 0.375% per annum (calculated on the basis of a 365 day year for actual days elapsed) multiplied by the difference between (x) the Cdn. Maximum Amount and (y) the average for the period of the daily closing balances of the aggregate Cdn. Revolving Loan and Cdn. Swing Line Loan outstanding during the period for which such Fee is due.  As additional compensation for the US Revolving Lenders, LLTC shall pay to Agent, for the ratable benefit of such Lenders, in arrears, on the first Business Day of each month prior to the Commitment Termination Date and on the Commitment Termination Date, a Fee for LLTC's non-use of available funds in an amount equal to 0.375% per annum (calculated on the basis of a 365 day year for actual days elapsed) multiplied by the difference between (x) the US Maximum Amount and (y) the average for the period of the daily closing balances of the aggregate US Revolving Loan and US Swing Line Loan outstanding during the period for which the such Fee is due.  All "Fees" as defined in the Existing Credit Agreement that shall have accrued under the Existing Credit Agreement and remain unpaid immediately prior to the effectiveness of this Agreement (including Fees payable pursuant to Section 1.8(f) of the Existing Credit Agreement) shall be paid in full to the applicable Lender on the Restatement Closing Date.

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(c)           If Lower Lakes, Grand River or Black Creek, as the case may be, prepays all or any portion of the Term Loans, if Lower Lakes or LLTC voluntarily terminates all or any portion of the Revolving Loan Commitments or if the indebtedness owing under the Term Loans and/or the Revolving Loans is accelerated and the Revolving Loan Commitments terminated, whether voluntarily or involuntarily, Lower Lakes, LLTC, Black Creek and/or Grand River, as applicable, shall pay to Agent, for the benefit of the applicable Lenders, as liquidated damages and compensation for the costs of being prepared to make funds available hereunder an amount equal to the Applicable Percentage (as defined below) multiplied by (x) the sum of the principal amount of the Term Loans paid or if unpaid, outstanding (in the case of acceleration) and (y) the amount of the Revolving Loan Commitments terminated, as applicable.  As used herein, the term “Applicable Percentage” shall mean one percent (1.0%), in the case of a prepayment on or prior to September 30, 2014.  The Credit Parties agree that the fee payable herein is a reasonable calculation of the applicable Lenders' lost profits in view of the difficulties and impracticality of determining actual damages resulting from an early termination of the Commitments.  Notwithstanding the foregoing, no prepayment fee shall be payable by Lower Lakes, LLTC, Grand River or Black Creek, as applicable, upon a mandatory prepayment made pursuant to Section 1.3(b) or 1.15(b); provided that in the case of prepayments made pursuant to Section 1.3(b)(ii) or (b)(iii), the transaction giving rise to the applicable prepayment is expressly permitted under Section 6.

(d)           The Borrowers shall, on a joint and several basis, reimburse the Agent at the rate of US $950 per person per day, plus reasonable out-of-pocket expenses for all field examinations conducted by the Agent from time to time.  The Agent shall be entitled to conduct two field examinations each fiscal year at the expense of the Borrowers.  During the continuance of an Event of Default, the Borrowers shall be responsible for the costs of all field examinations conducted by the Agent.

(e)           Lower Lakes shall pay to Agent, for the ratable benefit of Cdn. Revolving Lenders, the Letter of Credit Fee as provided in Annex B.

1.9           Receipt of Payments.  Each Borrower shall make each payment under this Agreement not later than 12:00 noon (New York time) on the day when due for value on that day to the applicable Collection Account.  For greater certainty, all payments made by Black Creek, LLTC and Grand River shall go to the US Collection Account and all payments made by Lower Lakes shall go to the Cdn. Collection Account.  For purposes of computing interest and Fees and determining Borrowing Availability as of any date, all payments shall be deemed received on the Business Day on which immediately available funds therefor are received in the applicable Collection Account prior to 12:00 noon (New York time).  Payments received after 12:00 noon (New York time) on any Business Day or on a day that is not a Business Day shall be deemed to have been received on the following Business Day.  Without limiting Section 11.17, if Agent receives any payment from or on behalf of a Credit Party in any currency other than the currency in which the Obligation is denominated, Agent may convert the payment (including the proceeds of realization upon any collateral) into the currency in which such Obligation is denominated at the rate of exchange (as such term is defined in Section 11.17(c)).

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1.10           Application and Allocation of Payments.

(a)           So long as no Event of Default has occurred and is continuing, (i) payments matching specific scheduled payments then due shall be applied to those scheduled payments; (ii) voluntary prepayments shall be applied in accordance with the provisions of Section 1.3(a); and (iii) mandatory prepayments shall be applied as set forth in Sections 1.3(c) and 1.3(d).  All payments and prepayments applied to a particular Loan shall be applied ratably to the portion thereof held by each Lender as determined by its Pro Rata Share.  As to any other payment, and as to all payments made when an Event of Default has occurred and is continuing or following the Commitment Termination Date, Borrowers hereby irrevocably waive the right to direct the application of any and all payments received from or on behalf of a Borrower, and Borrowers hereby irrevocably agree that Requisite Lenders shall have the continuing exclusive right to apply any and all such payments against the Obligations as Requisite Lenders may deem advisable notwithstanding any previous entry by Agent in the Loan Account or any other books and records.  In the absence of a specific determination by Requisite Lenders with respect thereto and after acceleration or maturity of the Obligations, all payments and proceeds of Collateral shall be applied to amounts then due and payable in the following order: (1) to Agent's expenses and to Fees reimbursable hereunder; (2) to interest on the Swing Line Loans; (3) to principal payments on the Swing Line Loans; (4) to interest on the other Loans, ratably in proportion to the interest accrued as to each Loan; (5) to principal payments on the other Loans and any Obligations under any Secured Rate Contract and to provide cash collateral for contingent Letter of Credit Obligations in the manner described in Annex B, ratably to the aggregate combined principal balance of the Loans, Obligations under any Secured Rate Contract and outstanding Letter of Credit Obligations; (6) to Bank Product Obligations and (7) to all other Obligations including expenses of Lenders to the extent reimbursable under Section 11.3; provided, that no payments by a Guarantor and no proceeds of Collateral of a Guarantor shall be applied to Excluded Rate Contract Obligations of such Guarantor.

(b)           Agent is authorized to, and at its sole election may, charge to the applicable Revolving Loan balance on behalf of a Borrower and cause to be paid all Fees, expenses, Charges, costs (including insurance premiums in accordance with Section 5.4(a)) and interest and principal, other than principal of the applicable Revolving Loan, owing by each Borrower under this Agreement or any of the other Loan Documents if and to the extent such Borrower fails to pay promptly any such amounts as and when due, even if the amount of such charges would exceed Borrowing Availability at such time.  At Agent's option and to the extent permitted by law, any charges so made shall constitute part of the applicable Revolving Loan hereunder.

1.11           Loan Account and Accounting.

(a)           Agent shall maintain a loan account or loan accounts (the "Loan Account") on its books to record: all Advances and the Term Loans, all payments made by a Borrower, and all other debits and credits as provided in this Agreement with respect to the Loans or any other Obligations.  All entries in the Loan Account shall be made in accordance with Agent's customary accounting practices as in effect from time to time. The balance in the Loan Account, as recorded on Agent's most recent printout or other written statement, shall, absent manifest error, be presumptive evidence of the amounts due and owing to Agent and Lenders by each Borrower; provided that any failure to so record or any error in so recording shall not limit or otherwise affect a Borrower's duty to pay the Obligations.  Agent shall render to Borrowers a monthly accounting of transactions with respect to the Loans setting forth the balance of the Loan Account for the immediately preceding month.  Unless Borrowers notify Agent in writing of any objection to any such accounting (specifically describing the basis for such objection), within forty-five (45) days of receipt thereof, each and every such accounting shall, absent manifest error, be presumptive evidence of all matters reflected therein.  Only those items expressly objected to in such notice shall be deemed to be disputed by a Borrower.  Notwithstanding any provision herein contained to the contrary, any Lender may elect (which election may be revoked) to dispense with the issuance of Notes to that Lender and may rely on the Loan Account as evidence of the amount of Obligations from time to time owing to it.

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(b)           Agent, acting as a non-fiduciary agent of the Borrowers solely for tax purposes and solely with respect to the actions described in this Section 1.11(b), shall establish and maintain at its address referred to in Section 11.10 (or at such other address as Agent may notify the Borrowers) (A) a record of ownership (the “Register”) in which Agent agrees to register by book entry the interests (including any rights to receive payment hereunder) of Agent, each Lender and each L/C Issuer in the Loans, L/C Reimbursement Obligations, and Letter of Credit Obligations, each of their obligations under this Agreement to participate in each Loan, Letter of Credit, Letter of Credit Obligations, and L/C Reimbursement Obligations, and any assignment of any such interest, obligation or right and (B) accounts in the Register in accordance with its usual practice in which it shall record (1) the names and addresses of the Lenders and the L/C Issuers (and each change thereto pursuant to Section 11.10), (2) the Commitments of each Lender, (3) the amount of each Loan and each funding of any participation described in clause (A) above, and for LIBOR Rate Loans, the Interest Period applicable thereto, (4) the amount of any principal or interest due and payable or paid, (5) the amount of the L/C Reimbursement Obligations due and payable or paid in respect of Letters of Credit and (6) any other payment received by Agent from a Borrower or other Credit Party and its application to the Obligations.

(c)           Notwithstanding anything to the contrary contained in this Agreement, the Loans (including any Notes evidencing such Loans and, in the case of Revolving Loans, the corresponding obligations to participate in Letter of Credit Obligations and Swing Loans) and the L/C Reimbursement Obligations are registered obligations, the right, title and interest of the Lenders and the L/C Issuers and their assignees in and to such Loans or L/C Reimbursement Obligations, as the case may be, shall be transferable only upon notation of such transfer in the Register and no assignment thereof shall be effective until recorded therein.  This Section 1.4 and Section 9.9 shall be construed so that the Loans and L/C Reimbursement Obligations are at all times maintained in “registered form” within the meaning of Sections 163(f), 871(h)(2) and 881(c)(2) of the Code.

(d)           The Credit Parties, Agent, the Lenders and the L/C Issuers shall treat each Person whose name is recorded in the Register as a Lender or L/C Issuer, as applicable, for all purposes of this Agreement.  Information contained in the Register with respect to any Lender or any L/C Issuer shall be available for access by the Borrowers, Agent, such Lender or such L/C Issuer during normal business hours and from time to time upon at least one Business Day’s prior notice.  No Lender or L/C Issuer shall, in such capacity, have access to or be otherwise permitted to review any information in the Register other than information with respect to such Lender or L/C Issuer unless otherwise agreed by Agent.

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1.12           Indemnity.  Each Credit Party that is a signatory hereto shall indemnify and hold harmless each of Agent, Lenders and their respective Affiliates, and each such Person's respective officers, directors, employees, legal counsel, agents and representatives (each, an "Indemnified Person"), from and against any and all suits, actions, proceedings, orders, claims, damages, losses, liabilities and expenses (including reasonable legal fees and disbursements and other costs of investigation or defense, including those incurred upon any appeal) that may be instituted or asserted against or incurred by any such Indemnified Person as a result of or in connection with credit having been extended, suspended or terminated under this Agreement or the other Loan Documents and the administration of such credit, and in connection with or arising out of the transactions contemplated hereunder and thereunder and any actions or failures to act in connection therewith including the taking of any enforcement actions by Agent, including any and all Environmental Liabilities and legal costs and expenses arising out of or incurred in connection with disputes between or among any parties to any of the Loan Documents (collectively, "Indemnified Liabilities"); provided, that no such Credit Party shall be liable for any indemnification to an Indemnified Person to the extent that any such suit, action, proceeding, claim, damage, loss, liability or expense results from that Indemnified Person's gross negligence or willful misconduct.  NO INDEMNIFIED PERSON SHALL BE RESPONSIBLE OR LIABLE TO ANY OTHER PARTY TO ANY LOAN DOCUMENT, ANY SUCCESSOR, ASSIGNEE OR THIRD PARTY BENEFICIARY OF SUCH PERSON OR ANY OTHER PERSON ASSERTING CLAIMS DERIVATIVELY THROUGH SUCH PARTY, FOR INDIRECT, PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES WHICH MAY BE ALLEGED AS A RESULT OF CREDIT HAVING BEEN EXTENDED, SUSPENDED OR TERMINATED UNDER ANY LOAN DOCUMENT OR AS A RESULT OF ANY OTHER TRANSACTION CONTEMPLATED HEREUNDER OR THEREUNDER.

1.13           Access and Audits.  Prior to the occurrence of an Event of Default, each Credit Party shall, during normal business hours, upon two (2) Business Days' prior notice on not more than two occasions in any fiscal year at the expense of the Borrowers: (a) provide Agent and any of its officers, employees and agents access to its properties, facilities, advisors, officers and employees of each Credit Party and to the Collateral, (b) permit Agent and any of its officers, employees and agents, to inspect, audit and make extracts from any Credit Party's books and records, and (c) permit Agent and its officers, employees and agents, to inspect, review, evaluate and make test verifications and counts of the Accounts, Inventory and other Collateral of any Credit Party.  If an Event of Default has occurred and is continuing, or if access is necessary to preserve or protect the Collateral, as determined by Agent, each such Credit Party shall provide such access to Agent and to each Lender at all times and without advance notice.  Furthermore, so long as any Event of Default has occurred and is continuing, the Borrowers shall provide and shall cause each other Credit Party to provide Agent and each Lender with access to its suppliers and customers. During the occurrence and continuation of an Event of Default, the Borrowers shall be responsible for the costs of all audits conducted by the Agent.  Each Credit Party shall make available to Agent and its counsel, reasonably promptly, originals or copies of all books and records that Agent may reasonably request.  Each Credit Party shall deliver any document or instrument necessary for Agent, as it may from time to time request acting reasonably, to obtain records from any service bureau or other Person that maintains records for such Credit Party, and shall maintain duplicate records or supporting documentation on media, including computer tapes and discs owned by such Credit Party.  Agent will give Lenders at least five (5) days' prior written notice of regularly scheduled audits.  Representatives of other Lenders may accompany Agent's representatives on regularly scheduled audits at no charge to the Borrowers.

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1.14           Taxes.

(a)           Except as required by a Requirement of Law, each payment by any Credit Party under any Loan Document shall be made free and clear of all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax, penalties or other liabilities with respect thereto (collectively, "Taxes").

(b)           If any Taxes shall be required by any Requirement of Law to be deducted from or in respect of any amount payable under any Loan Document to any Secured Party (i) if such Tax is an Indemnified Tax, such amount payable shall be increased as necessary to ensure that, after all required deductions for Indemnified Taxes are made (including deductions applicable to any increases to any amount under this Section 1.14), such Secured Party receives the amount it would have received had no such deductions been made, (ii) the relevant Credit Party  shall make such deductions, (iii) the relevant Credit Party shall timely pay the full amount deducted to the relevant Governmental Authority in accordance with applicable Requirements of Law and (iv) within 30 days after such payment is made, the relevant Credit Party shall deliver to Agent an original or certified copy of a receipt evidencing such payment or other evidence of payment reasonably satisfactory to Agent.

(c)           In addition, the Borrowers agree to pay, and authorize Agent to pay in their name, any stamp, documentary, excise or property Tax, charges or similar levies imposed by any applicable Requirement of Law or Governmental Authority and all Liabilities with respect thereto (including by reason of any delay in payment thereof), in each case arising from the execution, delivery or registration of, or otherwise with respect to, any Loan Document or any transaction contemplated therein (collectively, “Other Taxes”).  The applicable Swing Line Lender may, without any need for notice, demand or consent from the Borrowers, by making funds available to Agent in the amount equal to any such payment, make a Swing Loan to the applicable Borrower in such amount, the proceeds of which shall be used by Agent in whole to make such payment.  Within 30 days after the date of any payment of Taxes or Other Taxes by any Credit Party, the applicable Borrower shall furnish to Agent, at its address referred to in Section 11.10, the original or a certified copy of a receipt evidencing payment thereof.

(d)           The Credit Parties hereby acknowledge and agree that (i) neither GE Capital nor any Affiliate of GE Capital has provided any Tax advice to any Tax Affiliate in connection with the transactions contemplated hereby or any other matters and (ii)  the Credit Parties have received appropriate Tax advice to the extent necessary to confirm that the structure of any transaction contemplated by the Credit Parties in connection with this Agreement complies in all material respects with applicable federal, state and foreign Tax laws.

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(e)           The Borrowers shall reimburse and indemnify, within 30 days after receipt of demand therefor (with a copy to Agent), each Secured Party for all Indemnified Taxes (including any Indemnified Taxes imposed by any jurisdiction on amounts payable under this Section 1.14) paid or payable by such Secured Party and any Liabilities arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally asserted.  A certificate of the Secured Party (or of Agent on behalf of such Secured Party) claiming any compensation under this clause (d), setting forth the amounts to be paid thereunder and delivered to the Borrowers with a copy to Agent, shall be conclusive, binding and final for all purposes, absent manifest error.  In determining such amount, Agent and such Secured Party may use any reasonable averaging and attribution methods.

(f)           Any Lender claiming any additional amounts payable pursuant to this Section 1.14 shall use its reasonable efforts (consistent with its internal policies and Requirements of Law)  to change the jurisdiction of its lending office if such a change would reduce any such additional amounts (or any similar amount that may thereafter accrue) and would not, in the sole determination of such Lender, be otherwise disadvantageous to such Lender.

(g)           (i) Each Non-U.S. Lender Party making US Loans to a US Borrower that, at any of the following times, is entitled to an exemption from United States withholding Tax or, after a change in any Requirement of Law, is subject to such withholding Tax at a reduced rate under an applicable Tax treaty, shall (w) on or prior to the date such Non-U.S. Lender Party becomes a “Non-U.S. Lender Party” hereunder, (x) on or prior to the date on which any such form or certification expires or becomes obsolete, (y) after the occurrence of any event requiring a change in the most recent form or certification previously delivered by it pursuant to this clause (i) and (z) from time to time if requested by the Borrowers or Agent (or, in the case of a participant or SPV, the relevant Lender), provide Agent and the Borrowers (or, in the case of a participant or SPV, the relevant Lender) with two completed originals of each of the following, as applicable:  (A) Forms W-8ECI (claiming exemption from U.S. withholding Tax because the income is effectively connected with a U.S. trade or business), W-8BEN (claiming exemption from, or a reduction of, U.S. withholding Tax under an income Tax treaty) and/or W-8IMY or any successor forms, (B) in the case of a Non-U.S. Lender Party claiming exemption under Section 871(h) or 881(c) of the Code, Form W-8BEN (claiming exemption from U.S. withholding Tax under the portfolio interest exemption) or any successor form and a certificate in form and substance acceptable to Agent that such Non-U.S. Lender Party is not (1) a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (2) a “10 percent shareholder” of any of the Borrowers within the meaning of Section 881(c)(3)(B) of the Code or (3) a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code or (C) any other applicable document prescribed by the IRS certifying as to the entitlement of such Non-U.S. Lender Party to such exemption from United States withholding Tax or reduced rate with respect to all payments to be made to such Non-U.S. Lender Party under the Loan Documents in respect of US Loans to US Borrowers.  Unless the Borrowers and Agent have received forms or other documents satisfactory to them indicating that payments under any Loan Document to or for a Non-U.S. Lender Party in respect of US Loans to US Borrowers are not subject to United States withholding Tax or are subject to such Tax at a rate reduced by an applicable Tax treaty, the Credit Parties and Agent shall withhold amounts required to be withheld by applicable Requirements of Law from such payments at the applicable statutory rate.

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(ii)           Each U.S. Lender Party making US Loans to a US Borrower shall (A) on or prior to the date such U.S. Lender Party becomes a “U.S. Lender Party” hereunder, (B) on or prior to the date on which any such form or certification expires or becomes obsolete, (C) after the occurrence of any event requiring a change in the most recent form or certification previously delivered by it pursuant to this clause (f) and (D) from time to time if requested by the Borrowers or Agent (or, in the case of a participant or SPV, the relevant Lender), provide Agent and the Borrowers (or, in the case of a participant or SPV, the relevant Lender) with two completed originals of Form W-9 (certifying that such U.S. Lender Party is entitled to an exemption from U.S. backup withholding Tax) or any successor form.

(iii)           Each Lender having sold a participation in any of its Obligations or identified an SPV as such to Agent shall collect from such participant or SPV the documents described in this clause (f) and provide them to Agent.

(iv)           If a payment in respect of US Loans to a US Borrower made to a Non-U.S. Lender Party would be subject to United States federal withholding Tax imposed by FATCA if such Non-U.S. Lender Party fails to comply with the applicable reporting requirements of FATCA, such Non-U.S. Lender Party shall deliver to Agent and Borrowers any documentation under any Requirement of Law or reasonably requested by Agent or Borrowers sufficient for Agent or Borrowers to comply with their obligations under FATCA and to determine that such Non-U.S. Lender has complied with its obligations under FATCA or to determine the amount to deduct and withhold from such payment.  Solely for the purposes of this clause (iv), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(h)           If any Secured Party determines, in its sole discretion exercised in good faith, that it has received a refund of any Indemnified Taxes as to which it has been indemnified pursuant to this Section 1.14 (including by the payment of additional amounts pursuant to Section 1.14(b)), it shall pay to the relevant Credit Party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 1.14 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such Secured Party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund).  Such Credit Party, upon the request of such Secured Party, shall repay to such Secured Party the amount paid over pursuant to this Section 1.14(h) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such Secured Party is required to repay such refund to such Governmental Authority.  Notwithstanding anything to the contrary in this Section 1.14(h), in no event shall the Secured Party be required to pay any amount to a Credit Party pursuant to this Section 1.14(h) the payment of which would place the Secured Party in a less favorable net after-Tax position than the Secured Party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid.  This Section 1.14(h) shall not be construed to require any Secured Party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the Credit Party or any other Person.

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1.15           Illegality.

(a)           If after the date hereof any Lender shall determine that the introduction of any Requirement of Law, or any change in any Requirement of Law or in the interpretation or administration thereof, has made it unlawful, or that any central bank or other Governmental Authority has asserted that it is unlawful, for any Lender or its Lending Office to make LIBOR Loans or BA Rate Loans, as applicable, then, on notice thereof by such Lender to the Borrowers through Agent, the obligation of that Lender to make LIBOR Loans or BA Rate Loans, as applicable, shall be suspended until such Lender shall have notified Agent and the Borrowers that the circumstances giving rise to such determination no longer exists.

(b)           Subject to clause (d) below, if any Lender shall determine that it is unlawful to maintain any LIBOR Loan or any BA Rate Loan, as applicable, the Borrowers shall prepay in full all LIBOR Loans or BA Rate Loans, as applicable, of such Lender then outstanding, together with interest accrued thereon, either on the last day of the Interest Period thereof if such Lender may lawfully continue to maintain such LIBOR Loans or such BA Rate Loans, as applicable, to such day, or immediately, if such Lender may not lawfully continue to maintain such LIBOR Loans or BA Rate Loans, as applicable, together with any amounts required to be paid in connection therewith pursuant to Section 1.17.

(c)           If the obligation of any Lender to make or maintain LIBOR Loans or BA Rate Loans, as applicable, has been terminated, the Borrowers may elect, by giving notice to such Lender through Agent that all Loans which would otherwise be made by any such Lender as LIBOR Loans or BA Rate Loans, as applicable, shall be instead US Base Rate Loans or Canadian Prime Rate Loans, as the case may be.

(d)           Before giving any notice to Agent pursuant to this Section 1.15, the affected Lender shall designate a different Lending Office with respect to its LIBOR Loans or BA Rate Loans, as applicable, if such designation will avoid the need for giving such notice or making such demand and will not, in the judgment of the Lender, be illegal or otherwise disadvantageous to the Lender.

1.16           Increased Costs and Reduction of Return.

(a)           If any Lender or L/C Issuer shall determine that, due to either (i) the introduction of, or any change in, or in the interpretation of, any Requirement of Law or (ii) the compliance with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), in the case of either clause (i) or (ii) subsequent to the Existing Closing Date, (x) there shall be any increase in the cost to such Lender or L/C Issuer of agreeing to make or making, funding or maintaining any LIBOR Loans or BA Rate Loans, as applicable, or of issuing or maintaining any Letter of Credit or (y) the Lender or L/C Issuer shall be subject to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto, then the Borrowers shall be liable for, and shall from time to time, within thirty (30) days of demand therefor by such Lender or L/C Issuer (with a copy of such demand to Agent), pay to Agent for the account of such Lender or L/C Issuer, additional amounts as are sufficient to compensate such Lender or L/C Issuer for such increased costs or such Taxes; provided, that the Borrowers shall not be required to compensate any Lender or L/C Issuer pursuant to this subsection 1.16(a) for any increased costs incurred more than 180 days prior to the date that such Lender or L/C Issuer notifies the Borrowers, in writing of the increased costs and of such Lender’s or L/C Issuer’s intention to claim compensation thereof; provided, further, that if the circumstance giving rise to such increased costs is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

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(b)           If any Lender or L/C Issuer shall have determined that:

(i)           the introduction of any Capital Adequacy Regulation;

(ii)           any change in any Capital Adequacy Regulation;

(iii)           any change in the interpretation or administration of any Capital Adequacy Regulation by any central bank or other Governmental Authority charged with the interpretation or administration thereof; or

(iv)           compliance by such Lender or L/C Issuer (or its Lending Office) or any entity controlling the Lender or L/C Issuer, with any Capital Adequacy Regulation;

affects the amount of capital required or expected to be maintained by such Lender or L/C Issuer or any entity controlling such Lender or L/C Issuer and (taking into consideration such Lender’s or such entities’ policies with respect to capital adequacy and such Lender’s or L/C Issuer’s desired return on capital) determines that the amount of such capital is increased as a consequence of its Commitment(s), loans, credits or obligations under this Agreement, then, within thirty (30) days of demand of such Lender or L/C Issuer (with a copy to Agent), the Borrowers shall pay to such Lender or L/C Issuer, from time to time as specified by such Lender or L/C Issuer, additional amounts sufficient to compensate such Lender or L/C Issuer (or the entity controlling the Lender or L/C Issuer)  for such increase; provided, that the Borrowers shall not be required to compensate any Lender or L/C Issuer pursuant to this subsection 1.16(b) for any amounts incurred more than 180 days prior to the date that such Lender or L/C Issuer notifies the Borrowers, in writing of the amounts and of such Lender’s or L/C Issuer’s intention to claim compensation thereof; provided, further, that if the event giving rise to such increase is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

(c)           Notwithstanding anything to the contrary herein, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith (whether or not having the force of law) and (ii) all requests, rules, regulations, guidelines, interpretations or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities (whether or not having the force of law), in each case pursuant to Basel III, shall in each case be deemed to be a Requirement of Law under subsection (a) above and/or a change in a Capital Adequacy Regulation under subsection (b) above, as applicable, regardless of the date enacted, adopted, issued, promulgated or implemented.

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1.17           Funding Losses.

   The Borrowers agree to reimburse each Lender and to hold each Lender harmless from any loss or expense which such Lender may sustain or incur as a consequence of:

(a)           the failure of the Borrowers to make any payment or mandatory prepayment of principal of any LIBOR Loan or any BA Rate Loan, as applicable (including payments made after any acceleration thereof);

(b)           the failure of the Borrowers to borrow, continue or convert a Loan after the Borrowers have given (or are deemed to have given) a Notice of Borrowing or a Notice of Conversion/Continuation – LIBOR or a Notice of Borrowing or a Notice of Conversion/Continuation – BA Rate;

(c)           the failure of the Borrowers to make any prepayment after the Borrowers have given a notice in accordance with Section 1.3;

(d)           the prepayment (including pursuant to Section 1.3) of a LIBOR Loan or a BA Rate Loan, as applicable, on a day which is not the last day of the Interest Period with respect thereto; or

(e)           the conversion of any LIBOR Loan to a US Base Rate Loan or any BA Rate Loan to a Canadian Prime Rate Loan, as applicable, on a day that is not the last day of the applicable Interest Period;

including any such loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain its LIBOR Loans or BA Rate Loans, as applicable, hereunder or from fees payable to terminate the deposits from which such funds were obtained; provided that, with respect to the expenses described in clauses (d) and (e) above, such Lender shall have notified Agent of any such expense within two (2) Business Days of the date on which such expense was incurred.  Solely for purposes of calculating amounts payable by the Borrowers to the Lenders under this Section 1.17 and under subsection 1.16(a): each LIBOR Loan made by a Lender (and each related reserve, special deposit or similar requirement) shall be conclusively deemed to have been funded at the LIBOR Rate used in determining the interest rate for such LIBOR Loan by a matching deposit or other borrowing in the interbank Eurodollar market for a comparable amount and for a comparable period, whether or not such LIBOR Loan is in fact so funded.  This covenant shall survive the termination of this Agreement and the payment of the Obligations and all other amounts payable hereunder.  As promptly as practicable under the circumstances, each Lender shall provide each US Borrower or Lower Lakes, as applicable, with its written calculation of all amounts payable pursuant to this Section 1.17, and such calculation shall be binding on the parties hereto unless such US Borrower or Lower Lakes, as applicable, shall object in writing within ten (10) Business Days of receipt thereof, specifying the basis for such objection in detail.

1.18           Inability to Determine Rates.

  If Agent shall have determined in good faith that for any reason adequate and reasonable means do not exist for ascertaining the LIBOR Rate for any requested Interest Period with respect to a proposed LIBOR Loan or that the LIBOR Rate applicable pursuant to subsection 1.5(a) for any requested Interest Period with respect to a proposed LIBOR Loan does not adequately and fairly reflect the cost to the Lenders of funding or maintaining such Loan, Agent will forthwith give notice of such determination to the Borrowers and each Lender.  Thereafter, the obligation of the Lenders to make or maintain LIBOR Loans hereunder shall be suspended until Agent revokes such notice in writing.  Upon receipt of such notice, the Borrowers may revoke any Notice of Revolving Credit Advance or Notice of Conversion/Continuation - LIBOR then submitted by it.  If the Borrowers do not revoke such notice, the Lenders shall make, convert or continue the Loans, as proposed by the Borrowers, in the amount specified in the applicable notice submitted by the Borrowers, but such Loans shall be made, converted or continued as US Base Rate Loans.

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1.19           Reserves on LIBOR Loans.

The Borrowers shall pay to each Lender, as long as such Lender shall be required under regulations of the Federal Reserve Board to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits (currently known as “Eurocurrency liabilities”), additional costs on the unpaid principal amount of each LIBOR Loan equal to actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive absent manifest error), payable on each date on which interest is payable on such Loan provided the Borrowers shall have received at least fifteen (15) days’ prior written notice (with a copy to Agent) of such additional interest from the Lender.  If a Lender fails to give notice fifteen (15) days prior to the relevant Interest Payment Date, such additional interest shall be payable fifteen (15) days from receipt of such notice.

1.20           Certificates of Lenders.

  Any Lender claiming reimbursement or compensation pursuant to this Article I shall deliver to the Borrowers (with a copy to Agent) a certificate setting forth in reasonable detail the amount payable to such Lender hereunder and such certificate shall be conclusive and binding on the Borrowers in the absence of manifest error.

1.21           Currency Matters.

Principal, interest, reimbursement obligations, fees, and all other amounts payable under this Agreement and the other Loan Documents to Agent and Lenders shall be payable in the currency in which such Obligations are denominated.  Unless stated otherwise, all amounts, calculations, comparisons, measurements or determinations under this Agreement shall be made in US Dollars.  For the purpose of such calculations, comparisons, measurements or determinations, amounts denominated in other currencies shall be converted in the Equivalent Amount of US Dollars on the date of calculation, comparison, measurement or determination.  In particular, without limitation, for purposes of valuations or computations under Sections 1.6, 1.7, 3, 5, 6 and 8 and calculating a Borrowing Base or Borrowing Availability, unless expressly provided otherwise, where a reference is made to a dollar amount, (a) if in respect of Lower Lakes, the amount is to be considered as the amount in Cdn. Dollars and, therefore, each other currency shall be converted into the Equivalent Amount thereof in Cdn. Dollars and (b) if in respect of LLTC, the amount is to be considered as the amount in US Dollars and, therefore, each other currency shall be converted into the Equivalent Amount thereof in US Dollars.

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1.22           Replacement of Lender.

Within forty-five days after receipt by a Borrower of written notice and demand from any Lender (an “Affected Lender”) for payment of additional costs as provided in Sections 1.14, 1.16 and/or 1.19, the Borrowers may, at their option, notify Agent and such Affected Lender of the Borrowers’ intention to obtain, at the Borrowers’ expense, a replacement Lender (“Replacement Lender”) for such Affected Lender, which Replacement Lender shall be reasonably satisfactory to Agent.  In the event the Borrowers obtain a Replacement Lender within forty-five (45) days following notice of their intention to do so, the Affected Lender shall sell and assign its Loans and Commitments to such Replacement Lender, at par, provided that the Borrowers have reimbursed such Affected Lender for its increased costs for which it is entitled to reimbursement under this Agreement through the date of such sale and assignment.  In the event that a replaced Lender does not execute an Assignment pursuant to Section 9.1 within five (5) Business Days after receipt by such replaced Lender of notice of replacement pursuant to this Section 11.21 and presentation to such replaced Lender of an Assignment evidencing an assignment pursuant to this Section 11.21, the Borrowers shall be entitled (but not obligated) to execute such an Assignment on behalf of such replaced Lender, and any such Assignment so executed by the Borrowers, the Replacement Lender and Agent shall be effective for purposes of this Section 1.22 and Section 9.1.  Notwithstanding the foregoing, with respect to a Lender that is a Non-Funding Lender or an Impacted Lender, the Agent may, but shall not be obligated to, obtain a Replacement Lender and execute an Assignment on  behalf of such Non-Funding Lender or Impacted Lender at any time with three (3) Business’ Days prior notice to such Lender (unless notice is not practicable under the circumstances) and cause such Lender’s Loans and Commitments to be sold and assigned, in whole or in part, at par.  Upon any such assignment and payment and compliance with the other provisions of Section 9.1, such replaced Lender shall no longer constitute a “Lender” for purposes hereof; provided, any rights of such replaced Lender to indemnification hereunder shall survive.

1.23           Joint and Several Liability of US Term Borrowers; Waivers; Extent of Liability; Contribution; Joint Enterprise; Subordination.

(a)           Joint and Several Liability.  Each US Term Borrower agrees that it is jointly and severally liable for, and absolutely, unconditionally and irrevocably guarantees to Agent the prompt payment and performance of, all Obligations and all agreements under the Loan Documents in respect of the US Term Loans.  Each US Term Borrower agrees that its guaranty obligations hereunder constitute a continuing guaranty of payment and not of collection, that such obligations shall not be discharged until payment in full of such Obligations, and that such obligations are absolute and unconditional, irrespective of (a) the genuineness, validity, regularity, enforceability, subordination or any future modification of, or change in, such Obligations or Loan Document, or any other document, instrument or agreement to which any US Term Borrower is or may become a party or be bound; (b) the absence of any action to enforce this Agreement (including this section) or any other Loan Document, or any waiver, consent or indulgence of any kind by Agent with respect thereto; (c) the existence, value or condition of, or failure to perfect a Lien or to preserve rights against, any security or guaranty for the Obligations or any action, or the absence of any action, by Agent in respect thereof (including the release of any security or guaranty); (d) the insolvency of any US Term Borrower; (e) any election by Agent in an insolvency proceeding for the application of Section 1111(b)(2) of the Bankruptcy Code; (f) any borrowing or grant of a Lien by any other US Term Borrower, as debtor-in-possession under Section 364 of the Bankruptcy Code or otherwise; (g) the disallowance of any claims of Agent against any US Term Borrower for the repayment of any Obligations under Section 502 of the Bankruptcy Code or otherwise; or (h) any other action or circumstances that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, except payment in full of all such Obligations.

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(b)           Waivers.  Each US Term Borrower expressly waives, to the maximum extent permitted by applicable law, all rights that it may have now or in the future under any statute, at common law, in equity or otherwise, to compel Agent to marshal assets or to proceed against any US Term Borrower, other Person or security for the payment or performance of any Obligations before, or as a condition to, proceeding against such US Term Borrower.  Each US Term Borrower waives all defenses available to a surety, guarantor or accommodation co-obligor other than payment in full of all Obligations and waives, to the maximum extent permitted by law, any right to revoke any guaranty of any Obligations as long as it is a US Term Borrower.  It is agreed among each US Term Borrower and Agent that the provisions of this Section 1.23 are of the essence of the transaction contemplated by the Loan Documents and that, but for such provisions, the US Term Lenders would decline to make the US Term Loans.  Each US Term Borrower acknowledges that its guaranty pursuant to this Section is necessary to the conduct and promotion of its business, and can be expected to benefit such business.  Agent may, in its discretion, pursue such rights and remedies as it deems appropriate, including realization upon Collateral or any real property by judicial foreclosure or nonjudicial sale or enforcement, without affecting any rights and remedies under this Section 1.23.  If, in taking any action in connection with the exercise of any rights or remedies, Agent shall forfeit any other rights or remedies, including the right to enter a deficiency judgment against any US Term Borrower or other Person, whether because of any applicable laws pertaining to "election of remedies" or otherwise, each US Term Borrower consents to such action and waives any claim based upon it, even if the action may result in loss of any rights of subrogation that any US Term Borrower might otherwise have had.  Any election of remedies that results in denial or impairment of the right of Agent to seek a deficiency judgment against any US Term Borrower shall not impair any other US Term Borrower’s obligation to pay the full amount of the Obligations arising in respect of the US Term Loan.  Each US Term Borrower waives, to the maximum extent permitted by applicable law, all rights and defenses arising out of an election of remedies, such as nonjudicial foreclosure with respect to any security for such Obligations, even though that election of remedies destroys such US Term Borrower's rights of subrogation against any other Person.  Agent may bid all or a portion of such Obligations at any foreclosure, trustee or other sale, including any private sale, and the amount of such bid need not be paid by Agent but shall be credited against such Obligations.  The amount of the successful bid at any such sale, whether Agent or any other Person is the successful bidder, shall be conclusively deemed to be the fair market value of the Collateral, and the difference between such bid amount and the remaining balance of such Obligations shall be conclusively deemed to be the amount of the Obligations guaranteed under this Section 1.23, notwithstanding that any present or future law or court decision may have the effect of reducing the amount of any deficiency claim to which Agent might otherwise be entitled but for such bidding at any such sale

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(c)           Extent of Liability; Contribution.  Notwithstanding anything herein to the contrary, each US Term Borrower’s liability under this Section 1.23 shall be limited to the greater of (i) all amounts for which such US Term Borrower is primarily liable, as described below, and (ii) such US Term Borrower's Allocable Amount.  If any US Term Borrower makes a payment under this Section 1.23 of any Obligations arising with respect to the US Term Loan (other than amounts for which such US Term Borrower is primarily liable) (a “Guarantor Payment”) that, taking into account all other Guarantor Payments previously or concurrently made by any other US Term Borrower, exceeds the amount that such US Term Borrower would otherwise have paid if each US Term Borrower had paid the aggregate Obligations arising with respect to the US Term Loan satisfied by such Guarantor Payments in the same proportion that such US Term Borrower’s Allocable Amount bore to the total Allocable Amounts of all US Term Borrowers, then such US Term Borrower shall be entitled to receive contribution and indemnification payments from, and to be reimbursed by, each other US Term Borrower for the amount of such excess, pro rata based upon their respective Allocable Amounts in effect immediately prior to such Guarantor Payment.  The “Allocable Amount” for any US Term Borrower shall be the maximum amount that could then be recovered from such US Term Borrower under this Section 1.23 without rendering such payment voidable under Section 548 of the Bankruptcy Code or under any applicable state fraudulent transfer or conveyance act, or similar statute or common law.  Nothing contained in this Section 1.23 shall limit the liability of any US Term Borrower to pay any portion of the US Term Loan made directly or indirectly to that US Term Borrower (including Loans advanced to any other US Term Borrower and then re-loaned or otherwise transferred to, or for the benefit of, such US Term Borrower) and all accrued interest, fees, expenses and other related Obligations with respect thereto, for which such US Term Borrower shall be primarily liable for all purposes hereunder.  Upon the occurrence of any of the above-described circumstances or upon any reasonable expectation by Agent that any such circumstances may occur, Agent shall have the right, in its discretion, to restrict the disbursement and use of such Loans to such US Term Borrower.

(d)           Joint Enterprise.  Each US Term Borrower has requested that US Term Lenders make the US Term Loan available to US Term Borrowers on a combined basis, in order to finance US Term Borrowers' business most efficiently and economically.  US Term Borrowers' business is a mutual and collective enterprise, and the successful operation of each US Term Borrower is dependent upon the successful performance of the integrated group. US Term Borrowers believe that consolidation of their credit facility will enhance the borrowing power of each US Term Borrower and ease administration of the facility, all to their mutual advantage.  US Term Borrowers acknowledge that Agent’s willingness to extend credit and to administer the Collateral on a combined basis hereunder is done solely as an accommodation to US Term Borrowers and at US Term Borrowers' request.

(e)           Subordination.  Each US Term Borrower hereby subordinates any claims, including any rights at law or in equity to payment, subrogation, reimbursement, exoneration, contribution, indemnification or set off, that it may have at any time against any other Obligor, howsoever arising, to the payment in full of all Obligations arising in respect of the US Term Loans.

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2.	CONDITIONS PRECEDENT

2.1           Conditions to the Initial Loans.  No Lender shall be obligated to make any Loan or incur any Letter of Credit Obligations on the Restatement Closing Date, or to take, fulfill, or perform any other action hereunder, until (i) all conditions provided for in Annex D-1 have been satisfied or provided for in a manner reasonably satisfactory to Agent, or waived in writing by Agent and Requisite Lenders and (ii) the following conditions have been satisfied or provided for in a manner reasonably satisfactory to Agent, or waived in writing by Agent and Requisite Lenders:

(a)           Credit Agreement; Loan Documents and Other Matters.  This Agreement or counterparts hereof shall have been duly executed by, and delivered to, each Borrower, each other Credit Party, Agent and Lenders; and Agent shall have received such documents, instruments, agreements and legal opinions as Agent shall reasonably request in connection with the transactions contemplated by this Agreement and the other Loan Documents, including all those listed in the Closing Checklist attached hereto as Annex D-1 along with satisfaction of all other matters identified in Annex D-1, all in form and substance satisfactory to Agent.

(b)           Approvals.  Agent shall have received satisfactory evidence that the Credit Parties have obtained all required consents and approvals of all Persons including all requisite Governmental Authorities, to the execution, delivery and performance of this Agreement and the other Loan Documents.

(c)           Opening Availability, Etc.  The Eligible Accounts supporting the initial Revolving Credit Advances and the initial Letter of Credit Obligations incurred and the amount of the Reserves to be established on the Restatement Closing Date shall be sufficient in value, as determined by Agent, to provide each of Lower Lakes and LLTC with aggregate Borrowing Availability, after giving effect to the initial Revolving Credit Advances and the incurrence of any initial Letter of Credit Obligations (on a pro forma basis, which shall include payment of closing costs, past due taxes, Prior Claims (other than maritime liens applied against the Term Loans calculation) and accounts payable more than 60 days past due), and after adding thereto the amount of cash on deposit held by the Borrowers and their Subsidiaries as of such date, of no less than US $5,000,000 as of the Restatement Closing Date.  The aggregate of the Term Loans and all outstanding Advances under the US Seasonal Facility and the Cdn. Seasonal Facility (which shall be $0 on the Restatement Closing Date) shall not exceed the sum of eighty five percent (85%) of the sum of (i) the Orderly Liquidation Value of the US Owned Vessels (based upon the most recent appraisal received by the Agent) less the amount of indebtedness owing and secured by Liens attaching to the US Owned Vessels that have priority to the Liens securing the Obligations, and (ii) the Orderly Liquidation Value of the Cdn. Vessels (based upon the most recent appraisal received by the Agent) less the amount of indebtedness owing and secured by Liens attaching to the Cdn. Vessels that have priority to the Liens securing the Obligations.

(d)           Leverage.  The Borrowers shall have delivered evidence to the satisfaction of Agent demonstrating that: (i) the ratio of (x) Funded Debt of the Credit Parties as of the Restatement Closing Date after giving effect to the consummation of the Related Transactions, payment of all costs and expenses in connection therewith, funding of the initial Loans and Issuance of the initial Letters of Credit, to (y) EBITDA of the Borrowers for the twelve (12) month period ending January 31, 2014 shall be not greater than 5.75 to 1.00; and (ii) the ratio of (x) (1) Funded Debt of the Credit Parties, less (2) Second Lien Debt of the Credit Parties, in each instance, as of the Restatement Closing Date after giving effect to the consummation of the Related Transactions, payment of all costs and expenses in connection therewith, funding of the initial Loans and Issuance of the initial Letters of Credit, to (y) EBITDA of the Borrowers for the twelve (12) month period ending January 31, 2014, shall be not greater than 3.50 to 1.00.

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(e)           Payment of Fees.  The Borrowers shall have paid the Fees required to be paid on the Restatement Closing Date in the respective amounts specified in Section 1.8 (including the Fees specified in the GE Capital Fee Letter and PNC Fee Letter), and shall have reimbursed Agent for all fees, costs and expenses of closing presented as of the Restatement Closing Date.

(f)           Capital and Corporate Structure: Other Indebtedness.  The capital and corporate structure of each Credit Party and the terms and conditions of all Indebtedness of each Credit Party shall be acceptable to Agent in its sole discretion.

(g)           Due Diligence.  Agent shall have completed its legal due diligence, including a roll forward of its previous Collateral audit with results reasonably satisfactory to Agent.

(h)           Security.  Agent shall have been delivered the items of Collateral set forth in Annex J.

(i)           Departing Lender Consent.  Agent shall have received the Departing Lender Consent executed by Amalgamated Bank in form and substance satisfactory to Agent.

(j)           Second Lien Loan Documents.  Agent shall have received copies of the Second Lien Loan Documents in form and substance satisfactory to Agent and the Second Lien Lenders shall have advanced to the Borrowers $72,500,000 on the Restatement Closing Date pursuant to the Second Lien Credit Agreement.

(k)           Intercreditor Agreement.  Agent shall have received the Intercreditor Agreement executed by the Second Lien Agent and the Credit Parties in form and substance satisfactory to Agent.

2.2           Further Conditions to Each Loan.  Except as otherwise expressly provided herein, no Lender shall be obligated to fund any Advance, or continue any Loan as a LIBOR Loan or incur any Letter of Credit Obligation, if, as of the date thereof:

(a)           any representation or warranty by any Credit Party contained herein or in any other Loan Document is untrue or incorrect in any material respect as of such date as determined by Agent or Requisite Lenders, except to the extent that such representation or warranty expressly relates to an earlier date and except for changes therein expressly permitted or expressly contemplated by this Agreement, and Agent or Requisite Lenders have determined not to make such Advance, or continue any Loan as a LIBOR Loan or incur such Letter of Credit Obligation, as a result of the fact that such warranty or representation is untrue or incorrect in any material respect;

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(b)           any Default or Event of Default has occurred and is continuing or would  result after giving effect to any Advance (or the incurrence of any Letter of Credit Obligation), and Agent or Requisite Lenders shall have determined not to make any Advance, or continue any Loan as a LIBOR Loan, as a result of that Default or Event of Default;

(c)           after giving effect to any Advance (or the incurrence of any Letter of Credit Obligation), the outstanding principal amount of the applicable Revolving Loan would exceed the lesser of (i) the applicable Borrowing Base plus any amounts permitted to be borrowed under the Cdn. Seasonal Facility or the US Seasonal Facility, as applicable, and (ii) the applicable Maximum Amount, in each case, less the then outstanding principal amount of the applicable Swing Line Loan; or

(d)           after giving effect to any Advance and the uses of the proceeds thereof to be funded within ten (10) Business Days, the Credit Parties’ cash and Cash Equivalents would exceed $5,000,000.

The request and acceptance by a Borrower of the proceeds of any Advance, the incurrence of any Letter of Credit Obligation or the continuation of any Loan into, or as, a LIBOR Loan shall be deemed to constitute, as of the date thereof, (i) a representation and warranty by the applicable Borrower that the conditions in this Section 2.2  have been satisfied and (ii) a reaffirmation by the Borrowers of the granting and continuance of Agent's Liens, on behalf of the Secured Parties, pursuant to the Collateral Documents.

3.	REPRESENTATIONS AND WARRANTIES

To induce Lenders to make the Loans and to incur Letter of Credit Obligations, each Credit Party executing this Agreement makes the following representations and warranties to Agent and each Lender with respect to all Credit Parties, each and all of which shall survive the execution and delivery of this Agreement.

3.1           Corporate Existence; Compliance with Law.  Each Credit Party (a) is a corporation, limited liability company, partnership or limited partnership duly organized, validly existing and in good standing under the laws of its respective jurisdiction of incorporation or organization set forth in Disclosure Schedule (3.1); (b) is duly qualified to conduct business and is in good standing in each other jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not result in exposure to losses or liabilities which could reasonably be expected to have a Material Adverse Effect; (c) has the requisite power and authority and the legal right to own, pledge, mortgage, hypothecate or otherwise encumber and operate its properties, to lease the property it operates under lease and to conduct its business as now conducted and proposed to be conducted; (d) subject to specific representations regarding Environmental Laws, has all licenses, permits, consents or approvals from or by, and has made all material filings with, and has given all notices to, all Governmental Authorities having jurisdiction, to the extent required for such ownership, operation and conduct; (e) is in compliance with its constating documents, bylaws or partnership agreement or operating agreement, as applicable; and (f) subject to specific representations set forth herein regarding Environmental Laws, tax and other laws, is in compliance with all applicable provisions of law, except where the failure to comply, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

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3.2           Executive Offices, Collateral Locations.  As of the Restatement Closing Date, each Credit Party's name as it appears in official filings in its jurisdiction of incorporation or organization, organization type, organization number, if any, issued by its jurisdiction of incorporation or organization, and the current location of each Credit Party's chief executive office, principal place of business, domicile (within the meaning of the Civil Code of Quebec) and the warehouses and premises at which any Collateral is located are set forth on Disclosure Schedule (3.2), none of such locations has changed within the four (4) months preceding the Restatement Closing Date and each Credit Party has only one jurisdiction of incorporation or organization.  No Credit Party keeps records in the Province of Quebec.  In addition, Disclosure Schedule (3.2) lists the federal employer identification number of each Credit Party.

3.3           Corporate Power, Authorization, Enforceable Obligations.  The execution, delivery and performance by each Credit Party of the Loan Documents to which it is a party and the creation of all Liens provided for therein: (a) are within such Person's power; (b) have been duly authorized by all necessary corporate, limited liability company, partnership or limited partnership action; (c) do not contravene any provision of such Person's constating documents, bylaws or partnership agreement or operating agreement, as applicable; (d) do not violate any law or regulation, or any order or decree of any court or Governmental Authority; (e) do not conflict with or result in the breach or termination of, constitute a default under or accelerate or permit the acceleration of any performance required by, any indenture, mortgage, debenture, deed of trust, lease, agreement or other instrument to which such Person is a party or by which such Person or any of its property is bound; (f) do not result in the creation or imposition of any Lien upon any of the property of such Person other than those in favor of Agent, on behalf of itself and the Secured Parties, pursuant to the Loan Documents; and (g) do not require the consent or approval of any Governmental Authority or any other Person, except those referred to in Section 2.1(b), all of which will have been duly obtained, made or complied with prior to the Restatement Closing Date.  On or prior to the Restatement Closing Date, each of the Loan Documents to which a Credit Party is a party shall have been duly executed and delivered by such Credit Party and each such Loan Document shall then constitute a legal, valid and binding obligation of such Credit Party enforceable against it in accordance with its terms.

3.4           Financial Statements and Projections.  Except for the Projections, all Financial Statements that are referred to below have been prepared in accordance with GAAP consistently applied throughout the periods covered (except as disclosed therein and except, with respect to unaudited Financial Statements, for the absence of footnotes and normal year-end audit adjustments) and present fairly in all material respects the financial position of the Persons covered thereby as at the dates thereof and the results of their operations and cash flows for the periods then ended.

(a)           Financial Statements.  The audited financial statements of Rand and its Subsidiaries as at March 31, 2013 and the combined unaudited financial statements of Rand and its Subsidiaries as at January 31, 2014 shall have been delivered to the Agent.

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(b)           Projections.  The Projections delivered to the Agent on the date hereof have been prepared by Rand and its Subsidiaries in light of the past operations of its businesses and reflect projections for the five (5) year period beginning on April 1, 2014 on a quarterly basis for the first year and on an annual basis thereafter.  The Projections are based upon the same accounting principles as those used in the preparation of the financial statements described above and the estimates and assumptions stated therein, all of which Rand believes to be reasonable and fair in light of current conditions and current facts known to Rand and, as of the Restatement Closing Date, reflect Rand's good faith and reasonable estimates of the future financial performance of Rand and its Subsidiaries, and of the other information projected therein for the period set forth therein.  The Projections are not a guarantee of future performance, and actual results may differ from the Projections.

(c)           Fair Saleable Balance Sheet.  The Fair Saleable Balance Sheet delivered on the date hereof and attached hereto as Disclosure Schedule 3.4(c) was prepared by Rand and its Subsidiaries on the same basis as the Pro Forma, except that the Credit Parties' assets are set forth therein at their fair saleable values on a going concern basis and the liabilities set forth therein include all contingent liabilities of the Credit Parties stated at the reasonably estimated present values thereof.

3.5           Material Adverse Effect.  Since March 31, 2013, (a) no Credit Party has incurred any obligations, contingent or non-contingent liabilities, liabilities for Charges, long-term leases or unusual forward or long-term commitments and that, alone or in the aggregate, could reasonably be expected to have a Material Adverse Effect, (b) no contract, lease or other agreement or instrument has been entered into by any Credit Party or has become binding upon any Credit Party's assets and no law or regulation applicable to any Credit Party has been adopted that has had or could reasonably be expected to have a Material Adverse Effect, and (c) no Credit Party is in default and, to the best of each Credit Party's knowledge, no third party is in default under any material contract, lease or other agreement or instrument, that alone or in the aggregate could reasonably be expected to have a Material Adverse Effect.  Since March 31, 2013, no event has occurred, that alone or together with other events, could reasonably be expected to have a Material Adverse Effect.

3.6           Ownership of Property; Liens.  As of the Restatement Closing Date, the real estate ("Real Estate") listed in Disclosure Schedule (3.6) constitutes all of the real property owned, leased, subleased, or used by any Credit Party.  Each Credit Party owns good and marketable (and in the case of Real Estate located outside the Province of Quebec) fee simple title to all of its owned Real Estate and good and marketable title to the Vessels (other than the Barge McKee, as to which it has a valid and marketable leasehold interest), and valid and marketable leasehold interests in all of its leased Real Estate, all as described on Disclosure Schedule (3.6), and copies of all such leases or a summary of terms thereof reasonably satisfactory to Agent have been delivered to Agent.  Disclosure Schedule (3.6) further describes any Real Estate with respect to which any Credit Party is a lessor, sublessor or assignor as of the Restatement Closing Date.  Each Credit Party also has good and marketable title to, or valid leasehold interests in, all of its other personal property and assets.  As of the Restatement Closing Date, none of the Vessels, properties and assets of any Credit Party are subject to any Liens other than Permitted Encumbrances, and there are no facts, circumstances or conditions known to any Credit Party that may result in any Liens (including Liens arising under Environmental Laws) other than Permitted Encumbrances.  Each Credit Party has received all deeds, assignments, waivers, consents, non-disturbance and attornment or similar agreements, bills of sale and other documents, and has duly effected all recordings, filings and other actions necessary to establish, protect, perfect and publish such Credit Party's right, title and interest in and to all such Real Estate and other properties and assets.  Disclosure Schedule (3.6) also describes any purchase options, rights of first refusal or other similar contractual rights pertaining to any Real Estate.  As of the Restatement Closing Date, no Vessel and no portion of any Credit Party's Real Estate has suffered any material damage by fire or other casualty loss that has not heretofore been repaired and restored in all material respects to its original condition or otherwise remedied.  As of the Restatement Closing Date, all material permits required to have been issued or appropriate to enable the Real Estate to be lawfully occupied and used for all of the purposes for which it is currently occupied and used have been lawfully issued and are in full force and effect.

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3.7           Labor Matters.  Except as set forth on Disclosure Schedule (3.7), as of the Restatement Closing Date: (a) no strikes or other material labor disputes against any Credit Party are pending or, to any Credit Party's knowledge, threatened; (b) hours worked by and payment made to employees of each Credit Party comply in all material aspects with each federal, state, provincial, local or foreign law applicable to such matters; (c) each Credit Party has withheld all employee withholdings and has made all employer contributions to be withheld and made by it pursuant to applicable law on account of the Canada and Quebec Pension plans, employment insurance and employee income taxes; all payments due from any Credit Party for U.S. employee health and welfare insurance have been paid or accrued as a liability on the books of such Credit Party; (d) no Credit Party is a party to or bound by any collective bargaining agreement, management agreement, consulting agreement, employment agreement, bonus, restricted stock, stock option, or stock appreciation plan or agreement or any similar plan, agreement or arrangement (and true and complete copies of any agreements described on Disclosure Schedule (3.7) have been delivered to Agent); (e) there is no organizing activity involving any Credit Party pending or, to any Credit Party's knowledge, threatened by any labor union or group of employees; (f) there are no certification applications or representative proceedings pending or, to any Credit Party's knowledge, threatened with any labor relations board, and no labor organization or group of employees of any Credit Party has made a pending demand for certification; and (g) there are no material complaints or charges against any Credit Party pending or, to the knowledge of any Credit Party, threatened to be filed with any Governmental Authority or arbitrator based on, arising out of, in connection with, or otherwise relating to the employment or termination of employment by any Credit Party of any individual.

3.8           Ventures, Subsidiaries and Affiliates; Outstanding Stock and Indebtedness.  Except  as set forth in Disclosure Schedule (3.8), as of the Restatement Closing Date, no Credit Party has any Subsidiaries, is engaged in any joint venture or partnership with any other Person, or is an Affiliate of any other Person.  As of the Restatement Closing Date, all of the issued and outstanding Stock of each Credit Party (other than Rand) is owned by each of the Stockholders and in the amounts set forth in Disclosure Schedule (3.8).  Except as set forth in Disclosure Schedule (3.8), there are no outstanding rights to purchase, options, warrants or similar rights or agreements pursuant to which any Credit Party may be required to issue, sell, repurchase or redeem any of its Stock or other equity securities or any Stock or other equity securities of its Subsidiaries.  All outstanding Indebtedness and Guaranteed Indebtedness of each Credit Party, as of the Restatement Closing Date (except for the Obligations), is described in Section 6.3 (including Disclosure Schedule (6.3)).

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3.9           Government Regulation.  No Credit Party is an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act of 1940. No Credit Party is subject to regulation under the Federal Power Act, or any other federal, provincial or state statute that restricts or limits its ability to incur Indebtedness or to perform its obligations hereunder. Neither the making of the Loans by Lenders to any Borrower, the incurrence of the Letter of Credit Obligations on behalf of Lower Lakes nor the application of the proceeds thereof and repayment thereof and the consummation of the Related Transactions will violate any provision of any applicable statute or any rule, regulation, order or policy of or issued by any securities commissions, securities exchange or other securities regulatory authority.

3.10           Margin Regulations.  No Credit Party is engaged, nor will it engage, principally or as one of its important activities, in the business of extending credit for the purpose of "purchasing" or "carrying" any "margin stock" as such terms are defined in Regulation U of the Federal Reserve Board as now and from time to time hereafter in effect (such securities being referred to herein as "Margin Stock").  No Credit Party owns any Margin Stock, and none of the proceeds of the Loans or other extensions of credit under this Agreement will be used, directly or indirectly, for the purpose of purchasing or carrying any Margin Stock, for the purpose of reducing or retiring any Indebtedness that was originally incurred to purchase or carry any Margin Stock or for any other purpose that might cause any of the Loans or other extensions of credit under this Agreement to be considered a "purpose credit" within the meaning of Regulation T, U or X of the Federal Reserve Board.  No Credit Party will take or permit to be taken any action that might cause any Loan Document to violate any regulation of the Federal Reserve Board.

3.11           Taxes.  All federal, provincial, state and other material Tax returns, reports and statements, including information returns, required by any Governmental Authority to be filed by any Credit Party have been filed with the appropriate Governmental Authority, and all Charges have been paid prior to the date on which any fine, penalty, interest or late charge may be added thereto for nonpayment thereof (except for those Taxes identified on Disclosure Schedule (3.11)), excluding Charges or other amounts being contested in accordance with Section 5.2(b) and unless the failure to so file or pay would not reasonably be expected to result in fines, penalties or interest in excess of US$250,000 in the aggregate.  Proper and accurate amounts have been withheld by each Credit Party from its respective employees for all periods in full and complete compliance with all applicable federal, provincial, state, local and foreign laws and such withholdings have been timely paid to the applicable Governmental Authorities.  Disclosure Schedule (3.11) sets forth as of the Restatement Closing Date in respect of (i) those taxation years that have not yet been assessed by the IRS, the CRA or the applicable provincial, state, local or foreign Governmental Authorities, (ii) the taxation years that are currently being audited by the IRS, the CRA or any other applicable Governmental Authority, (iii) any assessments or threatened assessments in connection with such audits or otherwise currently outstanding and (iv) the most recent taxation year that an audit by the IRS, the CRA or the applicable provincial, state, local or foreign Governmental Authorities has been completed.  Except as described in Disclosure Schedule (3.11), as of the Restatement Closing Date, no Credit Party has executed or filed with the IRS, the CRA or any other Governmental Authority any agreement or other document extending, or having the effect of extending, the period for assessment or collection of any Charges.  None of the Credit Parties and their respective predecessors are liable for any Charges: (a) under any agreement (including any tax sharing agreements) or (b) to each Credit Party's knowledge, as a transferee.  As of the Restatement Closing Date, no Credit Party has agreed or been requested to make any adjustment under Revenue Code Section 481(a), by reason of a change in accounting method or otherwise, which would reasonably be expected to have a Material Adverse Effect.

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3.12           No Litigation.  No action, claim, lawsuit, demand, investigation or proceeding is now pending or, to the knowledge of any Credit Party, threatened against any Credit Party, before any Governmental Authority or before any arbitrator or panel of arbitrators (collectively, "Litigation"), (a) that challenges any Credit Party's right or power to enter into or perform any of its obligations under the Loan Documents to which it is a party, or the validity or enforceability of any Loan Document or any action taken thereunder, or (b) that has a reasonable risk of being determined adversely to any Credit Party and that, if so determined, could reasonably be expected to have a Material Adverse Effect.  Except as set forth on Disclosure Schedule (3.12), as of the Restatement Closing Date, there is no Litigation pending or threatened that seeks damages in excess of US$500,000 or injunctive relief against, or alleges criminal misconduct of, any Credit Party.

3.13           Canadian Pension Plans, Canadian Benefit Plans and ERISA Plans.

(a)           As of the Restatement Closing Date, Disclosure Schedule 3.13 lists all ERISA Plans, Canadian Benefit Plans and Canadian Pension Plans currently maintained or contributed to by any Credit Party.  No Credit Party maintains or contributes to any defined benefit Canadian Pension Plan.

(b)           The Canadian Pension Plans are duly registered under the ITA and all other applicable laws which require registration.  Each Credit Party has complied with and performed all of its obligations under and in respect of the Canadian Pension Plans and Canadian Benefit Plans under the terms thereof, any funding agreements and all applicable laws (including any fiduciary, funding, investment and administration obligations).  All employer and employee payments, contributions or premiums to be remitted, paid to or in respect of each Canadian Pension Plan or Canadian Benefit Plan have been paid in a timely fashion in accordance with the terms thereof, any funding agreement and all applicable laws.  There have been no improper withdrawals or applications of the assets of the Canadian Pension Plans or the Canadian Benefit Plans.  Except as set forth on Disclosure Schedule (3.13), there are no outstanding disputes concerning the assets of the Canadian Pension Plans or the Canadian Benefit Plans.  Except as set forth on Disclosure Schedule (3.13), each of the Canadian Pension Plans is fully funded on a solvency basis (using actuarial methods and assumptions which are consistent with the valuations last filed with the applicable Governmental Authorities and which are consistent with generally accepted actuarial principles).

(c)           Disclosure Schedule (3.13) lists, as of the Restatement Closing Date, (i) all ERISA Affiliates and (ii) all ERISA Plans and separately identifies all Pension Plans, including Title IV Plans, Multiemployer Plans, and all US Welfare Plans.  Copies of all such listed ERISA Plans, together with a copy of the latest form IRS/DOL 5500-series, as applicable, for each such ERISA Plan, have been delivered to Agent.  Except with respect to Multiemployer Plans, each Qualified Plan has been determined by the IRS to qualify under Section 401 of the Revenue Code, the trusts created thereunder have been determined to be exempt from tax under the provisions of Section 501 of the Revenue Code, and nothing has occurred that would cause the loss of such qualification or tax-exempt status.  Each ERISA Plan is in compliance in all material respects with the applicable provisions of ERISA, the Revenue Code and its terms, including the timely filing of all reports required under the Revenue Code or ERISA.  No Credit Party or ERISA Affiliate has failed to make any material contribution or pay any material amount due as required by Section 412 of the Revenue Code, Section 430 of the Revenue Code or Section 302 of ERISA or the terms of any such ERISA Plan.  No "prohibited transaction," as defined in Section 406 of ERISA and Section 4975 of the Revenue Code, has occurred with respect to any ERISA Plan that would subject any Credit Party to a material tax on prohibited transactions imposed by Section 502(i) of ERISA or Section 4975 of the Revenue Code.

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(d)           Except as set forth in Disclosure Schedule (3.13): (i) no Title IV Plan has any material Unfunded Pension Liability; (ii) no ERISA Event has occurred or is reasonably expected to occur; (iii) there are no pending, or to the knowledge of any Credit Party, threatened material claims (other than claims for benefits in the normal course), sanctions, actions or lawsuits, asserted or instituted against any ERISA Plan or any Person as fiduciary or sponsor of any ERISA Plan; (iv) no Credit Party or ERISA Affiliate has incurred or reasonably expects to incur any material liability as a result of a complete or partial withdrawal from a Multiemployer Plan; and (v) within the last five years no Title IV Plan of any Credit Party or ERISA Affiliate has been terminated, whether or not in a "standard termination" as that term is used in Section 4041 of ERISA, nor has any Title IV Plan of any Credit Party or any ERISA Affiliate (determined at any time within the last five years) with material Unfunded Pension Liabilities been transferred outside of the "controlled group" (within the meaning of Section 4001(a)(14) of ERISA) of any Credit Party or ERISA Affiliate (determined at such time).

3.14           Brokers.  Except as set forth on Disclosure Schedule (3.14), no broker or finder acting on behalf of any Credit Party or Affiliate thereof brought about the obtaining, making or closing of the Loans, and no Credit Party or Affiliate thereof has any obligation to any Person in respect of any finder's or brokerage fees in connection therewith.

3.15           Intellectual Property.  As of the Restatement Closing Date, each Credit Party owns or has rights to use all Intellectual Property necessary to continue to conduct its business as now or heretofore conducted by it or proposed to be conducted by it.  Each Patent, Trademark, Design, Copyright and License so owned or used by a Credit Party is listed, together with application or registration numbers, as applicable, in Disclosure Schedule (3.15).  Each Credit Party conducts its business and affairs without infringement of or interference with any Intellectual Property of any other Person in any material respect.  Except as set forth in Disclosure Schedule (3.15), no Credit Party is aware of any material infringement claim by any other Person with respect to any Intellectual Property.

3.16           Full Disclosure.  No information contained in this Agreement, any of the other Loan Documents, any Financial Statements or Collateral Reports or other written reports from time to time prepared by any Credit Party and delivered hereunder or any written statement prepared by any Credit Party and furnished by or on behalf of any Credit Party to Agent or any Lender pursuant to the terms of this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading in light of the circumstances under which they were made.  Projections from time to time delivered hereunder are or will be based upon the estimates and assumptions stated therein, all of which Borrowers believed at the time of delivery to be reasonable and fair in light of current conditions and current facts known to Borrowers as of such delivery date, and reflect Borrowers' good faith and reasonable estimates of the future financial performance of Borrowers and of the other information projected therein for the period set forth therein.  Such Projections are not a guaranty of future performance and actual results may differ from those set forth in such Projections. The Liens granted to Agent, on behalf of the Secured Parties, pursuant to the Collateral Documents will at all times be fully perfected first priority Liens in and to the Collateral described therein, subject, as to priority, only to Permitted Encumbrances.

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3.17           Environmental Matters.

(a)           Except as set forth in Disclosure Schedule (3.17), as of the Restatement Closing Date: (i) the Real Estate is free of the presence of any Hazardous Material except for such presence that would not adversely impact the value or marketability of such Real Estate, that is not in breach of Environmental Laws, and that would not result in, either individually or in the aggregate, Material Environmental Liabilities to the Credit Parties and their Subsidiaries; (ii) no Credit Party has caused or suffered to occur any material Release of Hazardous Materials; (iii) the Credit Parties are, and have been in compliance with, all Environmental Laws, except for such noncompliance that would not result in, either individually or in the aggregate, Material Environmental Liabilities to the Credit Parties and their Subsidiaries; (iv) the Credit Parties have obtained, and are in compliance with, all Environmental Permits required by Environmental Laws for the operations of their respective businesses as presently conducted or as proposed to be conducted, except where the failure to so obtain or comply with such Environmental Permits would not result in, either individually or in the aggregate, Material Environmental Liabilities to the Credit Parties and their Subsidiaries, and all such Environmental Permits are valid, uncontested and in good standing; (v) no Credit Party is involved in operations or knows of any facts, circumstances or conditions, including any Releases of Hazardous Materials, that are likely to result in, either individually or in the aggregate, Material Environmental Liabilities to the Credit Parties and their Subsidiaries; (vi) there is no Litigation arising under or related to any Environmental Laws, Environmental Permits or Hazardous Material that seeks damages, penalties, fines, costs or expenses in excess of US$250,000 or injunctive relief against, or that alleges criminal misconduct by, any Credit Party; (vii) no Credit Party has knowledge of, nor has any Credit Party received notice of any actual, pending or threatened investigations, claims, orders, suits, actions or proceedings regarding the breach of any Environmental Laws or the provisions of any Environmental Permits, or which may result in, either individually or in the aggregate, Material Environmental Liabilities to the Credit Parties and their Subsidiaries; (viii) the Credit Parties have provided to Agent copies of all existing environmental reports, reviews and audits and all written information pertaining to actual or potential Environmental Liabilities, in each case relating to any Credit Party; (ix) no Lien in favor of any Governmental Authority securing, in whole or in part, Environmental Liabilities has attached to any property of any Credit Party or any Subsidiary of any Credit Party and, to the knowledge of any Credit Party, no facts, circumstances or conditions exist that could reasonably be expected to result in any such Lien attaching to any such property; and (x) no Credit Party and no Subsidiary of any Credit Party (A) is or has been engaged in, or has permitted any current or former tenant to engage in, operations in violation of any Environmental Law or (B) knows of any facts, circumstances or conditions reasonably constituting notice of a violation of any Environmental Law, including receipt of any information request or notice of potential responsibility under the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. §§ 9601 et seq.) or similar Environmental Laws.

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(b)           Each Credit Party hereby acknowledges and agrees that Agent (i) is not now, and has not ever been, in control of any of the Real Estate or any Credit Party's affairs, and (ii) does not have the capacity through the provisions of the Loan Documents or otherwise to influence any Credit Party's conduct with respect to the ownership, operation or management of any of its Real Estate or compliance with Environmental Laws or Environmental Permits.

3.18           Insurance.  Disclosure Schedule (3.18) lists all insurance policies of any nature maintained, as of the Restatement Closing Date, for current occurrences by each Credit Party, as well as a summary of the terms of each such policy.

3.19           Deposit and Disbursement Accounts.  Disclosure Schedule (3.19) lists all banks and other financial institutions at which any Credit Party maintains lock boxes, deposit and/or other accounts as of the Restatement Closing Date, including any Disbursement Accounts, and such Schedule correctly identifies the name, address and telephone number of each depository, the name in which the lock box or account is held, a description of the purpose of the lock box or account, and the complete lock box address or account number therefor.

3.20           Government Contracts.  Except as set forth in Disclosure Schedule (3.20), as of the Restatement Closing Date, no Credit Party is a party to any contract or agreement with any Governmental Authority and no Credit Party's Accounts are subject to any of the requirements or proceedings applicable to assignments of accounts under the Financial Administration Act (Canada), the Federal Assignment of Claims Act of 1940 (31 U.S.C. Section 3727) or any similar provincial, local or foreign law.

3.21           Customer and Trade Relations.  As of the Restatement Closing Date, there exists no actual or, to the knowledge of any Credit Party, threatened termination or cancellation of, or any material adverse modification or change in:  the business relationship of any Credit Party with any customer or group of customers whose purchases during the preceding 12 months caused them to be ranked among the ten largest customers of such Credit Party; or the business relationship of any Credit Party with any supplier essential to its operations.

3.22           Bonding; Licenses.  Except as set forth on Disclosure Schedule (3.22), as of the Restatement Closing Date, no Credit Party is a party to or bound by any surety bond agreement or bonding requirement with respect to products or services sold by it or any trademark, patent or industrial design license agreement with respect to products sold by it.

3.23           Solvency.  After giving effect to (a) the Loans and Letter of Credit Obligations to be made or incurred on the Restatement Closing Date, if any, or such other date as Loans and Letter of Credit Obligations requested hereunder are made or incurred, (b) the disbursement of the proceeds of such Loans pursuant to the instructions of Borrowers and (c) the payment and accrual of all transaction costs in connection with the foregoing, each Credit Party is and will be Solvent.

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3.24           Material Contracts.

(a)           Disclosure Schedule (3.24) (as amended from time to time upon notice to the Agent) accurately sets out all Material Contracts;

(b)           a true and complete certified copy of each documented Material Contract has been delivered to the Agent and each Material Contract is in full force and effect, unamended except as permitted under this Agreement;

(c)           no event has occurred and is continuing which would constitute a breach of or a default under any Material Contract except for those events of which written notice has been provided to the Agent setting forth both the event and the applicable breach or default or breaches which are not material and which do not give rise to a right by the counterparty to terminate the Material Contract;

(d)           each Material Contract to which a Credit Party is a party is binding upon such Credit Party and, to its knowledge, is a binding agreement of each other Person who is a party to the Material Contract; and

(e)           each Credit Party has obtained, as of the Restatement Closing Date, all necessary consents to the granting of a security interest in each Material Contract to which it is a party except for (i) collective bargaining agreements and (ii) those identified in writing to the Agent and expressly acknowledged by the Agent to not be required.

3.25           Citizen of the United States.  Each of Grand River and Black Creek is a "citizen of the United States" within the meaning of 46 U.S.C. § 50501(a), (b) and (d), and the regulations promulgated thereunder, eligible and qualified to own U.S. –flag vessels in the coastwise trade of the United States.

3.26           Vessels.  Each of the US Vessels is duly documented in the name of its respective owner under the law and flag of the United States and is entitled to engage in the coastwise trade of the United States.  Each of the Cdn. Vessels is duly documented in the name of its respective owner under the law and flag of Canada, is entitled to engage in the coastwise trade of Canada and holds all certificates which are required for each Vessel to operate as contemplated herein.

3.27           Permitted Intercompany Indebtedness.  Disclosure Schedule (3.27) provides a true and correct list of all Permitted Intercompany Indebtedness along with the amount of Indebtedness existing as of the Restatement Closing Date.

3.28           Time Charter Agreements.

(a)           Other than those that can be reasonably expected to be commercially available when and as required on commercially reasonable terms, the services to be performed, the materials to be supplied and the interests in the US Vessels and other rights granted pursuant to the Time Charter Agreements comprise all of the agreements necessary for LLTC to secure any right material to the carrying capacity of the US Vessels in accordance with the Time Charter Agreements.

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(b)           There are no material permits, services, materials or rights required by LLTC to use the carrying capacity of the US Vessels in accordance with applicable law or the other Material Contracts other than those available under the Time Charter Agreements.

3.29           Bareboat Charter Agreements.

(a)           Other than those that can be reasonably expected to be commercially available when and as required on commercially reasonable terms, the services to be performed, the materials to be supplied and the interests in each of the Barge McKee, the Lewis J. Kuber, the James L. Kuber, the Moore and the Victory, and other rights granted pursuant to the Bareboat Charter Agreements:

(i)           comprise all of the agreements necessary for Grand River or Black Creek, as applicable, to secure any right material to the operation, maintenance, possession and use of each of the Barge McKee, the Lewis J. Kuber, the James L. Kuber, the Moore and the Victory, all in accordance with all applicable law and without reference to any proprietary information not owned by Grand River or Black Creek or available to Grand River or Black Creek, as applicable, under the applicable Bareboat Charter Agreements; and

(ii)           comprise non-disturbance agreements from every Person having a recorded or unrecorded interest in any of the Barge McKee, the Lewis J. Kuber, the James L. Kuber, the Moore and the Victory who could in any circumstances gain possession of any such Vessel or otherwise dispossess Grand River or Black Creek, as applicable, therefrom.

(b)           There are no material permits, services, materials or rights required by Grand River or Black Creek, as applicable, for the operation, maintenance, possession or use of each of the Barge McKee, the Lewis J. Kuber, the James L. Kuber, the Moore and the Victory in accordance with applicable law or the other Material Contracts, other than those available under the Bareboat Charter Agreements or that can reasonably be expected to be commercially available when and as required on commercially reasonable terms.

3.30           Foreign Assets Control Regulations and Anti-Money Laundering.

(a)           Each Credit Party and each Subsidiary of each Credit Party is in compliance in all material respects with all U.S. economic sanctions laws, Executive Orders and implementing regulations as promulgated by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”), and all applicable anti-money laundering and counter-terrorism financing provisions of the Bank Secrecy Act and all regulations issued pursuant to it.  No Credit Party and no Subsidiary or Affiliate of a Credit Party (i) is a Person designated by the U.S. government on the list of the Specially Designated Nationals and Blocked Persons (the “SDN List”) or Foreign Sanctions Evaders List (“FSE List”) with which a U.S. Person cannot deal with or otherwise engage in business transactions, (ii) is a Person who is otherwise the target of U.S. economic sanctions laws such that a U.S. Person cannot deal or otherwise engage in business transactions with such Person or (iii) is controlled by (including without limitation by virtue of such person being a director or owning voting shares or interests), or acts, directly or indirectly, for or on behalf of, any person or entity on the SDN List or FSE List or a foreign government that is the target of U.S. economic sanctions prohibitions such that the entry into, or performance under, this Agreement or any other Loan Document would be prohibited under U.S. law.

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(b)           Each Credit Party and each Subsidiary of each Credit Party is in compliance with all applicable Canadian economic sanctions laws and all applicable anti-money laundering and counter-terrorism financing laws, including the provisions of the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada), the Criminal Code (Canada), the United Nations Act (Canada) and any other enabling legislation or executive order relating thereto.  No Credit Party and no Subsidiary or Affiliate of a Credit Party (i) is a Person designated by the Canadian government on any list set out in the United Nations Al-Qaida and Taliban Regulations, the Regulations Implementing the United Nations Resolutions on the Suppression of Terrorism or the Criminal Code (collectively, the “Terrorist Lists”) with which a Canadian Person cannot deal with or otherwise engage in business transactions, (ii) is a Person who is otherwise the target of Canadian economic sanctions laws such that a Canadian Person cannot deal or otherwise engage in business transactions with such Person or (iii) is controlled by (including without limitation by virtue of such person being a director or owning voting shares or interests), or acts, directly or indirectly, for or on behalf of, any person or entity on any Terrorist List or a foreign government that is the target of Canadian economic sanctions prohibitions such that the entry into, or performance under, this Agreement or any other Loan Document would be prohibited under Canadian law.

3.31           Patriot Act.  The Credit Parties, each of their Subsidiaries and each of their Affiliates are in compliance with (a) the Trading with the Enemy Act, and each of the foreign assets control regulations of the United States Treasury Department and any other enabling legislation or executive order relating thereto, (b) the Patriot Act and (c) other federal or state laws relating to “know your customer” and anti-money laundering rules and regulations.  No part of the proceeds of any Loan will be used directly or indirectly for any payments to any government official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, or otherwise in violation of any other applicable anti-bribery or anti-corruption laws or regulations.

3.32           Second Lien Debt.  As of the Restatement Closing Date, the Borrowers have delivered to Agent a complete and correct copy of the Second Lien Loan Documents (including all schedules, exhibits, amendments, supplements, modifications, assignments and all other documents delivered pursuant thereto or in connection therewith).  All Obligations, including the Letter of Credit Obligations, constitute Indebtedness entitled to the benefits of the subordination provisions contained in the Intercreditor Agreement.

4.	FINANCIAL STATEMENTS AND INFORMATION

4.1           Reports and Notices.

(a)           Each Credit Party executing this Agreement hereby agrees that from and after the Restatement Closing Date and until the Termination Date, it shall deliver to Agent or to Agent and Lenders, as required, the Financial Statements, notices, Projections and other information at the times, to the Persons and in the manner set forth in Annex E.

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(b)           Each Credit Party executing this Agreement hereby agrees that from and after the Restatement Closing Date and until the Termination Date, it shall deliver to Agent or to Agent and Lenders, as required, the various Collateral Reports (including Borrowing Base Certificates in the form of Exhibit 4.1(b)) at the times, to the Persons and in the manner set forth in Annex F.

4.2           Communication with Accountants.  Each Credit Party (a) authorizes (i) Agent and (ii) so long as an Event of Default has occurred and is continuing, each Lender, to communicate directly with its certified public accountants, including Grant Thornton LLP, upon prior notice to Borrowers, and (b) authorizes and shall instruct those accountants and advisors to disclose and make available to Agent and each Lender any and all Financial Statements and other supporting financial documents, schedules and information relating to any Credit Party (including copies of any issued management letters) with respect to the business, results of operations and financial condition of any Credit Party.

5.	AFFIRMATIVE COVENANTS

Each Credit Party agrees as to all Credit Parties that, from and after the date hereof and until the Termination Date:

5.1           Maintenance of Existence and Conduct of Business.  Each Credit Party shall: (a) do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and its material rights and franchises; (b) continue to conduct its business substantially as now conducted or as otherwise permitted hereunder; (c) at all times maintain, preserve and protect all of its assets and properties used or useful in the conduct of its business, and keep the same in good repair, working order and condition in all material respects (taking into consideration ordinary wear and tear) and from time to time make, or cause to be made, all necessary or appropriate repairs, replacements and improvements thereto consistent with industry practices; and (d) transact business only in such corporate and trade names as are set forth in Disclosure Schedule (5.1).

5.2           Payment of Charges.

(a)           Subject to Section 5.2(b), each Credit Party shall pay and discharge or cause to be paid and discharged promptly all Charges payable by it before any thereof shall become past due, including (i) Charges imposed upon it, its income and profits, or any of its property (real, personal or mixed) and all Charges with respect to employee source deduction obligations and employer obligations to its employees, (ii) lawful claims for labor, materials, supplies and services or otherwise, and (iii) all storage or rental charges payable to warehousemen and bailees, in each case, before any thereof shall become past due, except, in the case of clauses (ii) and (iii), where the failure to pay or discharge such Charges would not result in aggregate liabilities in excess of US$250,000.

(b)           Each Credit Party may in good faith contest, by appropriate proceedings, the validity or amount of any Charges, Taxes or claims described in Section 5.2(a); provided, that (i) adequate reserves with respect to such contest are maintained on the books of such Credit Party, in accordance with GAAP; (ii) no Lien shall arise or be imposed to secure payment of such Charges (other than payments to warehousemen and/or bailees) that is superior to any of the Liens securing payment of the Obligations and such contest is maintained and prosecuted continuously and with diligence and operates to suspend collection or enforcement of such Charges, (iii) none of the Collateral becomes subject to forfeiture or loss as a result of such contest, (iv) such Credit Party shall promptly pay or discharge such contested Charges, Taxes or claims and all additional charges, interest, penalties and expenses, if any, and shall deliver to Agent evidence reasonably acceptable to Agent of such compliance, payment or discharge, if such contest is terminated or discontinued adversely to such Credit Party or the conditions set forth in this Section 5.2(b) are no longer met; and (v) Agent has not advised the Borrowers in writing that Agent reasonably believes that non-payment or non-discharge thereof could have or result in a Material Adverse Effect.

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5.3           Books and Records.  Each Credit Party shall keep adequate books and records with respect to its business activities in which proper entries, reflecting all financial transactions, are made in accordance with GAAP and on a basis consistent with the Financial Statements described in Section 3.4(a).   Each Credit Party which keeps records relating to Collateral in the Province of Quebec shall at all times keep a duplicate copy thereof at a location outside the Province of Quebec, as designated on Disclosure Schedule (3.2).

5.4           Insurance; Damage to or Destruction of Collateral.

(a)           The Credit Parties shall, at their sole cost and expense, maintain the policies of insurance described and detailed in Annex K, in form and amounts and with insurers acceptable to the Lenders.  Such policies of insurance (or the loss payable and additional insured endorsements delivered to the Agent) shall contain provisions pursuant to which the insured agrees to provide thirty (30) day prior written notice to the Agent in the event of any non-renewal, cancellation or amendment of any such insurance policy.  If any Credit Party at any time or times hereafter shall fail to obtain or maintain any of the policies of insurance required above or to pay all premiums relating thereto, Agent may at any time or times thereafter obtain and maintain such policies of insurance and pay such premiums and take any other action with respect thereto that Agent deems advisable.  Agent shall have no obligation to obtain insurance for any Credit Party or pay any premiums therefor.  By doing so, Agent shall not be deemed to have waived any Default or Event of Default arising from any Credit Party's failure to maintain such insurance or pay any premiums therefor.  If any Credit Party at any time or times hereafter shall fail to obtain or maintain any of the policies of insurance required above or to pay all premiums relating thereto, Agent may at any time or times thereafter obtain and maintain such policies of insurance and pay such premiums and take any other action with respect thereto that Agent deems advisable.  All sums so disbursed, including legal fees, court costs and other charges related thereto, shall be payable on demand by the Borrowers to Agent and shall be additional Obligations hereunder secured by the Collateral.

(b)           Agent reserves the right at any time upon any change in any Credit Party's risk profile (including any laws affecting the potential liability of such Credit Party) to require additional forms and limits of insurance to, in Agent's opinion, adequately protect the interest of Agent, on behalf of Secured Parties, in all or any portion of the Collateral and to ensure that each Credit Party is protected by insurance in amounts and with coverage customary for its industry.  If reasonably requested by Agent, each Credit Party shall deliver to Agent from time to time a report of a reputable insurance broker reasonably satisfactory to Agent, with respect to its insurance policies.

(c)           Each Credit Party irrevocably makes, constitutes and appoints Agent (and all officers, employees or agents designated by Agent), so long as any Default or Event of Default has occurred and is continuing or the anticipated insurance proceeds exceed US$500,000 as true and lawful agent and attorney-in-fact for the purpose of making, settling and adjusting claims under such "All Risk" policies of insurance, endorsing the name of such Credit Party on any check or other item of payment for the proceeds of such "All Risk" policies of insurance and for making all determinations and decisions with respect to such "All Risk" policies of insurance.  Agent shall have no duty to exercise any rights or powers granted to it pursuant to the foregoing power-of-attorney.  Each Borrower shall promptly notify Agent of any loss, damage, or destruction to the Collateral in the amount of US$400,000 or more, whether or not covered by insurance.  All insurance proceeds not in excess of US $500,000 that are to be made available to a Borrower to replace, repair, restore or rebuild the Collateral shall be applied by Agent to reduce the outstanding principal balance of the applicable Revolving Loan (which application shall not result in a permanent reduction of the applicable Revolving Loan Commitment) and upon such application, Agent shall establish a Reserve against the applicable Borrowing Base in an amount equal to the amount of such proceeds so applied; provided that at such time as such Borrower shall use such insurance proceeds, or any part thereof, to replace, repair, restore or rebuild the Collateral in a diligent and expeditious manner with materials and workmanship of substantially the same quality as existed before the loss, damage or destruction, such Reserve against the applicable Borrowing Base shall be removed. All insurance proceeds in excess of US $500,000 made available to a Borrower or any other Credit Party to replace, repair, restore or rebuild Collateral shall be deposited in a cash collateral account.  For a period of 180 days following the deposit of such funds into a cash collateral account, such funds shall be made available to a Borrower or such Credit Party to provide funds to replace, repair, restore or rebuild the Collateral as follows: (i) a Borrower shall request a Revolving Credit Advance or release from the cash collateral account be made to such Borrower or such Credit Party in the amount requested to be released; (ii) so long as the conditions set forth in Section 2.2 have been met, Revolving Lenders shall make such Revolving Credit Advance or Agent shall release funds from the cash collateral account; and (iii) in the case of insurance proceeds applied against the Revolving Loan, the Reserve established with respect to such insurance proceeds shall be reduced by the amount of such Revolving Credit Advance.  To the extent not used to replace, repair, restore or rebuild the Collateral within such time period, such insurance proceeds shall be applied in accordance with Section 1.3(d).

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5.5           Compliance with Laws.

(a)           Each Credit Party shall comply with all federal, provincial, state, local and foreign laws and regulations applicable to it, including ERISA, those relating to employment and labor matters, and Environmental Laws and Environmental Permits, except to the extent that the failure to comply, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

(b)

(i)           For each existing, or hereafter adopted, Canadian Pension Plan, Canadian Benefit Plan and ERISA Plan, each Credit Party shall in a timely fashion comply with and perform in all material respects all of its obligations under and in respect of such Canadian Pension Plan, Canadian Benefit Plan or ERISA Plan, including under any funding agreements and all applicable laws (including any fiduciary, funding, investment and administration obligations).

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(ii)           All employer or employee payments, contributions or premiums required to be remitted or paid to or in respect of each Canadian Pension Plan, Canadian Benefit Plan or ERISA Plan shall be paid or remitted by each Credit Party in a timely fashion in accordance with the terms thereof, of any funding agreements and of all applicable laws.

(iii)           Parent shall deliver to Agent (i) if requested by Agent, copies of each annual and other return, report or valuation with respect to each Canadian Pension Plan or ERISA Plan as filed with any applicable Governmental Authority; (ii) promptly after receipt thereof, a copy of any direction, order, notice, ruling or opinion that any Credit Party may receive from any applicable Governmental Authority with respect to any Canadian Pension Plan or ERISA Plan; and (iii) notification within 30 days of any increases having a cost to one or more of the Credit Parties in excess of US$250,000 per annum in the aggregate, in the benefits of any existing Canadian Pension Plan, Canadian Benefit Plan or ERISA Plan, or the establishment of any new Canadian Pension Plan, Canadian Benefit Plan or ERISA Plan, or the commencement of contributions to any such plan to which any Credit Party was not previously contributing.

(c)           Each Credit Party shall (i) at all times comply with, and perform such acts as may be required by, all applicable laws (including all laws relating to dealings with public officials, anti-money laundering, anti-fraud, consumer credit protection and foreign exchange regulations) in connection with the servicing and management of the Collateral and performance by Credit Party under this Agreement, and (ii) maintain an effective system of audits and controls adequate to ensure that each Credit Party and its agents, representatives, employees and other staff are trained to and do perform their respective obligations, meet the requirements of the Credit Party set forth in this Agreement or pursuant to applicable laws, and comply with applicable laws.  In furtherance thereof, each Credit Party shall obtain and maintain such licenses, permits, and other governmental approvals or qualifications required to enable each Credit Party to perform its obligations hereunder.  Borrowers shall maintain a file of such documentation as may be required under applicable laws and shall make such file available to Agent for inspection upon Agent's reasonable request.

(d)           Without limiting the foregoing, each Credit Party and its officers, directors, employees, shareholders, members, agents or Affiliates, acting on its behalf, (i) shall not take any action that may constitute a violation of, or cause Lender or any Affiliate thereof to be in violation of, the FCPA or any applicable anti-bribery or related laws, and (ii) shall observe the Compliance Procedures, and, in connection therewith, maintain, an effective system of audits and controls, including an Anti-Money Laundering Plan, adequate to ensure that all of their agents, representatives, employees, and other staff are trained to ensure that any amounts paid to the Agent or to any Lender are not derived from Illegal Proceeds or an Illegal Source.

5.6           Supplemental Disclosure.  From time to time as may be reasonably requested by Agent (which request will not be made more frequently than once each year absent the occurrence and continuance of an Event of Default) or at the Credit Parties' election, the Credit Parties shall supplement each Disclosure Schedule hereto, or any representation herein or in any other Loan Document, with respect to any matter hereafter arising that, if existing or occurring at the date of this Agreement, would have been required to be set forth or described in such Disclosure Schedule or as an exception to such representation or that is necessary to correct any information in such Disclosure Schedule or representation which has been rendered inaccurate thereby (and, in the case of any supplements to any Disclosure Schedule, such Disclosure Schedule shall be appropriately marked to show the changes made therein); provided that (a) no such supplement to any such Disclosure Schedule or representation shall amend, supplement or otherwise modify any Disclosure Schedule or representation, or be or be deemed a waiver of any Default or Event of Default resulting from the matters disclosed therein, except as consented to by Agent and Requisite Lenders in writing, and (b) no supplement shall be required or permitted as to representations and warranties that relate solely to the Restatement Closing Date.

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5.7           Intellectual Property.  Each Credit Party will conduct its business and affairs without infringement of or interference with any Intellectual Property of any other Person in any material respect and shall comply in all material respects with the terms of its Licenses.

5.8           Environmental Matters.  Each Credit Party shall and shall cause each Person within its control to: (a) conduct its operations and keep and maintain its Real Estate and Vessels in compliance with all Environmental Laws and Environmental Permits except where the failure to comply would not reasonably be expected to, individually or in the aggregate, result in a Material Environmental Liability; (b) implement any and all investigation, remediation, removal and response actions that are appropriate or necessary to maintain the value and marketability of the Real Estate or to otherwise comply in all material respects with Environmental Laws and Environmental Permits pertaining to the presence, generation, treatment, storage, use, disposal, transportation or Release of any Hazardous Material to which a Credit Party is responsible unless the failure to do so would not have a Material Adverse Effect; (c) notify Agent promptly after such Credit Party becomes aware of any violation of Environmental Laws or Environmental Permits or any Release on, at, in, under, above, to, from or about any Real Estate or of any order or intention to issue an order under any Environmental Laws that is reasonably likely to result in Material Environmental Liabilities; and (d) promptly forward to Agent a copy of any order, notice, request for information or any communication or report received by such Credit Party in connection with any such violation, Release or order or any other matter relating to any Environmental Laws or Environmental Permits that could reasonably be expected to result in Material Environmental Liabilities, in each case whether or not any Governmental Authority has taken or threatened any action in connection with any such violation, Release, order or other matter.  Without limiting the foregoing, if an Event of Default is continuing or if Agent at any time has a reasonable basis to believe that there may be a violation of any Environmental Laws or Environmental Permits by any Credit Party or any Environmental Liability arising thereunder, or a Release of Hazardous Materials on, at, in, under, above, to, from or about any of its Real Estate or of the issuance or threat to issue any order under Environmental Laws, that, in each case, could reasonably be expected to have a Material Adverse Effect, then each Credit Party shall, upon Agent's written request, (i) cause the performance of such environmental audits including subsurface sampling of soil and groundwater, and preparation of such environmental reports, at the Borrowers' expense, as Agent may from time to time reasonably request, which shall be conducted by reputable environmental consulting firms reasonably acceptable to Agent and shall be in form and substance reasonably acceptable to Agent, and (ii) permit Agent or its representatives to have access to all Real Estate for the purpose of conducting such environmental audits and testing as Agent deems appropriate, including subsurface sampling of soil and groundwater.  The Borrowers shall be jointly and severally responsible to reimburse Agent for the costs of such audits and tests and the same will constitute a part of the Obligations secured hereunder.

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5.9           Landlords' Agreements, Mortgagee Agreements, Bailee Letters and Real Estate Purchases.  Each Credit Party shall use commercially reasonable efforts to obtain a landlord's agreement, mortgagee agreement or bailee letter, as applicable, from the lessor of each leased property, the mortgagee of each owned property and the bailee with respect to each warehouse, processor or converter facility or other location where Collateral is stored or located, which agreement or letter shall contain a waiver or subordination of all Liens or claims that the landlord, mortgagee or bailee may assert against the Collateral at that location, and shall otherwise be reasonably satisfactory in form and substance to Agent.  After the Restatement Closing Date, no real property or warehouse space shall be leased by any Credit Party and no Inventory shall be shipped to a processor or converter under arrangements established after the Restatement Closing Date without the prior written consent of Agent, unless and until a satisfactory landlord agreement or bailee letter, as appropriate, shall first have been obtained with respect to such location.  Each Credit Party shall timely and fully pay and perform its obligations under all leases and other agreements with respect to each leased location or public warehouse where any Collateral is or may be located.  To the extent permitted hereunder, if any Credit Party proposes to acquire a fee ownership interest in Real Estate after the Restatement Closing Date, it shall first provide to Agent a mortgage, debenture, deed of trust or similar document granting Agent a first priority Lien on such Real Estate, together with a real property survey, local counsel opinion(s), and, if required by Agent, an environmental audit, mortgage title insurance commitment, supplemental casualty insurance and flood insurance, and such other documents, instruments or agreements reasonably requested by Agent, in each case, in form and substance reasonably satisfactory to Agent.

5.10           Further Assurances.  Each Credit Party agrees that it shall, and shall cause each other Credit Party to, at such Credit Party's expense and upon the reasonable request of Agent, duly execute and deliver, or cause to be duly executed and delivered, to Agent such further instruments and do and cause to be done such further acts as may be necessary or proper in the reasonable opinion of Agent to carry out more effectively the provisions and purposes of this Agreement and each Loan Document.

5.11           Vessels.

(a)           Lower Lakes shall maintain (i) the documentation of the Cdn. Vessels under the laws of Canada and the registration of such Cdn. Vessels at any port in the province of Ontario as Canadian Ships within the meaning of the Canada Shipping Act and (ii) the qualification of the Cdn. Vessels to operate in the Canadian coastwide trade.  Lower Lakes will maintain all proper licenses and permits in force at all times, and not do or permit anything to be done which might affect such documentation, registration or qualification (except with respect to Vessel 17 prior to and while the vessel is undergoing conversion at the Conversion Shipyard as contemplated by Section 5.15(g) through (j) below).  Each of Grand River and Black Creek shall maintain the documentation of the US Vessels that it owns under the laws of the United States of America (and shall ensure that the owner of each US Vessel not owned by it maintains the documentation of such US Vessels under the laws of the United States of America) and shall maintain the qualification of the US Vessels to operate in the US coastwide trade.  Grand River, and Black Creek will maintain, or will cause the owners of the US Vessels to maintain all proper licenses and permits in force at all times and not do or permit anything to be done which might affect such documentation, registration or qualification, other than, with respect to the Barge McKee and the Invincible, any failure to comply associated with and only to the extent required during a period of temporary lay-up.

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(b)           Lower Lakes shall (and with respect to Vessel 17, shall ensure that Lower Lakes Towing 17 shall), and Grand River and Black Creek shall or shall cause the owner of the US Vessels to, ensure that each of them:

(i)           will at all times preserve, repair and keep in thoroughly good and seaworthy repair and good order and condition the Vessels and all machinery and equipment and appurtenances thereto up to a modern standard of usage, and maintain the same consistently with the best practices in respect of similar vessels; and in any event, it will maintain each Vessel in such condition as will entitle her to be classified "+ 100 A1" by Lloyds Register of Shipping or an equivalent classification by The American Bureau of Shipping or by another classification society acceptable to the Lenders, and will furnish to the Agent, upon request, the certificate evidencing such classification; and at all times upon reasonable notice allow the Agent or its representatives access to each Vessel in order to view the state of repair; provided, that unless an Event of Default has occurred and is continuing, the Borrowers shall not be required to pay the costs of such access (including liability insurance) or for more than one inspection per year;

(ii)           will not suffer or permit the Vessels to be used or navigated in any manner inconsistent with any of the marine insurance policies thereon, and it shall comply and shall require the master, officers and engineers of the Vessels from time to time and at all times to comply in all material respects with all statutory rules, regulations, by-laws and ordinances relating to the operation and navigation of the Vessels or which from time to time may be in force and applicable thereto;

(iii)           will warrant and defend the title to the Vessels and its possession thereof for the benefit of the Lenders against the claims and demands of all Persons whomsoever;

(iv)           will pay and discharge, upon the due date thereof, all debts, damages and liabilities which have given rise or may give rise to maritime or possessory liens on the Vessels or to claims enforceable by action in rem against any thereof or to any similar process so as to keep the Vessels free from arrest or detention, and, in the event of arrest or detention of a Vessel being threatened or effected, it will forthwith notify the Agent and shall take all steps and make all payments necessary to obtain the release thereof forthwith and no later than 15 days from the date of receiving notice of any such arrest or detention;

(v)           except as set forth in Section 6.9(d), will not sell, mortgage or transfer any Vessel or any share or interest therein, in any manner, or agree to any charter of any Vessel, without the prior written consent of the Requisite Lenders, and any such written consent to any one mortgage, transfer or charter shall not be construed to be a waiver of this provision in respect of any subsequent mortgage, transfer or charter;

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(vi)           will comply with and satisfy at all times the requirements of all requisite laws so as to maintain the Fleet Mortgages and the Mortgages as valid marine mortgages upon the Vessels and all of their accessories, appurtenances and equipment and all additions, improvements and replacements made in and to the Vessels and will not create, incur, cause or suffer to exist any Lien on the Vessels at any time other than Permitted Encumbrances;

(vii)           will provide the Agent promptly with such information as may be requested by the Agent regarding the Vessels, their location and employment, the particulars of all tonnages, salvages and copies of all charters and contracts;

(viii)           will pay or cause to be paid, upon the due dates thereof, all Taxes, rates, fees, levies, fines, tolls, charges, duties, penalties, excises, assessments, disbursements and all other outgoings payable in respect of the Vessels and their use, ownership, documentation, registration and maintenance and, when requested by the Agent, produce all relevant receipts therefor:

(ix)           will permit Agent or its authorized representative, whenever reasonably requested by Agent, to review the survey files of each Vessel;

(x)           will promptly give notice to the Agent of:

(A)           any notice of expropriation of a Vessel or action or proceeding which it believes might have a materially adverse effect on the financial condition of it or the Business;

(B)           all claims, proceedings or litigation in respect of a Vessel, whether or not any such claim, proceeding or litigation is covered by insurance;

(C)           any violation of any law, statute, rule or regulation which does or may materially adversely affect the operation of a Vessel;

(D)           any Lien registered against a Vessel; and

(E)           any material change proposed to be made in the structure, type or speed of a Vessel and will not permit to be made any such change which could reasonably be expected to  prejudice the interests of the Lenders;

(xi)           will cause to be carried with each Vessel's papers on board such Vessel a certified copy of the applicable Fleet Mortgage or Mortgage, and of any amendments or supplements hereto or assignments hereof, and to exhibit the same on demand, to any person having business with such Vessel and to any representative of the Borrowers or the Lenders. Unless otherwise approved by the Lenders, a notice reading as follows, printed in plain type of such size that each paragraph of reading matter shall cover a space not less than six (6) inches wide by nine (9) inches high, and framed under glass, shall be placed and kept prominently displayed on each Vessel:

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NOTICE OF MORTGAGE (Canadian registered Vessels)

This Vessel is owned by and is covered by a statutory ship mortgage for Canadian registered Vessels in favor of General Electric Capital Corporation, as agent and as mortgagee, as supplemented by an agreement with such mortgagee. Except as permitted under the terms of such mortgage or such agreement, no owner, operator, charterer, cargo owner, subcharterer or master of this Vessel, or any other person, has the right, power or authority to create, incur or permit to exist on this Vessel any lien whatsoever other than liens for crew's wages and salvage and liens for dock, harbor and canal charges.

NOTICE OF MORTGAGE (US registered Vessels)

This Vessel is covered by [a Fourth Amended and Restated First Preferred Fleet Mortgage dated March 11, 2014] [an Amended and Restated First Preferred Fleet Mortgage dated March 11, 2014] in favor of General Electric Capital Corporation, as Agent (the "Mortgagee"), under authority of Chapter 313, Title 46 of the United States Code.  Under the terms of said Mortgage, none of the Shipowner, any charterer, the Master of this Vessel, or any other person or entity has any right, power or authority to create, incur or permit to be imposed upon this Vessel any lien whatsoever other than the lien of said Mortgage and liens for current crew's wages, general average, salvage and liens incurred in the ordinary course of operation of the Vessel which are not yet due and payable.

Such notice shall be changed to reflect the identity of any successor to a Credit Party or the Agent.

(xii)           ensure that the Cdn. Vessels are employed in lawful trades between safe ports and safe places on the Great Lakes of North America and their connecting and tributary waters and on the St. Lawrence Seaway above the Anticosti Island;

(xiii)           will notify the Agent prior to entering into any contract for the use of any Vessel in salt water other than in any area located within the geographical limits set out in Section 5.5(b)(ii) and, in the case of Vessel 17, the LaLandia Swan Bareboat Charter; and

(xiv)           shall, upon request, provide Agent with information relating to the refitting, winter work or dry dock surveying of the Vessels including information as to the progress, timing and cost thereof.

(c)           The Credit Parties shall cause the applicable owner of each US Vessel to renew on an annual basis, prior to the reactivation of such US Vessel, any expired certificate evidencing such US Vessel’s classification by the American Bureau of Shipping or by another classification society acceptable to the Lenders, and will promptly, upon such renewal, furnish to Agent each such certificate.

5.12           Interest Rate Protection.  Within thirty (30) days after the date hereof and at all times thereafter prior to the Commitment Termination Date, Borrowers shall continue to maintain interest rate cap, swap or collar agreements, or other agreements or arrangements designed to provide protection against fluctuations in interest rates, which shall be on terms, for periods and with counterparties reasonably acceptable to Agent, and pursuant to which Borrowers are protected against increases in interest rates from and after the date of such contracts as to a notional amount of not less than 40% of the principal amount of the Term Loans funded on the Existing Closing Date.

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5.13           OFAC; Counter-Terrorism; Patriot Act.  No Credit Party shall, and no Credit Party shall permit any of its Subsidiaries to, fail to comply with the laws, regulations and executive orders referred to in Sections 3.30 and 3.31.

5.14           Depository Banks.  The Credit Parties and their Subsidiaries shall provide that (a) PNC Bank, National Association or one of its Affiliates shall be their principal United States depository bank, including for the maintenance of operating, administrative, cash management, collection activity, and other deposit accounts for the conduct of their business, for so long as PNC Bank, National Association or one of its Affiliates is a Lender with aggregate Commitments of at least the US Dollar Equivalent of $15,000,000, and (b) a Lender or one of its Affiliates shall be their principal Canadian depository bank, including for the maintenance of operating, administrative, cash management, collection activity, and other deposit accounts for the conduct of their business, so long as there is a Lender or an Affiliate of a Lender which is capable of providing cash management services, wishes to provide such services and is otherwise reasonably acceptable to Agent.

5.15           Lalandia Swan.

(a)           Notwithstanding any provision of this Agreement to the contrary, Lower Lakes may (i) enter into an agreement (the “Vessel 17 Purchase Agreement”) with Uni-Tankers M/T “Lalandia Swan” ApS (“Vessel 17 Seller”) to purchase the Danish-flag vessel Lalandia Swan for the sum of US$7,000,000 (the “Purchase Price”) and (ii) subsequently transfer the title of Vessel 17 to Lower Lakes Towing (17) Ltd. (“Newco 17”).

(b)           Following any transfer pursuant to clause (a)(ii) above, Lower Lakes shall cause Newco 17 to comply with the terms of this Section 5.15 and shall be responsible for any non-compliance by Newco 17 with the terms hereof.

(c)           If the closing of the purchase of Vessel 17 does not occur, and title to Vessel 17 is not transferred to Newco 17, on or before April 30, 2014, Lower Lakes shall make a mandatory prepayment of the Term Loans in an amount equal to the Purchase Price.

(d)           Upon the purchase of Vessel 17, Lower Lakes shall deliver to Agent an opinion of Canadian maritime counsel to Lower Lakes reasonably acceptable to Agent concerning the due authorization, execution, delivery, filing (as necessary) and enforceability of the mortgage and the other collateral documents that were either executed by or in respect of Newco 17 on the Closing Date or that are required to be executed and delivered to Agent pursuant to this Section 5.15.  Such legal opinion shall confirm that the continuing enforceability (without novation) of the mortgage and the other collateral documents will not be adversely affected by the suspension of the Canadian registration of Vessel 17, the registration of Vessel 17 on the Danish bareboat registry, the reactivation of the Canadian registration of Vessel 17, the conversion of Vessel 17, or any of the other actions or matters described in this Section 5.15, and addressing such other matters as Agent shall reasonably request.

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(e)           Upon and after the closing of the purchase of Vessel 17, Lower Lakes shall cause Newco 17 to do the following:

(i)	Newco 17 shall register Vessel 17 in its name under the laws and flag of Canada;

(ii)
Newco 17 shall grant (A) a first priority mortgage on Vessel 17 in favor of the Agent, and (B) a second priority mortgage on Vessel 17 in favor of Second Lien Agent, which mortgages shall be substantially in the form of the mortgages granted to Agent on the other Cdn. Vessels, and such mortgages shall be filed with, and recorded by, Transport Canada;

(iii)
Newco 17 and Vessel 17 Seller will enter into a bareboat charter covering Vessel 17 (such bareboat charter to include standard indemnification provisions in favor of Newco 17 and Lower Lakes) pursuant to which Newco 17 will bareboat charter Vessel 17 to Vessel 17 Seller at a daily hire rate of One Dollar (US$1) for a period commencing immediately and ending upon arrival of Vessel 17 at the Chengxi Shipyard Co., Ltd. Shipyard (the “Conversion Shipyard”) in China as contemplated by Section 5.15(f) below;

(iv)
Newco 17 will cause the registration of Vessel 17 with Transport Canada to be suspended, and Vessel 17 will be registered on the Danish bareboat registry (the first lien mortgage in favor of the Agent and the second lien mortgage in favor of the Second Lien Agent on Vessel 17 shall remain recorded with Transport Canada);

(v)
The insurances with respect to Vessel 17 shall be amended as necessary to meet or exceed all requirements in Annex K, or additional insurances shall be placed to meet such requirements (including mortgagee’s interest insurance, and if applicable, insurance covering chartering risks), Newco 17 shall be named on such insurances as an additional named insured, and all of the rights, title and interest of Newco 17 with respect to such insurances shall be assigned with first priority to the Agent and with second priority to the Second Lien Agent in accordance with the terms of this Agreement (including Annex K hereof) and the Mortgages;

(vi)
Newco 17 shall execute and deliver (A) to the Agent, a first priority Assignment of Material Contracts and a first priority Assignment of Earnings and Charters, and (B) to the Second Lien Agent, a second priority Assignment of Material Contracts and a second priority Assignment of Earnings and Charters, substantially in the form of such documents executed and delivered to the Agent and the Second Lien Agent with respect to the other Cdn. Vessels;

(vii)
Vessel 17 Seller and Newco 17 or Lower Lakes will enter into a Time Charter covering Vessel 17 (such time charter to include standard indemnification provisions in favor of Newco 17 and/or Lower Lakes, as the case may be) pursuant to which Vessel 17 Seller will time charter Vessel 17 to Newco 17 and/or Lower Lakes, as the case may be, at a daily hire rate of One Dollar (US$1) plus daily operating expenses for a period commencing immediately and ending upon arrival of Vessel 17 at the Conversion Shipyard; and

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(viii)
To reduce the cost to bring Vessel 17 to the Conversion Shipyard, Newco 17 and/or Lower Lakes, as the case may be, will enter into an agreement (the “Marketing Agreement”) with Vessel 17 Seller covering the period from the purchase of Vessel 17  by Newco 17 until Vessel 17 is delivered to the Conversion Shipyard as contemplated by Section 5.15(f) below.  Under the Marketing Agreement, Vessel 17 Seller will be granted the right to market the Vessel and to fix cargoes pursuant to Vessel 17 Seller bills of lading for its own account, provided that (i) each voyage must be approved in advance by Newco 17 and/or Lower Lakes, as the case may be, and (ii) Newco 17 and/or Lower Lakes, as the case may be, may at any time direct Vessel 17 to proceed to the Conversion Shipyard upon completion of any voyage previously approved by Newco 17 and/or Lower Lakes, as the case may be.  As consideration for these marketing rights, Vessel 17 Seller shall pay to Newco 17 and/or Lower Lakes, as the case may be, a fee equal to the lesser of (i) all earnings from operation of Vessel 17 under the Marketing Agreement, or (ii) hire and all other amounts payable by Newco 17 and/or Lower Lakes, as the case may be, to Vessel 17 Seller under the Time Charter referred to in Section 5.15(e)(vii) above.  Vessel 17 Seller will have the right to set-off all hire and other amounts due from Newco 17 and/or Lower Lakes, as the case may be, to Vessel 17 Seller under the Time Charter against the marketing fee due from Vessel Seller 17 to Newco 17 and/or Lower Lakes, as the case may be, under the Marketing Agreement.

(ix)
Upon completion of the final voyage approved by Newco 17 and/or Lower Lakes, as the case may be, under the Marketing Agreement (provided that Newco 17 and/or Lower Lakes, as the case may be, shall not approve a voyage that would prevent Vessel 17 from arriving at the Conversion Shipyard on or before August 15, 2014), Vessel 17 shall proceed to the Conversion Shipyard for conversion as contemplated by Section 5.15(g) through (j) below.  Upon arrival of Vessel 17 at the Conversion Shipyard, (i) Vessel 17 shall be redelivered by Newco 17 and/or Lower Lakes, as the case may be, to Vessel 17 Seller under the Time Charter, and by Vessel 17 Seller to Newco 17 under the Bareboat Charter, (ii) the bareboat charter registration of Vessel 17 in Denmark shall be closed, and (iii) the registration of Vessel 17 with Transport Canada shall be reinstated.

(f)           At the request of the Agent, Newco 17 shall assign all of its rights and interests in the conversion contract (including any liens granted to Newco 17 thereunder in material and work-in-process) to the Agent, with first priority, and to the Second Lien Agent, with second priority, to secure the obligations of the Credit Parties under this Agreement and the Second Lien Credit Agreement, respectively.  Such assignment shall be notified to, and acknowledged by, the Conversion Shipyard.

(g)           During the conversion period, Vessel 17 shall be insured in accordance with the terms of the Conversion Contract in an amount not less than the purchase price plus conversion cost of Vessel 17 and as otherwise reasonably required by the Agent.  Newco 17 shall assign all of its right, title and interest with respect to such insurances to the Agent, with first priority, and to the Second Lien Agent with second priority, on terms and conditions acceptable to the Agent.

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(h)           As part of the conversion, a portion of the forebody of Vessel 17 will be removed, and title to such removed portion of the forebody will be transferred to the Conversion Shipyard free and clear of all liens and encumbrances.  Agent and Lenders agree to waive any interest they may have in such removed portion of the forebody of Vessel 17.  As part of the conversion, a new forebody will be installed on Vessel 17.  Upon attaching the new forebody to Vessel 17, the existing Mortgages on Vessel 17 in favor of the Agent and the Second Lien Agent shall immediately cover such new forebody.

(i)           Upon completion of the conversion of Vessel 17, Vessel 17 shall be re-named and re-classified, and its registration under the Canadian flag shall be amended accordingly.  Immediately upon redelivery of Vessel 17 by the Conversion Shipyard to Newco 17, Newco 17 shall execute and deliver additional Collateral Documents to the Agent sufficient to grant to the Agent, with first priority, and to the Second Lien Agent, with second priority, security interests in Vessel 17, its insurances, charters and earnings, equivalent to the security interests granted by Lower Lakes with respect to the other Cdn. Vessels.   Vessel 17 shall then undertake a voyage from China to the Great Lakes to commence operation as a Great Lakes vessel.

(j)           For the avoidance of doubt, except as otherwise provided in this Section 5.15, Vessel 17 shall, at all times and for all purposes, be considered and treated as a Cdn. Vessel, and all the terms of this Agreement and the other Loan Documents applicable to the Cdn. Vessels shall apply equally to Vessel 17.  In addition, the collateral documents delivered with respect to Vessel 17 shall be considered and treated as Collateral Documents hereunder, and the other provisions of this Agreement applicable to the Collateral Documents with respect to the other Vessels shall apply equally to the collateral documents delivered hereunder with respect to Vessel 17.

5.16           Post-Closing Obligations.  Promptly but in any case within thirty (30) days after the Closing Date, the Borrowers shall deliver to Agent each of the items set forth on Annex D-2, in form and substance satisfactory to Agent.

6.	NEGATIVE COVENANTS

Each Credit Party agrees as to all Credit Parties that from and after the date hereof until the Termination Date:

6.1           Amalgamations, Mergers, Subsidiaries, Etc.  No Credit Party shall directly or indirectly, by operation of law or otherwise, (a) form or acquire any Subsidiary, or (b) amalgamate or merge with, consolidate with, acquire all or substantially all of the assets or Stock of, or otherwise combine with or acquire, any Person.

6.2           Investments; Loans and Advances.  Except as otherwise expressly permitted by this Section 6, no Credit Party shall make or permit to exist any investment in, or make, accrue or permit to exist loans or advances of money to, any Person, through the direct or indirect lending of money, holding of securities or otherwise, except that:  (a) a Credit Party may hold investments comprised of notes payable, or stock or other securities issued by Account Debtors to a Credit Party pursuant to negotiated agreements with respect to settlement of such Account Debtor's Accounts in the ordinary course of business, consistent with past practices; and (b) each Credit Party may maintain its existing investments, stocks, notes or securities in its Subsidiaries as of the Restatement Closing Date.

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6.3           Indebtedness.  No Credit Party shall create, incur, assume or permit to exist any Indebtedness, except (without duplication) (i) Indebtedness secured by purchase money security interests and Capital Leases permitted in Section 6.7(c), (ii) the Loans and the other Obligations, (iii) existing Indebtedness described in Disclosure Schedule (6.3) and refinancings thereof or amendments or modifications thereof that do not have the effect of increasing the principal amount thereof or accelerating the amortization thereof (other than to extend the same) and that are otherwise on terms and conditions no less favorable to any Credit Party, Agent or any Lender, as determined by Agent, than the terms of the Indebtedness being refinanced, amended or modified, (iv) hedging obligations under swaps, caps and collar arrangements pursuant to Section 5.12 arranged by GE Capital, entered into with a Lender or one of its Affiliates or entered into with another financial institution approved by the Agent, (v) Permitted Intercompany Indebtedness on terms acceptable to the Lenders, and if required by the Agent, subject to a subordination agreement acceptable to the Agent and (vi) the Second Lien Debt incurred on the Restatement Closing Date, plus additional Second Lien Debt in an aggregate principal amount not to exceed $35,000,000 incurred pursuant to the Second Lien Credit Agreement and in accordance with the terms of the Intercreditor Agreement so long as (x) no Default or Event of Default is then in existence or would reasonably be expected to result from the incurrence of such additional Second Lien Debt and (y) the Credit Parties are in compliance on a pro forma basis with the covenants contained in Annex G after giving effect to such incurrence of additional Second Lien Debt.

6.4           Employee Loans and Affiliate Transactions.

(a)           No Credit Party shall enter into or be a party to any transaction with any Affiliate thereof except (i) the incurrence of Permitted Intercompany Indebtedness, (ii) those transactions described in Disclosure Schedule 6.4 and (iii) in the ordinary course of and pursuant to the reasonable requirements of such Credit Party's business and upon fair and reasonable terms that are no less favorable to such Credit Party than would be obtained in a comparable arm's length transaction with a Person not an Affiliate of such Credit Party.

(b)           No Credit Party shall enter into any lending or borrowing transaction with any employees of any Credit Party, except (i) those transactions described in Disclosure Schedule 6.4 and (ii) loans to its respective employees on an arm's-length basis in the ordinary course of business consistent with past practices for travel and entertainment expenses, relocation costs and similar purposes up to a maximum of US$50,000 to any employee and up to a maximum of US$300,000 in the aggregate at any one time outstanding.

6.5           Capital Structure and Business.

If all or part of a Credit Party's Stock is pledged to Agent, that Credit Party shall not issue additional Stock unless all such additional Stock is immediately pledged and deposited with and in favor of the Agent along with the appropriate stock powers and any other documentation that may be required by the Agent.  Upon the request of Agent, Borrowers' Counsel shall provide an opinion to the Agent regarding the issued and outstanding capital Stock of the Credit Party that has issued such Stock.  No Credit Party shall amend its constituting or constating documents, by-laws, partnership agreement or operating agreement, as applicable, in a manner that would adversely affect Agent or Lenders or such Credit Party's duty or ability to repay the Obligations.  No Credit Party shall engage in any business other than the businesses currently engaged in by it. No Credit Party shall amend its constituting or constating documents to add provisions which require director consent only to the transfer of such Credit Party's shares or other equity securities.

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6.6           Guaranteed Indebtedness.

No Credit Party shall create, incur, assume or permit to exist any Guaranteed Indebtedness except (a) by endorsement of instruments or items of payment for deposit to the general account of any Credit Party, (b) for Guaranteed Indebtedness incurred for the benefit of any other Credit Party if the primary obligation is expressly permitted by this Agreement, (c) as set forth on Disclosure Schedule (6.6) and (d) the guaranty by Rand of amounts owing by Black Creek and Black Creek Holdings under the Black Creek Asset Purchase Agreement, so long as such guaranty is subordinated to the Obligations on terms and conditions satisfactory to the Agent and the Lenders.

6.7           Liens.

No Credit Party shall create, incur, assume or permit to exist any Lien on or with respect to its Accounts or any of its other properties or assets (whether now owned or hereafter acquired) except for (a) Permitted Encumbrances; (b) Liens in existence on the date hereof and summarized on Disclosure Schedule (6.7) securing Indebtedness permitted pursuant to Section 6.3(iii); (c) Liens created after the date hereof by conditional sale or other title retention agreements (including Capital Leases) or in connection with purchase money Indebtedness with respect to Equipment and Fixtures acquired by any Credit Party in the ordinary course of business, involving the incurrence of an aggregate amount of purchase money Indebtedness and Capital Lease Obligations of not more than US$500,000 outstanding at any one time for all such Liens (provided that such Liens attach only to the assets subject to such purchase money debt and such Indebtedness is incurred within ten (10) days following such purchase and does not exceed 100% of the purchase price of the subject assets); and (d) Liens arising in connection with the Second Lien Debt solely to the extent permitted by the Intercreditor Agreement.  In addition, no Credit Party shall become a party to any agreement, note, indenture or instrument, or take any other action, that would prohibit the creation of a Lien on any of its properties or other assets in favor of Agent, on behalf of Secured Parties of, as additional Collateral for the Obligations, except operating leases, Capital Leases or Licenses which prohibit Liens upon the assets that are subject thereto.  Nothing in this Section 6.7 is intended to evidence an intention or agreement on the part of the Lenders that the Liens securing the Obligations or the Obligations be or have been subordinated to any of the Liens described in paragraphs (a), (b), (c) or (d) hereof or to cause any such subordination to occur.

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6.8           Operating Leases.  No Credit Party shall permit the aggregate amount of all rental payments under Operating Leases made (or scheduled to be made) by Borrowers and their Subsidiaries (on a consolidated basis) to exceed US$850,000 in any Fiscal Year.

6.9           Sale of Stock and Assets.

No Credit Party shall sell, transfer, convey, assign or otherwise dispose of any of its properties or other assets, including the Stock of any of its Subsidiaries (whether in a public or a private offering or otherwise) or any of its Accounts, other than (a) the sale of Inventory in the ordinary course of business, (b) the sale or other disposition by the Credit Parties of Equipment or Fixtures that are obsolete or no longer used or useful in the Business and having a book value not exceeding US$250,000 in the aggregate in any Fiscal Year, (c) the sale or other disposition of other assets having a book value not exceeding US$50,000 in the aggregate in any Fiscal Year, and (d) the sale or other disposition of a Vessel, provided that (i) no more than one Vessel may be sold or disposed of in any Fiscal Year and no more than three Vessels shall be sold or disposed of during the term of this Agreement, (ii) the net proceeds of such sale shall be at least 100% of the fair market value of such Vessel as of the Restatement Closing Date (as determined by reference to the appraisal delivered on or prior to the Restatement Closing Date), unless such sale is consented to in advance in writing by the Agent and (iii) following such sale or disposition and after the net proceeds have been applied in accordance with Section 1.3(c) hereof to prepay the US Term Loan or the Cdn. Term Loan, as applicable, (A) if a Cdn. Vessel is sold, the aggregate principal amount of all outstanding Cdn. Term Loans shall not exceed 80% of the Orderly Liquidation Value of the remaining Cdn. Vessels and (B) if a US Owned Vessel is sold, the aggregate principal amount outstanding  of the US Term Loan shall not exceed 80% of the Orderly Liquidation Value of the remaining US Owned Vessels.  Without the consent of the Lenders, sales permitted pursuant to the terms of Section 6.9(b) and (c) shall not be permitted during the existence of a Default or an Event of Default.

6.10           Pension and Benefit Plans; ERISA Plans.

(a)           No Credit Party shall establish any new defined benefit Canadian Pension Plan.  No Credit Party shall permit its unfunded pension fund and other employee benefit plan obligations and liabilities to remain unfunded other than in accordance with applicable law.  No Credit Party shall terminate or wind-up any defined benefit Canadian Pension Plan.

(b)           No Credit Party shall, or shall cause or permit any ERISA Affiliate to, cause or permit to occur (i) an event that could result in the imposition of a Lien under Section 430 of the Revenue Code or Section 303 or 4068 of ERISA or (ii) an ERISA Event to the extent such ERISA Event would reasonably be expected to result in taxes, penalties and other liability in excess of US$100,000 in the aggregate.  No Credit Party shall cause or suffer to exist any event that could result in the imposition of a Lien with respect to any ERISA Plan.

6.11           Financial Covenants.  Rand and its Subsidiaries shall not breach or fail to comply with any of the Financial Covenants.

6.12           Hazardous Materials.  No Credit Party shall cause or permit a Release of any Hazardous Material where such Release would (a) violate in any respect, or form the basis for any Environmental Liabilities under, any Environmental Laws or Environmental Permits or (b) otherwise adversely impact the value or marketability of any Real Estate or any of the Collateral.

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6.13           Sale-Leasebacks.  No Credit Party shall engage in any sale-leaseback, synthetic lease or similar transaction involving any of its assets.

6.14           Restricted Payments.  No Credit Party shall make any Restricted Payment, except (a) dividends and distributions by any Credit Party to any other Credit Party (other than Rand, Rand Finance or Parent), (b) employee loans permitted under Section 6.4(b), (c) payments of principal and interest of Permitted Intercompany Indebtedness issued in accordance with Section 6.3 (provided that, upon the occurrence of a Default or Event of Default, the Lenders may provide notice that payments may no longer be made); (d) dividends by any Credit Party to Parent and immediately thereafter by Parent to Rand to pay dividends with respect to the Preferred Equity required under Rand's certificate of designations as in effect on the Restatement Closing Date so long as (i) no Default or Event of Default is then in existence or would reasonably be expected to result from the payment of such dividends and (ii) such dividend has been declared and paid in compliance with all applicable laws; (e) dividends by any Subsidiary of Parent to Parent and immediately thereafter by Parent to Rand to pay the ratable share of taxes owed by Borrowers and their Subsidiaries, Parent and Rand's corporate overhead and directors' fees, in each case to the extent incurred in the ordinary course of business in accordance with a budget previously provided to the Agent and the Lenders; (f) [reserved]; (g) (1) the conversion of all or any portion of the Preferred Equity into subordinated notes issued by Rand on the terms specified in Rand’s articles of incorporation and the certificate of designations dated August 1, 2006 relating to such Preferred Equity and on other terms and conditions reasonably acceptable to Agent, so long as such subordinated notes include subordination provisions substantially in the form of Exhibit 6.14 hereof and (2) following such conversion, the payment of dividends by any Credit Party to Parent and immediately thereafter by Parent to Rand to allow Rand to make regularly scheduled cash interest payments on such subordinated notes, so long as in either case no Default or Event of Default is then in existence or would reasonably be expected to result from the payment of such dividends or interest; (h) dividends by Black Creek Holdings to Rand so long as such amount is contributed promptly thereafter by Rand to Parent and by Parent to any Borrower; (i) conversions of Permitted Intercompany Indebtedness owing to Parent of up to $30,000,000 in the aggregate during the term of this Agreement into preferred equity of the applicable Credit Party having terms acceptable to the Agent, so long as such preferred equity is pledged to the Agent, on behalf of the Secured Parties, as additional Collateral for the Obligations; (j) in each case to the extent due and payable on a non-accelerated basis, Borrowers may make regularly scheduled payments of interest in respect of the Second Lien Debt to the extent permitted under the Intercreditor Agreement; (k) dividends by any Credit Party to Parent and immediately thereafter by Parent to Rand to pay up to $17,000,000 in accrued dividends with respect to the Preferred Equity on or within three (3) Business Days of the Restatement Closing Date solely from proceeds from the issuance of the Second Lien Debt so long as (i) no Default or Event of Default is then in existence or would reasonably be expected to result from the payment of such dividends and (ii) such dividend has been declared and paid in compliance with all applicable laws; (l) a Preferred Equity conversion make-whole payment in an amount not to exceed $2,400,000 in the aggregate so long as (i) no Default or Event of Default exists or would result therefrom and (ii) the Credit Parties are in compliance on a pro forma basis with the covenants contained in Annex G after giving effect to such payment; (m) payments made to redeem Preferred Equity of Rand solely from the proceeds of the issuance of common Stock of Rand in an amount not to exceed $15,000,000 during the term of this Agreement so long as (i) no Default or Event of Default is then in existence or would reasonably be expected to result therefrom and (ii) the Credit Parties are in compliance on a pro forma basis with the covenants contained in Annex G after giving effect to such payment; and (n) Indebtedness (other than the Second Lien Debt) secured by a Permitted Encumbrance if the asset securing such Indebtedness has been sold or otherwise disposed of in accordance with Section 6.8(b) or (c).

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6.15           Change of Corporate Name or Location; Change of Fiscal Year.  No Credit Party shall (a) change its incorporated name, or if not a corporation, its name as it appears in official filings in the jurisdiction of its organization, (b) change its chief executive office, principal place of business, domicile (within the meaning of the Civil Code of Quebec), corporate offices or warehouses or locations at which Collateral is held or stored, or the location of its records concerning the Collateral, (c) change the type of entity that it is, or (d) change its jurisdiction of incorporation or organization, in each case without at least thirty (30) days prior written notice to Agent and after Agent's written acknowledgment that any reasonable action requested by Agent in connection therewith, including to continue the perfection and, in the case of the Province of Quebec, publication, of any Liens in favor of Agent, on behalf of Secured Parties, in any Collateral, has been completed or taken; provided, that with respect to paragraphs (b) and (d), any such new location shall be in Canada, in the case of a Cdn. Credit Party, or the United States, in the case of a US Credit Party.  Without limiting the foregoing, no Credit Party shall change its name, identity or corporate or organizational structure in any manner that might make any financing statement filed in connection herewith or any other Loan Document materially misleading within the meaning of section 46(4) of the PPSA or of the UCC (or any comparable provision then in effect) except upon prior written notice to Agent and after Agent's written acknowledgement that any reasonable action requested by Agent in connection therewith, including to continue the perfection or, in the case of the Province of Quebec, publication, of any Liens in favor of Agent, on behalf of the Secured Parties, in any Collateral, has been completed or taken.  No Credit Party shall change its Fiscal Year.

6.16           No Impairment of Intercompany Transfers.  No Credit Party shall directly or indirectly enter into or become bound by any agreement, instrument, indenture or other obligation (other than this Agreement and the other Loan Documents) that could directly or indirectly restrict, prohibit or require the consent of any Person with respect to the payment of dividends or distributions or the making or repayment of intercompany loans by a Subsidiary to a Borrower.

6.17           Real Estate Purchases.  No Credit Party shall purchase a fee simple ownership interest in Real Estate.

6.18           Material Contracts and Second Lien Loan Documents.

(a)           No Credit Party shall amend or terminate a Material Contract in any way that would be materially detrimental to the business of the Credit Parties taken as a whole.

(b)           No Credit Party shall amend the Management Incentive Plan in any manner that results in an increase or acceleration of payment of any amounts payable thereunder.

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(c)           No Credit Party shall, and no Credit Party shall permit any of its Subsidiaries directly or indirectly to, change or amend the terms of any Second Lien Loan Documents except to the extent permitted by the Intercreditor Agreement.

6.19           Reserved.

6.20           Salt Water Operation.    No Credit Party shall operate the Vessels in (a) any manner contrary to the provisions of Sections 5.11(b)(xii) and (xiii) and (b) salt water for any period of time (other than trades permitted by Section 5.11(b)(xii)), in each case, without the consent of the Lenders, except as permitted by Section 5.15.

6.21           Time Charters.  None of the US Borrowers shall terminate any Time Charter Agreement or agree to amend its terms in any manner which would be unfavorable from the perspective of such US Borrower, without the prior written consent of Requisite Lenders, which shall not be unreasonably withheld.  Upon the occurrence of an Event of Default and written notice being provided by Agent to LLTC, LLTC shall not make any payments under any Time Charter Agreement.

6.22           Bareboat Charter Agreements.  No Credit Party shall either (a) permit any Bareboat Charter Agreement to be terminated or agree to amend its terms in any manner unfavorable from the perspective of such Credit Party or (b) permit any sub-bareboat charter of any Vessel, without in any such case first obtaining the prior written consent of Requisite Lenders, which consent shall not be unreasonably withheld.

6.23           Capital/Corporate Structure.  No Credit Party shall make any changes in its capital or corporate structure which would result in any US Borrower failing to be a citizen of the United States within the meaning of 46 U.S.C. § 50501(a), (b) and (d), and the regulations promulgated thereunder, eligible and qualified to own and operate a U.S.-flag vessel in the US coastwise trade.

6.24           Acquisitions.  No Credit Party shall make any Acquisition; provided, that so long as no Default or Event of Default has occurred and is continuing the Credit Parties may purchase the M/T “Lalandia Swan” in accordance with the terms of Section 5.15.

7.	TERM

7.1           Termination.  The financing arrangements contemplated hereby shall be in effect until the Commitment Termination Date, and the Loans and all other Obligations shall be automatically due and payable in full on such date.

7.2           Survival of Obligations Upon Termination of Financing Arrangements.  Except as otherwise expressly provided for in the Loan Documents, no termination or cancellation (regardless of cause or procedure) of any financing arrangement under this Agreement shall in any way affect or impair the obligations, duties and liabilities of the Credit Parties or the rights of Agent and Lenders relating to any unpaid portion of the Loans or any other Obligations, due or not due, liquidated, contingent or unliquidated or any transaction or event occurring prior to such termination, or any transaction or event, the performance of which is required after the Commitment Termination Date.  Except as otherwise expressly provided herein or in any other Loan Document, all undertakings, agreements, covenants, warranties and representations of or binding upon the Credit Parties, and all rights of Agent and the other Secured Parties, all as contained in the Loan Documents, shall not terminate or expire, but rather shall survive any such termination or cancellation and shall continue in full force and effect until the Termination Date; provided, that the provisions of Section 11, the payment obligations under Sections 1.14 and 1.15, and the indemnities contained in the Loan Documents shall survive the Termination Date.

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8.	EVENTS OF DEFAULT; RIGHTS AND REMEDIES

8.1           Events of Default.  The occurrence of any one or more of the following events (regardless of the reason therefor) shall constitute an "Event of Default" hereunder:

(a)           (i) Any Borrower fails to make any payment of principal (including mandatory prepayments) of, or interest on, or Fees owing in respect of, the Loans or any of the other Obligations when due and payable, or (ii) any Credit Party fails to pay or reimburse Agent or Lenders for any expense reimbursable hereunder or under any other Loan Document within ten (10) days following Agent's demand for such reimbursement or payment of expenses.

(b)           Any Credit Party fails or neglects to perform, keep or observe any of the provisions of Section 1.4, 1.8, 5.4(a), 5.14 or 6, any of the provisions set forth in Annex B, C or G or paragraph (r) of Annex E.

(c)           Any Credit Party fails or neglects to perform, keep or observe any of the provisions of Section 4.1 or any provisions set forth in Annex E (other than paragraph (r)) or F, and the same shall remain unremedied for three (3) Business Days or more.

(d)           Any Credit Party fails or neglects to perform, keep or observe any other provision of this Agreement or of any of the other Loan Documents (other than any provision embodied in or covered by any other clause of this Section 8.1) and the same shall remain unremedied for twenty (20) days or more.

(e)           Any representation or warranty made by any Credit Party herein or in any other Loan Document is breached or is false or misleading in any material respect, or any schedule, certificate, financial statement, report, notice or other writing furnished by any Credit Party to Agent or any Lender in connection therewith is false or misleading in any material respect on the date as of which the facts therein set forth are stated or certified.

(f)           Any default shall occur under the terms of the Second Lien Loan Documents that is not cured within any applicable grace period therefor; or a default or breach shall occur under any other agreement, document or instrument (other than the Second Lien Loan Documents) to which any Credit Party is a party that is not cured within any applicable grace period therefor, and such default or breach (i) involves the failure to make any payment when due in respect of any Indebtedness or Guaranteed Indebtedness (other than the Obligations) of any Credit Party in excess of US$150,000 in the aggregate (including (x) undrawn committed or available amounts and (y) amounts owing to all creditors under any combined or syndicated credit arrangements), or (ii) causes, or permits any holder of such Indebtedness or Guaranteed Indebtedness or an agent or a trustee therefor to cause, Indebtedness or Guaranteed Indebtedness or a portion thereof in excess of US$250,000 in the aggregate to become due prior to its stated maturity or prior to its regularly scheduled dates of payment, or cash collateral to be demanded in respect thereof, in each case, regardless of whether such default is waived, or such right is exercised, by such holder, agent or trustee.

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(g)           Any information contained in any Borrowing Base Certificate is untrue or incorrect in any material respect (other than (i) inadvertent, immaterial errors not exceeding US$50,000 in the aggregate in any Borrowing Base Certificate, (ii) errors understating a Borrowing Base and (iii) errors occurring when Borrowing Availability continues to exceed US$5,000,000 after giving effect to the correction of such errors), or any representation or warranty herein or in any Loan Document or in any written statement, report, financial statement or certificate (other than a Borrowing Base Certificate) made or delivered to Agent or any Lender by any Credit Party is untrue or incorrect in any material respect as of the date when made or deemed made.

(h)           Assets of any Credit Party with a fair market value of US$300,000 or more are attached, seized, levied upon or subjected to execution, garnishment, distress or any other similar process, or come within the possession of any interim receiver, receiver, receiver and manager, trustee, custodian, liquidator, administrator, sequestrator, sheriff, bailiff or assignee for the benefit of creditors of any Credit Party and such condition continues for thirty (30) days or more.

(i)           Any involuntary case or proceeding (including the filing of any notice of intention in respect thereof) is commenced against any Credit Party under any Insolvency Law or other applicable law in any jurisdiction in respect of the:

(i)           bankruptcy, liquidation, winding-up, dissolution or suspension of general operations,

(ii)           composition, rescheduling, reorganization, arrangement or readjustment of, or other relief from, or stay of proceedings to enforce, some or all of the debts or obligations,

(iii)           appointment of a trustee, interim receiver, receiver, receiver and manager, liquidator, administrator, custodian, sequestrator, agent or other similar official for such Credit Party, or for all or a substantial part of the assets of such Credit Party, or

(iv)           possession, foreclosure, seizure or retention, sale or other disposition of, or other proceedings to enforce security over, all or any substantial part of the assets, of such Credit Party, and such case or proceeding shall remain undismissed or unstayed for 60 days or more or such court shall enter a decree or order granting the relief sought in such case or proceeding.

(j)           Any Credit Party (i) commences on a voluntary basis, or fails to contest in a timely and appropriate manner or consents to the institution of any proceeding referred to in Section 8.1(i) above or to the filing of any such petition or to the appointment of or taking possession by a custodian, receiver, interim receiver, receiver and manager liquidator, assignee, trustee or sequestrator (or similar official) of such Credit Party or of all or any substantial part of such Credit Party's assets, or (ii) take any corporate (or analogous) action in furtherance of any of the foregoing or of any of the proceedings referred to in Section 8.1(i), or (iii) admits in writing its inability to, or is generally unable to, pay its debts as such debts become due or is otherwise insolvent.

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(k)           Final judgment or judgments for the payment of money in excess of US$300,000 in the aggregate at any time is entered or rendered against any Credit Party (which judgments are not covered by insurance policies as to which liability has been accepted by the insurance carrier), and the same are not, within forty-five (45) days after the entry thereof, paid or discharged or the execution thereof stayed or bonded pending appeal, or such judgments are not discharged prior to the expiration of any such stay.

(l)           Any material provision of any Loan Document for any reason ceases to be valid, binding and enforceable in accordance with its terms (or any Credit Party or other Person  party to a Loan Document shall challenge the enforceability of any Loan Document or shall assert in writing, or engage in any action or inaction based on any such assertion, that any provision of any of the Loan Documents has ceased to be or otherwise is not valid, binding and enforceable in accordance with its terms), or any Lien created under any Loan Document ceases to be a valid and perfected or prohibited (or applicable) first priority or ranking Lien (except as otherwise permitted herein or therein) in any of the Collateral purported to be covered thereby.

(m)           Any Change of Control occurs.

(n)           Any event occurs, whether or not insured or insurable, as a result of which revenue-producing activities generating more than 15% of any Borrower's revenues for the Fiscal Year preceding such event cease or are substantially curtailed and such cessation or curtailment continues for more than thirty (30) days.  For greater certainty, neither (i) the commencement of the winter season and the cessation of the operation of the Vessels by the Credit Parties in accordance with past practice as a consequence thereof or (ii) the temporary lay-up from service of two or three Vessels in the ordinary course of business shall constitute an Event of Default.

(o)           Any default or breach by a Credit Party occurs and is continuing under any Material Contract or any Material Contract shall be terminated and not replaced with a new contract on substantially similar terms, in either case, where the result thereof would result in a Material Adverse Effect.

(p)           Any default under, breach in respect of or termination of, any Time Charter Agreement or any Bareboat Charter Agreement shall occur that allows any party to such agreement to terminate such agreement.

(q)           Any failure by a US Credit Party to be a citizen of the United States within the meaning of 46 U.S.C. § 50501(a), (b) and (d), and the regulations promulgated thereunder, eligible and qualified to own and operate a U.S.-flag vessel in the US coastwise trade.

(r)           Any change in the ownership structure of Lower Lakes, Grand River or Black Creek from that existing as of the Restatement Closing Date.

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(s)           The subordination provisions of the Intercreditor Agreement or any agreement or instrument governing any Subordinated Indebtedness or Second Lien Debt shall for any reason be revoked or invalidated, or otherwise cease to be in full force and effect, or any Person shall contest in any manner the validity or enforceability thereof or deny that it has any further liability or obligation thereunder, or the Obligations, for any reason shall not have the priority contemplated by this Agreement or such subordination provisions.

8.2           Remedies.

(a)           If any Default or Event of Default shall have occurred and be continuing, Agent may (and at the written request of the Requisite Lenders shall), without notice, suspend the Revolving Loan facilities with respect to additional Advances and/or the incurrence of additional Letter of Credit Obligations, whereupon any additional Advances and additional Letter of Credit Obligations shall be made in Agent's sole discretion (or in the sole discretion of the Requisite Lenders, if such suspension occurred at their direction) so long as such Default or Event of Default is continuing.

(b)           If any Event of Default has occurred and is continuing, Agent may (and at the written request of the Requisite Lenders shall), without notice: (i) terminate either or both Revolving Loan Commitments with respect to further Advances or the incurrence of further Letter of Credit Obligations; (ii) reduce either or both Revolving Loan Commitments from time to time; (iii) declare all or any portion of the Obligations, including all or any portion of any Loan, to be forthwith due and payable and require that the Letter of Credit Obligations be cash collateralized in the manner set forth in Annex B, all without presentment, demand, protest or further notice of any kind, all of which are expressly waived by each Borrower and each other Credit Party; and/or (iv) exercise any rights and remedies provided to Agent under the Loan Documents or at law or equity, including all remedies provided under the PPSA, the Code and other applicable laws; provided, that upon the occurrence of an Event of Default specified in Section 8.1(i), (j) or (m), the Commitments shall be immediately terminated and all of the Obligations, including the Revolving Loans, shall become immediately due and payable without declaration, notice or demand by any Person.

8.3           Waivers by Credit Parties.  Except as otherwise provided for in this Agreement or by applicable law, each Credit Party waives: (a) presentment, demand and protest and notice of presentment, dishonor, notice of intent to accelerate, notice of acceleration, protest, default, non-payment, maturity, release, compromise, settlement, extension or renewal of any or all commercial paper, accounts, contract rights, documents of title, instruments, chattel paper and guarantees at any time held by Agent on which any Credit Party may in any way be liable, and hereby ratifies and confirms whatever Agent may do in this regard, (b) all rights to notice and a hearing prior to Agent's taking possession or control of, or to Agent's replevy, attachment or levy upon, the Collateral or any bond or security that might be required by any court prior to allowing Agent to exercise any of its remedies, and (c) the benefit of all valuation, appraisal, marshaling and exemption laws.

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9.	ASSIGNMENT AND PARTICIPATIONS; APPOINTMENT OF AGENT

9.1           Assignment and Participations.

(a)           Subject to the terms of this Section 9.1, any Lender may upon notice to Borrowers make an assignment to a Qualified Assignee of, or sale of participations in, at any time or times, the Loan Documents, Loans, Letter of Credit Obligations and any Commitment or any portion thereof or interest therein, including any Lender's rights, title, interests, remedies, powers or duties thereunder.  Any assignment by a Lender shall:  (i) require the consent of Agent (which consent shall not be unreasonably withheld or delayed with respect to a Qualified Assignee) and the execution of an assignment agreement (an "Assignment Agreement") substantially in the form attached hereto as Exhibit 9.1(a) and otherwise in form and substance reasonably satisfactory to, and acknowledged by, Agent; (ii) be conditioned on such assignee Lender representing to the assigning Lender and Agent that it is purchasing the applicable Loans to be assigned to it for its own account, for investment purposes and not with a view to the distribution thereof; (iii) be in a minimum aggregate amount equal to $1,000,000 or, if less, the entire commitment or the principal amount of the loan being assigned; (iv) include a payment to Agent of an assignment fee of US$3,500.  Agent's refusal to accept an assignment to a Person that would be a Non-Funding Lender or an Impacted Lender or a holder of Second Lien Debt or an Affiliate of such a holder, or the imposition of conditions or limitations (including limitations on voting) upon assignments to such Persons, shall not be deemed to be unreasonable.  In the case of an assignment by a Lender under this Section 9.1, the assignee shall have, to the extent of such assignment, the same rights, benefits and obligations as all other Lenders hereunder; provided that so long as no Event of Default has occurred and is continuing, in the case of an assignment by a US Revolving Lender or a US Term Lender, if such assignee is a non-resident of the United States for purposes of the Revenue Code in respect of any payment that may be made by any US Borrower, such assignee shall not be entitled to any gross-up payment or indemnification pursuant to Section 1.14 from such US Borrower on account of any withholding taxes eligible on such payment.  So long as no Event of Default has occurred and is continuing, without the Borrowers' consent (acting reasonably), no Lender may assign its Commitment to any person in the business of owning or operating ships transporting bulk cargo on the Great Lakes or any subsidiary of such a person.  The assigning Lender shall be relieved of its obligations hereunder with respect to its Commitments or assigned portion thereof from and after the date of such assignment.  Each Borrower hereby acknowledges and agrees that any assignment shall give rise to a direct obligation of such Borrower to the assignee and that the assignee shall be considered to be a "Lender".  In all instances, each Lender's liability to make Loans hereunder shall be several and not joint and shall be limited to such Lender's Pro Rata Share of the applicable Commitment.  In the event Agent or any Lender assigns or otherwise transfers all or any part of the Obligations, Agent or any such Lender shall so notify the applicable Borrower and such Borrower shall, upon the request of Agent or such Lender, execute new Notes in exchange for the Notes, if any, being assigned.

(b)           Any participation by a Lender of all or any part of its Commitments shall be made with the understanding that all amounts payable by the Borrowers hereunder shall be determined as if that Lender had not sold such participation, and that the holder of any such participation shall not be entitled to require such Lender to take or omit to take any action hereunder except actions directly affecting (i) any reduction in the principal amount of, or interest rate or Fees payable with respect to, any Loan in which such holder participates, (ii) any extension of the scheduled amortization of the principal amount of any Loan in which such holder participates or the final maturity date thereof, and (iii) any release of all or substantially all of the Collateral (other than in accordance with the terms of this Agreement, the Collateral Documents or the other Loan Documents).  No Borrower or other Credit Party shall have any obligation or duty to any participant.  Neither Agent nor any Lender (other than the Lender selling a participation) shall have any duty to any participant and may continue to deal solely with the Lender selling a participation as if no such sale had occurred.

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(c)           Except as expressly provided in this Section 9.1, no Lender shall, as between any Borrower and such Lender, or Agent and such Lender, be relieved of any of its obligations hereunder as a result of any sale, assignment, transfer or negotiation of, or granting of participation in, all or any part of the Loans, the Notes or other Obligations owed to such Lender.

(d)           Each Credit Party executing this Agreement shall assist any Lender permitted to sell assignments or participations under this Section 9.1 as reasonably required to enable the assigning or selling Lender to effect any such assignment or participation, including the execution and delivery of any and all agreements, notes and other documents and instruments as shall be requested and the preparation of informational materials for, and the participation of management in meetings with, potential assignees or participants.  Each Credit Party executing this Agreement shall certify the correctness, completeness and accuracy of all descriptions of the Credit Parties and their respective affairs contained in any selling materials provided by it and all other information provided by it and included in such materials, except that any Projections delivered by a Borrower shall only be certified by such Borrower as having been prepared by such Borrower in compliance with the representations contained in Section 3.4(c).

(e)           A Lender may furnish any information concerning the Credit Parties in the possession of such Lender from time to time to assignees and participants (including prospective assignees and participants) and to the other Secured Parties; provided, that such Lender shall obtain from such assignees or participants or such other Secured Parties confidentiality covenants substantially equivalent to those contained in Section 11.8.

(f)           Notwithstanding anything to the contrary contained herein, any Lender (a "Granting Lender") may grant to a special purpose funding vehicle (an "SPV"), identified as such in writing by the Granting Lender to Agent and the Borrowers, the option to provide to a Borrower all or any part of any Loans that such Granting Lender would otherwise be obligated to make to such Borrower pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPV to make any Loan; and (ii) if an SPV elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof.  The making of a Loan by an SPV hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if such Loan were made by such Granting Lender.  No SPV shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting Lender).  Any SPV may (i) with notice to, but without the prior written consent of, the Borrowers and Agent assign all or a portion of its interests in any Loans to the Granting Lender or to any financial institutions (consented to by the Borrowers and Agent) providing liquidity and/or credit support to or for the account of such SPV to support the funding or maintenance of Loans and (ii) disclose on a confidential basis any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPV.  This Section 9.1(f) may not be amended without the prior written consent of each Granting Lender, all or any of whose Loans are being funded by an SPV at the time of such amendment.  For the avoidance of doubt, the Granting Lender shall for all purposes, including without limitation, the approval of any amendment or waiver of any provision of any Loan Document or the obligation to pay any amount otherwise payable by the Granting Lender under the Loan Documents, continue to be the Lender of record hereunder.

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9.2           Appointment of Agent.  GE Capital is hereby appointed to act on behalf of all Secured Parties as Agent, under this Agreement and the other Loan Documents.  The provisions of this Section 9.2 are solely for the benefit of Agent and the other Secured Parties and no Credit Party or any other Person shall have any rights as a third party beneficiary of any of the provisions hereof.  In performing its functions and duties under this Agreement and the other Loan Documents, Agent shall act solely as an agent of the Secured Parties and does not assume, and shall not be deemed to have assumed, any obligation toward or, relationship of agency or trust with or for any Credit Party or any other Person.  Agent shall have no duties or responsibilities except for those expressly set forth in this Agreement and the other Loan Documents.  The duties of Agent shall be mechanical and administrative in nature and Agent shall not have, or be deemed to have, by reason of this Agreement, any other Loan Document or otherwise a fiduciary relationship in respect of any other Secured Party.  Except as expressly set forth in this Agreement and the other Loan Documents, Agent shall not have any duty to disclose, and shall not be liable for failure to disclose, any information relating to any Credit Party or any of its Subsidiaries or any Account Debtor that is communicated to or obtained by GE Capital or any of its Affiliates in any capacity.  Neither Agent nor any of its Affiliates nor any of its officers, directors, employees, agents or representatives shall be liable to any Secured Party for any action taken or omitted to be taken by it hereunder or under any other Loan Document, or in connection herewith or therewith, except for damages caused by its or their own gross negligence or willful misconduct. Without limiting the generality of the foregoing, each Lender acknowledges that it has received a copy of the Intercreditor Agreement, consents to and authorizes Agent’s execution and delivery thereof on behalf of such Lender and agrees to be bound by the terms and provisions thereof, including the purchase option contained therein.

If Agent shall request instructions from Requisite Lenders or all Lenders with respect to any act or action (including failure to act) in connection with this Agreement or any other Loan Document, then Agent shall be entitled to refrain from such act or taking such action unless and until Agent shall have received instructions from Requisite Lenders or all affected Lenders, as the case may be, and Agent shall not incur liability to any Person by reason of so refraining.  Agent shall be fully justified in failing or refusing to take any action hereunder or under any other Loan Document (a) if such action would, in the opinion of Agent, be contrary to law or the terms of this Agreement or any other Loan Document, (b) if such action would, in the opinion of Agent, expose Agent to Environmental Liabilities or (c) if Agent shall not first be indemnified to its satisfaction against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.  Without limiting the foregoing, no Lender shall have any right of action whatsoever against Agent as a result of Agent acting or refraining from acting hereunder or under any other Loan Document in accordance with the instructions of Requisite Lenders or all Lenders, as applicable.

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For the purposes of holding any security granted by any Borrower or any other Credit Party pursuant to the laws of the Province of Quebec to secure payment of any debenture issued by a Borrower or any Credit Party, Agent is hereby appointed to act as the person holding the power of attorney (fondé de pouvoir) pursuant to article 2692 of the Civil Code of Quebec to act on behalf of each of the debentureholders, initially namely GE Capital in its capacity as Agent for Lenders.  Each Person who is or becomes a Lender and each assignee holder of any Note issued by a Borrower or any Credit Party shall be deemed to ratify the power of attorney (fondé de pouvoir) granted to Agent hereunder by its execution of an Assignment Agreement.  Agent agrees to act in such capacity.  Each party hereto agrees that, notwithstanding Section 32 of An Act respecting the special powers of legal persons (Quebec), Agent, as fondé de pouvoir, shall also be entitled to act as a debentureholder and to acquire and/or be the pledgee of any debentures or other titles of indebtedness to be issued under any deed of hypothec executed by or on behalf of a Borrower or any other Credit Party.

Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, the Documentation Agent and Syndication Agents shall not have any duties or responsibilities, nor shall the Documentation Agent and Syndication Agents have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Documentation Agent and Syndication Agents.  At any time that any Lender serving (or whose Affiliate is serving) as Documentation Agent and/or Syndication Agent shall have transferred to any other Person (other than any Affiliates) all of its interests in the Loans and the US Revolving Loan Commitment or Cdn. Revolving Loan Commitment, as applicable, such Lender (or an Affiliate of such Lender acting as Documentation Agent or Syndication Agent) shall be deemed to have concurrently resigned as such Documentation Agent and/or Syndication Agent.

9.3           Agents' Reliance, Etc.  Neither Agent nor any of its Affiliates nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement or the other Loan Documents, except for damages caused by its own gross negligence or willful misconduct.  Without limiting the generality of the foregoing, Agent:  (a)  may treat the payee of any Note as the holder thereof until Agent receives written notice of the assignment or transfer thereof signed by such payee and in form reasonably satisfactory to Agent; (b) may consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts; (c) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations made in or in connection with this Agreement or the other Loan Documents; (d) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or the other Loan Documents on the part of any Credit Party or to inspect the Collateral (including the books and records) of any Credit Party; (e) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; and (f) shall incur no liability under or in respect of this Agreement or the other Loan Documents by acting upon any notice, consent, certificate or other instrument or writing (which may be by electronic mail) believed by it to be genuine and signed or sent by the proper party or parties.

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9.4           GE Capital and Affiliates.  With respect to its Commitments hereunder, GE Capital shall have the same rights and powers under this Agreement and the other Loan Documents as any other Lender and may exercise the same as though it were not Agent; and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated, include GE Capital in its individual capacity.  GE Capital and its Affiliates may lend money to, invest in, and generally engage in any kind of business with, any Credit Party, any of their Affiliates and any Person who may do business with or own securities of any Credit Party or any such Affiliate, all as if GE Capital was not Agent and without any duty to account therefor to Lenders.  GE Capital and its Affiliates may accept fees and other consideration from any Credit Party for services in connection with this Agreement or otherwise without having to account for the same to Lenders.

9.5           Lender Credit Decision.  Each Lender acknowledges that it has, independently and without reliance upon Agent or any other Lender and based on the Financial Statements referred to in Section 3.4(a) and such other documents and information as it has deemed appropriate, made its own credit and financial analysis of the Credit Parties and its own decision to enter into this Agreement.  Each Lender also acknowledges that it will, independently and without reliance upon Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.  Each Lender acknowledges the potential conflict of interest of each other Lender as a result of Lenders holding disproportionate interests in the Loans, and expressly consents to, and waives any claim based upon, such conflict of interest.

9.6           Indemnification.  Lenders agree to indemnify Agent (to the extent not reimbursed by Credit Parties and without limiting the obligations of any Credit Party hereunder), ratably according to their respective Pro Rata Shares, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against Agent in any way relating to or arising out of this Agreement or any other Loan Document or any action taken or omitted to be taken by Agent in connection therewith; provided, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from Agent's gross negligence or willful misconduct.  Without limiting the foregoing, each Lender agrees to reimburse Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including reasonable legal fees) incurred by Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement and each other Loan Document, to the extent that Agent is not reimbursed for such expenses by Credit Parties.

9.7           Successor Agent.  Agent may resign at any time by delivering notice of such resignation to the Lenders and the Borrowers, effective on the date set forth in such notice or, if no such date is set forth therein, upon the date such notice shall be effective in accordance with the terms of this Section 9.7.  Upon any such resignation, the Requisite Lenders shall have the right to appoint a successor Agent.  If no successor Agent shall have been so appointed by the Requisite Lenders and shall have accepted such appointment within thirty (30) days after the resigning Agent's giving notice of resignation, then the resigning Agent may, on behalf of Lenders, appoint a successor Agent which shall be a Lender, if a Lender is willing to accept such appointment, or otherwise shall be a commercial bank or financial institution or other entity whose business includes making commercial loans, in each case, organized under the laws of the United States or of any state thereof or of Canada or of any province thereof or named in Schedule III to the Bank Act (Canada), as the case may be, and has a combined capital and surplus of at least US$100,000,000.  If no successor Agent has been appointed pursuant to the foregoing, within thirty (30) days after the date such notice of resignation was given by the resigning Agent, such resignation shall become effective and the Requisite Lenders shall thereafter perform all the duties of Agent hereunder until such time, if any, as the Requisite Lenders appoint a successor Agent as provided above. Any successor Agent appointed by Requisite Lenders hereunder shall be subject to the approval of Borrowers, such approval not to be unreasonably withheld or delayed; provided, that such approval shall not be required during such time that a Default or an Event of Default has occurred and is continuing.  Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall succeed to and become vested with all the rights, powers, privileges and duties of the resigning Agent.  Effective immediately upon its resignation, (i) the retiring Agent shall be discharged from its duties and obligations under the Loan Documents, except that any indemnity rights or other rights in favor of such resigning Agent shall continue, (ii) the Lenders shall assume and perform all of the duties of Agent until a successor Agent shall have accepted a valid appointment hereunder, (iii) the retiring Agent and its Related Persons shall no longer have the benefit of any provision of any Loan Document other than with respect to any actions taken or omitted to be taken while such retiring Agent was, or because such Agent had been, validly acting as Agent under the Loan Documents and (iv) the retiring Agent shall take such actions as may be reasonably necessary to assign to the successor Agent its rights as Agent under the Loan Documents.  After any resigning Agent's resignation hereunder, the provisions of this Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was acting as Agent under this Agreement and the other Loan Documents.

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9.8           Setoff and Sharing of Payments.  In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence and during the continuance of any Event of Default, and subject to Section 9.9(f), each Lender is hereby authorized at any time or from time to time, without notice to any Credit Party or to any other Person other than Agent, any such notice being hereby expressly waived, to offset and to appropriate and to apply any and all balances held by it at any of its offices for the account of a Borrower or any Credit Party (regardless of whether such balances are then due to such Borrower or any Credit Party) and any other properties or assets at any time held or owing by that Lender or that holder to or for the credit or for the account of a Borrower or any Credit Party against and on account of any of the Obligations that are not paid when due.  Any Lender exercising a right of setoff or otherwise receiving any payment on account of the Obligations in excess of its Pro Rata Share thereof shall purchase for cash (and the other Lenders or holders shall sell) such participations in each such other Lender's or holder's Pro Rata Share of the Obligations as would be necessary to cause such Lender to share the amount so offset or otherwise received with each other Lender or holder in accordance with their respective Pro Rata Shares, (other than offset rights exercised by any Lender with respect to Sections 1.14 or 1.15).  Each Lender's obligation under this Section 9.8 shall be in addition to and not in limitation of its obligations to purchase a participation in an amount equal to its Pro Rata Share of the Swing Line Loans under Section 1.1.  Borrowers and each other Credit Party agree, to the fullest extent permitted by law, that (a) any Lender may exercise its right to offset with respect to amounts in excess of its Pro Rata Share of the Obligations and may sell participations in such amounts to offset to other Lenders and holders and (b) any Lender so purchasing a participation in the Loans made or other Obligations held by other Lenders or holders may exercise all rights of offset, bankers' lien, counterclaim or similar rights with respect to such participation as fully as if such Lender or holder were a direct holder of the Loans and the other Obligations in the amount of such participation.  Notwithstanding the foregoing, if all or any portion of the offset amount or payment otherwise received is thereafter recovered from the Lender that has exercised the right of offset, the purchase of participations by that Lender shall be rescinded and the purchase price restored without interest.  If a Non-Funding Lender receives any such payment as described in this Section 9.8, such Lender shall turn over such payment to Agent in an amount that would satisfy the cash collateral requirements set forth in subsection 9.9 (d)(iv).

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9.9           Advances; Payments; Non-Funding Lenders; Information; Actions in Concert.

(a)           Advances; Payments.

(i)           Revolving Lenders shall refund or participate in the Swing Line Loans in accordance with clauses (iii) and (iv) of Sections 1.1(f) and (g).  If such Swing Line Lender declines to make a Swing Line Loan or if Swing Line Availability is zero, Agent shall notify Revolving Lenders, promptly after receipt of a Notice of Revolving Credit Advance and in any event prior to 1:00 p.m. (New York time) on the date such Notice of Revolving Credit Advance is received, by electronic mail, telephone or other similar form of transmission.  Each Revolving Lender shall make the amount of such Lender's Pro Rata Share of such Revolving Credit Advance available to Agent in same day funds by wire transfer to Agent's applicable account as provided to such Revolving Lender in writing by Agent from time to time not later than 3:00 p.m. (New York time) on the requested funding date, in the case of a Canadian Prime Rate Loan, a BA Rate Loan or a US Base Rate Loan and not later than 10:00 a.m. (New York time) on the requested funding date in the case of a LIBOR Loan.  After receipt of such wire transfers (or, in the Agent's sole discretion, before receipt of such wire transfers), subject to the terms hereof, Agent shall make the requested Revolving Credit Advance to the applicable Borrower.  All payments by each Revolving Lender shall be made without setoff, counterclaim or deduction of any kind.

(ii)           Not less than once during each calendar week or more frequently at Agent's election (each, a "Settlement Date"), Agent shall advise each Lender by telephone, or electronic mail of the amount of such Lender's Pro Rata Share of principal, interest and Fees paid for the benefit of Lenders with respect to each applicable Loan.  Provided that each Lender has funded all payments and Advances required to be made by it and purchased all participations required to be purchased by it under this Agreement and the other Loan Documents as of such Settlement Date, Agent shall pay to each Lender such Lender's Pro Rata Share of principal, interest and Fees paid by each Borrower since the previous Settlement Date for the benefit of such Lender on the Loans held by it.  To the extent that any Lender (a "Non-Funding Lender") has failed to fund all such payments and Advances or failed to fund the purchase of all such participations, Agent shall be entitled to set off the funding short-fall against that Non-Funding Lender's Pro Rata Share of all payments received from such Borrower.  Such payments shall be made by wire transfer to such Lender's account (as specified by such Lender to Agent in writing from time to time or the applicable Assignment Agreement) not later than 2:00 p.m. (New York time) on the next Business Day following each Settlement Date.

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(b)           Availability of Lender's Pro Rata Share.  Agent may assume that each Revolving Lender will make its Pro Rata Share of each Revolving Credit Advance available to Agent on each funding date.  If such Pro Rata Share is not, in fact, paid to Agent by such Revolving Lender when due, Agent will be entitled to recover such amount on demand from such Revolving Lender without setoff, counterclaim or deduction of any kind.  If any Revolving Lender fails to pay the amount of its Pro Rata Share forthwith upon Agent's demand, Agent shall promptly notify the applicable Borrower and such Borrower shall immediately repay such amount to Agent.  Nothing in this Section 9.9(b) or elsewhere in this Agreement or the other Loan Documents shall be deemed to require Agent to advance funds on behalf of any Revolving Lender or to relieve any Revolving Lender from its obligation to fulfill its Commitments hereunder or to prejudice any rights that such Borrower may have against any Revolving Lender as a result of any default by such Revolving Lender hereunder.  To the extent that Agent advances funds to a Borrower on behalf of any Revolving Lender and is not reimbursed therefor on the same Business Day as such Revolving Credit Advance is made, Agent shall be entitled to retain for its account all interest accrued on such Revolving Credit Advance until reimbursed by the applicable Revolving Lender.

(c)           Return of Payments.

(i)           If Agent pays an amount to a Lender under this Agreement in the belief or expectation that a related payment has been or will be received by Agent from a Borrower and such related payment is not received by Agent, then Agent will be entitled to recover such amount from such Lender on demand without setoff, counterclaim or deduction of any kind.

(ii)           If Agent determines at any time that any amount received by Agent under this Agreement must be returned to a Borrower or paid to any other Person pursuant to any insolvency law or otherwise, then, notwithstanding any other term or condition of this Agreement or any other Loan Document, Agent will not be required to distribute any portion thereof to any Lender.  In addition, each Lender will repay to Agent on demand any portion of such amount that Agent has distributed to such Lender, together with interest at such rate, if any, as Agent is required to pay to a Borrower or such other Person, without setoff, counterclaim or deduction of any kind.

(d)           Non-Funding Lenders.

(i)           Responsibility.  The failure of any Non-Funding Lender to make any Revolving Loan, Letter of Credit Obligation or any payment required by it, or to make any payment required by it under any Loan Document, or to fund any purchase of any participation to be made or funded by it (including, without limitation, with respect to any Swing Line Loan) on the date specified therefor shall not relieve any other Lender (each such other Revolving Lender, an “Other Lender”) of its obligations to make such loan, fund the purchase of any such participation, or make any other such required payment on such date, and neither Agent nor, other than as expressly set forth herein, any other Lender shall be responsible for the failure of any Non-Funding Lender to make a loan, fund the purchase of a participation or make any other required payment under any Loan Document.

(ii)           Reallocation.  If any Revolving Lender is a Non-Funding Lender, all or a portion of such Non-Funding Lender's Letter of Credit Obligations (unless such Lender is the L/C Issuer that issued such Letter of Credit) and reimbursement obligations with respect to the applicable Swing Line Loans shall, at Agent's election at any time or upon any applicable L/C Issuer's or the applicable Swing Line Lender's, as applicable, written request delivered to Agent (whether before or after the occurrence of any Default or Event of Default), be reallocated to and assumed by the Revolving Lenders that are not Non-Funding Lenders or Impacted Lenders pro rata in accordance with their Pro Rata Share of the Revolving Loan Commitment (calculated as if the Non-Funding Lender's Pro Rata Share of the Revolving Loan Commitment was reduced to zero and each other Revolving Lender's (other than any other Non-Funding Lender’s or Impacted Lender's) Pro Rata Share of the Revolving Loan Commitment had been increased proportionately), provided that no Revolving Lender shall be reallocated any such amounts or be required to fund any amounts that would cause the sum of its outstanding Revolving Loans, outstanding Letter of Credit Obligations, amounts of its participations in Swing Line Loans and its pro rata share of unparticipated amounts in Swing Loans to exceed its Revolving Loan Commitment.

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(iii)           Voting Rights.  Notwithstanding anything set forth herein to the contrary, including Section 11.2, a Non-Funding Lender (other than a Non-Funding Lender who only holds Term Loans) shall not have any voting or consent rights under or with respect to any Loan Document or constitute a "Lender" or a "Revolving Lender" (or be, or have its Loans and Commitments, included in the determination of "Requisite Lenders" or "Lenders directly affected" pursuant to Section 11.2) for any voting or consent rights under or with respect to any Loan Document, provided that (A)  the Commitment of a Non-Funding Lender may not be increased, extended or reinstated, (B) the principal of a Non-Funding Lender's Loans may not be reduced or forgiven, and (C) the interest rate applicable to Obligations owing to a Non-Funding Lender may not be reduced in such a manner that by its terms affects such Non-Funding Lender more adversely than other Lenders, in each case, without the consent of such Non-Funding Lender.  Moreover, for the purposes of determining Requisite Lenders, the Loans, Letter of Credit Obligations, and Commitments held by Non-Funding Lenders shall be excluded from the total Loans and Commitments outstanding.

(iv)           Borrower Payments to a Non-Funding Lender.  Agent shall be authorized to use all portions of any payments received by Agent for the benefit of any Non-Funding Lender pursuant to this Agreement to pay in full the Aggregate Excess Funding Amount to the appropriate Secured Parties thereof.  Agent shall be entitled to hold as cash collateral in a non-interest bearing account up to an amount equal to such Non-Funding Lender's pro rata share, without giving effect to any reallocation pursuant to subsection 9.9(d)(ii), of all Letter of Credit Obligations until the Obligations are paid in full in cash, all Letter of Credit Obligations have been discharged or cash collateralized and all Commitments have been terminated.  Upon any such unfunded obligations owing by a Non-Funding Lender becoming due and payable, Agent shall be authorized to use such cash collateral to make such payment on behalf of such Non-Funding Lender.  With respect to such Non-Funding Lender's failure to fund Revolving Loans or purchase participations in Letters of Credit or Letter of Credit Obligations, any amounts applied by Agent to satisfy such funding shortfalls shall be deemed to constitute a Revolving Loan or amount of the participation required to be funded and, if necessary to effectuate the foregoing, the other US Revolving Lenders or other Cdn. Revolving Lenders, as the case may be, shall be deemed to have sold, and such Non-Funding Lender shall be deemed to have purchased, US Revolving Loans or Cdn. Revolving Loans, as applicable, or Letter of Credit participation interests from the other US Revolving Lenders or other Cdn. Revolving Lenders, as the case may be, until such time as the aggregate amount of the US Revolving Loans or Cdn. Revolving Loans, as applicable, and participations in Letters of Credit and Letter of Credit Obligations are held by the US Revolving Lenders or other Cdn. Revolving Lenders, as the case may be, in accordance with their Pro Rata Share of the US Revolving Loan Commitment or Cdn. Revolving Loan Commitment, as applicable.  Any amounts owing by a Non-Funding Lender to Agent which are not paid when due shall accrue interest at the interest rate applicable during such period to Revolving Loans that are US Base Rate Loans or Canadian Prime Rate Loans, as applicable.  In the event that Agent is holding cash collateral of a Non-Funding Lender that cures pursuant to clause (v) below or ceases to be a Non-Funding Lender pursuant to the definition of Non-Funding Lender, Agent shall return the unused portion of such cash collateral to such Lender. The "Aggregate Excess Funding Amount" of a Non-Funding Lender shall be the aggregate amount of (A) all unpaid obligations owing by such Lender to the Agent, L/C Issuers, the Swing Line Lenders, and other Lenders under the Loan Documents, including such Lender's pro rata share of all Revolving Loans, Letter of Credit Obligations, and Swing Line Loans, plus, without duplication, (B) all amounts of such Non-Funding Lender reallocated to other Lenders pursuant to subsection 9.9(d)(ii).

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(v)           Cure.  A Lender may cure its status as a Non-Funding Lender under clause (a) of the definition of Non-Funding Lender if such (A) Lender fully pays to Agent, on behalf of the applicable Secured Parties, the Aggregate Excess Funding Amount, plus all interest due thereon and (B) timely funds the next Revolving Loan required to be funded by such Lender or makes the next reimbursement required to be made by such Lender; provided, that a Non-Funding Lender may not exercise such cure right more than one time during the term of this Agreement.  Any such cure shall not relieve any Lender from liability for breaching its contractual obligations hereunder.

(vi)           Fees.  A Lender that is a Non-Funding Lender pursuant to clause (a) of the definition of Non-Funding Lender shall not earn and shall not be entitled to receive, and Borrowers shall not be required to pay, such Lender's portion of the Fee required under Section 1.8(b) hereof during the time such Lender is a Non-Funding Lender pursuant to clause (a) thereof.  In the event that any reallocation of Letter of Credit Obligations occurs pursuant to subsection 9.9(d)(ii), during the period of time that such reallocation remains in effect, the Letter of Credit Fee payable with respect to such reallocated portion shall be payable to (A) all Revolving Lenders based on their pro rata share of such reallocation or (B) to the L/C Issuer for any remaining portion not reallocated to any other Revolving Lenders.

(e)           Dissemination of Information.  Agent shall use reasonable efforts to provide Lenders with any notice of Default or Event of Default received by Agent from, or delivered by Agent to, any Credit Party, with notice of any Event of Default of which Agent has actually become aware and with notice of any action taken by Agent following any Event of Default; provided, that Agent shall not be liable to any Lender for any failure to do so, except to the extent that such failure is attributable to Agent's gross negligence or willful misconduct.  Lenders acknowledge that the Borrowers are required to provide Financial Statements and Collateral Reports to Lenders in accordance with Annexes E and F hereto and agree that Agent shall have no duty to provide the same to Lenders.

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(f)           Actions in Concert.  Anything in this Agreement to the contrary notwithstanding, each Lender hereby agrees with Agent and each other Lender that no Lender shall take any action to protect or enforce its rights arising out of this Agreement or the Notes (including exercising any rights of setoff) without first obtaining the prior written consent of Agent and Requisite Lenders, it being the intent of Lenders that any such action to protect or enforce rights under this Agreement and the Notes shall be taken in concert and at the direction or with the consent of Agent or Requisite Lenders.

9.10           Release of Collateral or Guarantors.  Each Lender and L/C Issuer hereby consents to the release and hereby directs Agent to release (or, in the case of clause (b)(ii) below, release or subordinate) the following:

(a)           any Subsidiary of a Borrower from its guaranty of any Obligation if all of the Stock and Stock Equivalents of such Subsidiary owned by any Credit Party are sold or transferred in a transaction permitted under the Loan Documents (including pursuant to a waiver or consent); and

(b)           any Lien held by Agent for the benefit of the Secured Parties against (i) any Collateral that is sold, transferred, conveyed or otherwise disposed of by a Credit Party in a transaction permitted by the Loan Documents (including pursuant to a waiver or consent), (ii) any Property subject to a Lien permitted hereunder in reliance upon subsection 6.7(c)  and (iii) all of the Collateral and all Credit Parties, upon (A) termination of the Revolving Loan Commitments, (B) payment and satisfaction in full of all Loans, all Letter of Credit Obligations and all other Obligations under the Loan Documents, all Obligations arising under Secured Rate Contracts and all Bank Products Obligations, that Agent has theretofore been notified in writing by the holder of such Obligation are then due and payable, (C) deposit of cash collateral with respect to all contingent Obligations (or, as an alternative to cash collateral in the case of any Letter of Credit Obligation, receipt by Agent of a back-up letter of credit), in amounts and on terms and conditions and with parties satisfactory to Agent and each Indemnitee that is, or may be, owed such Obligations (excluding contingent Obligations (other than Letter of Credit Obligations) as to which no claim has been asserted) and (D) to the extent requested by Agent, receipt by Agent and the Secured Parties of liability releases from the Credit Parties each in form and substance acceptable to Agent.

Each Lender and L/C Issuer hereby directs Agent, and Agent hereby agrees, upon receipt of at least five (5) Business Days’ advance notice from the Borrowers, to execute and deliver or file such documents and to perform other actions reasonably necessary to release the guaranties and Liens when and as directed in this Section 9.10.

10.	SUCCESSORS AND ASSIGNS

10.1           Successors and Assigns.  This Agreement and the other Loan Documents shall be binding on and shall inure to the benefit of each Credit Party, Agents, Lenders and their respective successors and permitted assigns (including, to the extent applicable in the case of any Credit Party, a debtor-in-possession on behalf of such Credit Party), except as otherwise provided herein or therein.  No Credit Party may assign, transfer, hypothecate or otherwise convey its rights, benefits, obligations or duties hereunder or under any of the other Loan Documents without the prior express written consent of Agent and Lenders.  Any such purported assignment, transfer, hypothecation or other conveyance by any Credit Party without the prior express written consent of Agent and Lenders shall be void.  The terms and provisions of this Agreement are for the purpose of defining the relative rights and obligations of each Credit Party, Agent and other Secured Parties with respect to the transactions contemplated hereby and no Person (other than a participant in a credit facility being made available hereunder, as provided in Section 9.1) shall be a third party beneficiary of any of the terms and provisions of this Agreement or any of the other Loan Documents.

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11.	MISCELLANEOUS

11.1           Complete Agreement; Modification of Agreement.  The Loan Documents constitute the complete agreement between the parties with respect to the subject matter thereof and may not be modified, altered or amended except as set forth in Section 11.2.  Any letter of interest, commitment letter, fee letter or confidentiality agreement, if any, between any Credit Party and Agent or any Lender or any of their respective Affiliates, predating this Agreement and relating to a financing of substantially similar form, purpose or effect shall be superseded by this Agreement.  Notwithstanding the foregoing, the GE Capital Fee Letter shall survive the execution and delivery of this Agreement and shall continue to be binding obligations of the parties.

11.2           Amendments and Waivers.

(a)           Except for actions expressly permitted to be taken by Agent, no amendment, modification, termination or waiver of any provision of this Agreement or any other Loan Document, or any consent to any departure by any Credit Party therefrom, shall in any event be effective unless the same shall be in writing and signed by Agent and Borrowers and by Requisite Lenders or all affected Lenders, as applicable.  Except to the extent that this Agreement explicitly allows the Agent to take action without the consent of the Lenders, all amendments, modifications, terminations or waivers shall require the written consent of Requisite Lenders.

(b)           In addition, no amendment, modification, termination or waiver shall, unless in writing and signed by Agent and each Lender directly affected thereby:  (i) increase the principal amount of any Lender's Commitment (which action shall be deemed to directly affect all Lenders); (ii) reduce the principal of, rate of interest on or Fees payable with respect to any Loan or Letter of Credit Obligations of any affected Lender; (iii) extend any scheduled payment date (other than payment dates of mandatory prepayments under Section 1.3(b)(ii)-(vi)) or final maturity date of the principal amount of any Loan of any affected Lender; (iv) waive, forgive, defer, extend or postpone any payment of interest or Fees as to any affected Lender; (v) release any Guarantee or, except as otherwise permitted herein or in the other Loan Documents, release, or permit any Credit Party to sell or otherwise dispose of, any Collateral with a value exceeding US$5,000,000 in the aggregate (which action shall be deemed to directly affect all Lenders); (vi) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans that shall be required for Lenders or any of them to take any action hereunder; and (vii) amend or waive this Section 11.2 or the definition of the term "Requisite Lenders" insofar as such definition affects the substance of this Section 11.2.  Furthermore, no amendment, modification, termination or waiver affecting the rights or duties of Agent or L/C Issuer under this Agreement or any other Loan Document shall be effective unless in writing and signed by Agent or L/C Issuer, in addition to Lenders required hereinabove to take such action.  No amendment, modification or waiver of this Agreement or any Loan Document altering the ratable treatment of Obligations arising under Secured Rate Contracts resulting in such Obligations being junior in right of payment to principal on the Loans or resulting in Obligations owing to any Secured Swap Provider becoming unsecured (other than releases of Liens in accordance with the terms hereof), in each case in a manner adverse to any Secured Swap Provider, shall be effective without the written consent of such Secured Swap Provider or, in the case of a Secured Rate Contract provided or arranged by GE Capital or an Affiliate of GE Capital, GE Capital. Each amendment, modification, termination or waiver shall be effective only in the specific instance and for the specific purpose for which it was given.  No amendment, modification, termination or waiver shall be required for Agent to take additional Collateral pursuant to any Loan Document. No amendment, modification, termination or waiver of any provision of any Note shall be effective without the written concurrence of the holder of that Note.  No notice to or demand on any Credit Party in any case shall entitle such Credit Party or any other Credit Party to any other or further notice or demand in similar or other circumstances.  Any amendment, modification, termination, waiver or consent effected in accordance with this Section 11.2 shall be binding upon each holder of the Notes at the time outstanding and each future holder of the Notes.

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(c)           If, in connection with any proposed amendment, modification, waiver or termination requiring the consent of all affected Lenders, the consent of Requisite Lenders is obtained, but the consent of other Lenders whose consent is required is not obtained (any such Lender whose consent is not so obtained being referred to as a "Non Consenting Lender"), then, so long as Agent is not a Non Consenting Lender, at a Borrower's request, Agent, or a Person reasonably acceptable to Agent, shall have the right, with Agent's consent and in Agent's sole discretion (but shall have no obligation), to purchase from such Non Consenting Lenders, and such Non Consenting Lenders agree that they shall, upon Agent's request, sell and assign to Agent or such Person, all of the Commitments of such Non Consenting Lenders for an amount equal to the principal balance of all Loans held by the Non Consenting Lenders and all accrued interest and Fees with respect thereto through the date of sale, such purchase and sale to be consummated pursuant to an executed Assignment Agreement.

(d)           Upon the indefeasible payment in full in cash and performance of all of the Obligations (other than indemnification Obligations), termination of the Commitments and a release of all claims against Agents and Lenders, and so long as no suits, actions proceedings, or claims are pending or threatened against any Indemnified Person asserting any damages, losses or liabilities that are Indemnified Liabilities, Agent shall deliver to the Borrowers financing termination statements, mortgage releases and other documents or instruments necessary or appropriate to evidence the termination of the Liens securing payment of the Obligations.

11.3           Fees and Expenses.  Borrowers, on a joint and several basis, shall reimburse (i) Agents for all fees, costs and expenses (including the reasonable fees and expenses of all of its legal counsel, advisors, consultants and auditors) and (ii) Agents (and, with respect to clauses (c) through (d) below, all Lenders) for all fees, costs and expenses, including the reasonable fees, costs and expenses of legal counsel or other advisors (including environmental and management consultants and appraisers) incurred in connection with the negotiation, preparation and filing and/or recordation of the Loan Documents and incurred in connection with:

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(a)           any amendment, modification or waiver of, or consent with respect to, or termination of, any of the Loan Documents or advice in connection with the syndication and administration of the Loans made pursuant hereto or its rights hereunder or thereunder;

(b)           any litigation, contest, dispute, suit, proceeding or action (whether instituted by Agent, any Lender, any Credit Party or any other Person and whether as a party, witness or otherwise) in any way relating to the Collateral, any of the Loan Documents or any other agreement to be executed or delivered in connection herewith or therewith, including any litigation, contest, dispute, suit, case, proceeding or action, and any appeal or review thereof, in connection with a case commenced by or against any or all of the Credit Parties or any other Person that may be obligated to Agent or any Lender by virtue of the Loan Documents, including any such litigation, contest, dispute, suit, proceeding or action arising in connection with any work-out or restructuring of the Loans during the pendency of one or more Events of Default; provided, that no Person shall be entitled to reimbursement under this clause (b) in respect of any litigation, contest, dispute, suit, proceeding or action to the extent any of the foregoing results from such Person's gross negligence or willful misconduct;

(c)           any attempt to enforce any remedies of Agent or any Lender against any or all of the Credit Parties or any other Person that may be obligated to Agent or any Lender by virtue of any of the Loan Documents, including any such attempt to enforce any such remedies in the course of any work-out or restructuring of the Loans during the pendency of one or more Events of Default; provided, that in the case of reimbursement of counsel for Lenders other than Agent and its Affiliates, such reimbursement shall be limited to one counsel for all such Lenders;

(d)           any work-out or restructuring of the Loans during the pendency of one or more Events of Default; provided, that in the case of reimbursement of counsel for Lenders other than Agent and its Affiliates, such reimbursement shall be limited to one counsel for all such Lenders; and

(e)           efforts to (i) monitor the Loans or any of the other Obligations, (ii) evaluate, observe or assess any of the Credit Parties or their respective affairs, and (iii) verify, protect, evaluate, assess, appraise, collect, sell, liquidate or otherwise dispose of any of the Collateral;

including, as to each of clauses (a) through (e) above, all reasonable legal counsels' and other professional and service providers' fees arising from such services and other advice, assistance or other representation, including those in connection with any appellate proceedings, and all expenses, costs, charges and other fees incurred by such legal counsel and others in any way or respect arising in connection with or relating to any of the events or actions described in this Section 11.3, all of which shall be payable, on demand, by Borrowers to Agent.  Without limiting the generality of the foregoing, such expenses, costs, charges and fees may include: fees, costs and expenses of accountants, environmental advisors, appraisers, investment bankers, management and other consultants and paralegals; court costs and expenses; photocopying and duplication expenses; court reporter fees, costs and expenses; long distance telephone charges; air express charges; telegram or telecopy charges; secretarial overtime charges; and expenses for travel, lodging and food paid or incurred in connection with the performance of such legal or other advisory services.

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11.4           No Waiver.  Agent's or any Lender's failure, at any time or times, to require strict performance by the Credit Parties of any provision of this Agreement or any other Loan Document shall not waive, affect or diminish any right of Agent or such Lender thereafter to demand strict compliance and performance herewith or therewith.  Any suspension or waiver of an Event of Default shall not suspend, waive or affect any other Event of Default whether the same is prior or subsequent thereto and whether the same or of a different type.  Subject to the provisions of Section 11.2, none of the undertakings, agreements, warranties, covenants and representations of any Credit Party contained in this Agreement or any of the other Loan Documents and no Default or Event of Default by any Credit Party shall be deemed to have been suspended or waived by Agent or any Lender, unless such waiver or suspension is by an instrument in writing signed by an officer of or other authorized employee of Agent and the applicable required Lenders and directed to Borrowers specifying such suspension or waiver.

11.5           Remedies.  Agent's and Lenders' rights and remedies under this Agreement shall be cumulative and nonexclusive of any other rights and remedies that Agent or any Lender may have under any other agreement, including the other Loan Documents, by operation of law or otherwise.  Recourse to the Collateral shall not be required.

11.6           Severability.  Wherever possible, each provision of this Agreement and the other Loan Documents shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement or any other Loan Document shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement or such other Loan Document.

11.7           Conflict of Terms.  In the event of a conflict in or between the provisions of this Agreement and the provisions of any of the other Loan Documents then, notwithstanding anything contained in such other Loan Document, the provisions of this Agreement will prevail and the provisions of such other Loan Document will be deemed to be amended to the extent necessary to eliminate such conflict.  In particular, if any act or omission of an Credit Party is expressly permitted under this Agreement but is expressly prohibited under another Loan Document, such act or omission shall be permitted.  If any act or omission is expressly prohibited under a Loan Document (other than this Agreement), but this Agreement does not expressly permit such act or omission, or if any act is expressly required to be performed under such Loan Document but this Agreement does not expressly relieve the applicable Credit Party from such performance, such circumstance shall not constitute a conflict in or between the provisions of this Agreement and the provisions of such Loan Document.

11.8           Confidentiality.  Agent and each Lender agree to use commercially reasonable efforts (equivalent to the efforts Agent or such Lender applies to maintain the confidentiality of its own confidential information) to maintain as confidential all confidential information provided to them by the Credit Parties and designated as confidential, except that Agent and each Lender may disclose such information (i) with the Borrowers’ consent, (ii) to Related Persons of such Lender, L/C Issuer or Agent, as the case may be, or to any Person that any L/C Issuer causes to issue Letters of Credit hereunder, that are advised of the confidential nature of such information and are instructed to keep such information confidential in accordance with the terms hereof, (iii) to the extent such information presently is or hereafter becomes (A) publicly available other than as a result of a breach of this Section 11.8 or (B) available to such Lender, L/C Issuer or Agent or any of their Related Persons, as the case may be, from a source (other than any Credit Party) not known by them to be subject to disclosure restrictions, (iv) to the extent disclosure is required by applicable Requirements of Law or other legal process or requested or demanded by any Governmental Authority, (v) to the extent necessary or customary for inclusion in league table measurements, (vi) (A) to the National Association of Insurance Commissioners or any similar organization, any examiner or any nationally recognized rating agency or (B) otherwise to the extent consisting of general portfolio information that does not identify Credit Parties, (vii) to current or prospective assignees, SPVs (including the investors or prospective investors therein) or participants, direct or contractual counterparties to any Secured Rate Contracts and to their respective Related Persons, in each case to the extent such assignees, investors, participants, counterparties or Related Persons agree to be bound by provisions substantially similar to the provisions of this Section 11.8 (and such Person may disclose information to their respective Related Persons in accordance with clause (ii) above), (viii) to any other party hereto, and (ix) in connection with the exercise or enforcement of any right or remedy under any Loan Document, in connection with any Litigation or other proceeding to which such Lender, L/C Issuer or Agent or any of their Related Persons is a party or bound, or to the extent necessary to respond to public statements or disclosures by Credit Parties or their Related Persons referring to a Lender, L/C Issuer or Agent or any of their Related Persons.  In the event of any conflict between the terms of this Section 11.8 and those of any other Contractual Obligation entered into with any Credit Party (whether or not a Loan Document), the terms of this Section 11.8 shall govern.

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11.9           Governing Law; Submission to Jurisdiction.

(a)           THE LOAN DOCUMENTS (OTHER THAN ANY DOCUMENTS GOVERNED BY ONTARIO OR CANADIAN LAW) AND THE OBLIGATIONS ARISING UNDER THE LOAN DOCUMENTS SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE, WITHOUT REGARD TO THE PRINCIPLES THEREOF REGARDING CONFLICTS OF LAWS, AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

(b)           THE BORROWERS AND EACH OTHER CREDIT PARTY EXECUTING THIS AGREEMENT HEREBY CONSENT AND AGREE THAT THE STATE OR FEDERAL COURTS LOCATED IN NEW YORK SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN THE BORROWERS AND SUCH CREDIT PARTY, AGENT AND LENDERS PERTAINING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR TO ANY MATTER ARISING OUT OF OR RELATED TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS; PROVIDED, THAT AGENT, LENDERS, THE BORROWERS AND SUCH CREDIT PARTY ACKNOWLEDGE THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF NEW YORK; AND FURTHER PROVIDED, THAT NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE AGENT AND LENDERS FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO COLLECT THE OBLIGATIONS, TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE OBLIGATIONS, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF AGENT AND LENDERS.  THE BORROWERS AND EACH OTHER CREDIT PARTY EXECUTING THIS AGREEMENT EXPRESSLY SUBMIT AND CONSENT IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND THE BORROWERS AND SUCH CREDIT PARTY HEREBY WAIVE ANY OBJECTION THAT THEY MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS.  THE BORROWERS AND EACH OTHER CREDIT PARTY EXECUTING THIS AGREEMENT HEREBY WAIVE PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREE THAT SERVICE OF SUCH SUMMONS, COMPLAINT AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO THE BORROWERS OR SUCH OTHER CREDIT PARTY AT THE ADDRESS SET FORTH IN ANNEX H OF THIS AGREEMENT AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF THE BORROWERS' OR SUCH OTHER CREDIT PARTY'S ACTUAL RECEIPT THEREOF OR THREE (3) DAYS AFTER DEPOSIT IN THE U.S. MAILS, PROPER POSTAGE PREPAID.

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11.10           Notices.

(a)           Addresses.  All notices, demands, requests, directions and other communications required or expressly authorized to be made by this Agreement shall, whether or not specified to be in writing but unless otherwise expressly specified to be given by any other means, be given in writing and (i) addressed to (A) the party to be notified and sent to the address or facsimile number indicated in Annex I, or (B) otherwise to the party to be notified at its address specified on the signature page of any applicable Assignment Agreement or (ii) addressed to such other address as shall be notified in writing (A) in the case of Borrowers and Agent, to the other parties hereto and (B) in the case of all other parties, to Borrowers and Agent.  Transmission by electronic mail (including E-Fax, even if transmitted to the fax numbers set forth in clause (i) above) shall not be sufficient or effective to transmit any such notice under this clause (a) unless such transmission is an available means to post to any E-System.

(b)           Effectiveness.  All communications described in clause (a) above and all other notices, demands, requests and other communications made in connection with this Agreement shall be effective and be deemed to have been received (i) if delivered by hand, upon personal delivery, (ii) if delivered by overnight courier service, one Business Day after delivery to such courier service, (iii) if delivered by mail, when deposited in the mails and (iv) if delivered by facsimile, upon sender's receipt of confirmation of proper transmission.  Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration or other communication to any Person (other than Borrowers or Agent) designated in Annex I to receive copies shall in no way adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration or other communication.  The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice.

11.11           Section Titles.  The Section titles and Table of Contents contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

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11.12           Counterparts.  This Agreement may be executed in any number of separate counterparts, each of which shall collectively and separately constitute one agreement.  Delivery of an electronic copy of executed counterpart of a signature page to this Agreement by email or telecopier shall be as effective as delivery of an original executed counterpart of this Agreement.

11.13           Press Releases and Related Matters.  Each Credit Party and each Lender agrees that neither it nor its Affiliates will in the future issue any press releases or other public disclosure using the name of the other or its affiliates or referring to this Agreement, the other Loan Documents without the consent of the other unless (and only to the extent that) such Credit Party, Lender or Affiliate is required to do so under law and then, in any event, such Credit Party, Lender or Affiliate will consult with the other before issuing such press release or other public disclosure.  Agent or any Lender may publish advertising material relating to the financing transactions contemplated by this Agreement using a Credit Party's name, product photographs, logo or trademark.  Agent or such Lender shall provide a draft of any advertising material to Borrowers for review, comment and consent prior to the publication thereof.  Agent reserves the right to provide to industry trade organizations information necessary and customary for inclusion in league table measurements.

11.14           Reinstatement.  This Agreement shall remain in full force and effect and continue to be effective should any petition or other proceeding be filed by or against any Credit Party for liquidation or reorganization, should any Credit Party become insolvent or make an assignment for the benefit of any creditor or creditors or should an interim receiver, receiver, receiver and manger or trustee be appointed for all or any significant part of any Credit Party's assets, and shall continue to be effective or to be reinstated, as the case may be, if at any time payment and performance of the Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Obligations, whether as a fraudulent preference reviewable transaction or otherwise, all as though such payment or performance had not been made.  In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

11.15           Advice of Counsel.  Each of the parties represents to each other party hereto that it has discussed this Agreement and, specifically, the provisions of Section 11.9, with its counsel.

11.16           No Strict Construction.  The parties hereto have participated jointly in the negotiation and drafting of this Agreement.  In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

11.17           Judgment Currency.

(a)           If, for the purpose of obtaining or enforcing judgment against any Credit Party in any court in any jurisdiction, it becomes necessary to convert into any other currency (such other currency being hereinafter in this Section 11.17 referred to as the "Judgment Currency") an amount due under any Loan Document in any currency (the "Obligation Currency") other than the Judgment Currency, the conversion shall be made at the rate of exchange prevailing on the Business Day immediately preceding the date of actual payment of the amount due, in the case of any proceeding in the courts of the State of New York or in the courts of any other jurisdiction that will give effect to such conversion being made on such date, or  the date on which the judgment is given, in the case of any proceeding in the courts of any other jurisdiction (the applicable date as of which such conversion is made pursuant to this Section 11.17 being hereinafter in this Section 11.17 referred to as the "Judgment Conversion Date").

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(b)           If, in the case of any proceeding in the court of any jurisdiction referred to in Section 11.17(a), there is a change in the rate of exchange prevailing between the Judgment Conversion Date and the date of actual receipt for value of the amount due, the applicable Credit Party or Parties shall pay such additional amount (if any, but in any event not a lesser amount) as may be necessary to ensure that the amount actually received in the Judgment Currency, when converted at the rate of exchange prevailing on the date of payment, will produce the amount of the Obligation Currency which could have been purchased with the amount of the Judgment Currency stipulated in the judgment or judicial order at the rate of exchange prevailing on the Judgment Conversion Date.  Any amount due from any Credit Party under this Section 11.17(b) shall be due as a separate debt and shall not be affected by judgment being obtained for any other amounts due under or in respect of any of the Loan Documents.

(c)           The term "rate of exchange" in this Section 11.17 means the rate of exchange at which Agent, on the relevant date at or about 12:00 noon (New York time), would be prepared to sell, in accordance with its or GE Corporate Financial Services Inc.'s normal course foreign currency exchange practices, the Obligation Currency against the Judgment Currency.

(d)           Unless otherwise specified, all references to dollar amounts in this Agreement shall mean US Dollars.

11.18           Joint and Several Obligations (Canada).  Notwithstanding any other provision contained in this Agreement or any other Loan Document, if a "secured creditor" (as that term is defined under the Bankruptcy and Insolvency Act (Canada)) is determined by a court of competent jurisdiction not to include a Person to whom obligations are owed on a joint or joint and several basis, then each Borrowers' Obligations (and the Obligations of its Subsidiaries), to the extent such Obligations are secured, only shall be several obligations and not joint or joint and several obligations.

11.19           Waiver of Jury Trial.  EACH PARTY HERETO HEREBY KNOWINGLY VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF AGENT, ANY LENDER OR ANY OTHER PARTY HERETO.

11.20           USA PATRIOT Act Notice.  Each Lender that is subject to the Patriot Act (as hereinafter defined) and Agent (for itself and not on behalf of any Lender) hereby notifies each Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the "Patriot Act"), it is required to obtain, verify and record information that identifies each Borrower, which information includes the name and address of each Borrower and other information that will allow such Lender or Agent, as applicable, to identify such Borrower in accordance with the Patriot Act.

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11.21           Anti-Money Laundering Legislation.

(a)           Each Credit Party acknowledges that, pursuant to the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada), the Patriot Act, and other applicable anti-money laundering, anti-terrorist financing, government sanction and “know your client” laws, whether within Canada or elsewhere (collectively, including any guidelines or orders thereunder, “AML Legislation”), the Lenders and Agent may be required to obtain, verify and record information regarding each Credit Party, its respective directors, authorized signing officers, direct or indirect shareholders or other Persons in control of such Credit Party, and the transactions contemplated hereby.  Borrowers shall promptly provide all such information, including supporting documentation and other evidence, as may be reasonably requested by any Lender or Agent, or any prospective assign or participant of a Lender or Agent, in order to comply with any applicable AML Legislation, whether now or hereafter in existence.

(b)           If Agent has ascertained the identity of the Credit Parties or any authorized signatories of the Credit Parties for the purposes of applicable AML Legislation, then Agent:

(i)           shall be deemed to have done so as an agent for each Lender, and this Agreement shall constitute a “written agreement” in such regard between each Lender and Agent within the meaning of applicable AML Legislation; and

(ii)           shall provide to each Lender copies of all information obtained in such regard without any representation or warranty as to its accuracy or completeness.

Notwithstanding the preceding sentence and except as may otherwise be agreed in writing, each of the Lenders agrees that Agent has no obligation to ascertain the identity of the Credit Parties or any authorized signatories of the Credit Parties on behalf of any Lender, or to confirm the completeness or accuracy of any information it obtains from the Credit Parties or any such authorized signatory in doing so.

11.22           Existing Credit Agreement.

(a)           On the Restatement Closing Date, the Existing Credit Agreement shall be amended, restated and superseded in its entirety.  The parties hereto acknowledge and agree that (i) this Agreement, any Notes delivered pursuant to Section 1.1 and the other Loan Documents executed and delivered in connection herewith do not constitute a novation, payment and reborrowing, or termination of the "Obligations" (as defined in the Existing Credit Agreement) under the Existing Credit Agreement as in effect prior to the Restatement Closing Date; (ii) such "Obligations" are in all respects continuing with only the terms thereof being modified as provided in this Agreement; (iii) the Liens as granted under the Collateral Documents securing payment of such "Obligations" are in all respects continuing and in full force and effect and secure the payment of the Obligations (as defined in this Agreement) and are hereby fully ratified and affirmed; and (iv) upon the effectiveness of this Agreement all loans and letters of credit outstanding under the Existing Credit Agreement immediately before the effectiveness of this Agreement will be part of the Loans and Letters of Credit hereunder on the terms and conditions set forth in this Agreement.  Without limitation of the foregoing, each Borrower hereby fully and unconditionally ratifies and affirms all Collateral Documents and agrees that all collateral granted thereunder shall from and after the date hereof secure all Obligations hereunder.

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(b)           Notwithstanding the modifications effected by this Agreement of the representations, warranties and covenants of the Borrowers contained in the Existing Credit Agreement, each Borrower acknowledges and agrees that any causes of action or other rights created in favor of any Lender and its successors arising out of the representations and warranties of the Borrowers contained in or delivered (including representations and warranties delivered in connection with the making of the loans or other extensions of credit thereunder) in connection with the Existing Credit Agreement shall survive the execution and delivery of this Agreement; provided, however, that it is understood and agreed that the Borrowers' monetary obligations under the Existing Credit Agreement in respect of the loans and letters of credit thereunder are evidenced by this Agreement as provided in Article I hereof.

(c)           All indemnification obligations of the Borrowers pursuant to the Existing Credit Agreement (including any arising from a breach of the representations thereunder) shall survive the amendment and restatement of the Existing Credit Agreement pursuant to this Agreement.

(d)           On and after the Restatement Closing Date, (i) each reference in the Loan Documents to the "Credit Agreement", "thereunder", "thereof" or similar words referring to the Credit Agreement shall mean and be a reference to this Agreement and (ii) each reference in the Loan Documents to a "Note" shall mean and be a Note as defined in this Agreement.

11.23           Keepwell.  Each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Credit Party to honor all of its obligations under the Guaranty and Security Agreement in respect of Swap Obligations under any Secured Rate Contract (provided, however, that each Qualified ECP Guarantor shall only be liable under this Section 11.23 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 11.23, or otherwise under the Guaranty and Security Agreement, voidable under applicable Requirements of Law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified ECP Guarantor under this Section 11.23 shall remain in full force and effect until the guarantees in respect of Swap Obligations under each Secured Rate Contract have been discharged, or otherwise released or terminated in accordance with the terms of this Agreement. Each Qualified ECP Guarantor intends that this Section 11.23 constitute, and this Section 11.23 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Credit Party for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

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12.	COLLATERAL ALLOCATION MECHANISM

12.1           Implementation of CAM

(a)           On the CAM Exchange Date, (i) the Commitments shall automatically and without further act be terminated as provided in Section 8, (ii) the Lenders shall automatically and without further act (and without regard to the provisions of Section 9.1) be deemed to have exchanged interests in the Credit Facilities such that in lieu of the interest of each Lender in each Credit Facility in which it shall participate as of such date (including such Lender's interest in the Obligations of each Credit Party in respect of each such Credit Facility), such Lender shall hold an interest in every one of the Credit Facilities (including the Obligations of each Credit Party in respect of each such Credit Facility and each L/C Reserve Account established pursuant to Section 12.2 below), whether or not such Lender shall previously have participated therein, equal to such Lender's CAM Percentage thereof and (iii) simultaneously with the deemed exchange of interests pursuant to clause (ii) above, in the case of any CAM Dollar Lender that has prior to the date thereof notified the Agent and each of LLTC and Grand River in writing that it has elected to have this clause (iii) apply to it, the interests in the Loans to be received by such CAM Dollar Lender in such deemed exchange shall, automatically and with no further action required, be converted into the Equivalent Amount in US Dollars, determined using the rate of exchange calculated as of such date, of such amount and on and after such date all amounts accruing and owed to such CAM Dollar Lender in respect of such Obligations shall accrue and be payable in US Dollars at the rate otherwise applicable hereunder, provided that such CAM Exchange will not affect the aggregate amount of the Obligations of the Borrowers to the Lenders under the Loan Documents. Each Lender and each Credit Party hereby consents and agrees to the CAM Exchange, and each Lender agrees that the CAM Exchange shall be binding upon its successors and assigns and any person that acquires a participation in its interests in any Credit Facility. Each Credit Party agrees from time to time to execute and deliver to the Agent all promissory notes and other instruments and documents as the Agent shall reasonably request to evidence and confirm the respective interests of the Lenders after giving effect to the CAM Exchange, and each Lender agrees to surrender any promissory notes originally received by it in connection with its Loans hereunder to the Agent against delivery of new promissory notes evidencing its interests in the Credit Facilities; provided, however, that the failure of any Credit Party to execute or deliver or of any Lender to accept any such promissory note, instrument or document shall not affect the validity or effectiveness of the CAM Exchange.

(b)           As a result of the CAM Exchange, upon and after the CAM Exchange Date, each payment received by the Agent pursuant to any Loan Document in respect of the Obligations, and each distribution made by the Agent pursuant to any Loan Document in respect of the Obligations, shall be distributed to the Lenders pro rata in accordance with their respective CAM Percentages. Any direct payment received by a Lender upon or after the CAM Exchange Date, including by way of setoff, in respect of a Obligation shall be paid over to the Agent for distribution to the Lenders in accordance herewith.

12.2           Letters of Credit.

(a)           In the event that on the CAM Exchange Date any Letter of Credit shall be outstanding and undrawn in whole or in part, or any amount drawn under a Letter of Credit shall not have been reimbursed by Lower Lakes (each such amount so paid until reimbursed, an "Unpaid Drawing"), each Cdn. Revolving Lender  in respect of Unpaid Drawings on Letters of Credit shall, before giving effect to the CAM Exchange, promptly pay over to the Agent, in immediately available funds and in the currency that such Letters of Credit are denominated, an amount equal to such Lender's Cdn. Revolving Loan Commitment percentage (as notified to such Lender by the Agent), of such Letter of Credit's undrawn face amount or (to the extent it has not already done so) such Letter of Credit's Unpaid Drawing, as the case may be, together with interest thereon from the CAM Exchange Date to the date on which such amount shall be paid to the Agent at the rate that would be applicable at the time to a Cdn. Revolving Loan that is a Canadian Prime Rate Loan in a principal amount equal to such amount, as the case may be. The Agent shall establish a separate account or accounts for each Cdn. Revolving Lender (each, an "L/C Reserve Account") for the amounts received with respect to each such Letter of Credit pursuant to the preceding sentence. The Agent shall deposit in each Cdn. Revolving Lender's L/C Reserve Account such Lender's CAM Percentage of the amounts received from the Cdn. Revolving Lenders as provided above. The Agent shall have sole dominion and control over each L/C Reserve Account, and the amounts deposited in each L/C Reserve Account shall be held in such L/C Reserve Account until withdrawn as provided in paragraph (b), (c), or (d) below. The Agent shall maintain records enabling it to determine the amounts paid over to it and deposited in the L/C Reserve Accounts in respect of each Letter of Credit and the amounts on deposit in respect of each Letter of Credit attributable to each Cdn. Revolving Lender's CAM Percentage. The amounts held in each Cdn. Revolving Lender's L/C Reserve Account shall be held as a reserve against the Letter of Credit Obligations, shall be the property of such Lender, shall not constitute Loans to or give rise to any claim of or against any Credit Party and shall not give rise to any obligation on the part of the Borrowers to pay interest to such Lender, it being agreed that the reimbursement obligations in respect of Letters of Credit shall arise only at such times as drawings are made thereunder, as provided in Annex B.

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(b)           In the event that after the CAM Exchange Date any drawing shall be made in respect of a Letter of Credit, the Agent shall, at the request of the L/C Issuer withdraw from the L/C Reserve Account of each Cdn. Revolving Lender any amounts, up to the amount of such Lender's CAM Percentage of such drawing, deposited in respect of such Letter of Credit and remaining on deposit and deliver such amounts to the L/C Issuer in satisfaction of the reimbursement obligations of the Cdn. Revolving Lenders under Annex B (but not of Lower Lakes under Annex B). In the event any Cdn. Revolving Lender shall default on its obligation to pay over any amount to the Agent in respect of any Letter of Credit as provided in this Section 12.2, the L/C Issuer shall, in the event of a drawing thereunder, have a claim against such Lender to the same extent as if such Lender had defaulted on its obligations under Section 9.9, but shall have no claim against any other Cdn. Revolving Lender in respect of such defaulted amount, notwithstanding the exchange of interests in the reimbursement obligations pursuant to Section 12.1. Each other Cdn. Revolving Lender shall have a claim against such defaulting Cdn. Revolving Lender for any damages sustained by it as a result of such default, including, in the event such Letter of Credit shall expire undrawn, its CAM Percentage of the defaulted amount.

(c)           In the event that after the CAM Exchange Date any Letter of Credit shall expire undrawn, the Agent shall withdraw from the L/C Reserve Account of each Cdn. Revolving Lender the amount remaining on deposit therein in respect of such Letter of Credit and distribute such amount to such Lender.

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(d)           With the prior written approval of the Agent and the L/C Issuer, any Cdn. Revolving Lender may withdraw the amount held in its L/C Reserve Account in respect of the undrawn amount of any Letter of Credit. Any Cdn. Revolving Lender making such a withdrawal shall be unconditionally obligated, in the event there shall subsequently be a drawing under such Letter of Credit, to pay over to the Agent, for the account of the L/C Issuer on demand, its CAM Percentage of such drawing.

12.3           Net Payments Upon Implementation of CAM Exchange.  Notwithstanding any other provision of this Agreement, if, as a direct result of the implementation of the CAM Exchange, any Borrower is required to withhold Taxes from amounts payable to the Agent, any Lender or any participant hereunder, the amounts so payable to the Agent, such Lender or such participant shall be increased to the extent necessary to yield to the Agent, such Lender or such participant (after payment of all Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement; provided, however, that no Borrower shall be required to increase any such amounts payable to such Lender or participant under this Section 12.3 (but, rather, shall be required to increase any such amounts payable to such Lender or participant to the extent required by Section 1.16) if such Lender or participant was prior to or on the CAM Exchange Date already a Lender or participant with respect to such Borrower. If a Cdn. Lender (or Cdn. Participant), in its good faith judgment, is eligible for an exemption from, or reduced rate of, U.S. Federal withholding tax on payments by LLTC, Black Creek or Grand River under this Agreement, none of LLTC, Black Creek or Grand River shall be required to increase any such amounts payable to such Cdn. Lender (or Cdn. participant) if such Cdn. Lender (or Cdn. Participant) fails to comply with the requirements of Section 1.14(f). Upon a CAM Exchange, a Lender (or participant) will use commercially reasonable efforts, and complete any procedural formalities necessary, to become an eligible Lender with respect to Lower Lakes and, if such Lender (or participant) fails to do so, Lower Lakes shall not be required to increase any such amounts payable to such Lender (or participant). If LLTC, Black Creek or Grand River, as the case may be, fails to pay any such Taxes when due to the appropriate taxing authority or fails to remit to the Agent the required receipts or other required documentary evidence, LLTC, Black Creek or Grand River, as the case may be, shall indemnify the Agent, the Lenders and the participants for any incremental taxes, interest, costs or penalties that may become payable by the Agent, such Lenders or such participants as a result of any such failure.

[signature pages follow]

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IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first written above.

LOWER LAKES TOWING LTD.

By:	/s/ Joseph W. McHugh, Jr.
Name:	Joseph W. McHugh, Jr.
Title:	Vice President

LOWER LAKES TRANSPORTATION COMPANY

By:	/s/ Joseph W. McHugh, Jr.
Name:	Joseph W. McHugh, Jr.
Title:	Vice President

GRAND RIVER NAVIGATION COMPANY, INC.

By:	/s/ Joseph W. McHugh, Jr.
Name:	Joseph W. McHugh, Jr.
Title:	Vice President

BLACK CREEK SHIPPING COMPANY, INC.

By:	/s/ Joseph W. McHugh, Jr.
Name:	Joseph W. McHugh, Jr.
Title:	Vice President

Signature page to Fourth Amended and Restated Credit Agreement

GENERAL ELECTRIC CAPITAL CORPORATION, as Agent, L/C Guarantor, Documentation Agent and Lender

By:	/s/ Justin Grimm
Name:	Justin Grimm
Title:	Duly Authorized Signatory

Signature page to Fourth Amended and Restated Credit Agreement

MGEC HOLDINGS LTD, as a Lender

By:	General Electric Capital Corporation, as Servicer

By:	/s/ Danuta Buellesbach
Name:	Danuta Buellesbach
Title:	Duly Authorized Signatory

Signature page to Fourth Amended and Restated Credit Agreement

PNC BANK, NATIONAL ASSOCIATION, as Co-Syndication Agent and as a Lender

By:	/s/ Pamela LeRose
Name:	Pamela LeRose
Title:	Senior Vice President

PNC BANK CANADA BRANCH, as a Lender

By:	/s/ Nazmin Adatia
Name:	Nazmin Adatia
Title:	Senior Vice President

Signature page to Fourth Amended and Restated Credit Agreement

CAPITALSOURCE BANK, as a Lender

By:	/s/ Robert S. Wille
Name:	Robert S. Wille
Title:	Senior Vice President

Signature page to Fourth Amended and Restated Credit Agreement

The following Persons are signatory to this Agreement in their capacity as a Credit Party and not as a Borrower.

RAND LOGISTICS, INC.

By:	/s/ Joseph W. McHugh, Jr.
Name:	Joseph W. McHugh, Jr.
Title:	Vice President

RAND LL HOLDINGS CORP.

By:	/s/ Joseph W. McHugh, Jr.
Name:	Joseph W. McHugh, Jr.
Title:	Vice President

RAND FINANCE CORP.

By:	/s/ Joseph W. McHugh, Jr.
Name:	Joseph W. McHugh, Jr.
Title:	Vice President

LOWER LAKES SHIP REPAIR COMPANY LTD.

By:	/s/ Joseph W. McHugh, Jr.
Name:	Joseph W. McHugh, Jr.
Title:	Vice President

Signature page to Fourth Amended and Restated Credit Agreement

LOWER LAKES TOWING (17) LTD.

By:	/s/ Joseph W. McHugh, Jr.
Name:	Joseph W. McHugh, Jr.
Title:	Vice President

BLACK CREEK SHIPPING HOLDING COMPANY, INC.

By:	/s/ Joseph W. McHugh, Jr.
Name:	Joseph W. McHugh, Jr.
Title:	Vice President

Signature page to Fourth Amended and Restated Credit Agreement

ANNEX A (Recitals)
to
CREDIT AGREEMENT

DEFINITIONS

Capitalized terms used in the Loan Documents shall have (unless otherwise provided elsewhere in the Loan Documents) the following respective meanings and all references to Sections, Exhibits, Schedules or Annexes in the following definitions shall refer to Sections, Exhibits, Schedules or Annexes of or to this Agreement:

"Account Debtor" means any Person who may become obligated to any Credit Party under, with respect to, or on account of, an Account.

"Accounting Changes" has the meaning ascribed thereto in Annex G.

"Accounts" means all "accounts" (as such term is defined in (i) the PPSA in the case of any of the Cdn. Credit Parties and (ii) the Code in the case of any of the US Credit Parties), now owned or hereafter acquired by a Credit Party and, in any event, includes (a) all accounts receivable, other receivables, book debts and other forms of obligations (other than forms of obligations evidenced by Chattel Paper (as such term is defined in (i) the PPSA in the case of a Cdn. Credit Party and (ii) the Code in the case of a US Credit Party), securities or Instruments) now owned or hereafter received or acquired by or belonging or owing to a Credit Party, whether arising out of goods sold or services rendered by it or from any other transaction, (b) all of each Credit Party's rights in, to and under all purchase orders or receipts now owned or hereafter acquired by a Credit Party for goods or services, (c) all of each Credit Party's rights to any goods represented by any of the foregoing (including unpaid sellers' rights of rescission, replevin, reclamation and stoppage in transit and rights to returned, reclaimed or repossessed goods), (d) all rights to payment due to such Person for property sold, leased, licensed, assigned or otherwise disposed of, for a policy of insurance issued or to be issued, for a secondary obligation incurred or to be incurred, for energy provided or to be provided, for the use or hire of a vessel under a charter or other contract, arising out of the use of a credit card or charge card, or for services rendered or to be rendered by such Person or in connection with any other transaction (whether or not yet earned by performance on the part of such Person), and (e) all collateral security of any kind given by any Account Debtor or any other Person with respect to any of the foregoing.

"Acquisition" shall mean, with respect to any Person, any purchase or other acquisition, regardless of how accomplished or effected (including any such purchase or other acquisition effected by way of amalgamation, merger, arrangement, business combination or other form of corporate reorganization or by way of purchase, lease or other acquisition arrangements), of (a) any other Person (including any purchase or acquisition of such number of the issued and outstanding securities of, or such portion of an equity interest in, such other Person that such other Person becomes a Subsidiary of the purchaser or of any of its Affiliates) or of all or substantially all of the Collateral of any other Person, or (b) any division, business, operation or undertaking of any other Person or of all or substantially all of the Collateral of any division, business, operation or undertaking of any other Person.  For greater certainty, the purchase of a vessel shall constitute an Acquisition.

"Advance" means any Revolving Credit Advance or Swing Line Advance, as the context may require.

"Affected Lender" has the meaning ascribed to it in Section 1.22.

"Affiliate" means, with respect to any Person, each officer, director, general partner or joint-venturer of such Person and any other Person that directly or indirectly controls, is controlled by, or is under common control with, such Person; provided, however, that no Secured Party shall be an Affiliate of any Credit Party or of any Subsidiary of any Credit Party solely by reason of the provisions of the Loan Documents.  For purposes of this definition, “control” means the possession of either (a) the power to vote, or the beneficial ownership of, 10% or more of the voting Stock of such Person (either directly or through the ownership of Stock Equivalents) or (b) the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

"Agent" means GE Capital in its capacity as Agent for Lenders or its successor appointed pursuant to Section 9.7.

"Agreement" has the meaning ascribed to it in the recitals to the Agreement.

"Anti-Money Laundering Plan" means a plan or program that shall at a minimum:  (i) establish and implement policies, procedures, and internal controls reasonably designed to prevent the debtor from being used to facilitate money laundering; (ii) provide for independent testing for compliance to be conducted by the debtor's personnel or by a qualified outside party; (iii) designate a person or persons responsible for implementing and monitoring the operations and internal controls of the Compliance Procedures; and (iv) provide ongoing training for appropriate persons.

"Appendices" has the meaning ascribed to it in the recitals to the Agreement.

"Appraiser" means the appraiser from time to time retained by the Agent to provide an appraisal of the value of specified Collateral of the Credit Parties.

“Ashtabula” means the Ashtabula (formerly the Mary Turner), a documented vessel of the United States bearing U.S. Official Number 646730.

"Assignment Agreement" has the meaning ascribed to it in Section 9.1(a).

"BA Period" means with respect to any BA Rate Loan, the period commencing on the Business Day such Loan is disbursed or continued or on the conversion date on which a Canadian Prime Rate Loan is converted to the BA Rate Loan and ending on the date one, two or three months thereafter, as selected by Lower Lakes in an irrevocable notice with respect to such BA Rate Loan delivered to Agent in accordance with Section 1.5(e)(iii), provided that the foregoing provision relating to BA Periods is subject to the following:

(a)           any BA Period that would otherwise extend beyond the Commitment Termination Date shall end two Business Days immediately preceding such Commitment Termination Date;

(b)           Lower Lakes shall not request a BA Rate Loan so as to require a payment or prepayment of such BA Rate Loan during a BA Period for such; and

(c)           Lower Lakes shall not request a BA Rate Loan so there shall be more than five separate BA Rate Loans in existence at any one time.

"BA Rate" means, in respect of any BA Period applicable to a BA Rate Loan, the higher of (a) the rate per annum determined by Agent by reference to the average rate quoted on the Reuters Monitor Screen (Page CDOR, or such other Page as may replace such Page on such Screen for the purpose of displaying Canadian interbank bid rates for Canadian Dollar bankers’ acceptances) applicable to Canadian Dollars bankers’ acceptances with a term comparable to such BA Period as of 10:00 a.m. (Toronto time) two (2) Business Days before the first day of such BA Period, and (b) the rate per annum determined by Agent by reference to the average rate quoted on the Reuters Monitor Screen (Page CDOR, or such other Page as may replace such Page on such Screen for the purpose of displaying Canadian interbank bid rates for Canadian Dollar bankers’ acceptances) applicable to Canadian Dollars bankers’ acceptances with a term of 90 days as of 10:00 a.m. (Toronto time) two (2) Business Days before the first day of such BA Period.  If for any reason the Reuters Monitor Screen rates are unavailable BA Rate means the rate of interest determined by Agent that is equal to the arithmetic mean (rounded upwards to the nearest basis point) of the rates quoted by The Bank of Nova Scotia, Royal Bank of Canada and Canadian Imperial Bank of Commerce in respect of Canadian Dollar bankers’ acceptances with a term comparable to such BA Period.  No adjustment shall be made to account for the difference between the number of days in a year on which the rates referred to in this definition are based and the number of days in a year on the basis of which interest is calculated in the Agreement.

"BA Rate Loan" means a Loan denominated in Canadian Dollars that bears interest at a rate based on the BA Rate.

"Bank Products" means any service or facility extended to Rand or any of its Subsidiaries by any Lender or its Affiliates including: (a) credit cards, (b) credit card processing services, (c) debit cards, (d) purchase cards and (e) cash management, including controlled disbursement, accounts or services, and Automated Clearing House processing of electronic funds transfers through the direct Federal Reserve Fedline system.

"Bank Products Obligations" means any and all obligations of the Credit Parties, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor) in connection with Bank Products.

"Bankruptcy Code" means the Federal Bankruptcy Reform Act of 1978.

"Bareboat Charter Agreements" means, collectively, (i) the bareboat charter party agreement between Lake Service Shipping Co. and Grand River dated March 3, 2006 with respect to the Barge McKee, as amended on February 22, 2008, (ii) each of the Charter Party Agreements between Black Creek and Grand River dated February 11, 2011 with respect to the Lewis J. Kuber, the James L. Kuber, the Moore and the Victory and (iii) the Lalandia Swan Bareboat Charter.

"Barge McKee" means the McKee Sons, a documented vessel of the United States bearing U.S. Official Number 247490.

“Black Creek” means Black Creek Shipping Company, Inc., a Delaware corporation, being a US Term Loan Borrower hereunder, and includes its successors by merger or otherwise.

“Black Creek Holdings” means Black Creek Shipping Holding Company, Inc., a Delaware corporation.

“Black Creek Asset Purchase Agreement” means that certain Asset Purchase Agreement dated as of February 11, 2011 by and among Black Creek Holdings, Black Creek and the Sellers.

"Blocked Accounts" has the meaning ascribed to it in Annex C.

"Borrowers" means, collectively, Lower Lakes, LLTC, Grand River and Black Creek and "Borrower" means any one of them.

"Borrowers' Counsel" means the firms of Katten Muchin Rosenman LLP, Seward & Kissel LLP and Norton Rose and/or or such other firm or firms of legal counsel as the Borrowers may from time to time designate.

"Borrowing Availability" means either Cdn. Borrowing Availability or US Borrowing Availability.

"Borrowing Base Certificate" means a certificate to be executed and delivered from time to time by each of Lower Lakes and LLTC in the form attached to the Agreement as Exhibit 4.1(b).

"Borrowing Bases" means, collectively, the Cdn. Borrowing Base and the US Borrowing Base and "Borrowing Base" means either one of them.

"Business" means the business carried on by the Credit Parties consisting of providing bulk freight services throughout the Great Lakes of Canada and the United States.

"Business Day" means, for all purposes other than in respect of a Loan to any US Borrower, a day on which banks are generally open for business in Toronto, Ontario and New York, New York and, in respect of a Loan to any US Borrower, any day that is not a Saturday, Sunday or a day on which banks are required or authorized to close in New York City and, when determined in connection with notices and determinations in respect of LIBOR or any LIBOR Loan or any funding, conversion, continuation, Interest Period or payment of any LIBOR Loan, that is also a day on which dealings in Dollar deposits are carried on in the London interbank market.

"CAM" shall mean the mechanism for the allocation and exchange of interests in the Credit Facilities and collections thereunder established under Section 12.

"CAM Dollar Lender" shall mean any Lender that has made or holds no Cdn. Term Loans and has no Cdn. Revolving Loan Commitment.

"CAM Exchange" shall mean the exchange of the Lender's interests provided for in Section 12.1.

"CAM Exchange Date" shall mean the date on which (a) any event referred to in Section 8.1(i) or (j) shall occur in respect of any Credit Party or (b) an acceleration of the maturity of the Loans pursuant to Section 8 shall occur.

"CAM Percentage" shall mean, as to each Lender, a fraction, expressed as a decimal, of which (a) the numerator shall be the aggregate Equivalent Amount of US Dollars of the Obligations owed to such Lender and such Lender's participation in the aggregate Letter of Credit Obligations immediately prior to the CAM Exchange Date and (b) the denominator shall be the aggregate Equivalent Amount of US Dollars of the Obligations owed to all the Lenders and the aggregate Letter of Credit Obligations immediately prior to such CAM Exchange Date. For purposes of computing each Lender's CAM Percentage, all Obligations and Letter of Credit Obligations which are denominated in a currency other than US Dollars shall be translated into US Dollars at the rate of exchange in effect on the CAM Exchange Date.

"CRA" means the Canada Revenue Agency.

"Calumet" means the Calumet (formerly the David Z. Norton), a documented vessel of the United States bearing U.S. Official Number 549231.

"Canada Shipping Act" means the Canada Shipping Act, 2001, as it may be amended, re-enacted or replaced from time to time.

"Canadian Benefit Plans" means any plan, fund, program, or policy, whether oral or written, formal or informal, funded or unfunded, insured or uninsured, providing employee benefits, including medical, hospital care, dental, sickness, accident, disability, life insurance, pension, retirement or savings benefits, under which any Credit Party has any liability with respect to any employee or former employee, but excluding any Canadian Pension Plans.

"Canadian Dollars", "Cdn. Dollars", or "Cdn.$" shall mean the lawful currency of Canada.

"Canadian Pension Plans" means each pension plan required to be registered under Canadian federal or provincial law that is maintained or contributed to by a Credit Party for its employees or former employees, but does not include the Canada Pension Plan or the Quebec Pension Plan as maintained by the Government of Canada or the Province of Quebec, respectively.

"Canadian Prime Rate" means, for any day, a rate per annum equal to the higher of (a) the annual rate of interest last quoted in the “Report on Business” section of The Globe and Mail as being “Canadian prime”, “chartered bank prime rate” or words of similar description or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by Agent) and (b) the BA Rate existing on such day in respect of a BA Period of 30 days plus 1.35% per annum.  Any change in any interest rate provided for in the Agreement based upon the Canadian Prime Rate shall take effect at the time of such change in the Canadian Prime Rate.  No adjustments shall be made to account for the difference between the number of days in a year on which the rates referred to in this definition are based and the number of days in a year on the basis of which interest is calculated in the Agreement.

"Canadian Prime Rate Loan" means a Loan denominated in Canadian Dollars that bears interest at a rate based on the Canadian Prime Rate.

“Capital Adequacy Regulation” means any guideline, request or directive of any central bank or other Governmental Authority, or any other law, rule or regulation, whether or not having the force of law, in each case, regarding capital adequacy of any Lender or of any corporation controlling a Lender.

"Capital Expenditures" means, with respect to any Person, all expenditures (by the expenditure of cash or the incurrence of Indebtedness) by such Person during any measuring period for any fixed assets or improvements or for replacements, substitutions or additions thereto, that have a useful life of more than one year and that are required to be capitalized under GAAP; provided, that Capital Expenditures shall include both paid and accrued amounts, including such amounts relating to deferred dry dock expenses, whether incurred prior to or after the Restatement Closing Date, and shall exclude, without duplication, (x) accrued Capital Expenditures relating to the Lalandia Swan (subject to satisfaction of the requirements set forth in Section 5.15) and (y) Capital Expenditures financed on or after the Restatement Closing Date with the proceeds from the issuance of common Stock of Rand or Second Lien Debt incurred on or after the Restatement Closing Date pursuant to Section 6.3 and applied in accordance with the proviso to Section 6.24.

"Capital Expenditures Reporting Plan" has the meaning set forth in Section (p) of Annex E.

"Capital Lease" means, with respect to any Person, any lease of, or other arrangement conveying the right to use, any Property by such Person as lessee that has been or should be accounted for as a capital lease on a balance sheet of such Person prepared in accordance with GAAP.

"Capital Lease Obligation" means, at any time, with respect to any Capital Lease, any lease entered into as part of any sale leaseback transaction of any Person or any synthetic lease, the amount of all obligations of such Person that is (or that would be, if such synthetic lease or other lease were accounted for as a Capital Lease) capitalized on a balance sheet of such Person prepared in accordance with GAAP.

"Cash Collateral Accounts" has the meaning ascribed to it Annex B.

"Cash Equivalents" means cash or investments in (A) marketable direct obligations issued or unconditionally guaranteed by Canada, any agency thereof, the United States of America or any agency thereof maturing within one year from the date of acquisition thereof, (B) commercial paper maturing no more than one year from the date of creation thereof and currently having the highest rating obtainable from either Standard & Poor's Ratings Group or Moody's Investors Service, Inc., (C) certificates of deposit, maturing no more than one year from the date of creation thereof, issued by commercial banks incorporated under the laws of Canada or the United States of America or a State thereof, each having combined capital, surplus and undivided profits of not less than US$300,000,000 and having a senior unsecured rating of "A" or better by a nationally recognized rating agency (an "A Rated Bank"), (D) time deposits, maturing no more than 30 days from the date of creation thereof with A Rated Banks and (E) mutual funds that invest solely in one or more of the investments described in clauses (A) through (D) above.

"Cash Management Systems" has the meaning ascribed to it in Section 1.7.

"Cdn. Borrowing Availability" means, as of any date of determination, the lesser of (i) the Cdn. Maximum Amount and (ii) the Cdn. Borrowing Base, in each case, less the sum of the Cdn. Revolving Loans and the Cdn. Swing Line Loans then outstanding.

"Cdn. Borrowing Base" means, in respect of Lower Lakes, as of any date of determination thereof by the Agent from time to time, an amount equal to (a) eighty five percent (85%) of the amount of Eligible Cdn. Accounts, less (b) any Reserves established in accordance with Section 1.6, in each case as at the date of determination.

"Cdn. Collection Accounts" shall mean Agent's Canadian Dollar account number 1118595 in the name of GE Capital Corporation at Royal Bank of Canada (Toronto), 200 Bay Street, Main Branch, Toronto, Ontario, M5J 2J5, Transit/Bank #: 00002/003, Swift ID: ROYCCAT2, Ref: CND4068 and Lower Lakes or such other account(s) as may be specified in writing by Agent as the "Cdn. Collection Accounts".

"Cdn. Credit Parties" means all Credit Parties that exist pursuant to the laws of any Province of Canada or the federal laws of Canada and "Cdn. Credit Party" means any one of them.

"Cdn. Lenders" means those Lenders having either Cdn. Revolving Loan Commitments or Cdn. Term Loan Commitments.

"Cdn. Maximum Amount" means, as of any date of determination, an amount equal to the aggregate of the Cdn. Revolving Loan Commitments of all Cdn. Revolving Lenders as of that date.

"Cdn. Notice of Revolving Credit Advance" has the meaning ascribed to it in Section 1.1(a)(i).

"Cdn. Participant" means a Person having participations in the Cdn. Revolving Loans or Cdn. Term Loans.

"Cdn. Refunded Swing Line Loan" has the meaning ascribed to it in Section 1.1(f)(iii).

"Cdn. Revolving Credit Advance" has the meaning ascribed to it in Section 1.1(a)(i).

"Cdn. Revolving Credit Facility" has the meaning ascribed to it in Section 1.1(a)(i).

"Cdn. Revolving Lenders" means those Lenders having Cdn. Revolving Loan Commitments.

"Cdn. Revolving Loan" means, at any time, the sum of (i) the aggregate amount of Cdn. Revolving Credit Advances outstanding to Lower Lakes and (ii) the aggregate Letter of Credit Obligations incurred on behalf of Lower Lakes.  Unless the context otherwise requires, references to the outstanding principal balance of the Cdn. Revolving Loans shall include the outstanding balance of Letter of Credit Obligations.

"Cdn. Revolving Loan Commitment" means (a) as to any Cdn. Revolving Lender, the aggregate commitment of such Cdn. Revolving Lender to make Cdn. Revolving Credit Advances or incur Letter of Credit Obligations as set forth on Annex I to the Agreement or in the most recent Assignment Agreement executed by such Cdn. Revolving Lender and (b) as to all Cdn. Revolving Lenders, the aggregate commitment of all Cdn. Revolving Lenders to make Cdn. Revolving Credit Advances or incur Letter of Credit Obligations, which aggregate commitment shall be Seventeen Million Five Hundred Thousand Canadian Dollars (Cdn.$17,500,000), as such amount may be adjusted, if at all, from time to time in accordance with this Agreement.

"Cdn. Revolving Notes" has the meaning ascribed to it in Section 1.1(a)(ii).

"Cdn. Seasonal Facility" has the meaning set forth in Section 1.1(a)(ii).

"Cdn. Swing Line Advance" has the meaning ascribed to it in Section 1.1(f)(i).

"Cdn. Swing Line Availability" has the meaning ascribed to it in Section 1.1(f)(i).

"Cdn. Swing Line Lender" means GE Capital.

"Cdn. Swing Line Loan" means, at any time, the aggregate amount of Cdn. Swing Line Advances outstanding to Lower Lakes.

"Cdn. Swing Line Loan Commitment" means, as to the Cdn. Swing Line Lender, the commitment of the Cdn. Swing Line Lender to make Cdn. Swing Line Advances as set forth on Annex I to the Agreement, which commitment constitutes a subfacility of the Cdn. Revolving Loan Commitment of the Cdn. Swing Line Lender.

"Cdn. Swing Line Note" has the meaning ascribed to it in Section 1.1(f)(ii).

"Cdn. Term Lenders" means those Lenders having Cdn. Term Loan Commitments.

"Cdn. Term Loan" has the meaning ascribed to it in Section 1.1(b)(i).

"Cdn. Term Loan Commitment" means (a) as to any Cdn. Term Lender with a Cdn. Term Loan Commitment, the commitment of such Lender to make its Pro Rata Share of the Cdn. Term Loan as set forth on Annex I to the Agreement or in the most recent Assignment Agreement executed by such Lender, and (b) as to all Cdn. Term Lenders with a Cdn. Term Loan Commitment, the aggregate commitment of all Lenders to make the Cdn. Term Loan.  After advancing the Cdn. Term Loan, each reference to a Lender's Cdn. Term Loan Commitment shall refer to that Lender's Pro Rata Share of the outstanding Cdn. Term Loan.

"Cdn. Term Notes" has the meaning assigned to it in Section 1.1(b)(i).

"Cdn. Vessels" means, collectively, the Cuyahoga, the Saginaw, the Mississagi, the Michipicoten, the Ojibway, the Kaministiqua, the Pierson, the Manitoba, the Tecumseh and upon consummation of the acquisition in accordance with the terms hereof, Vessel 17.

"Change of Control" means, with respect to Parent on or after the Restatement Closing Date, (i) that any change in the composition of such Borrower's shareholders as of the Restatement Closing Date shall occur which would result in any shareholder or group acquiring 50.1% or more of any class of shares of such Borrower (whether directly or indirectly), or that any Person (or group of Persons acting in concert) shall otherwise acquire, directly or indirectly (including through Affiliates), the power to elect a majority of the board of directors of such Borrower or otherwise direct the management or affairs of such Borrower by obtaining proxies, entering into voting agreements or trusts, acquiring securities or otherwise, (ii) Scott Bravener ceases to be directly and actively involved in the Business on a full time basis unless Lower Lakes has, within 90 days of the date on which he ceases to be directly and actively involved in the Business, replaced him with a person reasonably acceptable to the Lenders (provided, that after a period of 30 days, an interim replacement reasonably acceptable to the Agent and Requisite Lenders has been appointed), (iii) Edward Levy ceases to hold the title of President and be directly and actively involved in the Business on a full time basis unless the Borrowers have, within 180 days of the date on which he ceases to hold such title and be directly and actively involved in the Business, replaced him with a person reasonably acceptable to the Lenders (provided, that after a period of thirty (30) days, an interim replacement reasonably acceptable to Agent and Requisite Lenders has been appointed),  (iv) Rand ceases to own and control all of the economic and voting rights associated with all of the outstanding capital stock of each of Parent, Rand Finance and Black Creek Holdings, (v) Parent ceases to own and control all of the economic and voting rights associated with all of the outstanding capital stock of each Borrower (other than Black Creek), (vi) Black Creek Holdings ceases to own and control all of the economic and voting rights associated with all of the outstanding capital stock of Black Creek or (vii) Borrowers cease to own and control all of the economic and voting rights associated with all of the outstanding capital stock of any of their Subsidiaries.

"Charges" means all Taxes assessed, levied or imposed against a Credit Party or upon or relating to (a) the Collateral, (b) the Obligations, (c) the employees, payroll, income or gross receipts or capital of a Credit Party, (d) any Credit Party's ownership or use of any properties or other assets, or (e) any other aspect of any Credit Party's business.

"Chattel Paper" means any "chattel paper," as such term is defined in the PPSA in the case of Cdn. Credit Parties and as such term is defined in the Code in the case of US Credit Parties, now owned or hereafter acquired by any Credit Party, wherever located.

"Closing Checklist" means the schedule, including all appendices, exhibits or schedules thereto, listing certain documents and information to be delivered in connection with the Agreement, the other Loan Documents and the transactions contemplated thereunder, substantially in the form attached hereto as Annex D-1.

"Code" means the Uniform Commercial Code as the same may, from time to time, be in effect in the State of New York; provided, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of, or remedies with respect to, the Lenders' Lien on any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term "Code" shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions of this Agreement relating to such attachment, perfection, priority or remedies and for purposes of definitions related to such provisions; provided further, that to the extent that the Code is used to define any term herein or in any Loan Document and such term is defined differently in different Articles or Divisions of the Code, the definition of such term contained in Article or Division 9 shall govern.

"Collateral" means the property covered by the Security and the other Collateral Documents and any other property, real or personal, tangible or intangible, movable or immovable, now existing or hereafter acquired, that may at any time be or become subject to a security interest or other Lien in favor of Agent, on behalf of itself and Lenders, to secure the Obligations.

"Collateral Documents" means the Security Agreements, the Pledge Agreements, the Guarantees, the Fleet Mortgages, the Mortgages and all similar agreements entered into guaranteeing payment of, or granting a Lien upon property as security for payment of, the Obligations.

"Collateral Reports" means the reports with respect to the Collateral referred to in Annex F.

"Collection Account" means any of the Cdn. Collection Accounts or the US Collection Accounts and "Collection Accounts" means all of them.

"Commitment Termination Date" means the earliest of (a) April 1, 2019, (b) the date of termination of Lenders' obligations to make Advances or permit existing Loans to remain outstanding pursuant to Section 8.2(b), and (c) the date of indefeasible prepayment in full by Borrowers of the Loans and the cancellation and return of all Letters of Credit or the cash collateralization of all Letter of Credit Obligations pursuant to Annex B, and the permanent reduction of the Commitments to zero dollars (Cdn.$0/US$0).

"Commitments" means (a) as to any Cdn. Lender, the aggregate of such Lender's Cdn. Revolving Loan Commitment (including without duplication the Cdn. Swing Line Lender’s Cdn. Swing Line Loan Commitment as a subset of its Cdn. Revolving Loan Commitment) and Cdn. Term Loan Commitment and as to any US Lender, the aggregate of such Lender's US Revolving Loan Commitment (including without duplication the US Swing Line Lender’s US Swing Line Loan Commitment as a subset of its US Revolving Loan Commitment) and US Term Loan Commitment, all as set forth on Annex I to the Agreement or in the most recent Assignment Agreement executed by such Lender and (b) as to all Lenders, the aggregate of all Lenders' Revolving Loan Commitments (including without duplication the Swing Line Lender’s Swing Line Loan Commitment as a subset of its Revolving Loan Commitment) and Term Loan Commitments, as to each of clauses (a) and (b), as such Commitments may be reduced, amortized or adjusted from time to time in accordance with the Agreement.

"Compliance Certificate" has the meaning ascribed to it in Annex E.

"Compliance Procedures" means the memorandum or other writing delivered by the Borrowers to the Agent setting forth the Borrowers' compliance procedures and intended plan of action for the ongoing investigation and diligence of Money Laundering Activities and Racketeering Activities with respect to the Assets.

"Concentration Account" has the meaning ascribed to it in Annex C.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profit Taxes.

"Contracts" means all contracts, undertakings, or agreements (other than rights evidenced by Chattel Paper, securities or Instruments) in or under which a Borrower may now or hereafter have any right, title or interest, including any agreement relating to the terms of payment or the terms of performance of any Account.

"Contractual Obligations" means, as to any Person, any provision of any security (whether in the nature of Stock, Stock Equivalents or otherwise) issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument, document or agreement (other than a Loan Document) to which such Person is a party or by which it or any of its Property is bound or to which any of its Property is subject.

"Control Agreement" means, with respect to any deposit account, securities account, commodity account, securities entitlement or commodity contract, an agreement, in form and substance satisfactory to Agent, among Agent, the financial institution or other Person at which such account is maintained or with which such entitlement or contract is carried and the Credit Party maintaining such account, effective to grant “control” (within the meaning of Articles 8 and 9 under the Code of the applicable jurisdiction or the PPSA, as applicable) over such account to Agent.

"Controlled Group" means all members of a controlled group of corporations or other business entities and all trades or businesses (whether or not incorporated) under common control, which together with a Borrower and any of its subsidiaries, are treated as a single employer under Section 414 of the Revenue Code or Section 4001 of ERISA.

"Copyright License" means any and all rights now owned or hereafter acquired by any Credit Party under any written agreement granting any right to use any Copyright or Copyright registration.

"Copyrights" means all of the following now owned or hereafter adopted or acquired by any Credit Party: (a) all copyrights and intangibles of like nature (whether registered or unregistered) now owned or existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, including all registrations, recordings and applications in the US or Canadian Copyright Office or in any similar office or agency in any other country or any political subdivision thereof, and (b) all reissues, extensions or renewals thereof.

"Credit Facility" shall mean a category of Commitments and extensions of credit thereunder.

"Credit Parties" means, collectively, the Borrowers and the Guarantors and their respective successors and assigns and "Credit Party" means any one of them.

"Cuyahoga" means the Cuyahoga, a single screw steam propulsion self-unloading bulk carrier of 10,532 gross tons built in 1943 and bearing Canadian Certificate of Registry Official Number 815560.

"Cuyahoga Mortgage" means the statutory ship mortgage of the Cuyahoga, made by Lower Lakes in favor of the Agent, dated as of March 3, 2006, as amended, restated, modified or supplemented from time to time.

"Default" means any event or circumstance that, with the passing of time or the giving of notice or both, would (if not cured or otherwise remedied during such time) become an Event of Default.

"Default Rate" has the meaning ascribed to it in Section 1.5(d).

“Defiance”  means the  Defiance (formerly the Beverly Anderson), a documented vessel of the United States bearing U.S. Official Number 646729.

"Design License" means rights under any written agreement now owned or hereafter acquired by any Credit Party granting any right to use any Design.

"Designs" means all of the following now owned or hereafter acquired by any Credit Party: (a) all industrial designs and intangibles of like nature (whether registered or unregistered), now owned or existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, including all registrations, recordings and applications in the Canadian Industrial Design Office or in any similar office or agency in any other country or any political subdivision thereof, and (b) all reissues, extensions or renewals thereof.

"Disbursement Accounts" has the meaning ascribed to it in Annex C.

"Disclosure Schedules" means the Schedules prepared by Borrowers and denominated as Disclosure Schedules (1.4) through (6.7) in the Index to the Agreement.

"Document of Title" means any "document of title", as such term is defined in the Code or the PPSA, now owned or hereafter acquired by any Credit Party.

"EBITDA" means, with respect to any Person for any fiscal period, without duplication, an amount equal to (a) consolidated net income of such Person for such period, determined in accordance with GAAP, minus (b) the sum of (i) income tax credits, (ii) interest income, (iii) gain from extraordinary items for such period, (iv) any aggregate net gain (but not any aggregate net loss) during such period arising from the sale, exchange or other disposition of capital assets by such Person (including any fixed assets, whether tangible or intangible, all inventory sold in conjunction with the disposition of fixed assets and all securities), and (v) any other non-cash gains that have been added in determining consolidated net income, in each case to the extent included in the calculation of consolidated net income of such Person for such period in accordance with GAAP, but without duplication, plus (c) the sum of (i) any provision for income taxes, (ii) Interest Expense, (iii) depreciation and amortization for such period, (iv) amortized debt discount for such period, (v) any non-cash (valuation) losses that have been deducted in determining consolidated net income (including losses on interest rate swap or cap contract valuations, write-offs of assets to fair value, write-offs of goodwill to fair value and valuation allowances for deferred taxes), in each case to the extent included in the calculation of consolidated net income of such Person for such period in accordance with GAAP, but without duplication, (vi) any non-cash lease deferrals in such period, (including any charge to earnings in any period attributable to the McKee Sons lease payments not paid in cash in such period due to GAAP requirements to spread the cost of lease payments over the entire lease term without regard to free lease periods), (vii) the amount of any deduction to consolidated net income as the result of any grant of any Stock to any member of the management, any director or any other employee of such Person and (viii) the financing fees and out-of-pocket third party expenses paid in connection with the Existing Credit Agreement, the Second Lien Credit Agreement and this Agreement to the extent that they are treated as an expense upon the effectiveness of this Agreement, in an amount not to exceed $3,000,000 in the aggregate, in each case to the extent included in the calculation of consolidated net income of such Person for such period in accordance with GAAP, but without duplication.  For purposes of this definition, the following items shall be excluded in determining consolidated net income of a Person: (1) the income (or deficit) of any other Person accrued prior to the date it became a Subsidiary of, or was amalgamated or consolidated into, such Person or any of such Person's Subsidiaries; (2) the income (or deficit) of any other Person (other than a Subsidiary) in which such Person has an ownership interest, except to the extent any such income has actually been received by such Person in the form of cash dividends or distributions; (3) the undistributed earnings of any Subsidiary of such Person to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of any contractual obligation or requirement of law applicable to such Subsidiary; (4) any restoration to income of any contingency reserve, except to the extent that provision for such reserve was made out of income accrued during such period; (5) any write-up of any asset; (6) any net gain from the collection of the proceeds of life insurance policies; (7) any net gain arising from the acquisition of any securities, or the extinguishment, under GAAP, of any Indebtedness, of such Person; (8) in the case of a successor to such Person by consolidation or amalgamation or as a transferee of its assets, any earnings of such successor prior to such consolidation, amalgamation or transfer of assets; and (9) any deferred credit representing the excess of equity in any Subsidiary of such Person at the date of acquisition of such Subsidiary over the cost to such Person of the investment in such Subsidiary.

"E-Fax" means any system used to receive or transmit faxes electronically.

"E-System" means any electronic system, including Intralinks® and any other Internet or extranet-based site, whether such electronic system is owned, operated or hosted by Agent, any of its Affiliates, or any of such Person's respective officers, directors, employees, attorneys, agents and representatives or any other Person, providing for access to data protected by passcodes or other security system.

"Eligible Accounts" has the meaning ascribed to it in Section 1.6 of the Agreement.

"Eligible Cdn. Accounts" means Eligible Accounts that are owing to Lower Lakes.

"Eligible US Accounts" means Eligible Accounts that are owing to LLTC.

"Environmental Laws" means all applicable federal, provincial, state, territorial, municipal, local and foreign laws (including the common law), statutes, ordinances, codes, rules, guidelines, policies, procedures, standards, orders-in-council, and regulations, now or hereafter in effect, and in each case as amended or supplemented from time to time, and any applicable judicial or administrative interpretation thereof, including any applicable judicial or administrative order, consent decree, order or judgment, imposing liability or standards of conduct for or relating to the regulation and protection of human, plant or animal health or safety, the environment or natural resources (including air, surface water, groundwater, wetlands, oceans, lakes, rivers, streams, land, soil, land surface or subsurface strata, wildlife, aquatic species and vegetation).  Environmental Laws include, without limitation, the Canadian Environmental Protection Act, 1999, Fisheries Act, Transportation of Dangerous Goods Act, 1992, the Migratory Birds Protection Act, 1994, the Species At Risk Act, the Hazardous Products Act, the Canada Shipping Act (including for certainty the International Conventions listed in Schedule 1 thereto) and the Canada Wildlife Act.

"Environmental Liabilities" means, with respect to any Person, all liabilities, obligations, responsibilities, costs (including any response, remedial and removal costs, investigation and feasibility study costs, capital costs, operation and maintenance costs), losses, damages (including any punitive damages, property damages, natural resource damages, consequential damages, treble damages) and expenses (including all reasonable fees, disbursements and expenses of legal counsel, experts and consultants), fines, penalties, sanctions and interest incurred as a result of or related to any claim, suit, action, administrative order, investigation order (including judicial and administrative orders), proceeding or demand by any Person, whether based in contract, tort, implied or express warranty, strict liability, statute regulation, equity or common law, including any arising under or related to any Environmental Laws, Environmental Permits, or in connection with any Release or threatened Release or presence of a Hazardous Material, whether on, at, in, under, from or about or in the vicinity of any real or personal property.

"Environmental Permits" means all permits, licenses, authorizations, certificates, approvals or registrations required by any Governmental Authority under any Environmental Laws.

"Equipment" means all "equipment," (as such term is defined in (i) the PPSA in the case of any of the Cdn. Credit Parties and (ii) the Code in the case of any of the US Credit Parties), now owned or hereafter acquired by any Credit Party, wherever located and, in any event, including all such Credit Party's machinery and equipment, including processing equipment, conveyors, machine tools, data processing and computer equipment, including embedded software and peripheral equipment and all engineering, processing and manufacturing equipment, office machinery, furniture, materials handling equipment, tools, attachments, accessories, automotive equipment, trailers, trucks, forklifts, molds, dies, stamps, motor vehicles, rolling stock and other equipment of every kind and nature, trade fixtures and fixtures not forming a part of real property, all whether now owned or hereafter acquired, and wherever situated, together with all additions and accessions thereto, replacements therefor, all parts therefor, all substitutes for any of the foregoing, fuel therefor, and all manuals, drawings, instructions, warranties and rights with respect thereto, and all products and proceeds thereof and condemnation awards and insurance proceeds with respect thereto.

"Equivalent Amount" means, on any date of determination, with respect to obligations or valuations denominated in one currency (the "first currency"), the amount of another currency (the "second currency") which would result from the conversion of the relevant amount of the first currency into the second currency at the 12:00 noon rate quoted on the Reuters Monitor Screen (Page BOFC or such other Page as may replace such Page for the purpose of displaying such exchange rates) on such date or, if such date is not a Business Day, on the Business Day immediately preceding such date of determination, or at such other rate as may have been agreed in writing between the Borrowers and Agent.

"ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any regulations promulgated thereunder.

"ERISA Affiliate" means, with respect to any Credit Party, any trade or business (whether or not incorporated) that, together with such Credit Party, are treated as a single employer within the meaning of Sections 414(b), (c), (m) or (o) of the Revenue Code.

"ERISA Event" means, with respect to any Credit Party or any ERISA Affiliate, (a) any event described in Section 4043(b) of ERISA with respect to a Title IV Plan; (b) the withdrawal of any Credit Party or ERISA Affiliate from a Title IV Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA; (c) the complete or partial withdrawal of any Credit Party or any ERISA Affiliate from any Multiemployer Plan; (d) the filing of a notice of intent to terminate a Title IV Plan or the treatment of a plan amendment as a termination under Section 4041 of ERISA; (e) the institution of proceedings to terminate a Title IV Plan or Multiemployer Plan by the PBGC; (f) the failure by any Credit Party or ERISA Affiliate to make when due required contributions to a Multiemployer Plan or Title IV Plan unless such failure is cured within thirty (30) days; (g) any other event or condition that would reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Title IV Plan or Multiemployer Plan or for the imposition of liability under Section 4069 or 4212(c) of ERISA; (h) the termination of a Multiemployer Plan under Section 4041A of ERISA or the reorganization or insolvency of a Multiemployer Plan under Section 4241 or 4245 of ERISA; (i) the loss of a Qualified Plan's qualification or tax exempt status; or (j) the termination of a Plan described in Section 4064 of ERISA.

"ERISA Plan" mean, at any time, an "employee benefit plan," as defined in Section 3(3) of ERISA, that any Credit Party or ERISA Affiliate maintains, contributes to or has an obligation to contribute to on behalf of participants who are or were employed by any Credit Party.

"Event of Default" has the meaning ascribed to it in Section 8.1.

"Excess Cash Flow" means, without duplication, with respect to any Fiscal Year of Parent on a consolidated basis, EBITDA plus decreases in Working Capital minus (a) Capital Expenditures paid in cash or accrued during such Fiscal Year, minus (b) cash paid Interest Expense and scheduled and mandatory principal payments paid or payable in respect of Funded Debt, (c) cash Taxes, (d) increases in Working Capital and (e) quarterly cash dividend payments payable to Parent in connection with the issuance of the Preferred Equity.

“Excluded Rate Contract Obligation” means, with respect to any Guarantor, any guarantee of any Swap Obligations under a Secured Rate Contract if, and only to the extent that and for so long as, all or a portion of the guarantee of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation under a Secured Rate Contract (or any guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act at the time the guarantee of such Guarantor or the grant of such security interest becomes effective with respect to such Swap Obligation under a Secured Rate Contract.  If a Swap Obligation under a Secured Rate Contract arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation under a Secured Rate Contract that is attributable to swaps for which such guarantee or security interest is or becomes illegal.

"Excluded Tax" means with respect to any Secured Party (a) taxes measured by net income (including branch profit taxes) and franchise taxes imposed in lieu of net income Taxes, in each case (i) imposed on any Secured Party as a result of being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision  thereof) or (ii) that are Other Connection Taxes; (b) U.S. withholding Taxes to the extent that the obligation to withhold amounts existed on the date that such Person became a "Secured Party" under this Agreement in the capacity under which such Person makes a claim under Section 1.14(b) or designates a new Lending Office, except in each case to the extent such Person is a direct or indirect assignee (other than pursuant to Section 9.1) of any other Secured Party that was entitled, at the time the assignment to such Person became effective, to receive additional amounts under Section 1.14(b); (c) Taxes that are directly attributable to the failure (other than as a result of a change in any Requirement of Law) by any Secured Party to deliver the documentation required to be delivered pursuant to Section 1.14(g); (d) any United States federal withholding Taxes imposed under FATCA and (e) any Taxes imposed as a result of a Secured Party being a “specified shareholder” (within the meaning of subsection 18(5) of the ITA) of any Credit Party, or not dealing at “arm’s length” (within the meaning of the ITA) with such specified shareholder of any Credit Party.

"Existing Closing Date" means August 30, 2012.

"Existing Credit Agreement" has the meaning assigned to it in the recitals to the Agreement.

“Existing US GR Term Loan” has the meaning assigned to it in Section 1.1(d)(i).

"Eurocurrency liabilities" has the meaning assigned to it in Section 1.19.

"Fair Market Value" means the fair market value of the asset in question, as determined by the Agent in good faith and in accordance with its customary practices, less any costs, fees or expenses associated with the disposition of such asset.

"FATCA" means Sections 1471, 1472, 1473 and 1474 of the Code, as of the date of this Agreement (or any amended or successor version), current or future United States Treasury Regulations promulgated thereunder and published guidance with respect thereto, and any agreements entered into pursuant to Section 1471(b)(1) of the Code.

"FCPA" means the United States Foreign Corrupt Practices Act of 1977, as amended.

"Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as determined by Agent in a commercially reasonable manner.

"Federal Reserve Board" means the Board of Governors of the Federal Reserve System, or any entity succeeding to any of its principal functions.

"Fees" means any and all fees payable to Agent or any Lender pursuant to the Agreement or any of the other Loan Documents.

"Financial Covenants" means the financial covenants set forth in Annex G.

"Financial Statements" means the income statements, statements of cash flows and balance sheets of a Person delivered in accordance with Section 3.4 and Annex E.

"Fiscal Month" means any of the monthly accounting periods of Parent and its Subsidiaries.

"Fiscal Quarter" means each three month period of Parent's Fiscal Year ending on June 30, September 30, December 31 and March 31.

"Fiscal Year" means, in respect of Parent, the twelve month period ending on the last day of March in any year.

"Fixed Charge Coverage Ratio" means, with respect to any Person for any fiscal period, the ratio of EBITDA less Capital Expenditures (excluding (x) Capital Expenditures financed by specifically arranged financings approved of by the Required Lenders in writing, (y) the portion of Capital Expenditures consisting of interest expense for the relevant period that has been capitalized and (z) up to $7,000,000 of Capital Expenditures (such amount to be correspondingly reduced by the amount of any related Preferred Equity conversion make-whole amount paid pursuant to Section 6.14(l)) incurred in connection with the purchase of the Lalandia Swan (subject to satisfaction of the requirements set forth in Section 5.15) that the Borrowers confirm in writing to Agent will be financed with the proceeds from the issuance of Second Lien Debt incurred following the Restatement Closing Date in accordance with Section 6.3 and/or with proceeds from the issuance of common Stock of Rand) to Fixed Charges (excluding up to $2,400,000 of a Preferred Equity conversion make-whole amount paid under Section 6.14(l) (such amount, together with any amounts described in clause (z) above, not to exceed $7,000,000 in the aggregate)); provided, that for calculations made as of the end of each Fiscal Year, Capital Expenditures incurred in the first Fiscal Quarter of such Fiscal Year shall not be deducted from EBITDA.

"Fixed Charges" means, with respect to any Person for any fiscal period, (a) the aggregate of all Interest Expense paid or accrued during such period, plus (b) scheduled payments of principal with respect to Indebtedness during such period, plus (c) Taxes paid in cash with respect to such fiscal period (excluding franchise taxes paid which are accounted for as a general and administrative expense and are included in EBITDA), plus (d) dividends paid in cash in such period in respect of the Preferred Equity, together with any related Preferred Equity conversion make-whole amount paid under Section 6.14(l) to the extent not financed with proceeds from the issuance of Second Lien Debt incurred following the Restatement Closing Date in accordance with Section 6.3 or proceeds from the issuance of common Stock of Rand.  Notwithstanding the foregoing, for the periods ending on each of June 30, 2014, September 30, 2014 and December 31, 2014, all components of Fixed Charges will be calculated for the period commencing on April 1, 2014 and ending on such date, and (x) for the period ending June 30, 2014, multiplied by four, (y) for the period ending September 30, 2014, multiplied by two and (z) for the period ending December 31, 2014, multiplied by 4/3.

"Fixtures" means all fixtures (including trade fixtures), facilities and equipment, howsoever affixed or attached to real property or buildings or other structures on real property, now owned or hereafter acquired by any Credit Party.

"Fleet Mortgages" means, collectively, (i) the Fourth Amended and Restated First Preferred Fleet Mortgage, dated as of the Restatement Closing Date, as further amended, restated, modified or supplemented from time to time, given by Grand River in favor of GE Capital on Grand River's U.S. Flag Vessels named the Invincible, the Manistee, the Calumet, the Manitowoc, the Defiance and the Ashtabula, respectively, and (ii) the Amended and Restated First Preferred Fleet Mortgage, dated as of the Restatement Closing Date, as further amended, restated, modified or supplemented from time to time, given by Black Creek in favor of GE Capital on Black Creek’s U.S. Flag Vessels named the James L. Kuber, the Lewis J. Kuber, the Victory and the Moore, respectively.

"Funded Debt" means, with respect to any Person, without duplication, all Indebtedness for borrowed money evidenced by notes, bonds, debentures, or similar evidences of Indebtedness and that by its terms matures more than one year from, or is directly or indirectly renewable or extendible at such Person's option under a revolving credit or similar agreement obligating the lender or lenders to extend credit over a period of more than one year from the date of creation thereof, and specifically including Capital Lease Obligations, current maturities of long-term debt, revolving credit and short-term debt extendible beyond one year at the option of the debtor, and also including, in the case of the Borrowers, the Obligations and, without duplication, Guaranteed Indebtedness consisting of guaranties of Funded Debt of other Persons.

"GAAP" means generally accepted accounting principles in the United States of America, consistently applied, as such term is further defined in Annex G to the Agreement.

"GE Capital" means General Electric Capital Corporation and its successors and assigns.

"GE Capital Fee Letter" means that certain letter, dated March 11, 2014, between GE Capital and the Borrowers with respect to certain Fees to be paid from time to time by the Borrowers to GE Capital, as such letter may be amended, supplemented or replaced from time to time.

"Governmental Authority" means any nation, sovereign or government, any state, province, territory or other political subdivision thereof, any agency, authority or instrumentality thereof and any entity or authority exercising executive, legislative, taxing, judicial, regulatory or administrative functions of or pertaining to government, including any central bank, stock exchange, regulatory body, arbitrator, public sector entity, supra-national entity (including the European Union and the European Central Bank) and any self-regulatory organization (including the National Association of Insurance Commissioners).

"Government Blacklist" means (i) The Specially Designated Nationals and Blocked Persons List maintained by the Office of Foreign Assets Control, U.S. Department of the Treasury, or (ii) any other list of terrorists, terrorist organizations or narcotics traffickers maintained pursuant to any of the rules and regulations of Office of Foreign Assets Control, U.S. Department of the Treasury, (iii) any similar list maintained by the U.S. Department of State, the U.S. Department of Commerce or pursuant to any Executive Order of the President of the United States, or (iv) any similar list maintained by any state or applicable foreign jurisdiction.

"Grand River" means Grand River Navigation Company, Inc., a Delaware corporation, and includes its successors by merger or otherwise.

"Guaranteed Indebtedness" means, as to any Person, any obligation of such Person guaranteeing, providing comfort or otherwise supporting any Indebtedness, lease, dividend, or other obligation ("primary obligation") of any other Person (the "primary obligor") in any manner, including any obligation or arrangement of such Person to (a) purchase or repurchase any such primary obligation, (b) advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet condition of the primary obligor, (c) purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, (d) protect the beneficiary of such arrangement from loss (other than product warranties given in the ordinary course of business) or (e) indemnify the owner of such primary obligation against loss in respect thereof.  The amount of any Guaranteed Indebtedness at any time shall be deemed to be an amount equal to the lesser at such time of (x) the stated or determinable amount of the primary obligation in respect of which such Guaranteed Indebtedness is incurred and (y) the maximum amount for which such Person may be liable pursuant to the terms of the instrument embodying such Guaranteed Indebtedness, or, if not stated or determinable, the maximum reasonably anticipated liability (assuming full performance) in respect thereof.

"Guarantees" means, collectively, each of the guarantees executed on the date hereof by a Guarantor and any other guarantee executed from time to time by any other Person in favor of Agent and other Secured Parties in respect of the Obligations of a Borrower.

"Guarantors" means each US Borrower, Parent, Rand, Rand Finance, Black Creek Holdings, Lower Lakes Ship Repair, Lower Lakes 17 and each direct and indirect Subsidiary of Rand, other than any Subsidiary to the extent a guarantee by such Subsidiary, in each case, is prohibited or restricted by contracts or applicable law or, would result in adverse tax consequences for such Subsidiary as determined by Agent in its sole discretion, and their successors and assigns and "Guarantor" means any one of them.

"Hazardous Material" means any substance, material or waste that is regulated by, or forms the basis of liability now or hereafter under, any applicable Environmental Laws, including any material or substance that is (a) defined as a "solid waste," "hazardous waste," "hazardous material," "hazardous substance," "dangerous goods", "extremely hazardous waste,"  "restricted hazardous waste," "pollutant," "contaminant," "hazardous constituent," "special waste," "toxic substance" or other similar term or phrase under any applicable Environmental Laws, or (b) petroleum or any fraction or by-product thereof, asbestos, polychlorinated biphenyls (PCB's), or any radioactive substance.

"IRS" means the Internal Revenue Service of the United States of America.

"ITA" means the Income Tax Act (Canada).

"Illegal Proceeds" means any proceeds (i) derived from Money Laundering Activities and/or Racketeering Activities; (ii) procured in violation of the FCPA or applicable Canadian anti-bribery, or similar laws; or (iii) derived from an Illegal Source.

"Illegal Source" means any individual or entity on a Government Blacklist.

"Immaterial Lien" means all Liens described in the definition of "Permitted Encumbrances" other than in clause (i) thereof.

"Impacted Lender" means any Lender that fails to provide Agent, within three (3) Business Days following Agent's written request, satisfactory assurance that such Lender will not become a Non-Funding Lender, or any Lender that has a Person that directly or indirectly controls such Lender and such Person (a) becomes subject to a voluntary or involuntary case under the Bankruptcy Code or any similar bankruptcy laws, (b) has appointed a custodian, conservator, receiver or similar official for such Person or any substantial part of such Person's assets, or (c) makes a general assignment for the benefit of creditors, is liquidated, or is otherwise adjudicated as, or determined by any Governmental Authority having regulatory authority over such Person or its assets to be, insolvent or bankrupt, and for each of clauses (a) through (c), Agent has determined that such Lender is reasonably likely to become a Non-Funding Lender.  For purposes of this definition, control of a Person shall have the same meaning as in the second sentence of the definition of Affiliate.

"Indebtedness" means, with respect to any Person, without duplication (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property payment for which is deferred 6 months or more, but excluding obligations to trade creditors incurred in the ordinary course of business that are unsecured and not overdue by more than 6 months unless being contested in good faith, (b) all reimbursement and other obligations with respect to letters of credit, bankers' acceptances and surety bonds, whether or not matured, (c) all obligations evidenced by notes, bonds, debentures or similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all Capital Lease Obligations and the present value (discounted at the US Base Rate as in effect on the Restatement Closing Date) of future rental payments under all synthetic leases, (f) all obligations of such Person under commodity purchase or option agreements or other commodity price hedging arrangements, in each case whether contingent or matured, (g) all obligations of such Person under any foreign exchange contract, currency swap agreement, interest rate swap, cap or collar agreement or other similar agreement or arrangement designed to alter the risks of that Person arising from fluctuations in currency values or interest rates, in each case whether contingent or matured, (h) all Indebtedness referred to above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property or other assets (including accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness, and (i) the Obligations.

"Indemnified Liabilities" has the meaning ascribed to it in Section 1.12.

"Indemnified Person" has the meaning ascribed to it in Section 1.12.

“Indemnified Tax” means (a) any Tax other than an Excluded Tax and (b) to the extent not otherwise described in clause (a), Other Taxes.

"Insolvency Laws" shall mean any of the Bankruptcy and Insolvency Act (Canada), the Companies’ Creditors Arrangement Act (Canada), the Winding Up and Restructuring Act (Canada) and the Bankruptcy Code of 1978, as amended, 11 U.S.C. Section 101 et seq., each as now and hereafter in effect, any successors to such statute and any other applicable insolvency or other similar law of any jurisdiction, including any law of any jurisdiction permitting a debtor to obtain a stay or a compromise of the claims of its creditors against it.

"Instruments" shall mean in the case of the Cdn. Credit Parties any "instrument", as such term is defined in the PPSA, and in the case of the US Credit Parties any "instrument", as such term is defined in the Code, in each case now owned or hereafter acquired by a Borrower or a Credit Party, wherever located, and, in any event, including all certificated securities, all certificates of deposit, and all notes and other evidences of indebtedness, other than instruments that constitute, or are a part of a group of writings that constitute, Chattel Paper.

"Intellectual Property" means any and all Licenses, Patents, Designs, Copyrights, Software, Trademarks, trade secrets and customers lists.

“Intercreditor Agreement” means that certain Intercreditor Agreement dated as of the Restatement Closing Date by and among Agent, the Credit Parties and the Second Lien Agent, as the same may be amended, restated and/or modified from time to time subject to the terms thereof

"Interest Expense" means, with respect to any Person for any fiscal period, interest expense (whether cash or non-cash) of such Person determined in accordance with GAAP for the relevant period ended on such date, including (x) interest expense with respect to any Funded Debt of such Person (including any subordinated notes issued upon the conversion of Preferred Equity), and (y) interest expense for the relevant period that has been capitalized on the balance sheet of such Person, and, solely for purposes of calculating the Fixed Charge Coverage Ratio, excluding any accrued and unpaid interest on any subordinated notes issued upon the conversion of Preferred Equity.

"Interest Payment Date" means (a) as to any Canadian Prime Rate Loan, BA Rate Loan and US Base Rate Loan, the first Business Day of each month to occur while such Loan is outstanding, beginning April 1, 2014 (for all accrued interest from and after the Restatement Closing Date), and (b) as to any LIBOR Loan, the last day of the applicable LIBOR Period;  provided, that, in addition to the foregoing, each of (x) the date upon which all of the Commitments have been terminated and the Loans have been paid in full and (y) the Commitment Termination Date shall be deemed to be an "Interest Payment Date" with respect to any interest that has then accrued under the Agreement.

"Inventory" shall mean in the case of the Cdn. Credit Parties any "inventory", as such term is defined in the PPSA, and in the case of the US Credit Parties any "inventory", as such term is defined in the Code, now or hereafter owned or acquired by any Credit Party, wherever located, and in any event including inventory, merchandise, goods and other personal property that are held by or on behalf of any Credit Party for sale or lease or are furnished or are to be furnished under a contract of service, or that constitute raw materials, work in process, finished goods, returned goods, supplies or materials of any kind, nature or description used or consumed or to be used or consumed in such Credit Party's business or in the processing, production, packaging, promotion, delivery or shipping of the same, including all supplies and embedded software.

 "Invincible" means the Invincible, a documented vessel of the United States bearing U.S. Official Number 610267.

"Issue" means, with respect to any Letter of Credit, to issue, extend the expiration date of, renew (including by failure to object to any automatic renewal on the last day such objection is permitted), increase the face amount of, or reduce or eliminate any scheduled decrease in the face amount of, such Letter of Credit, or to cause any Person to do any of the foregoing.  The terms “Issued” and “Issuance” have correlative meanings.

“James L. Kuber” means the barge James L. Kuber, a documented vessel of the United States bearing U.S. Official Number 265360.

"Kaministiqua" means the Kaministiqua, a self-propelled steel cargo vessel bearing Canadian Certificate of Registry Official Number 395510.

"Kaministiqua Mortgage" means the statutory ship mortgage of the Kaministiqua made by Lower Lakes in favor of the Agent, dated as of August 27, 2007, as amended, restated, modified or supplemented from time to time.

“Lalandia Swan” or “Vessel 17” means the self-propelled oil/chemical tanker registered in the Denmark International Ship Registry bearing IMO8810918 currently owned by Uni-Tankers M/T “Lalandia Swan” ApS.

“Lalandia Swan Bareboat Charter” means the BIMCO Barecon charterparty agreement to be entered into by Lower Lakes, as owner, and Uni-Tankers M/T “Lalandia Swan” ApS, as bareboat charterer, on or about March 11, 2014, pursuant to which Lower Lakes agrees to let and Uni-Tankers M/T “Lalandia Swan” ApS agrees to bareboat charter the Lalandia Swan for one trip from Northern Europe to the People’s Republic of China via the Panama Canal with the option to call at ports en route, including ports located in Eastern Canada and the St. Lawrence River up to Montreal.

“Lalandia Swan Purchase Agreement” means the Norwegian Sale Form (1993) dated February, 2014 entered into between Lower Lakes, as buyer, and Uni-Tankers M/T “Lalandia Swan” ApS, as seller, pursuant to which Uni-Tankers M/T “Lalandia Swan” ApS agrees to sell and Lower Lakes agrees to purchase the Lalandia Swan, with such purchase expected to occur on or about March 11, 2014.

“Lewis J. Kuber” means the barge Lewis J. Kuber, a documented vessel of the United States bearing U.S. Official Number 264391.

"L/C Guarantor" has the meaning ascribed to it in Annex B.

"L/C Issuer" has the meaning ascribed to it in Annex B.

"L/C Sublimit" has the meaning ascribed to it in Annex B.

"Lenders" means (a) GE Capital, the other Lenders named on the signature pages of the Agreement, and, if any such Lender shall assign all or any portion of the Obligations, such term shall include any assignee of such Lender, and (b) solely for the purpose of obtaining the benefit of the Liens granted to the Agent for the benefit of the Lenders under the Collateral Documents, a Person to whom any Obligations in respect of a Secured Rate Contract are owed.  For the avoidance of doubt, any Person to whom any Obligations in respect of a Secured Rate Contract are owed and which does not hold any Loans or Commitments shall not be entitled to any other rights as a "Lender" under this Agreement or any other Loan Document.

"Lenders' Counsel" means the firms of Jones Day, McCarthy Tétrault LLP and Winston & Strawn LLP or such other firm of legal counsel as the Agent may from time to time designate and any and all local agent counsel retained by Jones Day for and on behalf of the Agent.

“Lending Office” means, with respect to any Lender, the office or offices of such Lender specified as its “Lending Office” on Annex H hereto, or such other office or offices of such Lender as it may from time to time notify the Borrowers and Agent.

"Letter of Credit Fee" has the meaning ascribed to it in Annex B.

"Letter of Credit Obligations" means all outstanding obligations incurred by Agent and Lenders at the request of Lower Lakes, whether direct or indirect, contingent or otherwise, due or not due, in connection with the issuance of Letters of Credit by the L/C Issuer or the purchase of a participation as set forth in Annex B with respect to any Letter of Credit.  The amount of such Letter of Credit Obligations shall equal the maximum amount that may be payable by Agent or Lenders thereupon or pursuant thereto.

"Letters of Credit" means documentary or standby letters of credit issued for the account of Lower Lakes by any L/C Issuer for which Agent and Lenders have incurred Letter of Credit Obligations.

 "Liabilities" means all claims, actions, suits, judgments, damages, losses, liability, obligations, responsibilities, fines, penalties, sanctions, costs, fees, taxes, commissions, charges, disbursements and expenses (including, without limitation, those incurred upon any appeal or in connection with the preparation for and/or response to any subpoena or request for document production relating thereto), in each case of any kind or nature (including interest accrued thereon or as a result thereto and fees, charges and disbursements of financial, legal and other advisors and consultants), whether joint or several, whether or not indirect, contingent, consequential, actual, punitive, treble or otherwise.

"LIBOR Business Day" means a Business Day on which banks in the City of London, England are generally open for interbank or foreign exchange transactions.

"LIBOR Loan" means a Loan or any portion thereof bearing interest by reference to the LIBOR Rate.

"LIBOR Period" means, with respect to any LIBOR Loan, each period commencing on a LIBOR Business Day selected by LLTC, Grand River or Black Creek, as applicable, pursuant to the Agreement and ending one, two or three months thereafter, as selected by LLTC's, Grand River's or Black Creek’s irrevocable notice to Agent as set forth in Section 1.5(e); provided, that the foregoing provision relating to LIBOR Periods is subject to the following:

(a)           if any LIBOR Period would otherwise end on a day that is not a LIBOR Business Day, such LIBOR Period shall be extended to the next succeeding LIBOR Business Day unless the result of such extension would be to carry such LIBOR Period into another calendar month in which event such LIBOR Period shall end on the immediately preceding LIBOR Business Day;

(b)           any LIBOR Period that would otherwise extend beyond the Commitment Termination Date shall end two (2) LIBOR Business Days prior to such date;

(c)           any LIBOR Period that begins on the last LIBOR Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such LIBOR Period) shall end on the last LIBOR Business Day of a calendar month;

(d)           LLTC, Grand River or Black Creek, as the case may be, shall select LIBOR Periods so as not to require a payment or prepayment of any LIBOR Loan during a LIBOR Period for such Loan; and

(e)           LLTC, Grand River or Black Creek, as the case may be, shall select LIBOR Periods so that there shall be no more than 5 separate LIBOR Loans in existence at any one time.

"LIBOR Rate" means, for each LIBOR Period, the offered rate per annum for deposits of Dollars for the applicable LIBOR Period that appears on Reuters Screen LIBOR01 Page as of 11:00 A.M. (London, England time) two (2) Business Days prior to the first day in such LIBOR Period.  If no such offered rate exists, such rate will be the rate of interest per annum, as determined by Agent at which deposits of Dollars in immediately available funds are offered at 11:00 A.M. (London, England time) two (2) Business Days prior to the first day in such LIBOR Period by major financial institutions reasonably satisfactory to Agent in the London interbank market for such LIBOR Period for the applicable principal amount on such date of determination.

"License" means any Copyright License, Design License, Patent License, Trademark License or other license of rights or interests now held or hereafter acquired by any Credit Party.

"Lien" means any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, lien, charge, claim, security interest, easement or encumbrance, or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any lease or title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement perfecting a security interest under the PPSA, the Code or comparable notice filing under the law of any other jurisdiction).

"Litigation" has the meaning ascribed to it in Section 3.12.

"LLTC" means Lower Lakes Transportation Company, a Delaware corporation, being the US Revolving Loan borrower hereunder, and includes its successors by merger or otherwise.

"Loan Account" has the meaning ascribed to it in Section 1.11.

"Loan Documents" means the Agreement, the Notes, the Security, the Collateral Documents, the Secured Rate Contracts, the Intercreditor Agreement, any agreements in respect of  Bank Products and all other agreements, instruments, documents and certificates whether or not identified in the Closing Checklist executed and delivered to, or in favor of, Agent or any Lenders and including all other pledges, powers of attorney, consents, assignments, contracts, notices and all other written matter whether heretofore, now or hereafter executed by or on behalf of any Credit Party, or any employee of any Credit Party, and delivered to Agent, any Lender or any Secured Swap Provider in connection with the Agreement or the transactions contemplated thereby.  Any reference in the Agreement or any other Loan Document to a Loan Document shall include all appendices, exhibits or schedules thereto, and all amendments, restatements, supplements or other modifications thereto, and shall refer to the Agreement or such Loan Document as the same may be in effect at any and all times such reference becomes operative.

"Loans" means the Revolving Loans, the Swing Line Loans and the Term Loans.

"Lock Boxes" has the meaning ascribed to it in Annex C.

"Lower Lakes" means Lower Lakes Towing Ltd. as the corporation continuing from an amalgamation on March 1, 2007 between Port Dover Steamship Company Inc. and Lower Lakes Towing Ltd., being the Canadian borrower hereunder, and includes its successors by amalgamation or otherwise.

“Lower Lakes 17” means Lower Lakes Towing (17) Ltd., a Canadian corporation, and includes its successors by amalgamation or otherwise.

“Lower Lakes Ship Repair” means Lower Lakes Ship Repair Company Ltd., a Canadian corporation, and includes its successors by amalgamation or otherwise.

"Management Incentive Plan" means the management incentive plan of Rand adopted by Rand as of July 26, 2007, as such plan may be subsequently amended or replaced with the consent of the Lenders.

"Manistee" means the Manistee (formerly the Richard Reiss), a documented vessel of the United States bearing U.S. Official Number 243406.

"Manitoba" means the Manitoba (formerly the Maritime Trader), a documented vessel of Canada bearing Canadian International Maritime Organization Number 0325744.

"Manitoba Mortgage" means the statutory ship mortgage of the Manitoba, made by Lower Lakes in favor of the Agent, dated as of July 20, 2011, as amended, restated, modified or supplemented from time to time.

"Manitowoc" means the Manitowoc (formerly the Earl W. Oglebay), a documented vessel of the United States bearing U.S. Official Number 552395.

"Margin Stock" has the meaning ascribed to it in Section 3.10.

"Material Adverse Effect" means a material adverse effect on (a) the business, assets, liabilities, operations, prospects, properties or other condition (financial or otherwise) of a Credit Party, (b) a Borrower's ability to pay or perform any of the Loans or any of the other Obligations in accordance with the terms of the Agreement or any Credit Party's ability to honor its guarantee obligations, (c) the Collateral or Agent's Liens, on behalf of the Secured Parties, on the Collateral or the priority of such Liens, (d) the ability of the Agent or any Lender to enforce its rights and remedies under the Agreement and the other Loan Documents, or (e) the validity or enforceability of this Agreement or any Loan Document.

"Material Contracts" means, collectively, each written agreement, arrangement or understanding entered into by an Credit Party which:

(a)	if not complied with or expires, could reasonably be expected to have a Material Adverse Effect; or

(b)
provides for a binding obligation from the Credit Party to make annual expenditures of an amount greater than US$500,000 or a binding obligation from the other contract party to purchase services from the Credit Party in volumes generating annual receipts to such Credit Party of an amount greater than US$1,000,000, which has a term of more than one year or has a lesser term with rights of renewal that, if renewed, would result in a term of more than one year; or

(c)	provides for the time charter, bareboat charter or employment of a Vessel, including the Time Charter Agreements and the Bareboat Charter Agreements.

"Material Environmental Liabilities" means Environmental Liabilities exceeding US$250,000  in the aggregate.

"Maximum Amount" means either of the Cdn. Maximum Amount or the US Maximum Amount.

"Michipicoten" means the Michipicoten , a self-propelled steam turbine cargo vessel bearing Canadian Certificate of Registry Official Number 825098.

"Michipicoten Mortgage" means the statutory ship mortgage of the Michipicoten made by Lower Lakes in favor of the Agent, dated as of March 3, 2006, as amended, restated, modified or supplemented from time to time.

"Mississagi" means the Mississagi (formerly the George A. Sloan), a self-propelled cargo vessel and bearing Canadian Certificate of Registry Official Number 822914.

"Mississagi Mortgage" means the statutory ship mortgage of the Mississagi made by Lower Lakes in favor of the Agent, dated as of March 3, 2006, as amended, restated, modified or supplemented from time to time.

"Money Laundering Activities" means activities involving funds which are (i) proceeds of crime in violation of law or (ii) derived or potentially derived from any Illegal Source.

“Moore” means the tug Olive L. Moore, a documented vessel of the United States bearing U.S. Official Number 227740.

"Mortgages" means, collectively, the Fleet Mortgages, the Cuyahoga Mortgage, the Saginaw Mortgage, the Mississagi Mortgage, the Ojibway Mortgage, the Kaministiqua Mortgage, the Michipicoten Mortgage, the Pierson Mortgage, the Manitoba Mortgage and the Tecumseh Mortgage.

"Multiemployer Plan" means a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA, and to which any Credit Party or ERISA Affiliate is making, is obligated to make or has made or been obligated to make, contributions on behalf of participants who are or were employed by any of them.

"Non-Funding Lender" means any Lender that has (a) failed to fund any payments required to be made by it under the Loan Documents within two (2) Business Days after any such payment is due (excluding expense and similar reimbursements that are subject to good faith disputes), (b) given written notice (and Agent has not received a revocation in writing), to a Borrower, Agent, any Lender, or the L/C Issuer or has otherwise publicly announced (and Agent has not received notice of a public retraction) that such Lender believes it will fail to fund payments or purchases of participations required to be funded by it under the Loan Documents or one or more other syndicated credit facilities, (c) failed to fund, and not cured, loans, participations, advances, or reimbursement obligations  under one or more other syndicated credit facilities, unless subject to a good faith dispute, or (d) any Lender that has or any Person that directly or indirectly controls such Lender has (i) become subject to a voluntary or involuntary case under the Bankruptcy Code or any similar bankruptcy laws, (ii) a custodian, conservator, receiver or similar official appointed for it or any substantial part of such Person's assets, or (iii) made a general assignment for the benefit of creditors, been liquidated, or otherwise been adjudicated as, or determined by any Governmental Authority having regulatory authority over such Person or its assets to be, insolvent or bankrupt, and for clause (d), and Agent has determined that such Lender is reasonably likely to fail to fund any payments required to be made by it under the Loan Documents.  For purposes of this definition, control of a Person shall have the same meaning as in the second sentence of the definition of Affiliate.

“Non-U.S. Lender Party” means each of Agent, each Lender, each L/C Issuer, each SPV and each participant, in each case that is not a United States person as defined in Section 7701(a)(30) of the Revenue Code.

"Notes" means, collectively, the Revolving Notes, the Swing Line Notes and the Term Notes.

"Notice of Conversion/Continuation-LIBOR" has the meaning ascribed to it in Section 1.5(e)(ii).

"Notice of Conversion/Continuation-BA Rate" has the meaning ascribed to it in Section 1.5(e)(iii).

"Notice of Revolving Credit Advance" means either a Cdn. Notice of Revolving Credit Advance or a US Notice of Revolving Credit Advance and "Notice of Revolving Credit Advances" means both of them.

"Obligations" means all loans, advances, debts, liabilities and obligations, for the performance of covenants, tasks or duties or for payment of monetary amounts (whether or not such performance is then required or contingent, or such amounts are liquidated or determinable) owing by any Credit Party to Agent, any Lender, or any Secured Swap Provider and all Bank Products Obligations, and all covenants and duties regarding such amounts, of any kind or nature, present or future, whether or not evidenced by any note, agreement, letter of credit agreement or other instrument, arising under the Agreement, any of the other Loan Documents, any Secured Rate Contract or any agreement in respect of Bank Products.  This term includes all principal, interest (including all interest that accrues after the commencement of any bankruptcy or insolvency proceeding upon or after the insolvency of a Credit Party, whether or not allowed in such proceeding), Fees,  expenses, legal fees and any other sum chargeable to any Credit Party under the Agreement, any of the other Loan Documents, any Secured Rate Contract or any agreement in respect of Bank Products; provided, that Obligations of any Guarantor shall not include any Excluded Rate Contract Obligations solely of such Guarantor.

"Ojibway" means the Ojibway, a self-propelled steel cargo vessel bearing Canadian Certificate of Registry Official Number 827118.

"Ojibway Mortgage" means the statutory ship mortgage of the Ojibway made by Lower Lakes in favor of the Agent, dated as of August 27, 2007, as amended, restated, modified or supplemented from time to time.

"Operating Lease" means any lease of (or other agreement conveying the right to use) any real or personal property by any Borrower or any Subsidiary thereof, as lessee, other than any Capital Lease and other than any time charter or bareboat charter.

"Operating Plan" has the meaning set forth in Section (c) of Annex E.

"Orderly Liquidation Value" means the cash proceeds of Equipment which could be obtained in an orderly liquidation, as determined pursuant to the most recent third-party appraisal of such Equipment delivered to Agent by an appraiser reasonably acceptable to Agent.

"Organizational Documents" means, with respect to any Person, such Person's articles or other charter documents, by-laws, unanimous shareholder agreement, partnership agreement, joint venture agreement, operating agreement, limited liability company agreement or trust agreement, as applicable, and any and all other similar agreements, documents and instruments relative to such Person.

"Original Credit Agreement" means the Credit Agreement dated as of March 3, 2006 by and among Lower Lakes, Grand River, LLTC, Agent, GE Capital and GE Canada Finance Holding Company, as amended and restated by that certain Amended and Restated Credit Agreement dated as of February 13, 2008 and amended as of June 24, 2008, June 23, 2009, August 9, 2010 and June 28, 2011, as amended and restated by that certain Second Amended and Restated Credit Agreement dated as of September 28, 2011 and amended as of December 1, 2011.

“Other Connection Taxes” means, with respect to any Secured Party, Taxes imposed as a result of a present or former connection between such Secured Party and the jurisdiction imposing such Tax, other than any such connection arising solely from the Secured Party having executed, delivered, become a party to, performed its obligations or received a payment under, received or perfected as a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document.

"Other Taxes" has the meaning ascribed to it in Section 1.14(c).

"PBGC" means the Pension Benefit Guaranty Corporation.

"PPSA" shall mean the Personal Property Security Act (Ontario) and the Regulations thereunder, as from time to time in effect, provided, however, if attachment, perfection or priority of Agent's security interests in any Collateral are governed by the personal property security laws of any jurisdiction other than Ontario, PPSA shall mean those personal property security laws in such other jurisdiction for the purposes of the provisions hereof relating to such attachment, perfection or priority and for the definitions related to such provisions.

"Parent" means Rand LL Holdings Corp., a Delaware corporation.

"Patent License" means rights under any written agreement now owned or hereafter acquired by any Credit Party granting any right with respect to any invention on which a Patent is in existence.

"Patents" means all of the following in which any Credit Party now holds or hereafter acquires any interest: (a) all letters patent of invention and all applications for letters patent, all design patents and all registrations and recordings thereof, including registrations, recordings and applications in the Canadian or US Patent and Trademark Office or in any similar office or agency in any other country or political subdivision thereof, and (b) all reissues, continuations, continuations-in-part or extensions thereof.

"Patriot Act" has the meaning ascribed to it in Section 11.20.

"Permitted Encumbrances" means the following encumbrances: (a) Liens for taxes or assessments or other governmental Charges not yet due and payable or which are being contested in accordance with Section 5.2(b); (b) pledges or deposits of money securing statutory obligations under workmen's compensation, employment insurance, social security or public liability laws or similar legislation; (c) pledges or deposits of money securing bids, tenders, contracts (other than contracts for the payment of money) or leases to which any Credit Party is a party as lessee made in the ordinary course of business; (d) inchoate and unperfected workers', mechanics' or similar liens arising in the ordinary course of business, so long as such Liens attach only to Equipment, Fixtures, Vessels and/or Real Estate; (e) deposits securing, or in lieu of, surety, appeal or customs bonds in proceedings to which any Credit Party is a party; (f) any attachment or judgment lien not constituting an Event of Default under Section 8.1(l); (g) zoning restrictions, easements, licenses, or other restrictions on the use of any Real Estate or other minor irregularities in title (including leasehold title) thereto, so long as the same do not materially impair the use, value, or marketability of such Real Estate; (h) presently existing or hereafter created Liens in favor of Agent, on behalf of the Secured Parties; (i) Liens expressly permitted under clauses (b) and (c) of Section 6.7 of the Agreement and the Fleet Mortgages; (j) to the extent not included in clause (a) or (d), Prior Claims that are unregistered and secure amounts that are not yet due and payable or being contested in good faith with adequate reserves therefor in accordance with GAAP; and (k) Permitted Maritime Liens.

"Permitted Intercompany Indebtedness" means any indebtedness owing (a) by a Credit Party to any other Credit Party in the ordinary course of business consistent with past practice or (b) by a Credit Party to an Affiliate which is not a Credit Party to a Credit Party so long as it is either listed on Disclosure Schedule (3.27) or has been approved of in writing by the Lenders.

“Permitted Maritime Liens” shall mean, at any time with respect to a Vessel, (a) Liens for crew’s wages (including wages of the master of the Vessel), (b) Liens for salvage (including contract salvage) and general average, (c) shipyard Liens and other Liens arising by operation of law in the ordinary course of business in operating, maintaining or repairing the Vessel, (d) Liens for wages of stevedores when employed directly by the Vessel, or the master of the Vessel, (e) Liens for damages arising from maritime torts which are covered by insurance and any deductible applicable thereto, or in respect of which a bond or other security has been posted on behalf of the Vessel owner with the appropriate court or other tribunal to prevent the arrest or secure the release of the Vessel from arrest, (f) Liens for charters or subcharters, or leases or subleases, that existed as of the Restatement Closing Date or are subordinate to the Lien of this Mortgage; provided that, in each case, any such Liens shall (i) be discharged in the ordinary course of business and (ii) secure claims not more than thirty (30) days past due unless the same is being contested in good faith by appropriate proceedings being diligently pursued and adequate reserves have been set aside in accordance with GAAP with respect to the same and the failure to satisfy such claim could not reasonably be expected to result in the imminent sale, loss or forfeiture of such Vessel.

"Person" means any individual, partnership, corporation (including a business trust and a public benefit corporation), joint stock company, estate, association, firm, enterprise, trust, limited liability company, unincorporated association, joint venture and any other entity or Governmental Authority.

"Pierson" means the Robert S. Pierson (formerly known as the Wolverine), a documented vessel of Canada bearing Canadian International Maritime Organization Number 7366403.

"Pierson Mortgage" means the statutory ship mortgage of the Pierson made by Lower Lakes in favor of the Agent, dated as of February 13, 2008, as amended, restated, modified or supplemented from time to time.

"Pledge Agreements" means (i) the Amended and Restated Pledge Agreements delivered by the applicable Credit Parties on the Existing Closing Date and reaffirmed on the Restatement Closing Date pursuant to the Reaffirmation Agreement, (ii) the Pledge Agreement delivered by Lower Lakes on March 14, 2013 and amended on the Restatement Closing Date, and (iii) any other pledge agreement entered into after the Restatement Closing Date by any Credit Party (as required by the Agreement or any other Loan Document).

"PNC Fee Letter" means that certain letter, dated March 11, 2014, between PNC Bank, National Association and the Borrowers with respect to certain Fees to be paid on the Restatement Closing Date by the Borrowers to PNC Bank, National Association.

"Preferred Equity" means the 300,000 shares of Series A Convertible Preferred Stock issued by Rand pursuant to the Preferred Stock Purchase Agreement.

"Preferred Stock Purchase Agreement" means the Preferred Stock Purchase Agreement dated as of September 2, 2005 by and among Parent, Knott Partners LP and Bay Resource Partners L.P.

"Prior Claims" shall mean all Liens created by applicable law (in contrast with Liens voluntarily granted) which rank or are capable of ranking prior or pari passu with Agent's security interests (or interests similar thereto under applicable law) against all or part of the Collateral, including for amounts owing for employee source deductions, goods and services taxes, sales taxes, harmonized sales taxes, municipal taxes, workers' compensation, Quebec corporate taxes, pension fund obligations, Wage Earner Protection Program Act (Canada) obligations and overdue rents.

"Pro Rata Share" means with respect to all matters relating to any Lender (a) with respect to a Revolving Loan, the percentage obtained by dividing (i) the corresponding Revolving Loan Commitment of that Lender by (ii) the aggregate Revolving Loan Commitments of all applicable Lenders, (b) with respect to a Term Loan, the percentage obtained by dividing (i) the corresponding Term Loan Commitment of that Lender by (ii) the aggregate Term Loan Commitments of all applicable Lenders, as any such percentages may be adjusted by assignments permitted pursuant to Section 9.1, (c) with respect to all Loans, the percentage obtained by dividing (i) the aggregate Commitments of that Lender by (ii) the aggregate Commitments of all Lenders, and (d) with respect to all Loans on and after the Commitment Termination Date, the percentage obtained by dividing (i) the aggregate outstanding principal balance of the Loans held by that Lender, by (ii) the outstanding principal balance of the Loans held by all Lenders.

"Proceeds" means "proceeds," as such term is defined in the Code, and in any event shall include (a) any and all proceeds of any insurance, indemnity, warranty or guarantee payable to any Credit Party from time to time with respect to any of the Collateral, (b) any and all payments (in any form whatsoever) made or due and payable to any Credit Party from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any Governmental Authority (or any Person acting under color of governmental authority), (c) recoveries from any claim of any Credit Party against third parties (i) for past, present or future infringement of any Patent or Patent License, or  (ii) for past, present or future infringement or dilution of any Copyright, Copyright License, Design, Design License, Trademark or Trademark License, or for injury to the goodwill associated with any Trademark or Trademark License, (d) any recoveries by any Credit Party against third parties with respect to any litigation or dispute concerning any of the Collateral including claims arising out of the loss or non-conformity of, interference with the use of, defects in, or infringement of rights in, or damage to, Collateral, (e) all amounts collected on, or distributed on account of, other Collateral, including dividends, interest, distributions and Instruments with respect to Investment Property and pledged Stock, and (f) any and all other amounts, rights to payment or other property acquired upon the sale, lease, license, exchange or other disposition or dealing with any of the Collateral and all rights arising out of Collateral.

"Projections" means the Borrowers' four (4) year forecasted consolidated:  (a) balance sheets; (b) profit and loss statements; and (c) cash flow statements and otherwise consistent with the historical Financial Statements of Parent and its Subsidiaries, together with appropriate supporting details and a statement of underlying assumptions.

"Property" means any interest in any kind of property or asset, whether real, personal or mixed, and whether tangible or intangible.

"Qualified Assignee" means (a) any Lender (other than a Non-Funding Lender or Impacted Lender), any Affiliate of any Lender (other than a Non-Funding Lender or Impacted Lender) and, with respect to any Lender that is an investment fund that invests in commercial loans, any other investment fund that invests in commercial loans and that is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor, and (b) any "accredited investor" (as defined under Regulation D, Rule 501, promulgated under the US Securities Act of 1933, as amended) which extends credit or buys loans as one of its businesses, including a mutual fund, lease financing company and commercial finance company, in each case, which has a rating of BBB or higher from Standard & Poor's Ratings Group or Dominion Bond Rating Service Limited or a rating of Baa2 or higher from Moody's Investor Services Inc. at the date that it becomes a Lender and which, through its applicable lending office, is capable of lending to the applicable Borrower; provided, that absent Agent's prior consent, (w) no Person proposed to become a Lender after the Restatement Closing Date and determined by Agent to be acting in the capacity of a vulture fund or distressed debt purchaser shall be a Qualified Assignee, (x) no Person or Affiliate of such Person proposed to become a Lender other than a Person that is already a Lender after the Restatement Closing Date and that holds Stock issued by any Credit Party shall be a Qualified Assignee, (y) no Person that holds any Second Lien Debt or any other unsecured or subordinated Indebtedness of a Borrower or a Guarantor shall be a Qualified Assignee and (z) any assignments by Lenders who are Non-Funding Lenders due to clause (a) of the definition of Non-Funding Lender shall be subject to Agent's prior written consent in all instances, unless in connection with such assignment, such Non-Funding Lender cures, or causes the cure of, its Non-Funding Lender status as contemplated in subsection 9.9(d)(v).

“Qualified ECP Guarantor” means, in respect of any Swap Obligation under a Secured Rate Contract, each Credit Party that has total assets exceeding $10,000,000 at the time the relevant guarantee or grant of the relevant security interest becomes effective with respect to such Swap Obligation under a Secured Rate Contract or such other person as constitutes an “eligible contract participant” under the Commodity Exchange Act and can cause another person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Qualified Plan” means an ERISA Plan that is intended to be qualified under Section 401(a) of the Revenue Code.

"Racketeering Activities" means involvement or affiliation with any organization, group or individual that engages in or encourages its members to engage in any illegal activities specified in (i) Title 18 of the U.S. Code, (ii) the Mexican Federal Penal Code (Codigo Penal Federal) or the local penal codes of the States of Mexico, or (iii) any other similar state or applicable foreign criminal law

"Rand" means Rand Logistics, Inc., a Delaware corporation.

"Rand Finance" means Rand Finance Corp., a Delaware corporation.

"Rate Contracts" means swap agreements (as such term is defined in Section 101 of the Bankruptcy Code) and any other agreements or arrangements designed to provide protection against fluctuations in interest or currency exchange rates.

“Reaffirmation Agreement” means those certain Reaffirmation Agreements dated as of the Restatement Closing Date by and among the Credit Parties and the Agent.

"Real Estate" has the meaning ascribed to it in Section 3.6.

"Related Persons" means, with respect to any Person, each Affiliate of such Person and each director, officer, employee, agent, trustee, representative, attorney, accountant and each insurance, environmental, legal, financial and other advisor and other consultants and agents of or to such Person or any of its Affiliates.

"Related Transactions" means the payment of all fees, costs and expenses associated with the Related Transaction Documents and the execution and delivery of all of the Related Transactions Documents.

"Related Transactions Documents" means the Loan Documents, the Second Lien Loan Documents and all other agreements or instruments executed in connection with the Related Transactions.

"Release" means any release, threatened release, spill, emission, leaking, pumping, pouring, emitting, emptying, escape, injection, deposit, disposal, discharge, dispersal, dumping, leaching or migration of Hazardous Material in the indoor or outdoor environment, including the movement of Hazardous Material through or in the air, soil, surface water, ground water or property.

"Relevant Jurisdiction" means, from time to time, with respect to a Person that is granting Security hereunder, any province or territory of Canada, any state of the United States or any other country, political subdivision thereof, in which such Person has its jurisdiction of formation, chief executive office or chief place of business or has Collateral.

"Replacement Lender" has the meaning ascribed to it in Section 11.21.

“Requirement of Law” means, with respect to any Person, the common law and any federal, state, local, foreign, multinational or international laws, statutes, codes, treaties, standards, rules and regulations, guidelines, ordinances, orders, judgments, writs, injunctions, decrees (including administrative or judicial precedents or authorities) and the interpretation or administration thereof by, and other determinations, directives, requirements or requests of, any  Governmental Authority, in each case whether or not having the force of law and that are applicable to or binding upon such Person or any of its Property or to which such Person or any of its Property is subject.  For the avoidance of doubt, the term “Requirement of Law” shall include FATCA and any intergovernmental agreements with respect thereto between the United States and another jurisdiction.

"Requisite Lenders" means two or more Lenders (including, in any event, the Agent) which are not Affiliates (which, for purposes of this definition, shall include any joint venture in which any Lender or Affiliate is a member or partner) of each other having (a) more than 50% of the Commitments of all Lenders, or (b) if the Commitments have been terminated, more than 50% of the aggregate outstanding amount of the Loans; provided, that if there are only two Lenders, then Requisite Lenders means both such Lenders.

"Reserves" means, with respect to the Borrowing Base of Lower Lakes or LLTC, reserves established pursuant to Section 5.4(c), and such other reserves (including on account of Prior Claims) against Eligible Accounts or Borrowing Availability of such Borrower that Agent may, in its reasonable credit judgment, establish from time to time.

"Restatement Closing Date" means the date on which all conditions precedent set forth in Section 2.1 and in Annex D-1 are satisfied or waived by the Agent and all Lenders.

"Restricted Payment" means, with respect to any Credit Party (a) the declaration or payment of any dividend or the incurrence of any liability to make any other payment or distribution of cash or other property or assets in respect of Stock; (b) any payment on account of the purchase, redemption, defeasance, sinking fund or other retirement of such Credit Party's Stock or any other payment or distribution made in respect thereof, either directly or indirectly; (c) any payment or prepayment of principal of, premium, if any, or interest, fees or other charges on or with respect to, and any redemption, purchase, retirement, defeasance, sinking fund or similar payment and any claim for rescission with respect to, any Indebtedness (other than the Obligations and Permitted Intercompany Indebtedness); (d) any payment made to redeem, purchase, repurchase or retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire Stock of such Credit Party now or hereafter outstanding; (e) any payment of a claim for the rescission of the purchase or sale of, or for material damages arising from the purchase or sale of, any shares of such Credit Party's Stock or of a claim for reimbursement, indemnification or contribution arising out of or related to any such claim for damages or rescission; (f) any payment, loan, contribution, or other transfer of funds or other property to any Stockholder of such Credit Party other than payment of compensation in the ordinary course of business to Stockholders who are employees of such Credit Party; and (g) any payment of management fees (or other fees of a similar nature) by such Credit Party to any Stockholder of such Credit Party or its Affiliates.

"Revenue Code" means the United States Internal Revenue Code of 1986, as amended.

"Revolving Credit Advance" means either a Cdn. Revolving Credit Advance or a US Revolving Credit Advance and "Revolving Credit Advances" means both of them.

"Revolving Lenders" means, as of any date of determination, Lenders having a Revolving Loan Commitment.

"Revolving Loan" means either of the Cdn. Revolving Loan or the US Revolving Loan and "Revolving Loans" means both of them.

"Revolving Loan Commitment" means either of the Cdn. Revolving Loan Commitment or the US Revolving Loan Commitment and "Revolving Loan Commitments" means both of them.

"Revolving Notes" means the Cdn. Revolving Notes and the US Revolving Notes.

"Saginaw" means the Saginaw (formerly the John J. Boland), a single screw steam propulsion self-unloading bulk carrier of 14,066 gross tons built in 1953 and bearing Canadian Certificate of Registry Official Number 822418.

"Saginaw Mortgage" means the statutory ship mortgage of the Saginaw made by Lower Lakes in favor of the Agent, dated as of March 3, 2006, as amended, restated, modified or supplemented from time to time.

"Seasonal Facilities" means the Cdn. Seasonal Facility and the US Seasonal Facility.

“Second Lien Agent” means Guggenheim Corporate Capital, LLC.

“Second Lien Credit Agreement” means that certain Credit Agreement dated as of the Restatement Closing Date by and among the Credit Parties, the Second Lien Lenders and the Second Lien Agent.

“Second Lien Debt” means the loans made by the Second Lien Lenders to the Borrowers in an amount not to exceed $72,500,000 in the aggregate at any time outstanding (with an option to request an incremental facility in an amount not to exceed US$22,500,000 (or US$32,500,000 in accordance with the terms of Section 1.1(f) of the Second Lien Credit Agreement)) issued pursuant to the Second Lien Credit Agreement on terms and conditions satisfactory to Agent.

“Second Lien Lenders” means the lenders from time to time party to the Second Lien Credit Agreement.

“Second Lien Loan Documents” means the Second Lien Credit Agreement and all other agreements, instruments, documents and certificates executed and delivered to, or in favor of, Second Lien Agent or any Second Lien Lenders and including all other pledges, powers of attorney, consents, assignments, contracts, notices and all other written matter whether heretofore, now or hereafter executed by or on behalf of any Credit Party, or any employee of any Credit Party, and delivered to Second Lien Agent or any Second Lien Lender in connection with the Second Lien Credit Agreement or the transactions contemplated thereby.

"Secured Parties" means (1) the Agent on behalf of (a) itself, (b) the Cdn. Revolving Lenders, (c) the Cdn. Term Lenders, (d) the US Revolving Lenders, (e) the US Term Lenders, (f) the L/C Guarantor, (g) each Secured Swap Provider and (h) each provider of Bank Products, (2) the Revolving Lenders, (3) the Term Lenders and (4) the L/C Guarantor.

"Secured Rate Contract" means any Rate Contract between a Borrower and the counterparty thereto, which (i) has been provided or arranged by GE Capital or an Affiliate of GE Capital, or (ii) Agent has acknowledged in writing constitutes a “Secured Rate Contract” hereunder.

"Secured Swap Provider" means (i) a Lender or an Affiliate of a Lender (or a Person who was a Lender or an Affiliate of a Lender at the time of execution and delivery of a Rate Contract) who has entered into a Secured Rate Contract with a Borrower, or (ii) a Person with whom a Borrower has entered into a Secured Rate Contract provided or arranged by GE Capital or an Affiliate of GE Capital, and any assignee thereof.

"Security" means all security (including guarantees) held from time to time by or on behalf of the Lenders or the Agent on behalf of the Lenders, securing or intended to secure directly or indirectly repayment of the Obligations and includes, without limitation, all security described in Annex J.

"Security Agreements" means (i) the security agreements dated as of the Existing Closing Date (or March 3, 2006, in the case of Lower Lakes or March 14, 2013, in the case of Lower Lakes Ship Repair) and reaffirmed on the Restatement Closing Date pursuant to the Reaffirmation Agreement entered into between Agent, on behalf of Secured Parties, and each Credit Party that is a signatory thereto and (ii) the security agreement dated as of the Restatement Closing Date entered into between Agent, on behalf of Secured Parties, and Lower Lakes 17.

“Sellers” means Reserve Holdings, LLC and Buckeye Holdings, LLC.

"Senior Funded Debt to EBITDA Ratio" means, with respect to Parent and its Subsidiaries, on a consolidated basis, the ratio of (a) Funded Debt as of any date of determination (including the closing balance of the Revolving Loan on the date of determination, but excluding any Funded Debt which is subordinated to the Loans), to (b) EBITDA for the twelve months ending on that date of determination.

"Solvent" shall mean, with respect to any Person on a particular date, that on such date (i) the property of such Person is sufficient, if disposed of at a fairly conducted sale under legal process, to enable payment of all its obligations, due and accruing due, (ii) the property of such Person is, at a fair valuation, greater than the total amount of liabilities, including contingent liabilities, of such Person; (iii) such Person has not ceased paying its current obligations in the ordinary course of business as they generally become due; and (iv) such Person is not for any reason unable to meet its obligations as they generally become due.  The amount of contingent liabilities (such as litigation, guarantees and pension plan liabilities) at any time shall be computed as the amount that, in light of all the facts and circumstances existing at the time, represents the amount that can be reasonably be expected to become an actual or matured liability.

“Specified Customer” means each of Cargill Salt Ltd., Canadian Salt Company Ltd. and Cliff Sales Company.

"SPV" has the meaning ascribed to it in Section 9.1(f).

"Stock" means all shares, options, warrants, general or limited partnership interests, membership interests or other equivalents (regardless of how designated) of or in a corporation, partnership, limited liability company or equivalent entity whether voting or non-voting, participating or non-participating, including common stock, preferred stock or any other equity security.

"Stock Equivalents" means all securities convertible into or exchangeable for Stock or any other Stock Equivalent and all warrants, options or other rights to purchase, subscribe for or otherwise acquire any Stock or any other Stock Equivalent, whether or not presently convertible, exchangeable or exercisable.

"Stockholder" means, with respect to any Person, each holder of Stock of such Person.

"Subsidiary" means, with respect to any Person, (a) any corporation of which an aggregate of more than 50% of the outstanding Stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, Stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, owned legally or beneficially by such Person or one or more Subsidiaries of such Person, or with respect to which any such Person has the right to vote or designate the vote of 50% or more of such Stock whether by proxy, agreement, operation of law or otherwise, and (b) any partnership or limited liability company in which such Person and/or one or more Subsidiaries of such Person shall have an interest (whether in the form of voting or participation in profits or capital contribution) of more than 50% or of which any such Person is a general partner or may exercise the powers of a general partner.  Unless the context otherwise requires, each reference to a Subsidiary shall be a reference to a Subsidiary of a Borrower.

“Swap Obligation” means, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.

"Swing Line Advance" means either a Cdn. Swing Line Advance or a US Swing Line Advance and "Swing Line Advances" means both of them.

"Swing Line Advance" means either Cdn. Swing Line Availability or US Swing Line Availability.

"Swing Line Lenders" means, as of any date of determination, Lenders having a Swing Line Loan Commitment.

"Swing Line Loan" means either of the Cdn. Swing Line Loan or the US Swing Line Loan and "Swing Line Loans" means both of them.

"Swing Line Loan Commitment" means either of the Cdn. Swing Line Loan Commitment or the US Swing Line Loan Commitment and "Swing Line Loan Commitments" means both of them.

"Swing Line Notes" means the Cdn. Swing Line Notes and the US Swing Line Notes.

"Tax" and "Taxes" have the meaning ascribed to them in Section 1.14(a).

“Tax Affiliate” means, (a) each Borrower and its Subsidiaries, (b) each other Credit Party and (c) any Affiliate of a Borrower with which such Borrower files or is eligible to file consolidated, combined or unitary Tax returns.

“Tecumseh” means the Tecumseh (formerly the Tina Litrico), a self-propelled steel cargo vessel bearing Canadian Certificate of Registry Official Number 836045.

“Tecumseh Mortgage” means the statutory ship mortgage of the Tecumseh, made by Lower Lakes in favor of the Agent, dated as of October 25, 2011, as amended, restated, modified or supplemented from time to time.

"Term Lenders" means, as of any date of determination, Lenders holding any Term Loan.

"Term Loan" means the Cdn. Term Loan or the US Term Loan and “Term Loans” means all of them.

“Term Loan Commitment” means the Cdn. Term Loan Commitment or the US Term Loan Commitment and "Term Loan Commitments" means all of them.

“Term Notes” means, collectively, the Cdn. Term Notes and the US Term Notes.

"Termination Date" means the date on which (a) the Loans have been indefeasibly repaid in full, (b) all other Obligations under the Agreement and the other Loan Documents have been completely discharged, (c) all Letter of Credit Obligations have been cash collateralized, cancelled or backed by standby letters of credit in accordance with Annex B, and (d) Borrowers shall not have any further right to borrow any monies under the Agreement.

"Time Charter Agreements" means, collectively, (i) the time charter agreement dated as of September 22, 2004 (as amended on April 22, 2005) between Grand River and LLTC in respect of the Invincible, (ii) the time charter agreement dated as of September 22, 2004 between Grand River and LLTC in respect of the Barge McKee,  (iii) the time charter agreement dated as of September 22, 2004 (as amended on April 22, 2005) between Grand River and LLTC in respect of the Manistee, (iv) the time charter agreement dated as of February 29, 2008 between Grand River and LLTC in respect of the Calumet, (v) the time charter agreement dated as of February 29, 2008 between Grand River and LLTC in respect of the Manitowoc, (vi) the time charter agreement dated as of February 11, 2011 between Grand River and LLTC in respect of the Lewis J. Kuber, (vii) the time charter agreement dated as of February 11, 2011 between Grand River and LLTC in respect of the James L. Kuber, (viii) the time charter agreement dated as of February 11, 2011 between Grand River and LLTC in respect of the Victory, (ix) the time charter agreement dated as of February 11, 2011 between Grand River and LLTC in respect of the Moore and (x) the time charter agreement dated as of April 1, 2013 between Grand River and LLTC in respect of the Ashtabula and Defiance.

"Total Funded Debt to EBITDA Ratio" means, with respect to Parent and its Subsidiaries, on a consolidated basis, the ratio of (a) Funded Debt as of any date of determination (including the closing balance of the Revolving Loan on the date of determination), to (b) EBITDA for the twelve months ending on that date of determination.

"Trademark License" means rights under any written agreement now owned or hereafter acquired by any Credit Party granting any right to use any Trademark.

"Trademarks" means all of the following now owned or hereafter adopted or acquired by any Credit Party: (a) all trademarks, trade names, corporate names, business names, trade styles, service marks, logos, other source or business identifiers, prints and labels on which any of the foregoing have appeared or appear, designs and Intangibles of like nature (whether registered or unregistered), all registrations and recordings thereof, and all applications in connection therewith, including registrations, recordings and applications in the Canadian or US Patent and Trademark Office or in any similar office or agency in any other country or any political subdivision thereof; (b) all reissues, extensions or renewals thereof; and (c) all goodwill associated with or symbolized by any of the foregoing.

“Unfunded Pension Liability” means the excess of a US Pension Plan’s benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that US Pension Plan’s assets, determined in accordance with the assumptions used for funding the US Pension Plan pursuant to Section 430 of the Revenue Code for the applicable plan year.

"US Base Rate" means, for any day, a rate per annum equal to the highest of (a) the rate last quoted by The Wall Street Journal as the “Prime Rate” in the United States or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by Agent) or any similar release by the Federal Reserve Board (as determined by Agent), (b) the sum of 0.50% per annum and the Federal Funds Rate, and (c) the sum of (x) LIBOR calculated for each such day based on a LIBOR Period of three months determined two (2) Business Days prior to such day plus (y) the excess of the Applicable Margin for LIBOR Rate Loans over the Applicable Margin for US Base Rate Loans, in each instance, as of such day.  Any change in the US Base Rate due to a change in any of the foregoing shall be effective on the effective date of such change in the “bank prime loan” rate, the Federal Funds Rate or LIBOR for a LIBOR Period of three months.

"US Base Rate Loan" means a Loan denominated in US Dollars that bears interest by reference to the US Base Rate.

"US Borrowers" means LLTC, Grand River and Black Creek.

"US Borrowing Availability" means, as of any date of determination, the lesser of (i) the US Maximum Amount and (ii) the US Borrowing Base, in each case, less the sum of the US Revolving Loans and the US Swing Line Loans then outstanding.

"US Borrowing Base" means, in respect of LLTC, as of any date of determination thereof by the Agent from time to time, an amount equal to eighty five percent (85%) of the amount of Eligible US Accounts less any Reserves established in accordance with Section 1.6, as at the date of determination.

"US Collection Accounts" shall mean Agent's US Dollar account number 50285681 in the name of Agent at Deutsche Bank Trust Company Americas, New York, NY, ABA# 021-001-033, Account Name: General Electric Capital Corporation, Ref:  CFN8857D and Lower Lakes Transportation Company, or such other account(s) as may be specified in writing by Agent as the "US Collection Accounts".

"US Credit Parties" means all Credit Parties that exist pursuant to the laws of any State of the United States and "US Credit Party" means any one of them.

"US Dollars" or "US$" shall mean the lawful currency of the United States of America.

"U.S. Lender Party" means each of Agent, each Lender, each L/C Issuer, each SPV and each participant, in each case that is a United States person as defined in Section 7701(a)(30) of the Revenue Code.

"US Maximum Amount" means, as of any date of determination, an amount equal to the aggregate of the US Revolving Loan Commitments of all US Revolving Lenders as of that date.

"US Notice of Revolving Credit Advance" has the meaning ascribed to it in Section 1.1(c)(i).

"US Owned Vessels" means, collectively, the Invincible, the Manistee, the Calumet, the Manitowoc, the Defiance, the Ashtabula, the James L. Kuber, the Lewis J. Kuber, the Moore and the Victory.

"US Pension Plan" means a "pension plan", as such term is defined in Section 3(2) of ERISA, which is subject to Title IV of ERISA (other than a multiemployer plan as defined in Section 4001(a)(3) of ERISA), and to which a Credit Party, or any corporation, trade or business that is, along with any other Person, a member of a Controlled Group, may reasonably be expected to have liability, including any liability by reason of having been a substantial employer within the meaning of Section 4063 of ERISA at any time during the preceding five years, or by reason of being deemed to be a contributing sponsor under Section 4069 of ERISA.

"US Refunded Swing Line Loan" has the meaning ascribed to it in Section 1.1(g)(iii).

"US Revolving Credit Advance" has the meaning ascribed to it in Section 1.1(c)(i).

"US Revolving Credit Facility" has the meaning ascribed to it in Section 1.1(c)(i).

"US Revolving Lenders" means those Lenders having US Revolving Loan Commitments.

"US Revolving Loan" means, at any time, the sum of the aggregate amount of US Revolving Credit Advances outstanding to LLTC.

"US Revolving Loan Commitment" means (a) as to any US Revolving Lender, the aggregate commitment of such US Revolving Lender to make US Revolving Credit Advances as set forth on Annex I to the Agreement or in the most recent Assignment Agreement executed by such US Revolving Lender and (b) as to all US Revolving Lenders, the aggregate commitment of all US Revolving Lenders to make US Revolving Credit Advances, which aggregate commitment shall be Seventeen Million Five Hundred Thousand US Dollars (US$17,500,000), as such amount may be adjusted, if at all, from time to time in accordance with the Agreement.

"US Revolving Notes" has the meaning ascribed to it in Section 1.1(c)(iii).

"US Seasonal Facility" has the meaning set forth in Section 1.1(c)(ii).

"US Swing Line Advance" has the meaning ascribed to it in Section 1.1(h)(i).

"US Swing Line Availability" has the meaning ascribed to it in Section 1.1(h)(i).

"US Swing Line Lender" means GE Capital.

"US Swing Line Loan" means, at any time, the aggregate amount of US Swing Line Advances outstanding to LLTC.

"US Swing Line Loan Commitment" means, as to the US Swing Line Lender, the commitment of the US Swing Line Lender to make US Swing Line Advances as set forth on Annex I to the Agreement, which commitment constitutes a subfacility of the US Revolving Loan Commitment of the US Swing Line Lender.

"US Swing Line Note" has the meaning ascribed to it in Section 1.1(h)(ii).

"US Term Borrowers" means, collectively, Grand River and Black Creek.

"US Term Loan Commitment" means (a) as to any Term Lender, such Lender's Pro Rata Share of the outstanding US Term Loan as set forth on Annex I to the Agreement or in the most recent Assignment Agreement executed by such Lender, and (b) as to all U.S. Term Lenders, the aggregate outstanding US Term Loans.

“US Term Loan” has the meaning assigned to it in Section 1.1(d)(i).

"US Term Notes" has the meaning assigned to it in Section 1.1(d)(i).

"US Vessels" means, collectively, the Invincible, the Barge McKee, the Manistee, the Calumet, the Manitowoc, the Defiance, the Ashtabula, the James L. Kuber, the Lewis J. Kuber, the Moore and the Victory.

"US Welfare Plan" means a "welfare plan", as such term is defined in Section 3(1) of ERISA.

"Unpaid Drawing" has the meaning assigned to it in Section 12.2(a).

"Vessels" means, collectively, the Cdn. Vessels and the US Vessels.

“Victory” means the tug Victory, a documented vessel of the United States bearing U.S. Official Number 637185.

"Working Capital" means, on a consolidated basis, Parent and its Subsidiaries' current assets (excluding cash balances, interest rate swap valuation assets and deferred income tax assets) less current liabilities (excluding Revolving Loan Advances, interest rate swap valuation liabilities, liabilities converted to equity, deferred income tax liabilities, the current portion of long-term debt, deferred payment liabilities and amounts owing under any subordinated notes issued upon the conversion of Preferred Equity).

Rules of construction with respect to accounting terms used in the Agreement or the other Loan Documents shall be as set forth in Annex G. Unless otherwise specified, references in the Agreement or any of the Appendices to a Section, subsection or clause refer to such Section, subsection or clause as contained in the Agreement.  The words "herein," "hereof" and "hereunder" and other words of similar import refer to the Agreement as a whole, including all Annexes, Exhibits and Schedules, as the same may from time to time be amended, restated, modified or supplemented, and not to any particular section, subsection or clause contained in the Agreement or any such Annex, Exhibit or Schedule.

Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, feminine and neuter genders.  The words "including", "includes" and "include" shall be deemed to be followed by the words "without limitation"; the word "or" is not exclusive; references to Persons include their respective successors and assigns (to the extent and only to the extent permitted by the Loan Documents) or, in the case of governmental Persons, Persons succeeding to the relevant functions of such Persons; and all references to statutes and related regulations shall include any amendments of the same and any successor statutes and regulations.  Whenever any provision in any Loan Document refers to the knowledge (or an analogous phrase) of any Credit Party, such words are intended to signify that such Credit Party has actual knowledge or awareness of a particular fact or circumstance or that such Credit Party, if it had exercised reasonable diligence, would have known or been aware of such fact or circumstance.

ANNEX B (Section 1.2A)
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CREDIT AGREEMENT

LETTERS OF CREDIT

(a)           Issuance.  Subject to the terms and conditions of the Agreement, Agent and Cdn. Revolving Lenders agree to incur, from time to time prior to the date which is seven (7) days prior to the Commitment Termination Date, upon the request of Lower Lakes and for Lower Lakes' account, Letter of Credit Obligations by causing Letters of Credit denominated in United States or Canadian Dollars to be Issued by a bank or other legally authorized Person selected by or acceptable to Agent in its sole discretion (each, an "L/C Issuer") for Lower Lakes' account and guaranteed by Agent or one of its Affiliates, including GE Canada Finance Holding Company (each, an "L/C Guarantor"); provided, that if the L/C Issuer is a Cdn. Revolving Lender, then such Letters of Credit shall not be guaranteed by Agent but rather each Cdn. Revolving Lender shall, subject to the terms and conditions hereinafter set forth, purchase (or be deemed to have purchased) risk participations in all such Letters of Credit Issued with the written consent of Agent, as more fully described in paragraph (b)(ii) below.  The aggregate amount of all such Letter of Credit Obligations shall not at any time exceed the least of (i) Cdn$3,000,000  (the "L/C Sublimit"), (ii) the Cdn. Maximum Amount less the aggregate outstanding principal balance of the Cdn. Revolving Credit Advances and the Cdn. Swing Line Loans and (iii) the Cdn. Borrowing Base less the aggregate outstanding principal balance of the Cdn. Revolving Credit Advances and the Cdn. Swing Line Loans.  No such Letter of Credit shall have an expiry date that is more than one year following the date of issuance thereof, unless otherwise determined by Agent in its sole discretion (including with respect to customary evergreen provisions), and neither Agent nor Cdn. Revolving Lenders shall be under any obligation to incur Letter of Credit Obligations in respect of, or purchase risk participations in, any Letter of Credit having an expiry date that is later than seven (7) days prior to the Commitment Termination Date.

(b)(i)           Cdn. Revolving Credit Advances Automatic; Participations.  In the event that any L/C Guarantor or any Cdn. Revolving Lender shall make any payment on or pursuant to any Letter of Credit Obligation, such payment shall then be deemed automatically to constitute a Cdn. Revolving Credit Advance under Section 1.1(a) of the Agreement regardless of whether a Default or Event of Default has occurred and is continuing and notwithstanding Lower Lakes' failure to satisfy the conditions precedent set forth in Section 2, and each Cdn. Revolving Lender shall be obligated to pay its Pro Rata Share thereof in accordance with the Agreement.  The failure of any Cdn. Revolving Lender to make available to Agent for Agent's own account its Pro Rata Share of any such Cdn. Revolving Credit Advance or payment by Agent under or in respect of a Letter of Credit shall not relieve any other Cdn. Revolving Lender of its obligation hereunder to make available to Agent its Pro Rata Share thereof, but no Cdn. Revolving Lender shall be responsible for the failure of any other Cdn. Revolving Lender to make available such other Cdn. Revolving Lender's Pro Rata Share of any such payment.

(ii)           If it shall be illegal or unlawful for Lower Lakes to incur Cdn. Revolving Credit Advances as contemplated by paragraph (b)(i) above because of an Event of Default described in Section 8.1(i) or (j) or otherwise or if it shall be illegal or unlawful for any Cdn. Revolving Lender to be deemed to have assumed a ratable share of the reimbursement obligations owed to an L/C Issuer, or if the L/C Issuer is a Cdn. Revolving Lender, then (i) immediately and without further action whatsoever, each Cdn. Revolving Lender shall be deemed to have irrevocably and unconditionally purchased from Agent or such other applicable L/C Guarantor (or such L/C Issuer, as the case may be) an undivided interest and participation equal to such Cdn. Revolving Lender's Pro Rata Share (based on the Cdn. Revolving Loan Commitments) of the Letter of Credit Obligations in respect of all Letters of Credit then outstanding and (ii) thereafter, immediately upon issuance of any Letter of Credit, each Cdn. Revolving Lender shall be deemed to have irrevocably and unconditionally purchased from Agent or such other applicable L/C Guarantor (or such L/C Issuer, as the case may be) an undivided interest and participation in such Cdn. Revolving Lender's Pro Rata Share (based on the Cdn. Revolving Loan Commitments) of the Letter of Credit Obligations with respect to such Letter of Credit on the date of such issuance.  Each Cdn. Revolving Lender shall fund its participation in all payments or disbursements made under the Letters of Credit in the same manner as provided in the Agreement with respect to Cdn. Revolving Credit Advances.

(c)           Cash Collateral.  (i) If Lower Lakes is required to provide cash collateral for any Letter of Credit Obligations pursuant to the Agreement, including Section 8.2 of the Agreement, prior to the Commitment Termination Date, Lower Lakes will pay to Agent for the ratable benefit of itself and Cdn. Revolving Lenders cash or Cash Equivalents in an amount equal to 105% of the maximum amount then available to be drawn under each applicable Letter of Credit outstanding.  Such funds or Cash Equivalents shall be held by Agent in one or more cash collateral accounts (the "Cash Collateral Accounts") maintained at a bank or financial institution acceptable to Agent.  The Cash Collateral Accounts shall be in the name of Lower Lakes and shall be pledged to, and subject to the control of, Agent, for the benefit of Agent and Lenders, in a manner satisfactory to Agent.  Lower Lakes hereby pledges and grants to Agent, on behalf of itself and Lenders, a security interest in all such funds and Cash Equivalents held in the Cash Collateral Accounts from time to time and all proceeds thereof, as security for the payment of all amounts due in respect of the Letter of Credit Obligations and other Obligations, whether or not then due.  The Agreement, including this Annex B, shall constitute a security agreement under applicable law.

(ii)           If any Letter of Credit Obligations, whether or not then due and payable, shall for any reason be outstanding on the Commitment Termination Date, Lower Lakes shall either (A) provide cash collateral therefor in the manner described above, or (B) cause all such Letters of Credit and guaranties thereof, if any, to be cancelled and returned, or (C) deliver a stand-by letter (or letters) of credit in guarantee of such Letter of Credit Obligations, which stand-by letter (or letters) of credit shall be of like tenor (including currency) and duration (plus thirty (30) additional days) as, and in an amount equal to 105% of the aggregate maximum amount then available to be drawn under, the Letters of Credit to which such outstanding Letter of Credit Obligations relate and shall be Issued by a Person, and shall be subject to such terms and conditions, as are be satisfactory to Agent in its sole discretion.

(iii)           From time to time after funds are deposited in the Cash Collateral Accounts by Lower Lakes, whether before or after the Commitment Termination Date, Agent may apply such funds or Cash Equivalents then held in the Cash Collateral Accounts to the payment of any amounts, and in such order as Agent may elect, as shall be or shall become due and payable by Lower Lakes to Agent and Lenders with respect to such Letter of Credit Obligations of Lower Lakes and, upon the satisfaction in full of all Letter of Credit Obligations of Lower Lakes, to any other Obligations then due and payable.

(iv)           Neither Lower Lakes nor any Person claiming on behalf of or through Lower Lakes shall have any right to withdraw any of the funds or Cash Equivalents held in the Cash Collateral Accounts, except that upon the termination of all Letter of Credit Obligations and the payment of all amounts payable by Lower Lakes to Agent and Lenders in respect thereof, any funds remaining in the Cash Collateral Accounts shall be applied to other Obligations then due and owing and upon payment in full of such Obligations any remaining amount shall be paid to Lower Lakes or as otherwise required by law.  Interest earned on deposits in the Cash Collateral Account shall be held as additional collateral.

(d)           Fees and Expenses.  Lower Lakes agrees to pay to Agent, for the benefit of Cdn. Revolving Lenders, as compensation to such Lenders for Letter of Credit Obligations incurred hereunder, (i) all costs and expenses incurred by Agent, any L/C Guarantor or any Lender on account of such Letter of Credit Obligations, and (ii) for each month during which any Letter of Credit Obligation shall remain outstanding, a fee (the "Letter of Credit Fee") in an amount equal to three percent (3%) per annum multiplied by the maximum amount available from time to time to be drawn under the applicable Letter of Credit.  Such fee shall be paid to Agent, for the benefit of the Cdn. Revolving Lenders, in arrears, on the first Business Day of each month (beginning on April 1, 2014 for all amount accrued from and after the Restatement Closing Date) and on the Commitment Termination Date and shall be calculated on the basis of the actual number of days elapsed in the previous month on which the Letter of Credit Obligations were outstanding and a year of 360 days.  In addition, Lower Lakes shall pay to Agent, for the account of any L/C Issuer, on demand, such reasonable and customary fees (including all per annum fees), charges and expenses of such L/C Issuer in respect of the issuance, negotiation, acceptance, amendment, transfer and payment of such Letter of Credit or otherwise payable pursuant to the application and related documentation under which such Letter of Credit is Issued.  All "Letter of Credit Fees" as defined in the Existing Credit Agreement that shall have accrued under the Existing Credit Agreement and remain unpaid immediately prior to the effectiveness of this Agreement shall be paid in full to the applicable Lender on the Restatement Closing Date.

(e)           Request for Incurrence of Letter of Credit Obligations. Lower Lakes shall give Agent at least 3 Business Days' prior written notice requesting the incurrence of any Letter of Credit Obligation, specifying the date such Letter of Credit Obligation is to be incurred identifying the beneficiary to which such Letter of Credit relates and describing the nature of the transaction proposed to be supported thereby.  Such notice shall be in such form as may be required by Agent from time to time.  The notice shall be accompanied by the form of the Letter of Credit (which shall be acceptable to the L/C Issuer) to be guaranteed and, to the extent not previously delivered to Agent, copies of all agreements between Lower Lakes and L/C Issuer pertaining to the issuance of the Letters of Credit.   Notwithstanding anything contained herein to the contrary, Letter of Credit applications by Lower Lakes and approvals by Agent and the L/C Issuer may be made and transmitted pursuant to electronic codes and security measures mutually agreed upon and established by and among Lower Lakes, Agent and the L/C Issuer.

(f)           Obligation Absolute.  The obligation of Lower Lakes to reimburse Agent and Revolving Lenders for payments made with respect to any Letter of Credit Obligation shall be absolute, unconditional and irrevocable, without necessity of presentment, demand, protest or other formalities, and the obligations of each Cdn. Revolving Lender to make payments to Agent with respect to Letters of Credit shall be unconditional and irrevocable.  Such obligations of Lower Lakes and Cdn. Revolving Lenders shall be paid strictly in accordance with the terms hereof under all circumstances including the following:

(i)           any lack of validity or enforceability of any Letter of Credit or the Agreement or the other Loan Documents or any other agreement;

(ii)           the existence of any claim, setoff, defense or other right that Lower Lakes or any of its Affiliates or any Lender may at any time have against a beneficiary or any transferee of any Letter of Credit (or any Persons or entities for whom any such transferee may be acting), Agent, any L/C Guarantor, any Lender, or any other Person, whether in connection with the Agreement, the Letter of Credit, the transactions contemplated herein or therein or any unrelated transaction (including any underlying transaction between Lower Lakes or any of its Affiliates and the beneficiary for which the Letter of Credit was procured);

(iii)           any draft, demand, certificate or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

(iv)           payment by Agent, any L/C Guarantor (except as otherwise expressly provided in paragraph (g)(ii)(C) below) or any L/C Issuer under any Letter of Credit or guarantee thereof against presentation of a demand, draft or certificate or other document that does not comply with the terms of such Letter of Credit or such guarantee;

(v)           any other circumstance or event whatsoever, that is similar to any of the foregoing; or

(vi)           the fact that a Default or an Event of Default has occurred and is continuing.

(g)           Indemnification; Nature of Lenders' Duties.

(i)           In addition to amounts payable as elsewhere provided in the Agreement, Lower Lakes hereby agrees to pay and to protect, indemnify, and save harmless Agent, L/C Guarantor and each Lender from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable legal fees and allocated costs of internal counsel) that Agent, L/C Guarantor or any Lender may incur or be subject to as a consequence, direct or indirect, of (A) the issuance of any Letter of Credit or guarantee thereof, or (B) the failure of Agent, L/C Guarantor or any Lender seeking indemnification or of any L/C Issuer to honor a demand for payment under any Letter of Credit or guarantee thereof as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or Governmental Authority, in each case, other than to the extent as a result of the gross negligence or willful misconduct of Agent or such Lender (as finally determined by a court of competent jurisdiction).

(ii)           As between Agent, L/C Guarantor and any Lender and Lower Lakes, Lower Lakes assumes all risks of the acts and omissions of, or misuse of any Letter of Credit by beneficiaries of any Letter of Credit.  In furtherance and not in limitation of the foregoing, to the fullest extent permitted by law, none of Agent, L/C Guarantor nor any Lender shall be responsible for:  (A) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document issued by any party in connection with the application for and issuance of any Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (B) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, that may prove to be invalid or ineffective for any reason; (C) failure of the beneficiary of any Letter of Credit to comply fully with conditions required in order to demand payment under such Letter of Credit; provided, that in the case of any payment by Agent under any Letter of Credit or guarantee thereof, Agent shall be liable to the extent such payment was made solely as a result of its gross negligence or willful misconduct (as finally determined by a court of competent jurisdiction) in determining that the demand for payment under such Letter of Credit or guarantee thereof complies on its face with any applicable requirements for a demand for payment under such Letter of Credit or guarantee thereof; (D) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they may be in cipher; (E) errors in interpretation of technical terms; (F) any loss or delay in the transmission or otherwise of any document required in order to make a payment under any Letter of Credit or guarantee thereof or of the proceeds thereof; (G) the credit of the proceeds of any drawing under any Letter of Credit or guarantee thereof; and (H) any consequences arising from causes beyond the control of Agent, L/C Guarantor or any Lender. None of the above shall affect, impair, or prevent the vesting of any of Agent's, L/C Guarantor's or any Lender's rights or powers hereunder or under the Agreement.

(iii)           Nothing contained herein shall be deemed to limit or to expand any waivers, covenants or indemnities made by Lower Lakes in favor of any L/C Issuer in any letter of credit application, reimbursement agreement or similar document, instrument or agreement between Lower Lakes and such L/C Issuer.

(iv)           Notwithstanding anything else to the contrary herein, if any Lender is a Non-Funding Lender or Impacted Lender, no L/C Issuer shall be obligated to Issue any Letter of Credit unless (w) the Non-Funding Lender or Impacted Lender has been replaced in accordance with Section 11.21 or 9.1, (x) the Letter of Credit Obligations of such Non-Funding Lender or Impacted Lender have been cash collateralized, (y) the Revolving Loan Commitments of the other Lenders have been increased by an amount sufficient to satisfy Agent that all future Letter of Credit Obligations will be covered by all Revolving Lenders that are not Non-Funding Lenders or Impacted Lenders, or (z) the Letter of Credit Obligations of such Non-Funding Lender or Impacted Lender have been reallocated to other Revolving Lenders in a manner consistent with subsection 9.9(d)(ii),

(h)           Letter of Credit Amounts.  Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any document issued in connection with such Letter of Credit, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.

ANNEX C (Section 1.7)
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CREDIT AGREEMENT

CASH MANAGEMENT SYSTEM

Subject to Section 5.14 hereof, each Credit Party shall establish and maintain the Cash Management Systems described below:

(a)           On or before the Restatement Closing Date and until the Termination Date, each Credit Party shall (i) establish lock boxes ("Lock Boxes") or, at Agent's discretion, blocked accounts ("Blocked Accounts") at one or more of the banks set forth in Disclosure Schedule (3.19), and shall request in writing and otherwise take such reasonable steps to ensure that all Account Debtors forward payment directly to such Lock Boxes, and (ii) deposit or cause to be deposited promptly, and in any event no later than the first Business Day after the date of receipt thereof, all cash, checks, drafts or other similar items of payment relating to or constituting payments made in respect of any and all Collateral (whether or not otherwise delivered to a Lock Box) into one or more Blocked Accounts in such Credit Party's name and at a bank identified in Disclosure Schedule (3.19) (each, a "Relationship Bank").  On or before the Restatement Closing Date, each Borrower shall have established a concentration account in its name (each, a "Concentration Account" and collectively, the "Concentration Accounts") at the bank that shall be designated as the Concentration Account bank for each such Borrower in Disclosure Schedule (3.19) (the "Concentration Account Bank"), which bank shall be reasonably satisfactory to Agent.

(b)           Each of Lower Lakes and LLTC may maintain, in its name, an account (each a "Disbursement Account" and collectively, the "Disbursement Accounts") at a bank acceptable to Agent into which Agent shall, from time to time, deposit proceeds of Revolving Credit Advances and Swing Line Advances made to such Borrower pursuant to Section 1.1 for use by such Borrower in accordance with the provisions of Section 1.4.

(c)           On or before the Restatement Closing Date (or such later date as Agent shall consent to in writing), the Concentration Account Bank, each bank where a Disbursement Account is maintained and all other Relationship Banks, shall have entered into tri-party blocked account agreements with Agent, for the benefit of itself and Lenders, and the Credit Parties, as applicable, in form and substance reasonably acceptable to Agent, which shall become operative on or prior to the Restatement Closing Date.  Each such blocked account agreement shall provide, among other things, that (i) all items of payment deposited in such account and proceeds thereof deposited in the Concentration Account are subject to such agreement held by such bank as agent or bailee-in-possession for Agent, on behalf of itself and Lenders, (ii) the bank executing such agreement has no rights of setoff or recoupment or any other claim against such account, as the case may be, other than (1) for payment of its service fees and other charges directly related to the administration of such accounts and (if the Relationship Bank is located in Canada) the Disbursement Accounts maintained with such Relationship Bank, (2) (in the cases of Blocked Accounts and Disbursement Accounts maintained in Canada) for the amount of any required adjustments due to clerical error or calculation errors directly relating to such accounts or the Disbursement Accounts, (3) for returned checks or other items of payment, or (4) in accordance with any court order, notice of garnishment or applicable law binding on such Relationship Bank; and (iii) from and after the Restatement Closing Date (A) with respect to banks at which a Blocked Account is maintained, such bank agrees, from and after the receipt of a notice (an "Activation Notice") from Agent (which Activation Notice may be given by Agent at any time at which an Event of Default has occurred and is continuing (an "Activation Event")), to forward immediately all amounts in each Blocked Account to the Concentration Account Bank and to commence the process of daily sweeps from such Blocked Account into the Concentration Account and (B) with respect to the Concentration Account Bank, such bank agrees from and after the receipt of an Activation Notice from Agent upon the occurrence of an Activation Event, to immediately forward all amounts received in the Concentration Account to the Collection Account through daily sweeps from such Concentration Account into the Collection Account.  From and after the date Agent has delivered an Activation Notice to any bank with respect to any Blocked Account(s), no Credit Party shall accumulate or maintain cash in Disbursement Accounts or payroll accounts as of any date of determination in excess of checks outstanding against such accounts as of that date and amounts necessary to meet minimum balance requirements.

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(d)           So long as no Event of Default has occurred and is continuing, the Borrowers may amend Disclosure Schedule (3.19) to add or replace a Relationship Bank, Lock Box or Blocked Account or to replace any Concentration Account or any Disbursement Account; provided, that (i) Agent shall have consented in writing in advance to the opening of such account or Lock Box with the relevant bank and (ii) prior to the time of the opening of such account or Lock Box, a Credit Party and such bank shall have executed and delivered to Agent a tri-party blocked account agreement, in form and substance reasonably satisfactory to Agent.  A Credit Party shall close any of its accounts (and establish replacement accounts in accordance with the foregoing sentence) promptly and in any event within thirty (30) days following notice from Agent that the creditworthiness of any bank holding an account is no longer acceptable in Agent's reasonable judgment, or as promptly as practicable and in any event within sixty (60) days following notice from Agent that the operating performance, funds transfer or availability procedures or performance with respect to accounts or Lock Boxes of the bank holding such accounts or Agent's liability under any tri-party blocked account agreement with such bank is no longer acceptable in Agent's reasonable judgment.

(e)           The Lock Boxes, Blocked Accounts, Disbursement Accounts and the Concentration Account shall be cash collateral accounts, with all cash, checks and other similar items of payment in such accounts securing payment of the Loans and all other Obligations, and in which a Credit Party shall have granted a Lien to Agent, on behalf of itself and Lenders, pursuant to the Collateral Accounts.

(f)           All amounts deposited in the Collection Account shall be deemed received by Agent in accordance with Section 1.9 and shall be applied (and allocated) by Agent in accordance with Section 1.10.  In no event shall any amount be so applied unless and until such amount shall have been credited in immediately available funds to the Collection Account.

(g)           Each Credit Party shall, and shall cause its Affiliates, officers, employees, agents, directors or other Persons acting for or in concert with such Credit Party (each a "Related Person") to (i) hold in trust for Agent, for the benefit of Secured Parties, all checks, cash and other items of payment received by such Credit Party or any such Related Person, and (ii) within one (1) Business Day after receipt by such Credit Party or any such Related Person of any checks, cash or other items of payment, deposit the same into a Blocked Account.  Each Credit Party on behalf of itself and each Related Person acknowledges and agrees that all cash, checks or other items of payment constituting proceeds of Collateral are part of the Collateral.  Except as otherwise provided in this Agreement, all proceeds of the sale or other disposition of any Collateral, shall be deposited directly into Blocked Accounts.

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ANNEX D-1 (Section 2.1(a))
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CREDIT AGREEMENT

CLOSING CHECKLIST

In addition to, and not in limitation of, the conditions described in Section 2.1 of the Agreement, pursuant to Section 2.1(a), the following items must be received by Agent in form and substance satisfactory to Agent on or prior to the Restatement Closing Date (each capitalized term used but not otherwise defined herein shall have the meaning ascribed thereto in Annex A to the Agreement):

A.           All Appendices to the Agreement, in form and substance satisfactory to Agent.

B.           A duly executed original of each of the Reaffirmation Agreements, and all instruments, documents and agreements executed pursuant thereto.

C.           Duly executed originals of the Guarantees and the Security Agreements, dated the Restatement Closing Date or such earlier date acceptable to Agent, and all instruments, documents and agreements executed pursuant thereto.

D.           Satisfactory evidence that the insurance policies required by Section 5.4 are in full force and effect, together with appropriate evidence showing loss payable and additional insured clauses or endorsements, as reasonably requested by Agent, in favor of Secured Parties.

E.           Evidence satisfactory to Agent that Agent (for the benefit of itself and the other Secured Parties) has a valid and perfected first priority security interest in the Collateral, including (i) such documents duly executed by each Credit Party (including financing statements under the PPSA or the Code and other notice filings and applicable documents under the laws of any jurisdiction with respect to the perfection and publication of Liens) as Agent may reasonably request in order to perfect and publish its security interests in the Collateral, and (ii) copies of search reports listing all effective financing statements and other applicable notice of lien filings that name any Credit Party as debtor, together with certificates of the applicable Governmental Authority constituting evidence thereof, none of which shall cover the Collateral, except for those relating to Permitted Encumbrances.

F.           Duly executed originals of initial Borrowing Base Certificates from Lower Lakes and LLTC, dated as of March 11, 2014, reflecting information concerning Eligible Accounts of Lower Lakes and LLTC as of January 31, 2014, but giving effect on a pro forma basis to any pay downs of the Revolving Loans occurring on the Restatement Closing Date.

G.           Evidence satisfactory to Agent that, as of the Restatement Closing Date, Cash Management Systems complying with Annex C to the Agreement have been established and are currently being maintained in the manner set forth in such Annex C, together with copies of duly executed tri-party blocked account and lock box agreements with PNC Bank, National Association, reasonably satisfactory to Agent, with the banks as required by Annex C.

H.           For each Credit Party, such Person's (a) constating documents and all amendments thereto (including any shareholders agreements), and (b) certificates of compliance or status (or applicable equivalent thereof) evidencing each Borrower's qualification to conduct business in each jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification, each dated a recent date prior to the Restatement Closing Date and certified by the applicable authorized Governmental Authority.

I.           For each Credit Party, (a) such Person's bylaws, together with all amendments thereto and (b) resolutions of such Person's Board of Directors and shareholders (where necessary), approving and authorizing the execution, delivery and performance of the Loan Documents to which such Person is a party and the transactions to be consummated in connection therewith, each certified as of the Restatement Closing Date by such Person's corporate secretary or an assistant secretary as being in full force and effect without any modification or amendment and also approving, in the case of Cdn. Credit Parties whose shares are pledged, the pledge of such Credit Party's shares by way of security to the Agent pursuant to the Pledge Agreements, and the transfer of such shares pursuant to such Pledge Agreements.

J.           For each Credit Party, signature and incumbency certificates of the officers of each such Person executing any of the Loan Documents, certified as of the Restatement Closing Date by such Person's corporate secretary or an assistant secretary as being true, accurate, correct and complete.

K.           Duly executed originals of opinions of Katten Muchin Rosenman LLP, Seward & Kissel LLP and Norton Rose Fulbright Canada LLP, counsel for the Credit Parties, together with any local counsel opinions reasonably requested by Agent, each in form and substance reasonably satisfactory to Agent and its counsel, dated the Restatement Closing Date.

L.           Agent shall have received duly executed originals of a certificate of an officer of Rand, dated the Restatement Closing Date, stating that, since March 31, 2013, (a) no event or condition has occurred or is existing which could reasonably be expected to have a Material Adverse Effect; (b) there has been no material adverse change in the industry in which Borrowers operate; (c) no Litigation has been commenced which, if successful, would have a Material Adverse Effect or could challenge any of the transactions contemplated by the Agreement and the other Loan Documents; (d) there have been no Restricted Payments made by any Credit Party; (e) after giving effect to the transactions contemplated by the Credit Agreement, each Credit Party will be Solvent; and (f) there has been no material increase in liabilities, liquidated or contingent, and no material decrease in assets of the Borrowers or any of their Subsidiaries.

M.           Agent, on behalf of Lenders, shall have received all requested landlord agreements, mortgagee agreements and bailee letters in form and substance satisfactory to Agent, in each case as required pursuant to Section 5.9.

N.           Agent shall have received confirmation of projected dry-dock and winter work expenses and schedule which shall be in form and substance reasonably satisfactory to Agent.

O.           Agent shall have received the Financial Statements, Projections and other materials set forth in Section 3.4, in each case in form and substance reasonably satisfactory to Agent and Agent shall be satisfied, in its sole discretion with all of the foregoing.  Agent shall have further received a certificate of the Chief Executive Officer and/or the Chief Financial Officer of Rand, based on such Projections, to the effect that the Projections are based upon estimates and assumptions stated therein, all of which Rand believes to be reasonable and fair in light of current conditions and current facts known to Rand and, as of the Restatement Closing Date, reflect Rand's good faith and reasonable estimates of its future financial performance and of the other information projected therein for the period set forth therein.

P.           This Agreement shall have been executed and delivered by all parties hereto.

Q.           The Agent shall have received a source and use of funds statement.

R.           Each Credit Party shall be in compliance in all material respects with all Material Contracts.

S.           Copies of all documented Material Contracts of the Credit Parties certified by the Credit Parties to be true copies, shall have been delivered to the Agent.

T.           There shall not exist or have occurred a Material Adverse Effect.

U.           The Borrowers shall have received all necessary or required consents from Governmental Authorities and third parties in respect to completion of the transactions contemplated herein.

V.           Receipt by the Agent of an updated quarterly Operating Plan (including budgeted Capital Expenditures) (which shall also be broken down for each of the Borrowers) for the Fiscal Year ending March 31, 2015, which shall include a calculation of anticipated Excess Cash Flow for such Fiscal Year and shall otherwise be reasonably satisfactory to the Lenders.

W.           Duly executed originals of the Revolving Notes, the Swing Line Notes and the Term Notes for each applicable Lender, dated the Restatement Closing Date.

X.           Receipt by Agent of a copy of the executed Termination and Release, with respect to the Lower Lakes mortgages and guaranty.

Y.           Such other certificates, documents and agreements respecting any Credit Party as Agent may reasonably request.

All documents delivered shall be in full force and effect, and in form and substance satisfactory to the Lenders.

ANNEX E (Section 4.1(a))
to
CREDIT AGREEMENT

FINANCIAL STATEMENTS AND PROJECTIONS -- REPORTING

The Credit Parties shall deliver, or cause to be delivered to Agent or to Agent and Lenders, as indicated, the following:

(a)           Monthly Financials.  To Agent and Lenders, within thirty-five (35) days after the end of each Fiscal Month, financial information regarding Parent and its Subsidiaries, certified by the Chief Financial Officer of Parent, consisting of consolidated and consolidating (i) unaudited balance sheets as of the close of such Fiscal Month and the related statements of income and cash flows for that portion of the Fiscal Year ending as of the close of such Fiscal Month; (ii) unaudited statements of income and cash flows for such Fiscal Month, setting forth in comparative form the figures for the corresponding period in the prior year and the figures contained in the Projections for such Fiscal Year, all prepared in accordance with GAAP (subject to normal year-end adjustments); and (iii) a summary of the outstanding balance of all Permitted Intercompany Debt as of the last day of that Fiscal Month; provided, that such financial information shall be delivered within sixty (60) days after the first month in each Fiscal Year.  Such financial information shall be accompanied by the certification of the Chief Financial Officer of Parent that (i) such financial information presents fairly in accordance with GAAP (subject to normal year-end adjustments and the absence of footnotes) the financial position and results of operations of Parent and its Subsidiaries, on an unconsolidated and combined basis, in each case as at the end of such Fiscal Month and for that portion of the Fiscal Year then ended and (ii) any other information presented is true, correct and complete in all material respects and that there was no Default or Event of Default in existence as of such time or, if a Default or Event of Default shall have occurred and be continuing, describing the nature thereof and all efforts undertaken to cure such Default or Event of Default.  In addition, Parent shall deliver to Agent and Lenders, within thirty-five (35) days after the end of each Fiscal Month, a management discussion and analysis that includes a comparison to budget for that Fiscal Month and a comparison of performance for that Fiscal Month to the corresponding period in the prior year.

(b)           Quarterly Financials.  To Agent and Lenders, within forty-five (45) days after the end of each Fiscal Quarter, consolidated and consolidating financial information for Parent and its Subsidiaries, certified by the Chief Financial Officer of Parent, including (i) unaudited balance sheets as of the close of such Fiscal Quarter and the related statements of income and cash flow for that portion of the Fiscal Year ending as of the close of such Fiscal Quarter and (ii) unaudited statements of income and cash flows for such Fiscal Quarter, in each case setting forth in comparative form the figures for the corresponding period in the prior year and the figures contained in the Projections for such Fiscal Year, all prepared in accordance with GAAP (subject to normal year-end adjustments and the absence of footnotes).  Such financial information shall be accompanied by (A) a statement in reasonable detail (each, a "Compliance Certificate") showing the calculations used in determining compliance with each of the Financial Covenants that is tested on a quarterly basis and (B) the certification of the Chief Financial Officer of Parent that (i) such financial information presents fairly in accordance with GAAP (subject to normal year-end adjustments) the financial position, results of operations and statements of cash flows of Parent and its Subsidiaries, as at the end of such Fiscal Quarter and for that portion of the Fiscal Year then ended, (ii) any other information presented is true, correct and complete in all material respects, (iii) all current and special payments required to have been made pursuant to applicable law in respect of Canadian Pension Plans and all ERISA Plans have been made and (iv) that there was no Default or Event of Default in existence as of such time or, if a Default or Event of Default has occurred and is continuing, describing the nature thereof and all efforts undertaken to cure such Default or Event of Default.  In addition, Parent shall deliver to Agent and Lenders, within forty-five (45) days after the end of each Fiscal Quarter, a management discussion and analysis that includes a comparison to budget for that Fiscal Quarter and a comparison of performance for that Fiscal Quarter to the corresponding period in the prior year.

(c)           Operating Plan.  To Agent and Lenders, as soon as available, but not later than thirty (30) days after the end of each Fiscal Year, an annual combined operating plan (the "Operating Plan") for Parent and its Subsidiaries, approved by the Board of Directors of Parent, for the following Fiscal Year, which (i) includes a statement of all of the material assumptions on which such plan is based, (ii) includes projected monthly income statement, balance sheets and source and use of funds for the following year and (iii)  Borrowing Availability projections, all prepared on the same basis and in similar detail as that on which operating results are reported (and in the case of cash flow projections, representing management's good faith estimates of future financial performance based on historical performance), and including plans for personnel, Capital Expenditures and facilities.

(d)           Annual Audited Financials. To Agent and Lenders, within ninety (90) days after the end of each Fiscal Year, audited consolidated Financial Statements for Rand and the unaudited management prepared Financial Statements of Parent and its Subsidiaries on a consolidating basis, consisting of balance sheets and statements of income and retained earnings and cash flows, setting forth in comparative form in each case the figures for the previous Fiscal Year, which Financial Statements shall be prepared in accordance with U.S. GAAP; provided, that if Rand acquires any operating entity that is not a Subsidiary of Parent, then the audited Financial Statements shall be delivered with respect to Parent and its Subsidiaries.  The consolidated Financial Statements shall be certified annually without qualification, by an independent accounting firm of national standing or otherwise acceptable to Agent.  Such Financial Statements shall be accompanied by (i) a statement prepared in reasonable detail showing the calculations used in determining compliance with each of the Financial Covenants, (ii) a report from such accounting firm to the effect that, in connection with their audit examination, nothing has come to their attention to cause them to believe that an Event of Default has occurred with respect to the Financial Covenants (or specifying those Events of Default that they became aware of), it being understood that such audit examination extended only to accounting matters and that no special investigation was made with respect to the existence of Events of Default, (iii) the annual letters to such accountants in connection with their audit examination detailing contingent liabilities and material litigation matters, and (iv) the certification of the Chief Executive Officer or Chief Financial Officer of Parent that all such Financial Statements present fairly in accordance with GAAP the financial position, results of operations and statements of cash flows of Parent and its Subsidiaries, as at the end of such Fiscal Year and for the period then ended, and that there was no Event of Default in existence as of such time or, if an Event of Default has occurred and is continuing, describing the nature thereof and all efforts undertaken to cure such Event of Default.

(e)           Management Letters.  To Agent and Lenders, within five (5) Business Days after receipt thereof by any Credit Party, copies of all management letters, exception reports or similar letters or reports received by such Credit Party from its independent chartered accountants.

(f)           Default Notices.  To Agent and Lenders, as soon as practicable, and in any event within five (5) Business Days after an executive officer of a Borrower has actual knowledge of the existence of any Default, Event of Default or other event which has had a Material Adverse Effect, telephonic or telecopied notice specifying the nature of such Default or Event of Default or other event, including the anticipated effect thereof, which notice, if given telephonically, shall be promptly confirmed in writing on the next Business Day.

(g)           Securities Filings and Press Releases.  To Agent and Lenders, promptly upon their becoming available, copies of:  (i) all Financial Statements, reports, notices and proxy statements made publicly available by any Credit Party to its security holders; (ii) all regular and periodic reports and all prospectuses and registration statements, if any, filed by any Credit Party with any securities exchange or securities commission or any governmental or private regulatory authority; and (iii) all press releases and other statements made available by any Credit Party to the public concerning material changes or developments in the business of any such Person.

(h)           Subordinated Indebtedness, Second Lien Debt and Equity Notices.  To Agent, as soon as practicable, copies of all material written notices given or received by any Credit Party with respect to any subordinated Indebtedness, Second Lien Debt or Stock of such Person, and, within two (2) Business Days after any Credit Party obtains knowledge of any matured or unmatured event of default with respect to any subordinated Indebtedness or Second Lien Debt, notice of such event of default.

(i)           Supplemental Schedules.  To Agent, supplemental disclosures, if any, required by Section 5.6.

(j)           Litigation.  To Agent in writing, promptly upon learning thereof, notice of any Litigation commenced or threatened against any Credit Party that (i) seeks damages in excess of US$500,000, (ii) seeks injunctive relief, (iii) is asserted or instituted against any Canadian Pension Plan or ERISA Plan, its fiduciaries or its assets or against any Credit Party or ERISA Affiliate in connection with any Canadian Pension Plan or ERISA Plan, (iv) alleges criminal misconduct by any Credit Party, or (v) alleges the violation of any law regarding, or seeks remedies in connection with, any Environmental Liabilities.

(k)           Insurance Notices.  To Agent, (i) disclosure of losses or casualties required by Section 5.4; (ii) notify Agent promptly if Marsh Canada Ltd. (“Broker”) ceases to be the Broker for the insurance required by Section 5.4 or in the event of any changes to the insurance which would cause the insurance to not comply with Section 5.4; (iii) notify Agent promptly and forward all notices received from the Broker, or any insurance carrier, regarding change in insurance, renewal or non-renewal of insurance, or termination of insurance; (iv) notify Agent, within thirty (30) days of renewal of each insurance required under Section 5.4, of the status of renewal and within fifteen (15) days notify Agent of confirmation of renewal or status of negotiation for renewal; (v) provide on a monthly basis a written report confirming the status of each policy of insurance required under Section 5.4, and confirming that premium payments have been made with evidence of such payments, until such time as the Broker provides a letter of undertaking without a waiver or limitation of liability for negligent failure to perform Broker undertakings.

(l)           Environmental Notices.  To Agent in writing, promptly upon (i) the receipt by any Credit Party of any notice of violation of or potential liability or similar notice under any Environmental Law, (ii) learning of or receipt by any Credit Party of any notice of (A) unpermitted Releases, (B) the existence of any condition that could reasonably be expected to result in violations of or Liabilities under, any Environmental Law or (C) the commencement of, or any material change to, any action, investigation, suit, proceeding, audit, claim, demand, dispute alleging a violation of or Liability under any Environmental Law which in the case of clauses (A), (B) and (C) above, in the aggregate for all such clauses, would reasonably be expected to result in Material Environmental Liabilities, (iii) the receipt by any Credit Party of notification that any property of any Credit Party is subject to any Lien in favor of any Governmental Authority securing, in whole or in part, Environmental Liabilities and (iv) learning of or receipt by any Credit Party of any notice of any proposed acquisition or lease of Real Estate, if such acquisition or lease would have a reasonable likelihood of resulting in Material Environmental Liabilities.

(m)           Lease Default Notices.  To Agent, (i) within two (2) Business Days after receipt thereof, copies of any and all default notices received under or with respect to any leased location or public warehouse where Collateral is located, and (ii) such other notices or documents as Agent may reasonably request.

(n)           Lease Amendments.  To Agent, within two (2) Business Days after receipt thereof, copies of all material amendments to real estate leases.

(o)           Hedging Agreements.  To Agent, within two (2) Business Days after entering into such agreement or amendment, copies of all interest rate, commodity or currency hedging agreements or amendments thereto.

(p)           Material Contracts. To Agent, (i) within fifteen (15) Business Days after entering into any new Material Contract or any amendment, restatement, extension or renewal of an existing Material Contract, an executed copy of such Material Contract and (ii) within thirty (30) days after entering into any new Material Contract or any amendment, restatement, extension or renewal of an existing Material Contract, a specific assignment to Agent constituting a first-priority Lien (subject only to Permitted Encumbrances) of the rights, entitlements and benefits of any Credit Party under such Material Contract and/or the earnings of any Credit Party in respect thereof, duly acknowledged by each counter-party thereto, in form and substance reasonably satisfactory to Agent.

(q)           Capital Expenditures Reporting Plan.  To Agent and Lenders, on December 31 of each Fiscal Year and with updated reports due on the fifteenth day and the final day of each Fiscal Month through and including April 15 of such Fiscal Year, a capital expenditures, dry-dock and winter work reporting plan (the "Capital Expenditures Reporting Plan") for Parent and its Subsidiaries, which shall be in form and substance reasonably satisfactory to Agent and in the form of Schedule I to this Annex E.

(r)           Lalandia Swan.  To Agent and Lenders, concurrently with the delivery of financials specified in clauses (a), (b) or (d) above, a project report and management discussion and analysis report as to the Lalandia Swan, in form and substance satisfactory to Agent.

(s)           Other Documents.  To Agent and Lenders, such other financial and other information respecting any Credit Party's business or financial condition as Agent or any Lender shall, from time to time, reasonably request.

Any materials delivered to the Agent pursuant to the foregoing provisions and not otherwise delivered to the Lenders shall be made available to any Lender by the Agent promptly following its request therefor.

Schedule I

Form of Capital Expenditures Reporting Plan

Rand Logistics, Inc.
Capital Expenditures Reporting Plan
As of ________, 2011
CAD$

Name	Original GE/ Board Budget	Operation's Allocated Budget	Current Estimated Completed Cost	Allocated Budget to Completed Cost Variance	Total PO (Commitments) to Date	Total Invoiced to Date	Allocated Budget to Invoice Variance	Comments/Action
CAPEX								
Cuyahoga								
Saginaw								
Mississagi								
Michipicoten								
Kaministiqua								
Ojibway								
Robert S Pierson								
Mckee Sons/Invincible								
Maumee								
Manistee								
Calumet								
Manitowoc								
Coating Program								
Total Vessel CAPEX [1]	-	-	-	-	-	-	-	
Drydock [2]								
Saginaw - Drydock								
Saginaw - Steelwork								
Ojibway - Drydock								
Ojibway - Steelwork								
Total Drydock [2]	-	-	-	-	-	-	-	
Total Fleet Capex & Drydock	-	-	-	-	-	-	-	
Spares								
Computers & Software								
Ship Communications								
Other								
Total Computers, Software & Other[1]	-	-	-	-	-	-	-	
Total Capex & Drydock	-	-	-	-	-	-	-	
Contingency								
Total	-	-	-	-	-	-	0	
Michipicoten Repower								
CTC								
Capitalized Interest								
Grand Total	-	-	-	-	-	-	-	

Notes:
1
2

ANNEX F (Section 4.1(b))
to
CREDIT AGREEMENT

COLLATERAL REPORTS

Parent shall deliver or cause to be delivered the following:

(a)           With each revolving borrowing request, a Notice of Revolving Credit Advance with respect to Lower Lakes and LLTC, accompanied by such supporting detail and accommodation as shall be requested by the Agent in its reasonable discretion.

(b)           To Agent, upon its reasonable request, and in any event at least once every month (together with a copy of all or any part of the following reports requested by any Lender in writing after the Restatement Closing Date), at the time of delivery of each of the monthly Financial Statements delivered pursuant to Annex E, each of the following reports, each of which shall be prepared by the applicable Borrower as of the last day of the immediately preceding month or the date two (2) days prior to the date of any such request:

(i)           a Borrowing Base Certificate with respect to Lower Lakes and LLTC, accompanied by such supporting detail and documentation as shall be requested by Agent in its reasonable discretion; provided, that with respect to the Borrowing Base Certificate required to be prepared for the Fiscal Month ending June 30th of each Fiscal Year, such Borrowing Base Certificate shall instead include the period commencing on June 1st and ending on July 1st of such Fiscal Year and shall be delivered no later than July 15th of each Fiscal Year;

(ii)           with respect to each Borrower, a monthly trial balance showing Accounts outstanding aged from invoice date as follows:  1 to 30 days past due, 31 to 60 days past due, 61 to 90 days past due and 91 days or more past due, accompanied by such supporting detail and documentation as shall be requested by Agent in its reasonable discretion.

(iii)           with respect to each Borrower, a monthly trial balance showing payables outstanding aged from invoice date as follows:  1 to 30 days past due, 31 to 60 days past due, 61 to 90 days past due and 91 days or more past due, accompanied by such supporting detail and documentation as shall be requested by Agent in its reasonable discretion.

(c)           To Agent, at the time of delivery of each of the monthly Financial Statements delivered pursuant to Annex E (or as otherwise requested by Agent in its reasonable discretion):

(i)           a reconciliation of the most recent Borrowing Base and general ledger of Lower Lakes and LLTC to their respective general ledger and monthly Financial Statements delivered pursuant to such Annex E, in each case accompanied by such supporting detail and documentation as shall be requested by Agent in its reasonable discretion;

F-1

(ii)           an aging of accounts payable and a reconciliation of that accounts payable aging to each Borrower's general ledger and monthly Financial Statements delivered pursuant to Annex E in the form set out in Exhibit 4.1(b), in each case accompanied by such supporting detail and documentation as shall be requested by Agent in its reasonable discretion;

(iii)           an aging of accounts receivable and a reconciliation of that accounts receivable aging to each Borrower's general ledger and monthly Financial Statements delivered pursuant to Annex E in the form set out in Exhibit 4.1(b), in each case accompanied by such supporting detail and documentation as shall be requested by Agent in its reasonable discretion;

(iv)           a reconciliation of the outstanding Loans as set forth in the monthly Loan Account statement provided by Agent to each Borrower's general ledger and monthly Financial Statements delivered pursuant to Annex E, in each case accompanied by such supporting detail and documentation as shall be requested by Agent in its reasonable discretion;

(d)           To Agent, at the time of delivery of each of the quarterly Financial Statements delivered pursuant to Annex E, (i) a list of government contracts of the Borrowers subject to any of the requirements or procedures applicable to assignments of accounts under the Financial Administration Act (Canada), as amended, the Federal Assignment of Claims Act of 1940 (31 U.S.C. Section 3727), as amended, or any similar provincial, local or foreign law; and (ii) a list of any applications for the registration of any Intellectual Property with the Canadian or US Industrial Design Office, Canadian or US Patent and Trademark Office, Canadian or US Intellectual Property Office, Canadian or US Copyright Office or any similar office or agency in which a Borrower has filed during the prior Fiscal Month; and a statement as to the amount of each Account owed by such Account Debtor that is insured by a credit insurance provider, and if so insured, the name of such insurance provider;

(e)           Prior to the occurrence of an Event of Default, the Agent and the Lenders shall be entitled at the expense of the Borrowers, to cause one (1) appraisal by an Appraiser to be conducted of the Collateral.  The appraisal shall determine the Fair Market Value (and any other valuation as may be required by the Lenders) of the Collateral and the Vessels for the period from the date on which such appraisal is accepted by the Agent until the date on which the Agent accepts the next such appraisal.  In addition, prior to the occurrence of an Event of Default, the Agent and the Lenders shall be entitled to cause semi-annual desktop appraisals to be conducted of the Vessels by an Appraiser acceptable to the Agent, one at the expense of the Borrowers and a second at the expense of the Agent and the Lenders.  Following the occurrence of an Event of Default, the Borrowers shall be responsible for the cost of all such appraisals and there shall be no limit on the number of appraisals that may be conducted at the request of the Agent; and

(f)           Such other reports, statements and reconciliations with respect to the Borrowing Base or Collateral or Obligations of any or all Credit Parties as Agent shall from time to time request in its reasonable discretion.

Any materials delivered to the Agent pursuant to the foregoing provisions and not otherwise delivered to the Lenders shall be made available to any Lender by the Agent promptly following its request therefor.

F-2

ANNEX G (Section 6.10)
to
CREDIT AGREEMENT

FINANCIAL COVENANTS

The Credit Parties shall not breach or fail to comply with any of the following financial covenants, each of which shall be calculated in accordance with GAAP consistently applied:

(a)           Minimum Fixed Charge Coverage Ratio.  Rand shall have on a consolidated basis, at the end of each Fiscal Quarter ending in the periods set forth below, a Fixed Charge Coverage Ratio for the 12-month period (or other applicable period) then ended of not less than the following:

Period	Ratio
June 30, 2014	1.10:1.00
September 30, 2014	1.10:1.00
December 31, 2014	1.15: 1.00
March 31, 2015	1.15: 1.00
June 30, 2015	1.20: 1.00
September 30, 2015	1.25: 1.00
December 31, 2015	1.25: 1.00
March 31, 2016	1.25: 1.00
June 30, 2016 and thereafter	1.30: 1.00

(b)           Maximum Total Funded Debt to EBITDA Ratio.  Rand shall have on a consolidated basis, at the end of each Fiscal Quarter ending on the dates set forth below, a Total Funded Debt to EBITDA Ratio as of the last day of such Fiscal Quarter and for the 12 month period then ended of less than the following:

Fiscal Quarter End Dates	Ratio
June 30, 2014	6.50: 1.00
September 30, 2014	6.50: 1.00
December 31, 2014	6.50: 1.00
March 31, 2015	6.50: 1.00
June 30, 2015	6.50: 1.00
September 30, 2015	6.00: 1.00
December 31, 2015	5.50: 1.00
March 31, 2016	5:50: 1.00
June 30, 2016	5.50: 1.00
September 30, 2016	5.00: 1.00
December 31, 2016	4.75: 1.00
March 31, 2017	4.75: 1.00
June 30, 2017	4.75: 1.00
September 30, 2017	4.75: 1.00
December 31, 2017	4.75: 1.00
March 31, 2018	4.75: 1.00
June 30, 2018 and thereafter	4.50: 1.00

(c)           Maximum Senior Funded Debt to EBITDA Ratio.  Rand shall have on a consolidated basis, at the end of each Fiscal Quarter ending on the dates set forth below, a Senior Funded Debt to EBITDA Ratio as of the last day of such Fiscal Quarter and for the 12 month period then ended of less than the following:

Fiscal Quarter End Dates	Ratio
June 30, 2014	4.25: 1.00
September 30, 2014	4.15: 1.00
December 31, 2014	4.00: 1.00
March 31, 2015	3.75: 1.00
June 30, 2015	3.95: 1.00
September 30, 2015	3.50: 1.00
December 31, 2015	3.00: 1.00
March 31, 2016	3.00: 1.00
June 30, 2016	3.25: 1.00
September 30, 2016	3.00: 1.00
December 31, 2016	2.75: 1.00
March 31, 2017	2.75: 1.00
June 30, 2017	2.75: 1.00
September 30, 2017	2.75: 1.00
December 31, 2017	2.75: 1.00
March 31, 2018	2.75: 1.00
June 30, 2018 and thereafter	2.50: 1.00

(d)           Minimum Appraised Value to Term Loan Outstandings.  Rand shall have on a consolidated basis, as of June 30th of each Fiscal Year, a ratio of (i) the aggregate appraised orderly liquidation value of the Vessels (other than each Vessel as to which any of the requirements of Section 5.11 are not satisfied and each Vessel for which Agent has not received an appraisal (including the appraised value determined thereby) in form and substance reasonably satisfactory to Agent) as of such date to (ii) the aggregate principal amount outstanding of the Term Loans as of such date of not less than 1.45 to 1.00.

Unless otherwise specifically provided herein, any accounting term used in the Agreement shall have the meaning customarily given such term in accordance with GAAP, and all financial computations hereunder shall be computed in accordance with GAAP consistently applied.  That certain items or computations are explicitly modified by the phrase "in accordance with GAAP" shall in no way be construed to limit the foregoing.  If any "Accounting Changes" (as defined below) occur and such changes result in a change in the calculation of the financial covenants, standards or terms used in the Agreement or any other Loan Document, then the Borrowers, Agent and Lenders agree to enter into negotiations in order to amend such provisions of the Agreement so as to equitably reflect such Accounting Changes with the desired result that the criteria for evaluating Rand and its Subsidiaries' financial condition shall be the same after such Accounting Changes as if such Accounting Changes had not been made; provided, however, that the agreement of Requisite Lenders to any required amendments of such provisions shall be sufficient to bind all Lenders.  "Accounting Changes" means (i) changes in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board (or successor thereto or any comparable body or agency with similar functions), (ii) changes in accounting principles concurred in by Rand's independent chartered accountants; and (iii) the reversal of any reserves established as a result of purchase accounting adjustments.  All such adjustments resulting from expenditures made subsequent to the Restatement Closing Date (including capitalization of costs and expenses or payment of pre-Restatement Closing Date liabilities) shall be treated as expenses in the period the expenditures are made and deducted as part of the calculation of EBITDA in such period.  If Agent, Borrowers and Requisite Lenders agree upon the required amendments (and all other Credit Parties shall be deemed to agree to such amendments so agreed to by Borrowers), then after appropriate amendments have been executed and the underlying Accounting Change with respect thereto has been implemented, any reference to GAAP contained in the Agreement or in any other Loan Document shall, only to the extent of such Accounting Change, refer to GAAP, consistently applied after giving effect to the implementation of such Accounting Change.  If Agent, Borrowers and Requisite Lenders cannot agree upon the required amendments within thirty (30) days following the date of implementation of any Accounting Change, then all Financial Statements delivered and all calculations of financial covenants and other standards and terms in accordance with the Agreement and the other Loan Documents shall be prepared, delivered and made without regard to the underlying Accounting Change.  Notwithstanding any other provision contained herein, (i) all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to in Article VI and this Annex G shall be made, without giving effect to any election under  Accounting Standards Codification 825-10 (or any other Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of any Credit Party or any Subsidiary of any Credit Party at “fair value” and (ii) any obligations of a Person under a lease (whether now existing or entered into in the future) that is not (or would not be) a capitalized lease obligation under GAAP as in effect on the Restatement Closing Date, shall not be treated as a capitalized lease obligation solely as a result of the adoption of changes in GAAP outlined by the Financial Accounting Standards Board in its press release dated March 19, 2009.  For purposes of Section 8.1, a breach of a Financial Covenant contained in this Annex G shall be deemed to have occurred as of any date of determination by Agent or as of the last day of any specified measurement period, regardless of when the Financial Statements reflecting such breach are delivered to Agent.

For the purposes of calculating the Financial Covenants, conversions from US Dollars to Canadian Dollars or from Canadian Dollars to US Dollars, as applicable, shall be done using the overnight spot rate; provided that with respect to Interest Expense, EBITDA, Capital Expenditures, preferred dividend payments, principal amortization and average revolver balance, such conversions shall be determined using the monthly average exchange rates in accordance with GAAP.

ANNEX I (Commitments)
to
CREDIT AGREEMENT

US Term Commitment:	US $38,300,000
Certain Lenders signatory hereto	(amounts allocated by Agent)

Cdn. Term Commitment:	US $34,200,000
Certain Lenders signatory hereto	(amounts allocated by Agent)

I-1

ANNEX J

Collateral

On the Restatement Closing Date, as continuing collateral security for the payment and satisfaction of all Obligations of the Borrowers to the Agents and the Lenders, each Borrower and Guarantor shall deliver or cause to be delivered to the Agent for itself and on behalf of the Lenders the following items of Collateral, all of which shall be in form and substance satisfactory to the Agent:

(a)
a general security agreement from each Borrower and each Guarantor in favor of Agent constituting a first-priority Lien (subject only to Permitted Encumbrances) on all of the present and future Collateral of such Borrower;

(b)
a guarantee from each US Borrower, Black Creek Holdings, Parent, Rand and Rand Finance guaranteeing the due payment and performance to Agent and the Lenders of all present and future Obligations of the Cdn. Borrower and each other US Borrower to Agent and the Lenders under the Loan Documents;

(c)
an assignment by Lower Lakes in favor of Agent constituting a first-priority Lien (subject only to Permitted Encumbrances) in respect of all indebtedness owing to it by LLTC and all security granted in connection therewith;

(d)
the fourth amended and restated first preferred fleet mortgage with respect to the US Vessels owned by Grand River, with such mortgage constituting a first-priority Lien (subject only to Permitted Encumbrances) on each of the US Vessels being so mortgaged;

(e)
the amended and restated first preferred fleet mortgage with respect to the US Vessels owned by Black Creek, with such mortgage constituting a first-priority Lien (subject only to Permitted Encumbrances) on each of the US Vessels being so mortgaged;

(f)
a securities pledge agreement from each of Rand, Parent, Black Creek Holdings, each Borrower and each other Guarantor in favor of Agent constituting a first-priority Lien on all the shares of its present and future Subsidiaries;

(g)
a specific assignment to Agent constituting a first-priority Lien (subject only to Permitted Encumbrances) of the rights, entitlements and benefits of any Credit Party under any Material Contract and/or the earnings of any Credit Party in respect thereof, duly acknowledged by each counter-party thereto;

(h)	deposit control agreements delivered by each Credit Party that maintains bank accounts in the United States and Canada;

(i)	an assignment by the Credit Parties of all proceeds under their insurance policies as required hereunder in favor of Agent; and

(j)	an Assignment of Earnings and Charters and an Assignment of Insurance from each of the Credit Parties that operates vessels.

J-1

ANNEX K (Section 5.4)
to
CREDIT AGREEMENT

Insurance

1.
Non-Marine Insurance  Maintain insurance with reputable insurance companies or associations reasonably acceptable to the Lenders in such amounts and covering such risks as are usually carried by corporations with established reputations engaged in similar businesses and owning similar properties in the same general areas in which it operates including, without limitation, environmental insurance and directors and officers liability insurance, and as the Lenders may reasonably require, such insurance policies shall name the Agent for and on behalf of the Lenders as an additional named insured in respect of all third party liability insurance and as a loss payee in respect of all other insurance under a mortgage clause in the standard form which shall contain a requirement that thirty (30) days prior written notice of the proposed cancellation thereof and ten (10) days prior written notice of any material amendment thereto be given to the Agent by the underwriter of such policy or policies and shall be assigned to the Lenders, and the Borrowers shall, upon request by the Agent, promptly furnish to the Agent evidence of the maintenance of all such insurance.  The Agent reserves the right at any time, upon review of each Credit Party's risk profile, to require additional forms and limits of insurance.

2.
Marine  Maintain, at its own cost and expense, carry and maintain at least the minimum insurance coverage set forth in this Annex K, in addition to such other risks as the Agent may specify, placed with brokers, insurers and reinsurers of recognized responsibility, all being satisfactory to the Lenders.  Such insurance shall be written on such forms and with terms, conditions, limits and deductibles acceptable to the Lenders.  All insurance and/or reinsurance policies shall be assigned to the Agent for the benefit of the Lenders pursuant to an Assignment of Insurances in form and substance acceptable to the Agent.

(a)	The Borrowers shall keep the Vessels insured against:

(i)	hull and machinery marine risks for named perils;

(ii)	war risks; and

(iii)	marine and war protection and indemnity risks and other third party liability risks (including, but not limited to, spillage, leakage and pollution).

(b)
The hull and machinery marine risks and war risks insurances described in Section 2(a)(i) and 2(a)(ii) of this Annex K, shall be written on a form acceptable to the Lenders and shall be effected in United States Dollars for US Vessels and Canadian Dollars for Cdn. Vessels in amounts not less than the greater of (X) the then current Fair Market Value  of the Vessels (based upon the most recent appraisal received by the Agent) at the time of loss and (Y) the amount of the Obligations, plus the amount of the Second Lien Debt.  Such deductibles hereunder shall not be greater than US$800,000 for US Vessels or  Cdn.$800,000 for Cdn. Vessels.

(c)
The protection and indemnity insurance described in Section 2(a)(iii) of this Annex  K shall be effected in United States Dollars in the full amount available (including but not limited to, spillage, leakage and pollution to the maximum amount available but in no case less than US$1,000,000,000) from a protection and indemnity club that is a member of the International Group Association (an "IGA Club").

(d)	Each of the policies of insurance described in Sections 2(a)(i) and (ii) of this Annex K covering hull and machinery marine risks and war risks shall:

(i)
name the Agent, for itself and the benefit of the Lenders, as additional insured and the Agent as loss payee in the case of the Vessels and provide that all losses will be paid in accordance with the terms of the loss payable clause endorsed onto the policies;

(ii)
if customarily allowed, provide that if such insurance is cancelled, or if any substantial change is made in the coverage which adversely affects the interests of the Agent or the Lenders, or if such insurance is allowed to lapse for non-payment of premium, such cancellation, change or lapse shall not be effective against the Agent and the Lenders for thirty (30) days (except seven (7) days in the case of war risks and allied perils insurance and ten (10) days in the case of non-payment of premium) after receipt by the Agent of written notice from the insurers of such cancellation, change or lapse;

(iii)	provide that all payments by or on the behalf of the insurers to the Agent shall be made without set-off, counterclaim, deduction or condition whatsoever;

(iv)	provide that such insurance is primary without right of contribution from any other insurance which may be available to Agent and the Lenders;

(v)	provide that the insurer's rights of subrogation against the Lenders, shall be waived;

(vi)	provide that the Agent shall have the right but not the obligation to pay premiums but shall have no responsibility for premiums, commissions, calls, assessments or advancements;

(vii)	provide that the Agent may make proof of loss and claim if a Borrower refuses; and

(viii)	provide a notice of assignment as shall be acceptable to the Agent ("Notice of Assignment").

(e)
For marine and war protection and indemnity associations in which the Vessels are entered, the Borrowers shall ensure that the Agent is provided with (i) a certificate of entry for each of the Vessels noting the interests of the Agent and the Lenders ("Certificates of Entry") and (ii) a letter of undertaking, in such form as may from time to time be required by the Agent ("Letter of Undertaking"), giving efficacy to the assignment(s) of insurance and/or reinsurance policies in favor of the Agent, which shall include a loss payable clause in such form and substance as may from time to time be required by the Agent ("Loss Payable Clause").  (The parties to this Agreement note that the provisions of such letter of undertaking as respects war protection and indemnity may not be available for issue depending on the manner of the war protection and indemnity placement sought by the Agent.)

(f)
The Borrowers shall be responsible for and be required to pay punctually all premiums, calls, contributions or other sums payable in respect of the insurances and to produce all relevant receipts when required by the Agent.

(g)	The Borrowers shall arrange for the execution of such guarantees as may from time to time be required by a protection and indemnity or war risks association.

(h)
On the Restatement Closing Date, and at each policy renewal but not less than annually, the Borrowers shall provide to the Agent (i) hull and machinery and war risks certificates of insurance/cover notes ("Cover Notes") as issued by the Borrowers' insurance brokers, and Certificates of Entry as issued by an IGA Club and (ii) a broker’s letter of undertaking in the form described in Section 2(i) below.  Such Cover Notes shall identify the underwriters and their percentages, the type of insurance, the limits, deductibles, and term thereof, and shall specifically list the special provisions delineated for such insurance in Section 2(d) of this Annex K.  The Loss Payable Clause and Notice of Assignment shall also be made part of the Cover Notes.  Such Certificates of Entry and Letter of Undertaking shall be as described in Section 2(e) of this Annex K.

(i)	The Borrowers' hull and machinery and war risks broker's Letters of Undertaking shall include undertakings by the brokers that:

(i)
they will hold the instruments of insurance when issued, and any extensions, renewals or replacements of such instruments together with any subsequent instruments of insurance substituted with the Agent's consent, and the benefit of the insurances, to the order of the Agent's;

(ii)	should the approved brokers be authorized to collect claims from the insurers, to pay such amounts to the Agent as sole loss payee as arranged in the Loss Payable Clause;

(iii)
they will advise the Agent immediately of any cancellation or any material changes which may be made to the terms of the insurances by the insurers (including any endorsements), and notify the Agent not less than 30 days prior to the expiration of the insurance; in the event of their not having received notice of renewal instructions from the Borrowers or, in the event of their receiving instructions to renew, they will advise the Agent promptly of the details and deliver to the Agent a status report on the renewal negotiations within 10 days of expiry of the then applicable insurance, it being understood and agreed that the operation of any automatic policy conditions dealing with termination or cancellation shall override any undertakings given by the brokers;

(iv)
subject to renewal instructions having been provided to the brokers no later than seven (7) days prior to the expiry of the previous insurances, they will produce to the Agent certified copies of renewed certificates of insurance no later than five (5) Business Days prior to the expiry of the previous insurances;

(v)
they will advise the Agent promptly of any default in the payment of any premium, commission, club call, assessment or advance required (whether for new insurance or for insurance extending, replacing or renewing existing insurance) and of any other act, omission or event of which any of such brokers has knowledge and which in its sole judgment could reasonably be expected to invalidate or render unenforceable, or cause the cancellation or lapse or prevent the renewal or extension, in whole or in part of, any insurance;

(vi)	they provide such evidence as the Agent may reasonably require of the Borrowers' compliance with their obligations relating to insurance;

(vii)
subject to their Lien on the policies for premiums due in respect of the Vessels and their right of cancellation for default in the payment of such premiums, they undertake (i) to advise the Agent immediately of any demand for overdue premiums from the insurer(s) and (ii) not to exercise such rights of cancellation by reason of non-payment of such premiums or other amounts without giving the Agent fifteen (15) days prior notice in writing, either by letter or facsimile, and providing the Agent with a reasonable amount of time to pay such overdue premiums;

(viii)
they shall state that such insurance is in compliance with the terms of Section 2 of this Annex K and to the best of the applicable broker's knowledge, is comparable to that carried by other experienced and responsible companies engaged in operating vessels similar to the Vessels; and

(ix)	they will arrange for the Loss Payable Clause and Notice of Assignment to be endorsed on all the appropriate policies.

3.	The Borrowers and the other Credit Parties shall:

(a)	not employ the Vessels otherwise than in conformity with any of the insurance policies;

(b)
not make any alteration in any terms of the insurance which have not been approved by the Lenders and not make, do, consent or agree to any act or omission which would or might render any instrument of insurance invalid, void, voidable or unenforceable;

(c)
not settle, compromise or abandon any claim under any of the insurances herein mentioned for compromised or arranged total loss without the prior written consent of the Lenders and shall, at its own cost and expense, have the duty and responsibility to make all proofs of loss and take all other steps necessary to collect from underwriters for any loss under the insurances with respect to the Vessels; and

(d)
provide that the Vessels will, at all times, be equipped and accredited with any required trading documentation and/or authorizations, including but not limited to, valid certification under the International Convention on Civil Liability for Oil Pollution Damage, valid US Coast Guard Certificate of Financial Responsibility (or such other State equivalent), vessel classification certificate, essential to legitimize the entry of the Vessels into the waters of any jurisdiction as may be necessary.

4.
Industry Practice  In the event that there is a material change in the generally accepted industry practice with regard to the insurance of vessels of a type similar to the Vessels, or new or increased risks are identified such that the insurance described in this Agreement is in the opinion of the Agent insufficient to protect its interests or the interests of the Lenders, the insurance requirements may be varied by the Agent to include such modifications or changes as may be reasonably necessary to ensure that the insurance provides comparable protection to that which it would have provided if the change in industry practice had not occurred, or to meet such new or increased risk.

5.
Mortgagee's Interest Insurance  Agent shall procure, at the expense of the Borrowers, and solely for the Agent and Lenders' own benefit, mortgagee's interest insurance and if necessary, mortgagee's additional perils - pollution policies, or some such other similar policies, providing for the indemnification of the Agent and the Lenders for loss under this Agreement resulting directly or indirectly from loss of or damage to any of the Vessels, which are covered by any of the Borrower's insurance policies or protection and indemnity club entries, but in respect of which there is subsequent non-payment or reduced payment by the underwriters.

Exhibit 1.1(a)(i)
General Electric Capital Corporation
Form of Notice of Revolving Credit Advance (NRCA)

COMPANY NAME: [Lower Lakes Towing Ltd./Lower Lakes Transportation Company]CERTIFICATE NUMBER: 1
DATE:	Lower Lakes Towing C$	Lower Lakes Trans. U.S. $	U.S. $ TO C$ 1.32	TOTAL C$
	(A)	(B)	(C) = (B) * F/C Rate	(A) + (C)

1. ACCOUNTS RECEIVABLE: (Line 5 of previous NRCA dated__________)	$-	$-	$-	$-
2. Additions to Accounts Receivable since last NRCA
(A) New sales dated from ___________	$-	$-	$-
(B) Other additions (Explain:)	$-	$-	$-
(C) TOTAL ADDITIONS	$-	$-	$-	$-
3. Reductions to Accounts Receivable since last NRCA
(A) Cash collections dated from ______________	$-	$-	$-
(B) Discounts issued since last NRCA	$-	$-	$-
(C) Credit memos issued since last NRCA	$-	$-	$-
(D) Other reductions/additions since last NRCA	$-	$-	$-
(E) TOTAL REDUCTIONS	$-	$-	$-	$-
4. Other adjustments to Accounts Receivable (Explain:)	$-	$-	$-	$-
5. NEW AIR BALANCE (Total of Lines 1, 2C, 3E and 4)	$-	$-	$-	$-
6. Total ineligible Accounts Receivable (Line 3 of BBC dated )	$-	$-	$-	$-
7. Eligible Accounts Receivable (Line 5 minus Line 6)	$-	$-	$-	$-
8. Eligible Accounts Receivable Availability (85 % of Line 7)	$-	$-	$-	$-

9. Reserves Against Availability
(A) Reserves (Line 7 of BBC dated __________)	$-	$-	$-
(B) Other Reserves (Explain:)	$-	$-	$-
(C) TOTAL RESERVES	$-	$-	$-	$-
10. Formula Borrowing Availability (Line 8 minus line 9c)	$-	$-	$-	$-
(A) Maximum Revolving Loan Amount	$-	$-	$-	$-
11. Total Borrowing Availability (Lesser of Line 10 and 10(A))	$-	$-	$-	$-

12. BEG. REVOLVING LOAN BAL. (Line 16 of prev. NRCA dated_______)	$-	$-	$-	$-
13. Plus Revolving Credit Advance requested	$-	$-	$-	$-
14. Less TOTAL cash collections against Revolving Credit Loan since last NRCA Date: Date:	$ $-	$ $-	$ $-
(A) TOTAL CASH REMITTED	$-	$-	$-	$-
15. OTHER REDUCTIONS AND ADDITIONS (Explain:)	$-	$-	$-	$-
16.ENDING REVOLVING LOAN BAL. (Lines 12 plus 13 minus 14(A) plus/minus 15)	$-	$-	$-	$-
17. Letter of Credit Obligations (enter as negative)	$-	$-	$-	$-
18. NET BORROWING AVAILABILITY
(Line 11 minus the total of Line 16 plus line 17)	$-	$-	$-	$-

Capitalized terms used herein which are defined in the Fourth Amended and Restated Credit Agreement dated as of March 11. 2014 by and among Lower Lakes Towing Ltd., Lower Lakes Transportation Company, Black Creek Shipping Company, Inc. and Grand River Navigation Company Inc. (collectively, "the Borrowers"), the other Credit Parties signatory thereto, General Electric Capital Corporation, as Agent, the Persons signatory thereto from time to time as Lenders ("Lenders") and the other parties thereto (the "Credit Agreement") shall have the meanings therein defined. Borrowers hereby certify that on the date hereof and on the borrowing date set forth below: (i) all representations and warranties made by Borrowers contained in the Credit Agreement and the other Loan Documents are and will be true and correct in all material respects, both before and after giving effect to the Revolving Credit Advance and to the application of the proceeds thereof, as though made on such date, unless stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date and except for changes therein expressly permitted or expressly contemplated by the Credit Agreement; (ii) no Material Adverse Effect has occurred since the Restatement Closing Date; (iii) no Default or Event of Default exists, or would result from such Revolving Credit Advance or from the application of the proceeds thereof; (iv) after giving effect to the Revolving Credit Advance, the outstanding principal amount of the Revolving Loans would not exceed the lesser of the Borrowing Base and the Maximum Amount; and (v) after giving effect to any Advance and the uses of the proceeds thereof to be funded within five (5) Business Days, the Credit Parties’ cash and Cash Equivalents would exceed $5,000,000.

By: _______________________________________ Title: _____________________________________________________ Duly Authorized Signatory

1.1(a)(i)-1

Exhibit 1.1(a)(iii)
to
CREDIT AGREEMENT

FORM OF REVOLVING NOTE (CDN$)

Toronto, Ontario

Cdn.$_________	[___________], 2014

FOR VALUE RECEIVED, the undersigned, Lower Lakes Towing Ltd., a Canadian corporation ("Cdn. Borrower"), HEREBY PROMISES TO PAY to the order of [____________________] ("Revolving Lender") at the offices of General Electric Capital Corporation, as Agent on behalf of the Secured Parties ("Agent"), at its address at 401 Merritt 7, Second Floor, Norwalk, Connecticut 06851, or at such other place as Agent may designate from time to time in writing, in lawful money of Canada and in immediately available funds, the amount of Cdn. $____________________________ CANADIAN DOLLARS (Cdn. $____________) or, if less, the aggregate unpaid amount of all Cdn. Revolving Credit Advances made to the undersigned under the "Credit Agreement" (as hereinafter defined).  All capitalized terms used but not otherwise defined herein have the meanings given to them in the Credit Agreement or in Annex A thereto.

This Cdn. Revolving Note is one of the Revolving Notes issued pursuant to that certain Fourth Amended and Restated Credit Agreement dated as of March 11, 2014 by and among Cdn. Borrower, Lower Lakes Transportation Company, Black Creek Shipping Company, Inc. and Grand River Navigation Company, Inc., the other Persons named therein as Credit Parties, Agent, the other Persons signatory thereto from time to time as Lenders (including all annexes, exhibits and schedules thereto and as from time to time amended, restated, supplemented or otherwise modified, the "Credit Agreement") and is entitled to the benefit and security of the Credit Agreement, the Collateral Documents and all of the other Loan Documents referred to therein.  Reference is hereby made to the Credit Agreement for a statement of all of the terms and conditions under which the Loans evidenced hereby are made and are to be repaid.  The date and amount of each Cdn. Revolving Credit Advance made by Lender to Cdn. Borrower, the rates of interest applicable thereto and each payment made on account of the principal thereof, shall be recorded by Agent on its books; provided, that the failure of Agent to make any such recordation shall not affect the obligations of Cdn. Borrower to make a payment when due of any amount owing under the Credit Agreement or this Cdn. Revolving Note in respect of the Cdn. Revolving Credit Advances made by Lender to Cdn. Borrower.

The principal amount of the indebtedness evidenced hereby shall be payable in the amounts and on the dates specified in the Credit Agreement, the terms of which are hereby incorporated herein by reference.  Interest thereon shall be paid until such principal amount is paid in full at such interest rates and at such times, and pursuant to such calculations, as are specified in the Credit Agreement.

1.1(a)(iii)-1

If any payment on this Cdn. Revolving Note becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

Upon and after the occurrence of any Event of Default, this Cdn. Revolving Note may, as provided in the Credit Agreement, and without demand, notice or legal process of any kind, be declared, and immediately shall become, due and payable.

Time is of the essence of this Cdn. Revolving Note.  Demand, presentment, protest and notice of nonpayment and protest are hereby waived by Cdn. Borrower.

Except as provided in the Credit Agreement, this Cdn. Revolving Note may not be assigned by Revolving Lender to any Person.

THIS CDN. REVOLVING NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THAT STATE.

LOWER LAKES TOWING LTD.

By:	/s/
Name:
Title:

1.1(a)(iii)-2

Exhibit 1.1(c)(iii)
to
CREDIT AGREEMENT

FORM OF REVOLVING NOTE (US$)

New York, New York

US$[_______________]	[___________], 2014

FOR VALUE RECEIVED, the undersigned, Lower Lakes Transportation Company, a Delaware corporation ("US Revolving Borrower"), HEREBY PROMISES TO PAY to the order of [____________________] ("Revolving Lender") at the offices of General Electric Capital Corporation, as Agent on behalf of the Secured Parties ("Agent"), at its address at 401 Merritt 7, Second Floor, Norwalk, Connecticut 06851, or at such other place as Agent may designate from time to time in writing, in lawful money of the United States of America and in immediately available funds, the amount of US$____________________________ US DOLLARS (US$____________) or, if less, the aggregate unpaid amount of all its US Revolving Credit Advances made to the undersigned under the "Credit Agreement" (as hereinafter defined).  All capitalized terms used but not otherwise defined herein have the meanings given to them in the Credit Agreement or in Annex A thereto.

This US Revolving Note is one of the Revolving Notes issued pursuant to that certain Fourth Amended and Restated Credit Agreement dated as of March 11, 2014 by and among US Revolving Borrower, Black Creek Shipping Company, Inc., Lower Lakes Towing Ltd. and Grand River Navigation Company, Inc., the other Persons named therein as Credit Parties, Agent, the other Persons signatory thereto from time to time as Lenders (including all annexes, exhibits and schedules thereto and as from time to time amended, restated, supplemented or otherwise modified, the "Credit Agreement") and is entitled to the benefit and security of the Credit Agreement, the Collateral Documents and all of the other Loan Documents referred to therein.  Reference is hereby made to the Credit Agreement for a statement of all of the terms and conditions under which the Loans evidenced hereby are made and are to be repaid.  The date and amount of each US Revolving Credit Advance made by Lender to US Revolving Borrower, the rates of interest applicable thereto and each payment made on account of the principal thereof, shall be recorded by Agent on its books; provided, that the failure of Agent to make any such recordation shall not affect the obligations of US Revolving Borrower to make a payment when due of any amount owing under the Credit Agreement or this US Revolving Note in respect of the US Revolving Credit Advances made by Lender to US Revolving Borrower.

The principal amount of the indebtedness evidenced hereby shall be payable in the amounts and on the dates specified in the Credit Agreement, the terms of which are hereby incorporated herein by reference.  Interest thereon shall be paid until such principal amount is paid in full at such interest rates and at such times, and pursuant to such calculations, as are specified in the Credit Agreement.

1.1(c)(iii)-1

If any payment on this US Revolving Note becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

Upon and after the occurrence of any Event of Default, this US Revolving Note may, as provided in the Credit Agreement, and without demand, notice or legal process of any kind, be declared, and immediately shall become, due and payable.

Time is of the essence of this US Revolving Note.  Demand, presentment, protest and notice of nonpayment and protest are hereby waived by US Revolving Borrower.

Except as provided in the Credit Agreement, this US Revolving Note may not be assigned by Revolving Lender to any Person.

THIS US REVOLVING NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THAT STATE.

LOWER LAKES TOWING LTD.

By:
Name:
Title:

1.1(c)(iii)-2

EXHIBIT 1.1(b)
to
CREDIT AGREEMENT

FORM OF TERM NOTE (CDN$)

Toronto, Ontario

Cdn. $______________	[___________], 2014

FOR VALUE RECEIVED, the undersigned, Lower Lakes Towing Ltd., a Canadian corporation ("Cdn. Borrower"), HEREBY, PROMISES TO PAY to the order of [_____________________] (a "Lender") at the offices of GENERAL ELECTRIC CAPITAL CORPORATION, as Agent on behalf of the Secured Parties ("Agent"), at its address at 401 Merritt 7, Second Floor, Norwalk, Connecticut 06851, or at such other place as Agent may designate from time to time in writing, in lawful money of Canada and in immediately available funds, the amount of [__________________________ DOLLARS (Cdn. $_____________)].  All capitalized terms used but not otherwise defined herein have the meanings given to them in the "Credit Agreement" (as hereinafter defined) or in Annex A thereto.

This Cdn. Term Note is one of the Cdn. Term Notes issued pursuant to that certain Fourth Amended and Restated Credit Agreement dated as of March 11, 2014 by and among Cdn. Borrower, Lower Lakes Transportation Company, Black Creek Shipping Company, Inc.  and Grand River Navigation Company, Inc., the other Persons named therein as Credit Parties, Agent, the other Persons signatory thereto from time to time as Lenders (including all annexes, exhibits and schedules thereto and as from time to time amended, restated, supplemented or otherwise modified, the "Credit Agreement") and is entitled to the benefit and security of the Credit Agreement, the Collateral Documents and all of the other Loan Documents referred to therein.  Reference is hereby made to the Credit Agreement for a statement of all of the terms and conditions under which the Loans evidenced hereby are made and are to be repaid.  The principal balance of the Cdn. Term Loan, the rates of interest applicable thereto and the date and amount of each payment made on account of the principal thereof, shall be recorded by Agent on its books; provided, however, that the failure of Agent to make any such recordation shall not affect the obligations of Cdn. Borrower to make a payment when due of any amount owing under the Credit Agreement or this Cdn. Term Note.

The principal amount of the indebtedness evidenced hereby shall be payable in the amounts and on the dates specified in the Credit Agreement.  Interest thereon shall be paid until such principal amount is paid in full at such interest rates and at such times, and pursuant to such calculations, as are specified in the Credit Agreement.  The terms of the Credit Agreement are hereby incorporated herein by reference.

If any payment on this Cdn. Term Note becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

1.1(b)-1

Upon and after the occurrence of any Event of Default, this Cdn. Term Note may, as provided in the Credit Agreement, and without demand, notice or legal process of any kind, be declared, and immediately shall become, due and payable.

Time is of the essence of this Cdn. Term Note.  Demand, presentment, protest and notice of nonpayment and protest is hereby waived by Cdn. Borrower.

Except as provided in the Credit Agreement, this Cdn. Term Note may not be assigned by Lender to any Person.

THIS CDN. TERM NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THAT STATE.

LOWER LAKES TOWING LTD.

By:
Name:
Title:

1.1(b)-2

EXHIBIT 1.1(d)(i)
to
CREDIT AGREEMENT

FORM OF TERM NOTE (US$)

New York, New York

US$______________	[___________], 2014

FOR VALUE RECEIVED, the undersigned, Grand River Navigation Company, Inc., a Delaware corporation and Black Creek Shipping Company, Inc., a Delaware corporation (collectively, "US Term Borrower"), HEREBY, PROMISES TO PAY to the order of [_____________________] (a "Lender") at the offices of GENERAL ELECTRIC CAPITAL CORPORATION, as Agent on behalf of the Secured Parties ("Agent"), at its address at 401 Merritt 7, Second Floor, Norwalk, Connecticut 06851, or at such other place as Agent may designate from time to time in writing, in lawful money of the United States of America and in immediately available funds, the amount of [__________________________ U.S. DOLLARS (US$_____________)].  All capitalized terms used but not otherwise defined herein have the meanings given to them in the "Credit Agreement" (as hereinafter defined) or in Annex A thereto.

This US Term Note is one of the US Term Notes issued pursuant to that certain Fourth Amended and Restated Credit Agreement dated as of March 11, 2014 by and among US Term Borrower, Lower Lakes Transportation Company and Lower Lakes Towing Ltd., the other Persons named therein as Credit Parties, Agent, the other Persons signatory thereto from time to time as Lenders (including all annexes, exhibits and schedules thereto and as from time to time amended, restated, supplemented or otherwise modified, the "Credit Agreement") and is entitled to the benefit and security of the Credit Agreement, the Collateral Documents and all of the other Loan Documents referred to therein.  Reference is hereby made to the Credit Agreement for a statement of all of the terms and conditions under which the Loans evidenced hereby are made and are to be repaid.  The principal balance of the US Term Loan, the rates of interest applicable thereto and the date and amount of each payment made on account of the principal thereof, shall be recorded by Agent on its books; provided, however, that the failure of Agent to make any such recordation shall not affect the obligations of US Term Borrower to make a payment when due of any amount owing under the Credit Agreement or this US Term Note.

The principal amount of the indebtedness evidenced hereby shall be payable in the amounts and on the dates specified in the Credit Agreement.  Interest thereon shall be paid until such principal amount is paid in full at such interest rates and at such times, and pursuant to such calculations, as are specified in the Credit Agreement.  The terms of the Credit Agreement are hereby incorporated herein by reference.

If any payment on this US Term Note becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

1.1(d)-1

Upon and after the occurrence of any Event of Default, this US Term Note may, as provided in the Credit Agreement, and without demand, notice or legal process of any kind, be declared, and immediately shall become, due and payable.

Time is of the essence of this US Term Note.  Demand, presentment, protest and notice of nonpayment and protest is hereby waived by US Term Borrower.

Except as provided in the Credit Agreement, this US Term Note may not be assigned by Lender to any Person.

THIS US TERM NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THAT PROVINCE.

GRAND RIVER NAVIGATION COMPANY, INC.

By:
Name:

BLACK CREEK SHIPPING COMPANY, INC.

Name:
Title:

1.1(d)-2

Exhibit 1.1(f)(ii)
to
CREDIT AGREEMENT

FORM OF SWING LINE NOTE (CDN$)

Toronto, Ontario

Cdn.$_________	[___________], 2014

FOR VALUE RECEIVED, the undersigned, Lower Lakes Towing Ltd., a Canadian corporation ("Cdn. Borrower"), HEREBY PROMISES TO PAY to the order of [____________________] ("Swing Line Lender") at the offices of General Electric Capital Corporation, as Agent on behalf of the Secured Parties ("Agent"), at its address at 401 Merritt 7, Second Floor, Norwalk, Connecticut 06851, or at such other place as Agent may designate from time to time in writing, in lawful money of Canada and in immediately available funds, the amount of Cdn. $____________________________ CANADIAN DOLLARS (Cdn. $____________) or, if less, the aggregate unpaid amount of all Cdn. Swing Line Advances made to the undersigned under the "Credit Agreement" (as hereinafter defined).  All capitalized terms used but not otherwise defined herein have the meanings given to them in the Credit Agreement or in Annex A thereto.

This Cdn. Swing Line Note is one of the Swing Line Notes issued pursuant to that certain Fourth Amended and Restated Credit Agreement dated as of March 11, 2014 by and among Cdn. Borrower, Lower Lakes Transportation Company, Black Creek Shipping Company, Inc.  and Grand River Navigation Company, Inc., the other Persons named therein as Credit Parties, Agent, the other Persons signatory thereto from time to time as Lenders (including all annexes, exhibits and schedules thereto and as from time to time amended, restated, supplemented or otherwise modified, the "Credit Agreement") and is entitled to the benefit and security of the Credit Agreement, the Collateral Documents and all of the other Loan Documents referred to therein.  Reference is hereby made to the Credit Agreement for a statement of all of the terms and conditions under which the Loans evidenced hereby are made and are to be repaid.  The date and amount of each Cdn. Swing Line Advance made by Swing Line Lender to Cdn. Borrower, the rates of interest applicable thereto and each payment made on account of the principal thereof, shall be recorded by Agent on its books; provided, that the failure of Agent to make any such recordation shall not affect the obligations of Cdn. Borrower to make a payment when due of any amount owing under the Credit Agreement or this Cdn. Swing Line Note in respect of the Cdn. Swing Line Advances made by Swing Line Lender to Cdn. Borrower.

The principal amount of the indebtedness evidenced hereby shall be payable in the amounts and on the dates specified in the Credit Agreement, the terms of which are hereby incorporated herein by reference.  Interest thereon shall be paid until such principal amount is paid in full at such interest rates and at such times, and pursuant to such calculations, as are specified in the Credit Agreement.

1.1(f)(ii)-1

If any payment on this Cdn. Swing Line Note becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

Upon and after the occurrence of any Event of Default, this Cdn. Swing Line Note may, as provided in the Credit Agreement, and without demand, notice or legal process of any kind, be declared, and immediately shall become, due and payable.

Time is of the essence of this Cdn. Swing Line Note.  Demand, presentment, protest and notice of nonpayment and protest are hereby waived by Cdn. Borrower.

Except as provided in the Credit Agreement, this Cdn. Swing Line Note may not be assigned by Swing Line Lender to any Person.

THIS CDN. SWING LINE NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THAT STATE.

LOWER LAKES TOWING LTD.

By:
Name:
Title:

1.1(f)(ii)-2

Exhibit 1.1(g)(ii)
to
CREDIT AGREEMENT

FORM OF SWING LINE NOTE (US$)

New York, New York

US$[_______________]	[___________], 2014

FOR VALUE RECEIVED, the undersigned, Lower Lakes Transportation Company, a Delaware corporation ("US Borrower"), HEREBY PROMISES TO PAY to the order of [____________________] ("Swing Line Lender") at the offices of General Electric Capital Corporation, as Agent on behalf of the Secured Parties ("Agent"), at its address at 401 Merritt 7, Second Floor, Norwalk, Connecticut 06851, or at such other place as Agent may designate from time to time in writing, in lawful money of the United States of America and in immediately available funds, the amount of US$____________________________ US DOLLARS (US$____________) or, if less, the aggregate unpaid amount of all its US Swing Line Advances made to the undersigned under the "Credit Agreement" (as hereinafter defined).  All capitalized terms used but not otherwise defined herein have the meanings given to them in the Credit Agreement or in Annex A thereto.

This US Swing Line Note is one of the Swing Line Notes issued pursuant to that certain Fourth Amended and Restated Credit Agreement dated as of March 11, 2014 by and among US Borrower, Lower Lakes Towing Ltd., Black Creek Shipping Company, Inc. and Grand River Navigation Company, Inc., the other Persons named therein as Credit Parties, Agent, the other Persons signatory thereto from time to time as Lenders (including all annexes, exhibits and schedules thereto and as from time to time amended, restated, supplemented or otherwise modified, the "Credit Agreement") and is entitled to the benefit and security of the Credit Agreement, the Collateral Documents and all of the other Loan Documents referred to therein.  Reference is hereby made to the Credit Agreement for a statement of all of the terms and conditions under which the Loans evidenced hereby are made and are to be repaid.  The date and amount of each US Swing Line Advance made by Swing Line Lender to US Borrower, the rates of interest applicable thereto and each payment made on account of the principal thereof, shall be recorded by Agent on its books; provided, that the failure of Agent to make any such recordation shall not affect the obligations of US Borrower to make a payment when due of any amount owing under the Credit Agreement or this US Swing Line Note in respect of the US Swing Line Advances made by Swing Line Lender to US Borrower.

The principal amount of the indebtedness evidenced hereby shall be payable in the amounts and on the dates specified in the Credit Agreement, the terms of which are hereby incorporated herein by reference.  Interest thereon shall be paid until such principal amount is paid in full at such interest rates and at such times, and pursuant to such calculations, as are specified in the Credit Agreement.

1.1(g)(ii)-1

If any payment on this US Swing Line Note becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

Upon and after the occurrence of any Event of Default, this US Swing Line Note may, as provided in the Credit Agreement, and without demand, notice or legal process of any kind, be declared, and immediately shall become, due and payable.

Time is of the essence of this US Swing Line Note.  Demand, presentment, protest and notice of nonpayment and protest are hereby waived by US Borrower.

Except as provided in the Credit Agreement, this US Swing Line Note may not be assigned by Swing Line Lender to any Person.

THIS US SWING LINE NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THAT STATE.

LOWER LAKES TRANSPORTATION COMPANY

By:
Name:
Title:

1.1(g)(ii)-2

EXHIBIT 1.5(e)(ii)
to
CREDIT AGREEMENT

FORM OF NOTICE OF CONVERSION/CONTINUATION - LIBOR

Reference is made to that certain Fourth Amended and Restated Credit Agreement dated as of March 11, 2014, by and among Lower Lakes Transportation Company ("US Revolving Borrower"), Grand River Navigation Company, Inc. and Black Creek Shipping Company, Inc. (collectively, “US Term Borrower”), Lower Lakes Towing Ltd., the other Persons named therein as Credit Parties, General Electric Capital Corporation, as Agent on behalf of the Secured Parties, the other Persons party thereto from time to time as Lenders (including all annexes, exhibits and schedules thereto and as from time to time amended, restated, supplemented or otherwise modified, the "Credit Agreement").  Capitalized terms used herein without definition are so used as defined in the Credit Agreement or in Annex A thereto.

[US Term Borrower/US Revolving Borrower] hereby gives irrevocable notice, pursuant to Section 1.5(e)(ii) of the Credit Agreement, of its request to:

(a)
on [Date]  convert US$___________ of the aggregate outstanding principal amount of the [US Revolving Loans/US Term Loans] made by way of a US Base Rate Loan into a LIBOR Loan having a LIBOR Period of [one] [two] [three] month(s)  and ending on [Date];

(b)
on [Date] convert US$___________ of the aggregate outstanding principal amount of the [US Revolving Loans/US Term Loans] made by way of LIBOR Loan having a LIBOR Period ending on [Date], into a US Base Rate Loan; and

(c)
on [Date] continue US$___________ of the aggregate outstanding principal amount of the [US Revolving Loans/US Term Loans] made by way of LIBOR Loan having a LIBOR Period ending on [Date], as a LIBOR Loan having a LIBOR Period of [one] [two] [three] months and ending on [Date].

[US Term Borrower/US Revolving Borrower] hereby represents and warrants as of the date of the conversion or continuation requested herein all of the conditions contained in Section 2.2 of the Credit Agreement have been satisfied or waived by the Lenders on and as of the date hereof, and will continue to be satisfied on and as of the date of the conversion/continuation requested hereby, before and after giving effect thereto; and reaffirms the continuance of Agent's Liens, on behalf of the Secured Parties, pursuant to the Collateral Documents.

1.5(e)(ii)-1

IN WITNESS WHEREOF, [US Term Borrower/US Revolving Borrower] has caused this Notice of Conversion/Continuation - LIBOR be executed and delivered by its duly authorized officer as of the date first set forth above.

LOWER LAKES TRANSPORTATION COMPANY / GRAND RIVER NAVIGATION COMPANY, INC./BLACK CREEK SHIPPING COMPANY, INC.]

By:
Name:
Title:

By:
Name:
Title:

1.5(e)(ii)-2

EXHIBIT 1.5(e)(iii)
to
CREDIT AGREEMENT

FORM OF NOTICE OF CONVERSION/ CONTINUATION - BA RATE

Reference is made to that certain Fourth Amended and Restated Credit Agreement dated as of March 11, 2014, by and among Lower Lakes Transportation Company, Black Creek Shipping Company, Inc., Lower Lakes Towing Ltd. ("Cdn Borrower") and Grand River Navigation Company, Inc., the other Persons named therein as Credit Parties, General Electric Capital Corporation, as Agent on behalf of the Secured Parties, the other Persons party thereto from time to time as Lenders (including all annexes, exhibits and schedules thereto and as from time to time amended, restated, supplemented or otherwise modified, the "Credit Agreement").  Capitalized terms used herein without definition are so used as defined in the Credit Agreement or in Annex A thereto.

Cdn Borrower hereby gives irrevocable notice, pursuant to Section 1.5(e)(iii) of the Credit Agreement, of its request to:

(a)
on [Date]  convert Cdn$___________ of the aggregate outstanding principal amount of the [Cdn Revolving Loans/Cdn Term Loans] made by way of a Canadian Prime Rate Loan into a BA Rate Loan having a BA Period of [one] [two] [three] month(s)  and ending on [Date];

(b)
on [Date] convert Cdn$___________ of the aggregate outstanding principal amount of the [Cdn Revolving Loans/Cdn Term Loans] made by way of a BA Rate Loan having a BA Period ending on [Date], into a Canadian Prime Rate Loan; and

(c)
on [Date] continue Cdn$___________ of the aggregate outstanding principal amount of the [Cdn Revolving Loans/Cdn Term Loans] made by way of a BA Rate Loan having a BA Period ending on [Date], as a BA Rate Loan having a BA Period of [one] [two] [three] months and ending on [Date].

Cdn Borrower hereby represents and warrants as of the date of the conversion or continuation requested herein all of the conditions contained in Section 2.2 of the Credit Agreement have been satisfied or waived by the Lenders on and as of the date hereof, and will continue to be satisfied on and as of the date of the conversion/continuation requested hereby, before and after giving effect thereto; and reaffirms the continuance of Agent's Liens, on behalf of the Secured Parties, pursuant to the Collateral Documents.

1.5(e)(iii)-1

IN WITNESS WHEREOF, Cdn Borrower has caused this Notice of Conversion - BA Rate be executed and delivered by its duly authorized officer as of the date first set forth above.

LOWER LAKES TOWING LTD.

By:
Name:
Title:

By:
Name:
Title:

1.5(e)(iii)-2

Exhibit 4.1(b)
General Electric Capital Corporation
Form of Borrowing Base Certificate
COMPANY NAME: [Lower Lakes Towing Ltd./Lower Lakes Transportation Company]CERTIFICATE: 1	CERTIFICATE NUMBER:
DATE:	PREVIOUSLY FAXED: YES NO (circle one)

1. ACCOUNTS RECEIVABLE AS OF: ________________________________________		$-

2. Ineligible Accounts

Accounts > 60 days past due date, not to exceed 90 days	$-

Credit aged > 60 days past due date	$-

50% cross aging exclusion	$-

20% concentration exclusion (30% in the case of Essar Steel Algoma)	$-

Contra accounts	$-

Intercompany accounts	$-

Affiliated accounts	$-

COD accounts	$-

Government accounts

Foreign accounts	$-

Bill-and-hold invoices	$-

Finance/service charge invoices	$-

Other: _____________________	$-

3. Total Ineligibles		$-

4. Eligible Accounts Receivable (Line 1 minus Line 3)		$-

5. ELIGIBLE ACCOUNTS RECEIVABLE AVAILABILITY AT: 85% of Line 4		$-

6. TOTAL REVOLVER AVAILABILITY (Line 5 or Capped at):$5,500,000		$-

7. Total Reserves (Per Attached Schedule 1)		$-

8. NET REVOLVER AVAILABILITY (Line 6-Line 7)		$-

9. Revolving Credit Loan Balance		$-

10. Letter of Credit Obligations		$-

11. NET BORROWING AVAILABILITY (Line 8 - Line 9 + 10))		$-

Term Loan/Maritime Lien/Overadvance Exposure:

OLV of Vessels	$-

@ 85%	75%

Maximum Exposure Allowed	$-	(Per Section 2.1(d) of Credit Agreement)

Outstanding Term Loan	$-

Plus: Preferred Maritime Liens - Accounts Payable	-

Plus: Preferred Maritime Liens - Accrued Payroll	-

Plus: Seasonal Facilities (March – June only)	-

Total Term/Maritime Lien/Overadvance Exposure	$-

The undersigned hereby certifies that (a) all of the foregoing information regarding the Eligible Accounts is true and correct on the date hereof and all such Accounts listed as Eligible Accounts are Eligible Accounts within the meaning given such term in the Fourth Amended and Restated Credit Agreement dated as of March 11, 2014 by and among Lower Lakes Towing Ltd., Lower Lakes Transportation Company, Black Creek Shipping Company, Inc. and Grand River Navigation Company, Inc., as Borrowers, General Electric Capital Corporation, as Agent, the Persons signatory thereto from time to time as Lenders, and the other parties thereto, if any (as from time to time amended, supplemented, restated to otherwise modified, the "Credit Agreement"), and (b) all of the foregoing information regarding the Term Loans, Maritime Lien and Overadvance Exposure is true and correct on the date hereof.

By: _________________________________	Title: ____________________________________
Duly Authorized Signatory

4.1(b)-1

Exhibit 4.1(b)
General Electric Capital Corporation
Accounts Receivable Reconciliation

The undersigned hereby certifies that all of the information shown above is true and correct on the date hereof.

By: _________________________________	Title: ____________________________________
Duly Authorized Signatory

4.1(b)-2

Exhibit 4.1(b)
General Electric Capital Corporation
Accounts Payable Rollforward and Reconciliation

COMPANY NAME: [Lower Lakes Towing Ltd./Lower Lakes Transportation Company]CERTIFICATE: 1	PREVIOUSLY FAXED: YES NO (Circle One)
DATE:

For the Month Ending: _______________________

1. Beginning of the month Accounts Payable balance	$-

2. Purchases	$-

3. Disbursements	$-

4. Other adjustments	$-

5. Rollforward of Accounts Payable (Line 1 + Line 2 - Line 3 +/- Line 4)	$-

6. ___________________________________________________________	$-

7. Variance between Line 5 and Line 6 (Explain):	$-
_________________________________________ _________________________________________

8. End of period accounts payable balance per general ledger	$-

9. Variance between Line 6 and Line 8 (Explain):	$-
_________________________________________ _________________________________________

10. End of period accounts payable balance per financial statements	$-

11. Variance between Line 6 and Line 8 (Explain):	$-
_________________________________________ _________________________________________

12. Book overdraft	$-

13. Held Checks at the end of the month	$-

14. Adjusted end of month accounts payable balance	$-

The undersigned hereby certifies that all of the information shown above is true and correct on the date hereof.

By: _________________________________	Title: ____________________________________
Duly Authorized Signatory

4.1(b)-3

Exhibit 6.14 – Form of Subordination Provisions

The Company, for itself and its successors, covenants and agrees, and each holder of the Subordinated Indebtedness (as hereinafter defined), by such holder's acceptance thereof, likewise covenants and agrees, that the payment of the Subordinated Indebtedness is hereby expressly subordinated, to the extent and in the manner immediately hereinafter set forth, in right of payment to the prior payment in full in cash of all Senior Indebtedness (as hereinafter defined).  For all purposes hereof, a payment or distribution on account of the Subordinated Indebtedness may consist of cash, property or securities, by set-off or otherwise, and a payment or distribution on account of the Subordinated Indebtedness shall include, without limitation, any redemption, purchase or other acquisition of the Subordinated Indebtedness.  The subordination provisions herein set forth are made for the benefit of the holders of the Senior Indebtedness, and such holders may proceed to enforce such provisions.

"Subordinated Indebtedness" means all principal, interest, fees, indemnities and other amounts owing by the Company pursuant to or in connection with this Note.

"Senior Indebtedness" shall mean all indebtedness, obligations and liabilities of any and every kind and nature now existing or hereafter arising, contingent or otherwise, of the Company under, in connection with, or evidenced by, that certain Fourth Amended and Restated Credit Agreement dated as of March 11, 2014, among Lower Lakes Towing Ltd., Lower Lakes Transportation Company, Grand River Navigation Company, Inc. and Black Creek Shipping Company, Inc., as borrowers, the Company and the other Credit Parties signatory hereto, the lenders party thereto, General Electric Capital Corporation, as agent (the "Agent"), and PNC Bank, National Association, as Co-Syndication Agent (as from time to time amended, modified, restated, refunded or replaced, the "Senior Credit Agreement"), including, without limitation, all principal, premium (if any), interest (including Post-Petition Interest, as hereafter defined), fees, costs, expenses and liabilities provided for therein, and including any obligations arising under Secured Rate Contracts (as defined in the Senior Credit Agreement), and any renewals, extensions, modifications and refundings of such indebtedness.  "Post-Petition Interest" shall mean interest accruing in respect of Senior Indebtedness after the commencement of any bankruptcy, insolvency, receivership or similar proceedings by or against the Company, at the rate applicable to such Senior Indebtedness pursuant to the Senior Credit Agreement, whether or not such interest is allowed as a claim enforceable against the Company in a bankruptcy case under Title 11 of the United States Code, and any other interest that would have accrued but for the commencement of such proceedings.

(a)           Distribution on Dissolution, Liquidation and Reorganization.  Upon any distribution of assets of the Company, upon any foreclosure, dissolution, winding up or liquidation of the Company, whether voluntary or involuntary, or upon any reorganization, readjustment, arrangement or similar proceeding relating to the Company, or any of its property, and whether in bankruptcy, insolvency or receivership proceedings or otherwise, or upon an assignment for the benefit of creditors or any other marshalling of the assets and liabilities of the Company or otherwise or upon any exercise by the holders of the Senior Indebtedness (the "Senior Creditors") of any of their rights and remedies under any document evidencing Senior Indebtedness,

6.14-1

(i)           the holders of all Senior Indebtedness shall be entitled to receive payment in full in cash of the Senior Indebtedness before the holder or holders of the Subordinated Indebtedness are entitled to receive any payment with respect to the Subordinated Indebtedness; and

(ii)           any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities or by set-off or otherwise, to which the holder or holders of the Subordinated Indebtedness would be entitled except for the provisions hereof (except for any distribution of securities which are subordinated, to at least the same extent as the Subordinated Indebtedness, to the payment of all Senior Indebtedness or securities issued in exchange for Senior Indebtedness then outstanding ("Exchange Securities")) shall be paid by the liquidating trustee or agent or other person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or otherwise, directly to the Agent to the extent necessary to make payment in full in cash of all Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness, and, if any holder of Subordinated Indebtedness does not file a proper claim or proof of debt therefor prior to thirty (30) days before the expiration of the time to file such claim, then the Senior Creditors are hereby authorized and empowered to demand, sue for, collect and receive every such payment or distribution described herein.

(b)           Default Under Senior Indebtedness.  Unless the foregoing paragraph (a) shall be applicable, upon the occurrence and continuance of any event of default with respect to the Senior Indebtedness or of any event which constitutes, or after notice or lapse of time or both would constitute such an event of default, or if the making of any payment on account of the Subordinated Indebtedness would create such an event of default (an "Event of Default"), then (i) no payment or distribution of any assets of the Company of any kind or character, whether in cash, property or securities or by set-off or otherwise, shall be made by or on behalf of the Company on account of the Subordinated Indebtedness and (ii) no holder of Subordinated Indebtedness will take action to accelerate the Subordinated Indebtedness or commence, cause the commencement of, participate in or support any action or proceeding (whether at law or in equity) against the Company or any subsidiary to recover all or any part of the Subordinated Indebtedness or any action to commence or prosecute any bankruptcy or similar proceedings in respect of the Company or any subsidiary (unless the Agent shall have agreed in writing in advance to, and shall have joined in, such proceeding), until the date such Event of Default shall have been cured or waived in writing or shall have ceased to exist and any acceleration of such Senior Indebtedness shall have been rescinded or annulled or such Senior Indebtedness shall have been paid in full in cash, after which (subject to the other provisions of this paragraph (b)) the Company shall resume making any and all required payments in respect of the Subordinated Indebtedness, including all accrued and unpaid payments.

(c)           Payment Remittance.  In the event that, notwithstanding the foregoing, any payment or distribution of assets of the Company, or any payment by or on behalf of the Company, of any kind or character, whether in cash, property or securities or by set-off or otherwise, prohibited by any of the foregoing paragraphs (a) or (b) shall be paid to or received by any holder of Subordinated Indebtedness, then and in such event such payment or distribution shall be held in trust for the benefit of the Senior Creditors and paid over and delivered forthwith to the Agent, for application to the payment of all Senior Indebtedness remaining unpaid until all such Senior Indebtedness shall have been paid in full in cash.

6.14-2

(d)           Subrogation.  If any amount payable in respect of the Subordinated Indebtedness is paid over to the Senior Creditors, then subject to the payment in full in cash of all Senior Indebtedness, the holder or holders of the Subordinated Indebtedness shall be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of cash, property or securities of the Company applicable to Senior Indebtedness until the principal of and interest on the Subordinated Indebtedness shall be paid in full and, for the purposes of such subrogation, no such payments or distributions to the Senior Creditors of cash, property or securities otherwise distributable to the holder or holders of the Subordinated Indebtedness shall, as between the Company, its creditors other than the holders of Senior Indebtedness, and the holder or holders of the Subordinated Indebtedness, be deemed to be a payment by the Company to or on account of Senior Indebtedness.

(e)           Delivery of Instruments; Notice from the Company.  If any holder of Subordinated Indebtedness does not file a proper claim or proof of debt in the form required in any proceeding referred to above prior to thirty (30) days before the expiration of the time to file such claim in such proceeding, then the holder of any such Senior Indebtedness shall be hereby irrevocably appointed the agent and attorney-in-fact (in its own name or in the name of any holder of any Subordinated Indebtedness or otherwise), but shall have no obligation, to execute, verify, deliver and file any such proofs of claim, consents, assignments or other instruments for or on behalf of such holder.

Each holder of the Subordinated Indebtedness agrees that, while it shall retain the right to vote its claim and otherwise act in any bankruptcy, insolvency or similar proceedings related to the Company (including, without limitation, the right to vote to accept or reject any plan of partial or complete liquidation, reorganization, arrangement, composition or extension), such holder will not take any acts or vote in any way so as to contest the enforceability of the subordination provisions set forth herein.

(f)           Payments Permitted.  Nothing contained herein shall affect the obligation of the Company to make, or prevent the Company from making, at any time except as provided in paragraph (a) or (b) above, payments of interest on the Subordinated Indebtedness.

(g)           Notice of Certain Events.  The Company shall give prompt written notice to the holders of the Subordinated Indebtedness and the Senior Creditors of any dissolution, winding up, liquidation, reorganization, readjustment, arrangement or similar proceeding, assignment for the benefit of creditors, or any marshalling of assets and liabilities, in respect of the Company, and shall also give prompt written notice to each such person of any event or condition which, pursuant to the subordination provisions set forth herein, prevents payment by the Company on account of the Subordinated Indebtedness.

(h)           Reliance re Identification of Persons.  Upon any distribution of assets of the Company or payments by or on behalf of the Company referred to herein, the holders of the Subordinated Indebtedness shall be entitled to rely upon any order or decree of a court of competent jurisdiction in which any proceedings of the nature referred to in paragraph (a) hereof are pending and upon a certificate of the debtor in possession, bankruptcy trustee, liquidating trustee or agent or other Person making any distribution to the holders of the Subordinated Indebtedness for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, and all other facts pertinent thereto.

6.14-3

(i)           Reliance on Subordination.  Each holder of the Subordinated Indebtedness by its acceptance hereof acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration to each Senior Creditor to acquire and continue to hold the Senior Indebtedness and such holder of the Senior Indebtedness shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold such Senior Indebtedness and shall be deemed a third party beneficiary of such provisions.

(j)           Waiver and Consent.  Each holder of the Subordinated Indebtedness waives any and all notice of the acceptance of these provisions or of the creation, renewal, extension or accrual, now or at any time in the future, of any Senior Indebtedness or of the reliance of the holders of the Senior Indebtedness on these provisions.  Each holder of the Subordinated Indebtedness acknowledges and agrees that (i) the subordination  provisions set forth herein shall be specifically enforceable against such Persons by the holders of the Senior Indebtedness, and (ii) without notice to or further assent by it, the Senior Indebtedness may from time to time, in whole or in part, be renewed, extended, increased, refunded or released by the holders thereof, as they may deem advisable, that the loan agreements and any other instruments or documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, that any collateral security for any such Senior Indebtedness may from time to time, in whole or in part, be exchanged, sold, or surrendered by the holders thereof, as they may deem advisable, and that such holders may take any other action they may deem necessary or appropriate in connection with the Senior Indebtedness, all without in any manner or to any extent impairing or affecting the obligations of the Company to the holders of the Subordinated Indebtedness.

(k)           Subordination Unaffected by Certain Events.  The rights set forth herein of the holders of the Senior Indebtedness as against each holder of the Subordinated Indebtedness shall remain in full force and effect without regard to, and shall not be impaired or affected by:

(i)           any act or failure to act on the part of the Company; or

(ii)           any extension or indulgence in respect of any payment or prepayment of the Senior Indebtedness or any part thereof or in respect of any other amount payable to any holder of the Senior Indebtedness; or

(iii)           any amendment, modification or waiver of, or addition or supplement to, or deletion for, or compromise, release, consent or other action in respect of, any of the terms of any Senior Indebtedness or any other agreement which may be made relating to any Senior Indebtedness; or

(iv)           any exercise or nonexercise by any holder of Senior Indebtedness of any right, power, privilege or remedy under or in respect of such Senior Indebtedness or the Subordinated Indebtedness or any waiver of any such right, power, privilege or remedy or any default in respect of such Senior Indebtedness or the Subordinated Indebtedness, or any receipt by any holder of Senior Indebtedness of any security, or any failure by such holder to perfect a security interest in, or any release by such holder of, any security for the payment of such Senior Indebtedness; or

6.14-4

(v)           any merger or consolidation of the Company or any of its subsidiaries into or with any of its subsidiaries or into or with any other Person, or any sale, lease or transfer of any or all of the assets of the Company or any of its subsidiaries to any other Person; or

(vi)           the absence of any notice to, or knowledge by, any holder of the Subordinated Indebtedness of the existence or occurrence of any of the matters or events set forth in the foregoing clauses (i) through (v).

(l)           Reinstatement of Subordination.  The obligations of each holder of the Subordinated Indebtedness under the subordination provisions set forth herein shall continue to be effective, or be reinstated, as the case may be, as to any payment in respect of any Senior Indebtedness that is rescinded or must otherwise be returned by the holder of such Senior Indebtedness upon the occurrence or as a result of any proceeding, all as though such payment had not been made.

(m)           Annulment of Acceleration.  Any Event of Default under Section _____ [payment default] above arising out of the Company's observance of its obligations hereunder shall be deemed waived, and any acceleration of the Subordinated Indebtedness predicated solely on such Event of Default shall be automatically rescinded, if, within three (3) Business Days after the restriction on payment of Subordinated Indebtedness has expired or been terminated, the Company has made payment in full of all past due amounts (excluding amounts due solely as a result of acceleration) and no other Event of Default is then continuing.

It is understood that the provisions set forth herein are and are intended solely for the purpose of defining the relative rights of the holder or holders of the Subordinated Indebtedness, on the one hand, and the holders of Senior Indebtedness, on the other hand.  Nothing contained herein is intended to or shall impair, as between the Company, its creditors other than the holders of Senior Indebtedness, and the holder or holders of the Subordinated Indebtedness, the obligation of the Company, which is unconditional and absolute, to pay to the holder or holders of the Subordinated Indebtedness the principal of and interest on the Subordinated Indebtedness as and when the same shall become due and payable in accordance with its terms, or to affect the relative rights of the holder or holders of the Subordinated Indebtedness and creditors of the Company other than the holders of Senior Indebtedness.

6.14-5

Exhibit 9.1(a) – Form of Assignment Agreement

ASSIGNMENT AGREEMENT

This Assignment Agreement (this "Agreement") is made as of ____________, 20__ between __________________________________ ("Assignor Lender") and ________________________ ("Assignee Lender") and acknowledged and consented to by GENERAL ELECTRIC CAPITAL CORPORATION, as agent ("Agent").  All capitalized terms used in this Agreement and not otherwise defined herein have the respective meanings set forth in Annex A to the Credit Agreement as hereinafter defined.

[DRAFTING NOTE:  THE TERMS OF THIS AGREEMENT MAY VARY SUBSTANTIALLY FOR ASSIGNMENTS OF 100% OF A LENDER'S COMMITMENT AS OPPOSED TO PARTIAL ASSIGNMENT.]

RECITALS

WHEREAS Lower Lakes Towing Ltd. ("Lower Lakes"), Grand River Navigation Company, Inc. ("Grand River"), Black Creek Shipping Company, Inc. (“Black Creek”) and Lower Lakes Transportation Company ("LLTC"), as borrowers ("Borrowers"), the other Credit Parties thereunder from time to time, the other Persons signatory thereto as Lenders from time to time, and the Agent entered into a Fourth Amended and Restated Credit Agreement dated as of March 11, 2014 (as amended, restated, supplemented and otherwise modified from time to time, the "Credit Agreement") pursuant to which Assignor Lender has agreed to make certain Loans to, and incur Letter of Credit Obligation for the account of, Borrowers.

WHEREAS Assignor Lender desires to assign to Assignee Lender [all/a portion] of its interest in the Loans and the Collateral and to delegate to Assignee Lender [all/a portion] of its Commitments and other duties with respect to the Loans and the Collateral.

WHEREAS Assignee Lender desires to become a Lender under the Credit Agreement and to accept such assignment and delegation from Assignor Lender.

WHEREAS Assignee Lender desires to appoint Agent to serve as Agent for Assignee Lender under the Credit Agreement.

FOR VALUE RECEIVED, Assignor Lender and Assignee Lender agree as follows:

SECTION 1  ASSIGNMENT, DELEGATION AND ACCEPTANCE

1.1	Assignment

Assignor Lender hereby transfers and assigns to Assignee Lender, without recourse and without representations or warranties of any kind (except as set forth in [Section 3.2]), [all/such percentage] of Assignor Lender's right, title, and interest in the [Cdn. Revolving Loan], [US Revolving Loan], [Cdn. Term Loan], [US Term Loan], [Loans], the Loan Documents and the Collateral as will result in Assignee Lender having, as of the Effective Date (as hereinafter defined), a Pro Rata Share thereof, as follows:

9.1(a)-1

Assignee Lender's Loans	Principal Amount	Pro Rata Share
Cdn. Revolving Loan	Cdn.$____________	____%
US Revolving Loan	US$____________	____%
Cdn. Term Loan	Cdn.$____________	____%
US Term Loan	US$____________	____%

1.2	Delegation

Assignor Lender hereby irrevocably assigns and delegates to Assignee Lender [all/a portion] of its Commitments and its other duties and obligations as a Lender under the Loan Documents equivalent to [100%/___%] of Assignor Lender's Cdn. Revolving Loan Commitment (such percentage representing a Cdn. Revolving Loan Commitment of Cdn.$ ______), [100%/___%] of Assignor Lender's US Revolving Loan Commitment (such percentage represented by a US Revolving Loan Commitment of US$___), [100%/___%] of Assignor Lender's Cdn. Term Loan Commitment  (such percentage representing a commitment of Cdn.$____________), [100%/_____%] of Assignor Lender's US Term Loan Commitment (such percentage representing a commitment of US$___________).

1.3	Acceptance by Assignee

By its execution of this Agreement, Assignee Lender hereby irrevocably purchases, assumes and accepts such assignment and delegation and agrees to be a Lender with respect to the delegated interest under the Loan Documents and to be bound by the terms and conditions thereof.  By its execution of this Agreement, Assignor Lender agrees, to the extent provided herein, to relinquish its rights and be released from its obligations and duties under the Credit Agreement.

1.4	Effective Date

Such assignment and delegation by Assignor Lender and acceptance by Assignee Lender will be effective, and Assignee Lender will become a Lender under the Loan Documents, as of [the date of this Agreement] ("Effective Date") and upon payment of the Assigned Amount and the Assignment Fee (as each term is defined below).  Interest and Fees accrued prior to the Effective Date are for the account of Assignor Lender, and interest and Fees accrued from and after the Effective Date are for the account of Assignee Lender.

9.1(a)-2

SECTION 2  INITIAL PAYMENT

2.1	Payment of the Assigned Amount

Assignee Lender will pay to Assignor Lender, for value not later than 12:00 noon on the Effective Date, an amount equal to its Pro Rata Share of the then outstanding principal amount of the Loans, as set forth above in Section 1.1 together with accrued interest, fees and other amounts as set forth on Schedule 2.1 (the "Assigned Amount").

2.2	Payment of Assignment Fee

Assignor Lender and/or Assignee Lender will pay to Agent, for its own account, for value not later than 12:00 noon (New York time) on the Effective Date, the assignment fee in the amount of US$3,500 (the "Assignment Fee"), as required pursuant to Section 9.1(a) of the Credit Agreement.

2.3	Execution and Delivery of Notes.

Following payment of the Assigned Amount and the Assignment Fee, Assignor Lender will deliver to Agent the Notes previously delivered to Assignor Lender for redelivery to the applicable Borrower and Agent will obtain from the applicable Borrower for delivery to [Assignor Lender and] Assignee Lender, new executed Notes (replacing the Notes delivered to the applicable Borrower which shall be cancelled) evidencing Assignee Lender's [and Assignor Lender's respective] Pro Rata Share[s] in the Loans after giving effect to the assignment described in Section 1.  Each new Note will be issued in the aggregate maximum principal amount of the [applicable] Commitment [of the Lender to whom such Note is issued] OR [the Assignee Lender].

SECTION 3  REPRESENTATIONS, WARRANTIES AND COVENANTS

3.1	Assignee Lender's Representations, Warranties and Covenants

Assignee Lender hereby represents, warrants, and covenants to Assignor Lender and Agent the following:

(1)	this Agreement is a legal, valid, and binding agreement of Assignee Lender, enforceable against Assignee Lender according to its terms;

(2)
the execution and performance by Assignee Lender of its duties and obligations under this Agreement and the Loan Documents will not require any registration with, notice to, or consent or approval by any Governmental Authority;

(3)	Assignee Lender is familiar with transactions of the kind and scope reflected in the Loan Documents and in this Agreement;

(4)
Assignee Lender has made its own independent investigation and appraisal of the financial condition and affairs of each Credit Party, has conducted its own evaluation of the Loans and the Letter of Credit Obligations, the Loan Documents and each Credit Party's creditworthiness, has made its decision to become a Lender to the Borrowers under the Credit Agreement independently and without reliance upon Assignor Lender or Agent, and will continue to do so;

9.1(a)-3

(5)
Assignee Lender is entering into this Agreement in the ordinary course of its business, and is acquiring its interest in the Loans and the Commitments for its own account and not with a view to or for sale in connection with any subsequent distribution; provided, however, that at all times the distribution of Assignee Lender's property shall, subject to the terms of the Credit Agreement, be and remain within its control; and

(6)
As of the Effective Date, Assignee Lender, (i) is [not] subject to capital adequacy or similar requirements under Section 1.16(b) of the Credit Agreement, (ii) is [not] a non-resident for purposes of Part XIII of the ITA or is [not] a non-resident of the United States for purposes of the Revenue Code (iii) does [not] require the payment of any amount on account of increased costs under Section 1.16(b) of the Credit Agreement, [(iv) is not unable to fund LIBOR Loans under Section 1.15 of the Credit Agreement] and Assignee Lender will indemnify Agent from and against all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, or expenses that result from any inaccuracy in the foregoing; and [NOTE: THE REPS IN CLAUSE (ii) SHOULD BE DELETED IN THE EVENT THIS FORM IS USED TO EFFECT AN ACTUAL ASSIGNMENT AT A TIME WHEN AN EVENT OF DEFAULT IS CONTINUING UNDER THE CREDIT AGREEMENT.]

3.2	Assignor Lender's Representations, Warranties and Covenants

Assignor Lender hereby represents, warrants and covenants to Assignee Lender the following:

(1)	Assignor Lender is the legal and beneficial owner of the Assigned Amount;

(2)	this Agreement is a legal, valid and binding agreement of Assignor Lender, enforceable against Assignor Lender according to its terms;

(3)
the execution and performance by Assignor Lender of its duties and obligations under this Agreement and the Loan Documents will not require any registration with, notice to or consent or approval by any Governmental Authority;

(4)
Assignor Lender has full power and authority, and has taken all action necessary, to execute and deliver this Agreement and to fulfill the obligations hereunder and to consummate the transactions contemplated hereby;

(5)
Assignor Lender is the legal and beneficial owner of the interests being assigned hereby, free and clear of any adverse claim, lien, encumbrance, security interest, restriction on transfer, purchase option, call or similar right of a third party; and

(6)	this Assignment by Assignor Lender to Assignee Lender complies, in all material respects, with the terms of the Loan Documents.

9.1(a)-4

SECTION 4  LIMITATIONS OF LIABILITY

Neither Assignor Lender (except as provided in Section 3.2) nor Agent makes any representations or warranties of any kind, nor assumes any responsibility or liability whatsoever, with regard to (a) the Loan Documents or any other document or instrument furnished pursuant thereto or the Loans or the Commitments or other Obligations, (b) the creation, validity, genuineness, enforceability, sufficiency, value or collectibility of any of them, (c) the amount, value or existence of the Collateral,  (d) the perfection or priority of any Lien upon the Collateral, or (e) the financial condition of any Credit Party or other obligor or the performance or observance by any Credit Party of its obligations under any of the Loan Documents.  Neither Assignor Lender nor Agent has or will have any duty, either initially or on a continuing basis, to make any investigation, evaluation, appraisal of, or any responsibility or liability with respect to the accuracy or completeness of, any information provided to Assignee Lender which has been provided to Assignor Lender or Agent by any Credit Party.  Nothing in this Agreement or in the Loan Documents shall impose upon the Assignor Lender or Agent any fiduciary relationship in respect of the Assignee Lender.

SECTION 5  FAILURE TO ENFORCE

No failure or delay on the part of Agent or Assignor Lender in the exercise of any power, right, or privilege hereunder or under any Loan Document will impair such power, right, or privilege or be construed to be a waiver of any default or acquiescence therein.  No single or partial exercise of any such power, right, or privilege will preclude further exercise thereof or of any other right, power, or privilege.  All rights and remedies existing under this Agreement are cumulative with, and not exclusive of, any rights or remedies otherwise available.

SECTION 6  NOTICES

Unless otherwise specifically provided herein, any notice or other communication required or permitted to be given will be in writing and addressed to the respective party as set forth below its signature hereunder, or to such other address as the party may designate in writing to the other.

SECTION 7  AMENDMENTS AND WAIVERS

No amendment, modification, termination, or waiver of any provision of this Agreement will be effective without the written concurrence of Assignor Lender, Agent and Assignee Lender.

SECTION 8  SEVERABILITY

Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law.  In the event any provision of this Agreement is or is held to be invalid, illegal, or unenforceable under applicable law, such provision will be ineffective only to the extent of such invalidity, illegality, or unenforceability, without invalidating the remainder of such provision or the remaining provisions of this Agreement.  In addition, in the event any provision of or obligation under this Agreement is or is held to be invalid, illegal, or unenforceable in any jurisdiction, the validity, legality, and enforceability of the remaining provisions or obligations in any other jurisdictions will not in any way be affected or impaired thereby.

9.1(a)-5

SECTION 9  SECTION TITLES

Section and Subsection titles in this Agreement are included for convenience of reference only, do not constitute a part of this Agreement for any other purpose, and have no substantive effect.

SECTION 10  SUCCESSORS AND ASSIGNS

This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

SECTION 11  APPLICABLE LAW

This Agreement will be construed in accordance with and governed by the laws of the State of New York applicable to contracts made and performed in that State.

SECTION 12  COUNTERPARTS

This Agreement and any amendments, waivers, consents, or supplements may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which, when so executed and delivered, will be deemed an original and all of which shall together constitute one and the same instrument.

IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first written above.

ASSIGNEE LENDER:		ASSIGNOR LENDER:

By:		By:
	Name:		Name:
	Title:		Title:

Notice Address:	Notice Address:

ACKNOWLEDGED AND CONSENTED TO:

GENERAL ELECTRIC CAPITAL CORPORATION, as Agent

By:
Name:
Duly Authorized Signatory

9.1(a)-6